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INDEX TO FINANCIAL STATEMENTS OF SIBANYE STILLWATER LIMITED
INDEX TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

As filed with the Securities and Exchange Commission on October 4, 2019

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM F-4
REGISTRATION STATEMENT
Under the Securities Act of 1933

Sibanye Stillwater Limited
(Exact name of registrant as specified in its charter)

Not Applicable
(Translation of registrant's name into English)

Republic of South Africa (State or other jurisdiction of incorporation or organization)	1040 (Primary Standard Industrial Classification Code Number)	Not Applicable (I.R.S. Employer Identification Number)

Constantia Office Park
Bridgeview House, Building 11, Ground Floor
Cnr 14th Avenue and Hendrik Potgieter Road
Weltevreden Park, 1709
South Africa
Tel: 011-27-11-278-9600
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Puglisi & Associates
850 Library Avenue
Suite 204
Newark, DE 19711
Tel: (302) 738-6680
(Name, address, including zip code, and telephone number, including area code, of agent of service)

With copies to:
Thomas B. Shropshire, Jr.
Linklaters LLP
One Silk Street
London EC2Y 8HQ
United Kingdom
Tel: 011-44-20-7456-3223
Fax: 011-44-20-7456-2222

Approximate date of commencement of proposed sale of the securities to the public:
As soon as practicable after this registration statement is declared effective.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)    ☐

Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer)    ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company    ☐

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act.    ☐

†
The term "new or revised financial accounting standard" refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per unit	Proposed maximum aggregate offering price	Amount of registration fee

Ordinary shares of no par value each in the capital of Sibanye Stillwater Limited(1)	1,043,639,615(2)	N/A	U.S.$1,657,620,942(3)	U.S.$215,159(4)

  Notes:

(1)
A separate registration statement on Form F-6 will be filed with the SEC to register the Sibanye-Stillwater ADSs to be issued in connection with the Scheme described in the enclosed prospectus.

(2)
Represents the maximum number of Sibanye-Stillwater Shares (including the Sibanye-Stillwater Shares represented by the Sibanye-Stillwater ADSs) expected to be allotted in connection with the Scheme described herein pursuant to this registration statement and a portion of the Sibanye-Stillwater Shares that are to be allotted outside the United States.

(3)
In accordance with Rule 457(c) and Rule 457(f)(1) under the Securities Act of 1933, the proposed maximum offering price per share has been calculated based upon the average of the high and low price of the SGL Shares on the JSE equal to R22.14 on October 1, 2019. The conversion of Rand into U.S. dollars is based on an exchange rate of R15.33=U.S.$1, as reported by Bloomberg on October 1, 2019.

(4)
Determined in accordance with Section 6(b) of the Securities Act at a rate equal to U.S.$129.80 per U.S.$1,000,000 of the proposed maximum aggregate offering price.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the United States Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

         The information contained in this prospectus is subject to completion or amendment. A registration statement relating to the securities described in this prospectus has been filed with the U.S. Securities and Exchange Commission. These securities may not be sold nor may offers to buy these securities be accepted prior to the time the registration statement becomes effective. This prospectus is not an offer to sell or the solicitation of any offer to buy these securities, nor shall there be any sale of these securities, in any jurisdiction, in which such offer, solicitation or sale is not permitted or would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

         PRELIMINARY—SUBJECT TO COMPLETION—DATED OCTOBER 4, 2019

PRELIMINARY PROSPECTUS

THE SCHEME

         The definitions and interpretations commencing on page iv of this prospectus apply throughout this prospectus.

         The SGL Board is proposing a Scheme of Arrangement under Section 114 of the Companies Act between SGL and SGL Shareholders in order to create a more efficient corporate structure and to facilitate SGL's growth strategy by reorganising its operations under a new parent company, Sibanye-Stillwater. If the Scheme becomes unconditional and is implemented: (i) Sibanye-Stillwater will acquire all of the SGL Shares (including the SGL Shares represented by the SGL ADSs) from the Scheme Participants, with each Scheme Participant receiving one (1) Sibanye-Stillwater Share for each SGL Share held by a Scheme Participant (including the SGL Shares represented by the SGL ADSs), with no entitlement to cash; (ii) the ADS Depositary will separately call for the surrender of all outstanding SGL ADSs (each representing four (4) SGL Shares) on a mandatory basis and, upon the surrender of the SGL ADSs, the ADS Depositary will separately deliver, on a one-for-one basis, Sibanye-Stillwater ADSs (each representing four (4) Sibanye-Stillwater Shares), resulting in each former SGL ADS Holder receiving one (1) Sibanye-Stillwater ADS for each SGL ADS, with no entitlement to cash; (iii) Sibanye-Stillwater will hold all of the issued SGL Shares; (iv) SGL will become a wholly-owned subsidiary of Sibanye-Stillwater; and (v) the Scheme Participants will become Sibanye-Stillwater Shareholders and former SGL ADS Holders will become Sibanye-Stillwater ADS Holders.

         The Sibanye-Stillwater Shares and the Sibanye-Stillwater ADSs are not currently listed on any securities exchange. If the Scheme becomes unconditional and is implemented, the Sibanye-Stillwater Shares will be listed on the Main Board of the JSE under the ticker symbol "SSW". In addition, the Sibanye-Stillwater ADSs will be listed on the NYSE under the ticker symbol "SBSW", subject to the NYSE's approval.

         The SGL Shares are currently listed on the JSE under the ticker symbol "SGL" and the SGL ADSs are listed on the NYSE under the symbol "SBGL". If the Scheme becomes unconditional and is implemented, the SGL Shares will be delisted from the Main Board of the JSE and the SGL ADSs will be delisted from the NYSE. In addition, Sibanye-Stillwater will be subject to the same U.S. reporting requirements as currently apply to SGL. See the section entitled "Description of Sibanye-Stillwater Shares, Description of Sibanye-Stillwater's Memorandum of Incorporation and Related Regulation—Periodic and Beneficial Ownership Reporting under U.S. Securities Laws" beginning on page 135 of this prospectus.

         As a condition to the implementation of the Scheme, the SGL Shareholders must approve the Scheme at the Scheme Meeting, which will be held on          , 2019 at 09:00 South African time (02:00 New York time) pursuant to the voting instructions set out in the Circular. SGL ADS Holders will be entitled to instruct the ADS Depositary as to how to vote the SGL Shares underlying their SGL ADSs at the Scheme Meeting in accordance with the instructions that will be sent to SGL ADS Holders by the ADS Depositary. Separate materials will be made available to SGL Shareholders and SGL ADS Holders in connection with the Scheme Meeting in accordance with applicable law. SIBANYE-STILLWATER IS NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND ONE TO SIBANYE-STILLWATER.

         The authorised share capital of Sibanye-Stillwater as at the date of this prospectus is ten billion (10,000,000,000) ordinary shares with no par value, the issued share capital of Sibanye-Stillwater is one (1) ordinary share with no par value and Sibanye-Stillwater will have a stated capital in compliance with the JSE Listings Requirements. As at the date of listing, no Sibanye-Stillwater Shares will be held as treasury shares. It is expected that Sibanye-Stillwater will have          Sibanye-Stillwater Shares listed on the JSE following the implementation of the Scheme. All of the ordinary shares in Sibanye-Stillwater rank pari passu in all respects, there being no conversion or exchange rights attaching thereto, and have equal voting rights and rights to participate in capital, dividend and profit distributions by Sibanye-Stillwater.

         This prospectus describes the Scheme and other related matters. Please read this entire prospectus carefully, including the information incorporated by reference in this prospectus. In particular, you should consider the section entitled "Risk Factors" beginning on page 19 of this prospectus.

         Neither the SEC nor any state securities commission has approved or disapproved of the securities to be allotted in connection with the Scheme or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

         This prospectus is dated          , 2019, and is being made available to SGL Shareholders with a registered address in the United States and to SGL ADS Holders.

i

ADDITIONAL INFORMATION

        This prospectus incorporates by reference important business and financial information about the Group contained in documents filed with or furnished to the SEC by SGL. These documents have not been included in or delivered with this prospectus. You can obtain any of the documents that SGL has filed with or furnished to the SEC at no cost from the SEC's website at www.sec.gov, and you may also read and copy these documents (other than certain exhibits to those documents) at the Public Reference Room of the SEC at 100 F Street, N.E. Room 1580, Washington, D.C. 20549. You may obtain information on the operation of the SEC's Public Reference Room by calling the SEC at (800) SEC-0330. You may also obtain copies of these documents by mail from the Public Reference Section of the SEC, 100 F Street, N.E., Washington, D.C. 20549, at prescribed rates, or from commercial document retrieval services.

        You may also request copies of these documents, including documents incorporated by reference in this prospectus, at no cost, by contacting Sibanye-Stillwater or SGL. See the section entitled "Where You Can Find More Information" beginning on page 150 of this prospectus for more details. In order to receive timely delivery of the documents in advance of the Scheme Meeting, you should make your request to SGL no later than          , 2019, being five (5) business days before the Scheme Meeting.

 ABOUT THIS PROSPECTUS

        This prospectus forms part of a registration statement on Form F-4 filed with the SEC by Sibanye-Stillwater and constitutes a prospectus of Sibanye-Stillwater under Section 5 of the Securities Act with respect to the Sibanye-Stillwater Shares being issued to SGL Shareholders with a registered address in the United States and in respect of the SGL Shares represented by the SGL ADSs. In addition, the ADS Depositary intends to file a registration statement on Form F-6 in respect of the Sibanye-Stillwater ADSs with the SEC.

        A separate Pre-listing Statement will be prepared for the purposes of complying with the JSE Listings Requirements in connection with the listing of Sibanye-Stillwater Shares on the Main Board of the JSE.

        A separate Circular will be prepared in connection with the Scheme. The Circular will be prepared to provide SGL Shareholders with information regarding the Scheme and the manner in which they may have their vote recorded in relation to the Scheme. The Circular additionally provides SGL Shareholders with the Independent Expert's report in respect of the Scheme prepared in terms of Section 114(3) of the Companies Act and Regulation 90 of the Companies Regulations, advises SGL Shareholders of the Independent Board's recommendation in respect of the Scheme and informs Dissenting SGL Shareholders of their rights and the manner in which such rights may be exercised. Further, the Scheme Meeting, convened in terms of the Notice of Scheme Meeting attached to the Circular, is convened to consider and approve the Resolutions set out in the Notice of Scheme Meeting. A form of the Notice of Scheme Meeting will be attached as Exhibit 99.5 to the registration statement on Form F-4 of which this prospectus forms a part.

        You should rely only on the information contained in or incorporated by reference in this prospectus. No one has been authorised to provide you with information that is different from that contained in or incorporated by reference in this prospectus. This prospectus is dated          , 2019. You should not assume that the information contained in this prospectus is accurate as of any date other than that date. You should not assume that the information incorporated by reference in this prospectus is accurate as of any date other than the date of the incorporated document. Any statement contained in a document incorporated by reference in this prospectus will be deemed to be modified or superseded to the extent that a statement contained in this prospectus or in any subsequently filed document that is also incorporated by reference in this prospectus modifies or supersedes that statement. Neither the mailing of this prospectus to SGL Shareholders with a registered address in the United States or SGL ADS Holders will create any implication to the contrary.

        This prospectus does not constitute an offer to sell or a solicitation of an offer to buy securities in any jurisdiction where, or to any person to whom, it is unlawful to make such an offer or a solicitation.

        This prospectus is only addressed to SGL Shareholders with a registered address in the United States and SGL ADS Holders. SGL Shareholders located outside the United States should refer to the Circular and the Pre-listing Statement, which can be obtained when published from SGL's website at https://www.sibanyestillwater.com/investors/news/holding-entity-change.

 CERTAIN DEFINED TERMS

        Unless otherwise specified or if the context otherwise requires:

"2004 Mining Charter" refers to the broad-based socio-economic empowerment charter for the South African mining and minerals industry, published by the DMR, and which became effective on May 1, 2004.

"2010 Mining Charter" refers to the broad-based socio-economic empowerment charter for the South African mining and minerals industry, published by the DMR and which became effective on September 13, 2010.

"2013 SGL Share Plan" refers to the share plan of SGL, approved by the shareholder of SGL on November 21, 2012 (as amended and approved by the SGL Shareholders at SGL's annual general meeting held on May 13, 2012), which is constituted by the rules of such share plan, the purpose of which is to provide selected persons who hold salaried employment or office in senior management positions with SGL or a subsidiary company of SGL, with an opportunity to receive SGL Shares.

"2013 Sibanye-Stillwater Share Plan" refers to the share plan of Sibanye-Stillwater, which is a continuation of the 2013 SGL Share Plan, save for the fact that the Share Awards granted to participants will be converted and exchanged to awards in respect of Sibanye-Stillwater Shares, subject to the same restrictions applicable to the 2013 SGL Share Plan.

"2016" or "fiscal 2016" refers to the fiscal year ended December 31, 2016.

"2017" or "fiscal 2017" refers to the fiscal year ended December 31, 2017.

"2017 Mining Charter" refers to the broad-based socio-economic empowerment charter for the South African mining and minerals industry, published by the DMR, and which became effective on June 15, 2017.

"2017 SGL Share Plan" refers to the share plan of SGL, approved by the SGL Shareholders at SGL's annual general meeting held on May 23, 2017, which is constituted by the rules of such share plan, the purpose of which is to provide selected persons who hold salaried employment or office with SGL or a subsidiary company of SGL, including any executive director of SGL, but excluding any non-executive director of SGL, with an opportunity to receive SGL Shares.

"2017 Sibanye-Stillwater Share Plan" refers to the share plan of Sibanye-Stillwater, which is a continuation of the 2017 SGL Share Plan, save for the fact that the Share Awards granted to participants will be converted and exchanged to awards in respect of Sibanye-Stillwater Shares, subject to the same restrictions applicable to the 2017 SGL Share Plan.

"2018" or "fiscal 2018" refers to the fiscal year ended December 31, 2018.

"2018 Form 20-F" refers to the SGL Annual Report on Form 20-F (SEC File no. 001-35785) filed by SGL with the SEC on April 8, 2019.

"2018 Mining Charter" refers to the broad-based socio-economic empowerment charter for the South African mining and minerals industry, published by the DMR, and which became effective on September 27, 2018.

"2018 Wage Agreement" refers to the Collective Agreement Reviewing Terms and Conditions of Employment for the period June 1, 2018 to July 30, 2021, in the Group's gold mines and service companies.

"2019" or "fiscal 2019" refers to the fiscal year ended December 31, 2019.

"2019 Form F-4" refers to this Form F-4 (SEC File no. 333-          ) filed by Sibanye-Stillwater with the SEC on October 4, 2019.

"2019 Form F-6" refers to the Form F-6, which the ADS Depositary expects to file with the SEC.

"4E" refers to platinum, palladium, rhodium and gold.

"Acquisition Bridge Facilities" refers to the agreement dated December 9, 2016 entered into by SGL and Citibank, N.A., London Branch and HSBC Bank plc (and to which JPMorgan Chase Bank, N.A., London Branch, Morgan Stanley & Co. International plc, Rand Merchant Bank, a division of FirstRand Bank Limited and ABSA Bank Limited (acting through its Corporate and Investment Banking Division), Barclays Bank PLC, Banca IMI S.P.A., London Branch, Credit Suisse International, Mizuho Bank Europe N.V., Royal Bank of Canada, Société Générale, the Bank of Nova Scotia, the Bank of Tokyo-Mitsubishi UFJ, Ltd., The Standard Bank of South Africa Limited, BNP Paribas and Nedbank Limited, London Branch, subsequently acceded as lenders pursuant to a syndication agreement), which established the Bridge Loan Facility.

"Acquisitions" refers to the Aquarius Acquisition, the Rustenburg Acquisition, the Stillwater Acquisition and the Lonmin Acquisition, collectively.

"ADR" refers to an American depositary receipt.

"ADS Depositary" refers to The Bank of New York Mellon, as the depositary in respect of the SGL ADS program and as the depositary in respect of the Sibanye-Stillwater ADS program, as the case may be.

"ADS Ratio" refers to one (1) Sibanye-Stillwater ADS for each SGL ADS following the call by the ADS Depositary for surrender of all outstanding SGL ADSs (each representing four (4) SGL Shares) on a mandatory basis and, upon the surrender of SGL ADS, the separate delivery by the ADS Depositary, on a one-for-one basis, of Sibanye-Stillwater ADSs (each representing four (4) Sibanye-Stillwater Shares), with no entitlement to cash.

"ADS Voting Cut-Off Date" refers to          New York City time, on          , 2019, which is the cut-off date by which eligible SGL ADS Holders must provide duly completed voting materials to the ADS Depositary.

"ADS Voting Record Date" refers to 17:00 New York City time, on          , 2019, which is the date on which the eligibility of SGL ADS Holders to provide the ADS Depositary with voting instructions in connection with the Scheme is determined by the ADS Depositary.

"ADSs" refers to American depositary shares.

"Aldebaran" refers to Aldebaran Resources Inc. a company duly incorporated under the laws of the Province of Alberta, Canada.

"AMCU" refers to the Association of Mineworkers and Construction Union, a trade union registered in South Africa.

"AMD" refers to acid mine drainage.

"ANC" refers to the African National Congress.

"Anglo American Platinum" refers to Anglo American Platinum Limited (Registration Number 1946/022452/06), a public company incorporated and registered under the laws of South Africa.

"Annual Financial Report" refers to SGL's South African Annual Financial Report 2018, published on March 29, 2019.

"Appraisal Rights" refers to rights afforded to SGL Shareholders in terms of Section 164 of the Companies Act.

v

"Aquarius" refers to Aquarius Platinum Limited (Registration No. 26290), an exempted company incorporated under the laws of Bermuda.

"Aquarius Acquisition" refers to the Group's acquisition of Aquarius on April 12, 2016.

"Argentina" refers to the Republic of Argentina.

"BACT" refers to the best available control technologies.

"Basic Conditions of Employment Amendment Act" refers to the South African Basic Conditions of Employment Amendment Act, 2018.

"BBA" refers to the British Bankers' Association.

"BBBEE" refers to the broad-based black economic empowerment policy of the Government of South Africa, as articulated in the BEE Legislation.

"BBBEE Act" refers to the South African Broad-Based Black Economic Empowerment Act, 2003.

"BBBEE Codes" refers to the Codes of Good Practice on Broad-Based Black Economic Empowerment, as in force from time to time and promulgated under the BBBEE Act, and any other sectoral code of good practice published in the Government Gazette in terms of the aforementioned BBBEE Codes, including, but not limited to, the Mining Charter.

"BEE Legislation" refers to the BBBEE Act, the MPRDA, the BBBEE Codes and the Mining Charter as in force in South Africa from time to time.

"Blitz Project" refers to SGL's underground Blitz PGM project adjacent and to the east of the existing Stillwater Mine designed to explore, define and extract the PGM resource along the far-eastern extent of the J-M Reef.

"Bridge Loan Facility" refers to the U.S.$2.65 billion bridge loan facility obtained by SGL, directly and indirectly, through Thor Mergco from Citibank, N.A., London Branch and HSBC Bank plc (and to which JPMorgan Chase Bank, N.A., London Branch, Morgan Stanley & Co. International plc, Rand Merchant Bank, a division of FirstRand Bank Limited and ABSA Bank Limited (acting through its Corporate and Investment Banking Division), Barclays Bank PLC, Banca IMI S.P.A., London Branch, Credit Suisse International, Mizuho Bank Europe N.V., Royal Bank of Canada, Société Générale, the Bank of Nova Scotia, the Bank of Tokyo-Mitsubishi UFJ, Ltd., The Standard Bank of South Africa Limited, BNP Paribas and Nedbank Limited, London Branch, subsequently acceded as lenders pursuant to a syndication agreement), which was used to fund the Stillwater Acquisition, to refinance existing indebtedness of Stillwater and to pay certain related fees, costs and expenses.

"Broker" refers to a "stockbroker" as defined in the FMA.

"Burnstone" refers to the Burnstone mining operations directly held by Southgold Exploration, acquired by the Group pursuant to the acquisition by Wits Gold of the entire issued share capital of Southgold Exploration on July 1, 2014.

"Burnstone Debt" refers to the R1,187.5 million outstanding debt, as at June 30, 2018, of Sibanye Gold Eastern Operations Proprietary Limited acquired by the Group on July 1, 2014.

"Business Day" refers to a day other than (i) a Saturday or Sunday or (ii) a gazetted public holiday in South Africa.

"Carbon Tax Act" refers to the South African Carbon Tax Act, 2019.

"CCMA" refers to the South African Commission for Conciliation, Mediation and Arbitration.

"CEO" refers to Chief Executive Officer.

"Certificated SGL Shareholder" refers to a SGL Shareholder holding Certificated SGL Shares.

"Certificated SGL Shares" refers to the SGL Shares represented by share certificates or other physical documents of title, which have not been surrendered for Dematerialisation in terms of the requirements of Strate and which may no longer be traded on the JSE.

"CFO" refers to Chief Financial Officer.

"CGT" refers to capital gains tax.

"Chamber Application" refers to the application by the Chamber of Mines to set aside the 2017 Mining Charter.

"Chamber of Mines" refers to the South African Chamber of Mines (now known as the Minerals Council SA).

"Circular" refers to the document, dated          , 2019, posted by SGL to SGL Shareholders with regard to the Scheme, together with its annexures, the Form of Surrender and Transfer, the Notice of Scheme Meeting and Form of Proxy.

"Climate Change Bill" refers to the South African bill published by the minister of environmental affairs, Dr Edna Molewa, in Government Gazette 41689 of 08 June 2018 which, inter alia, communicates and implements an effective nationally determined climate change response, including mitigation and adaptation actions, that represents South Africa's fair contribution to the global climate change response.

"CMA" refers to the Common Monetary Area, comprising the Republic of Namibia and the Kingdoms of Lesotho and Swaziland, in which the Rand is legal tender.

"CO2e" refers to carbon dioxide equivalents.

"Code" refers to the U.S. Internal Revenue Code of 1986, as amended.

"Columbus Metallurgical Complex" refers to the smelter facilities, together with a base metal refinery, which are all located adjacent to each other in Columbus, Montana.

"Common Reporting Standard Regulations" refers to the regulations issued by the Minister of Finance under the Tax Administration Act 2011 imposed on South African financial institutions that provide for an automatic exchange of information between South African and other tax authorities aimed at combating tax evasion.

"Companies Act" refers to the South African Companies Act, 2008.

"Companies Regulations" refers to the Companies Regulations, 2011, promulgated under the Companies Act.

"Company Secretary" refers to the company secretary of Sibanye-Stillwater from time to time, who as at the date of this prospectus is as set out in the section entitled "Sibanye-Stillwater Directors and Sibanye-Stillwater Management—The Sibanye-Stillwater Company Secretary" beginning on page 102 of this prospectus.

"Computershare Investor Services Proprietary Limited" or "Computershare" refers to Computershare Investor Services Proprietary Limited (Registration Number 2004/003647/07), a limited liability private company incorporated and registered under the laws of South Africa.

"Convertible Bond" or "2023 Convertible Bond" refers to the U.S.$450 million 1.875% senior unsecured guaranteed convertible bond due 2023.

"Cooke" refers to the Cooke underground and surface operations owned by Newshelf 1114.

"CRC" refers to the South African Constitutional Review Committee.

"CSDP" refers to a person authorised by a licensed central securities depository to perform custody and administration services or settlement services or both in terms of the central securities depository rules published in terms of the FMA, and includes an external participant, where appropriate, as contemplated in the FMA.

"Customs and Excise Act" refers to the Customs and Excise Act, 1964.

"Davis Tax Committee" refers to the committee established to review, among other things, the current South African mining tax regime and to consider input from the industry on practical elements not currently taken into account by the mining tax legislation.

"DEA" refers to the South African Department of Environmental Affairs.

"Dematerialised" or "Dematerialisation" refers to the process whereby physical share certificates are replaced with electronic records evidencing ownership of shares for the purpose of Strate, as contemplated in the FMA.

"Dematerialised SGL Shareholder" refers to a SGL Shareholder who holds Dematerialised SGL Shares.

"Dematerialised SGL Shares" refers to SGL Shares that have been Dematerialised in accordance with the rules of Strate, evidencing ownership of shareholding in electronic format, which SGL Shares may be traded on the JSE.

"Dissenting SGL Shareholder" refers to any SGL Shareholder who has given a valid notice to SGL pursuant to Section 164(3) of the Companies Act to object to a resolution proposed to the SGL Shareholders in terms of the Scheme, pursuant to Section 164(2)(b) of the Companies Act.

"Dividends Tax" refers to a South African dividend withholding tax currently imposed on companies at the rate of 20% on the amount paid by a resident company. Generally, a cash dividend is deemed to be paid in a case of a listed company on the date on which the dividend is actually paid.

"DMR" refers to the South African Department of Mineral Resources (now known as the Department of Mineral Resources and Energy).

"Documents of Title" refers to original versions of share certificates, transfer deeds, balance receipts or any other physical documents evidencing legal title to the asset or assets described therein.

"DRDGOLD" refers to DRDGOLD Limited (Registration Number 1895/000926/06), a public company incorporated and registered under the laws of South Africa.

"DTC" refers to The Depository Trust Company.

"DWS" refers to the South African Department of Water and Sanitation.

"East Boulder Mine" refers to the Group's mining operations in Sweet Grass County, Montana, United States, which is permitted independently of the Stillwater Mine and comprises a second distinct mining operation accessing the western portion of the J-M Reef.

"Entitlement Ratio" refers to one (1) Sibanye-Stillwater Share for each SGL Share (including the SGL Shares represented by the SGL ADSs) held by a Scheme Participant on the Scheme Record Date.

"EPA" refers to the U.S. Environmental Protection Agency.

"Eskom" refers to Eskom Holdings SOC Limited (Registration Number 2002/015527/06), a company incorporated and registered under the laws of South Africa.

"EU" refers to the European Union.

"Exchange Act" refers to the U.S. Securities Exchange Act of 1934.

"Exchange Control Regulations" refers to the South African Exchange Control Regulations, 1961, promulgated in terms of Section 9 of the South African Currency and Exchanges Act, 1933.

"FCA" refers to the United Kingdom Financial Conduct Authority.

"FCA Announcement" refers to the announcement from the FCA regarding its intention to stop persuading or compelling banks to submit rates for the calculation of LIBOR to the administrator of LIBOR after 2021.

"Financial Intelligence Centre Legislation" refers to the provisions of the Financial Intelligence Centre Act, No. 38 of 2001, aligning South Africa with similar legislation in other countries targeting money laundering, tax evasion and other unlawful financial activities.

"Financial Markets Act" or "FMA" refers to the South African Financial Markets Act, 2012.

"Form of Proxy" refers to the form of proxy (yellow) attached to the Circular (a form of which will be attached as Exhibit 99.6 to the registration statement on Form F-4 of which this prospectus forms a part).

"Form of Surrender and Transfer" refers to the form of surrender and transfer (blue) of Documents of Title attached to the Circular (a form of which will be attached as Exhibit 99.4 to the registration statement on Form F-4 of which this prospectus forms a part).

"Gauteng Division High Court" refers to the High Court of South Africa, Gauteng Division, Pretoria.

"GDPR" refers to the EU General Data Protection Regulation, which came into force on May 25, 2018.

"GHG" refers to greenhouse gas.

"GNA" refers to the good neighbour agreement.

"Gold Fields" refers to Gold Fields Limited (Registration Number 1968/004880/06), a public company incorporated and registered under the laws of South Africa.

"Gold One" refers to Gold One Group Limited (Company Number 288940), previously known as Gold One International Limited, an exempted company incorporated and registered under the laws of the Cayman Islands with limited liability, together with its subsidiaries.

"Government Gazette" refers to the document published by the South African national government to communicate messages of national importance to the general public, which contains information of a legal, administrative and general nature, including in respect of the promulgation of new or amended legislation in South Africa.

"Group" refers to SGL and its subsidiaries prior to the implementation of the Scheme and, subsequent to the implementation of the Scheme, Sibanye-Stillwater and its subsidiaries, unless the context otherwise requires.

"Harmony" refers to Harmony Gold Mining Company Limited (Registration Number 1950/038232/06), a public company incorporated and registered under the laws of South Africa.

"HDSAs" refers to historically disadvantaged South Africans, as defined in the BEE Legislation from time to time.

"IASB" refers to the International Accounting Standards Board.

"IFRS" refers to the International Financial Reporting Standards, as issued by the IASB.

"Implementation Date" refers to the date on which the Scheme is to be implemented, being the 1st (first) Business Day following the Scheme Record Date, which is expected to be Monday,           , 2019.

"Implementation Guidelines" refers to the implementation guidelines promulgated pursuant to the 2018 Mining Charter, under Government Notice 1399 in Government Gazette 42122 on December 19, 2018.

"Independent Board" refers to those members of the SGL Board who, in terms of the Companies Regulations, are independent directors and have considered the Scheme in terms of the requirements of the Companies Regulations.

"Independent Expert" refers to PricewaterhouseCoopers Corporate Finance Proprietary Limited (Registration number 1970/003711/07), a private company incorporated in accordance with the laws of South Africa, who has been appointed by the Independent Board as the independent expert for purposes of Section 114(2) of the Companies Act.

"Indigenisation Act" refers to the Zimbabwean Indigenisation and Economic Empowerment Act, promulgated in 2008.

"Integrated Annual Report" refers to SGL's Integrated Annual Report 2018, published on March 29, 2019.

"Interdict Application" refers to the Chamber of Mine's urgent application filed in the Gauteng Division High Court to interdict the implementation of the 2017 Mining Charter.

"IODSA" refers to the Institute of Directors in South Africa.

"IRS" refers to the U.S. Internal Revenue Service.

"Issuer Nominee Dematerialised Sibanye-Stillwater Shareholders" refers to, if the Scheme becomes unconditional and is implemented, Sibanye-Stillwater Shareholders who, prior to implementation of the Scheme and whilst they were Certificated SGL Shareholders: (i) failed to complete and return a Form of Surrender and Transfer (blue) in accordance with the instructions contained therein; or (ii) in the Form of Surrender and Transfer (blue) failed to provide any account details, or provided incorrect account details, of a CSDP or Broker, into which the relevant Sibanye-Stillwater Shares were to be transferred and on whose behalf the nominee of Computershare's CSDP will hold the Scheme Consideration Shares until such person appoints a CSDP or Broker and provides such details to the nominee of Computershare's CSDP with an instruction to transfer the Scheme Consideration Shares.

"IWULA" refers to Integrated Water Use Licence Application.

"Johnson Matthey" refers to Johnson Matthey Inc. (Entity Number 37534), a company incorporated under the laws of the state of Pennsylvania, United States.

"JSE" or "JSE Limited" refers to the JSE Limited (Registration Number 2005/022939/06), a public company incorporated and registered under the laws of South Africa and licensed as an exchange under the Financial Markets Act, and which does business as the "JSE" or the "Johannesburg Stock Exchange".

"JSE Listings Requirements" refers to the listings requirements of the JSE published under the Financial Markets Act, as amended from time to time.

"kg" refers to kilograms.

"Kroondal Operations" refers to the underground and surface operations at Kroondal, near Rustenburg in South Africa, managed through a 50:50 joint venture between SGL and Anglo American Platinum in terms of the Kroondal PSA.

x

"Kroondal PSA" refers to the pooling and sharing agreement concluded between Kroondal (South Africa) Proprietary Limited (Registration Number 2000/000341/07) and RPM on or about December 15, 2005, as amended by various addenda thereto.

"Labour Court" refers to the Labour Court of South Africa.

"Labour Laws Amendment Act" refers to the South African Labour Laws Amendment Act, 2018.

"Labour Relations Amendment Act" refers to the South African Labour Relations Amendment Act, 2018.

"Last Practicable Date" refers to          , 2019, being the last practicable date prior to the finalisation of this prospectus.

"Legal Adviser" refers to each of SGL's appointed legal advisers, being Edward Nathan Sonnenbergs Incorporated, Linklaters LLP or Cliffe Dekker Hofmeyr Incorporated, as the context may require.

"LIBOR" refers to the London Interbank Offered Rate.

"Longstop Date" refers to September 31, 2020, or such other date as Sibanye-Stillwater and SGL may agree in writing, being the date by which all Scheme Conditions Precedent must be fulfilled or waived, as the case may be.

"Lonmin" refers to Lonmin Limited (Registered Number 00103002), a private company incorporated in England and Wales (previously known as Lonmin Plc and converted from a public company to a private company on August 27, 2019).

"Lonmin Acquisition" refers to the acquisition of the entire issued and to be issued ordinary share capital of Lonmin by SGL, which was completed in June 2019.

"LRA" refers to the South African Labour Relations Act, 1995.

"Main Application" refers to the papers filed on record at court in the matter between the Minerals Council SA (previously the Chamber of Mines) and the DMR to seek a declaratory order with regard to the interpretation of the Mining Charter and 2010 Mining Charter.

"Mimosa Operations" refers to the underground and surface operations located on the Wedza sub-chamber of the southern portion of the Great Dyke in Zimbabwe, held in a 50:50 joint venture between SGL and Impala Platinum Holdings Limited (Registration Number 1957/001979/06), a company incorporated and registered under the laws of South Africa.

"Mineral Resources and Mineral Reserves Report 2018" refers to SGL's Mineral Resources and Mineral Reserves Report 2018, published on March 29, 2019.

"Minerals Council SA" refers to the Minerals Council of South Africa (formerly known as the Chamber of Mines).

"Mining Charter" refers to the 2004 Mining Charter, the 2010 Mining Charter and/or the 2018 Mining Charter as the context may require.

"Minister of Mineral Resources" refers to the South African Minister of Mineral Resources.

"MMCZ" refers to the Mineral Marketing Corporation of Zimbabwe.

"MMCZ Act" refers to the Zimbabwean Minerals Marketing Corporation Act, 1983.

"MPRDA" refers to the South African Mineral and Petroleum Resources Development Act, 2002.

"MPRDB" refers to the Mineral and Petroleum Resources Development Amendment Bill, B15-2013, being the proposed amendment bill to the MPRDA that was passed by the National Assembly of South Africa on November 1, 2016 and referred to the NCOP.

"MSHA" refers to the U.S. Mine Safety and Health Administration, the U.S. federal regulatory agency charged with overseeing and enforcing regulations pertaining to the safety and health of workers in mines located within the U.S. Stillwater's mining properties fall under MSHA jurisdiction.

"National Assembly" refers to the house in the parliament of South Africa that is directly elected by the voters to represent the people and ensure democratic governance, as required by the South African Constitution.

"National Minimum Wage Act" refers to the South African National Minimum Wage Act, 2018.

"NCOP" refers to the South African National Council of Provinces.

"NEMA" refers to the South African National Environmental Management Act, 1998.

"NEMA Amendment Act" refers to the South African National Environmental Management Laws Amendment Act, 2014.

"NEPA" refers to the U.S. National Environmental Policy Act of 1969.

"NERSA" refers to the National Energy Regulator of South Africa.

"Net Debt" refers to borrowings and bank overdraft less cash and cash equivalents of SGL, as is more fully described in the audited consolidated financial statements: (i) borrowings are those borrowings that have recourse to SGL and therefore exclude the Burnstone Debt; (ii) borrowings also exclude related party loans; and (iii) Net Debt excludes Burnstone cash and cash equivalents.

"Newshelf 1114" refers to Newshelf 1114 Proprietary Limited (Registration Number 2010/018841/07), a private company incorporated and registered under the laws of South Africa.

"Newshelf 1114 Empowerment Partner" refers to SGL's empowerment partner in Newshelf 1114.

"NGO" refers to non-governmental organisation.

"Notice of Objection" refers to a written notice objecting to Special Resolution Number 1.

"Notice of Scheme Meeting" refers to the notice of Scheme Meeting forming part of the Circular (a form of which will be attached as Exhibit 99.5 to the registration statement on Form F-4 of which this prospectus forms a part).

"NUM" refers to the National Union of Mineworkers, a trade union registered in South Africa.

"NYSE" refers to the New York Stock Exchange.

"Ordinary Resolution" refers to the ordinary resolution of the SGL Shareholders, subject to the passing of Special Resolution Number 1, required to authorise the SGL Board to give effect to the Scheme, the full terms of which are set out in ordinary resolution number 1 in the Notice of Scheme Meeting attached to and forming part of the Circular.

"ounces" or "oz" refers to troy ounces.

"PFIC" refers to a passive foreign investment company.

"PGM" refers to platinum group metals, being the six elemental metals of the platinum group nearly always found in association with each other, consisting of platinum, palladium, rhodium, ruthenium, iridium and osmium, and the metals and minerals mineralogically associated therewith, including gold, copper, nickel and cobalt, together with any such metals and minerals that may be extracted from the normal mining of PGMs.

"Placing Shares" refers to the 108,932,356 new ordinary no par value shares placed in the Placing.

"Platinum Mile" refers to Platinum Mile Resources Proprietary Limited (Registration Number 1999/021173/07), a private company incorporated and registered under the laws of South Africa.

"POPI" refers to the South African Protection of Personal Information Act, 2013.

"Pre-listing Statement" refers to the South African pre-listing statement dated          , 2019, including all annexures and attachments thereto.

"R" or "Rand" refers to South African Rand, the official currency of South Africa.

"R1.7 billion Private Placing", "Private Placing" or "Placing" refers to placing of 108,932,356 new ordinary no par value shares by SGL with existing and new institutional investors on April 10, 2019.

"R4.5 billion Facilities" refers to the revolving credit facility agreement, dated as of December 10, 2013, among, inter alios, SGL as borrower, Opiconsivia Trading 305 (RF) Proprietary Limited as guarantor, Bank of China Limited, Johannesburg Branch, FirstRand Bank Limited (acting through its Rand Merchant Bank division) and Nedbank Limited (acting through its Nedbank Capital and Nedbank Corporate divisions) as mandated lead arrangers, and ABSA Bank Limited (acting through its Absa Capital division), Investec Bank Limited (acting through its Corporate and Institutional Banking Division), JPMorgan Chase Bank, N.A., Johannesburg Branch and the Standard Bank of South Africa Limited (acting through its Corporate and Investment Banking division) as co-arrangers and Nedbank Limited (acting through its Nedbank Capital division) as agent, as such agreement may be amended, modified, supplemented, extended, renewed, refinanced or replaced or substituted from time to time.

"R6.0 billion Revolving Credit Facility" refers to the revolving credit facility agreement, dated as of November 14, 2016, among, inter alios, SGL, Kroondal Operations Proprietary Limited and Sibanye Rustenburg Platinum Mines Proprietary Limited as borrowers and guarantors, and Rand Uranium Proprietary Limited as a guarantor, Nedbank Limited, FirstRand Bank Limited, ABSA Bank Limited, The Standard Bank of South Africa Limited and Bank of China Limited, Johannesburg branch as mandated lead arrangers, and Nedbank Limited as agent, as such agreement may be amended, modified, supplemented, extended, renewed, refinanced or replaced or substituted from time to time.

"RCA" refers to regulatory clearing account.

"Register" refers to the register of SGL Shareholders maintained by the Transfer Secretaries on behalf of SGL, and includes the sub-register of SGL Shareholders maintained by CSDPs.

"Repurchase Consideration" refers to the consideration payable by Sibanye-Stillwater to SGL for the Repurchase Share, being an amount equal to the prevailing market price of the Repurchase Share on the Implementation Date.

"Repurchase Share" refers to the one (1) Sibanye-Stillwater Share which will be held by SGL on the Implementation Date, and repurchased by Sibanye-Stillwater on the Implementation Date, immediately after the implementation of the Scheme.

"Resolutions" refers to Special Resolution Number 1 and the Ordinary Resolution, together with the other resolutions proposed to be adopted at the Scheme Meeting as included in the Notice of Scheme Meeting attached to and forming part of the Circular (a form of which will be attached as Exhibit 99.5 to the registration statement on Form F-4 of which this prospectus forms a part).

"RPM" refers to Rustenburg Platinum Mines Limited (Registration Number 1931/003380/06), a public company incorporated and registered under the laws of South Africa.

"Rustenburg Acquisition" refers to the acquisition by SGL of the Rustenburg Operations.

"Rustenburg Operations" refers to the Bathopele, Siphumelele (including Khomanani) and Thembelani (including Khuseleka) mining operations, two concentrating plants, an onsite chrome recovery plant,

the Western Limb Tailings Retreatment Plant, associated surface infrastructure, and related assets and liabilities.

"SARB" refers to the South African Reserve Bank.

"Scheme" refers to the Scheme of Arrangement between SGL and the SGL Shareholders and to which Sibanye-Stillwater is a party, more fully described in the section entitled "The Scheme" beginning on page 68 of this prospectus.

"Scheme Conditions Precedent" refers to the conditions precedent to which the Scheme is subject, being those referred to in the section entitled "The Scheme—Terms and Conditions of the Scheme—Scheme Conditions Precedent" beginning on page 71 of this prospectus.

"Scheme Consideration" refers to the consideration to be paid in terms of the Scheme by Sibanye-Stillwater to the Scheme Participants for the acquisition by Sibanye-Stillwater of the Scheme Shares (including the Scheme Shares represented by the SGL ADSs), namely the Scheme Consideration Shares.

"Scheme Consideration Shares" refers to Sibanye-Stillwater Shares (including the Sibanye-Stillwater Shares to be represented by the Sibanye-Stillwater ADSs) to be issued by Sibanye-Stillwater to the Scheme Participants, in accordance with the Entitlement Ratio.

"Scheme Implementation Agreement" refers to the agreement, a copy of which is attached as Exhibit 2.1 to the registration statement on Form F-4 of which this prospectus forms a part, concluded on October 4, 2019 between SGL and Sibanye-Stillwater, which, among other things, sets out the terms and conditions of the Scheme and its implementation.

"Scheme Last Day to Trade" refers to the last day to trade in SGL Shares in order to be recorded in the Register on the Scheme Record Date, being          , 2019.

"Scheme Meeting" refers to the meeting of the SGL Shareholders to be held at SGL Academy, Rietkloof 349, Glenharvie, 1786, South Africa on          , 2019 at 09:00 South African time (02:00 New York time), which meeting is convened by way of the Notice of Scheme Meeting.

"Scheme of Arrangement" refers to a scheme of arrangement in terms of Section 114 of the Companies Act.

"Scheme Participants" refers to the SGL Shareholders who are registered as such in the Register on the Scheme Record Date and are therefore entitled to receive the Scheme Consideration.

"Scheme Record Date" refers to the date on which the SGL Shareholders must be recorded in the Register in order to receive the Scheme Consideration, being          , 2019.

"Scheme Shares" refers to all the SGL Shares (including the Scheme Shares represented by the SGL ADSs) held by Scheme Participants on the Scheme Record Date.

"Scholes Application" refers to the application filed by Malan Scholes Inc. (Registration Number 2006/028137/21), to consolidate the Main Application with its own application for a declaratory order on the empowerment aspects of the 2010 Mining Charter and the 2018 Mining Charter.

"SEC" refers to the U.S. Securities and Exchange Commission.

"Section 189A Processes" refers to the consultation processes required for operational restructuring under Section 189A of the South Africa Labour Relations Act, 1995.

"Securities Act" refers to the U.S. Securities Act of 1933.

"Select Committee" refers to the Select Committee on Land and Mineral Resources of the NCOP.

"SENS" refers to the Stock Exchange News Service of the JSE.

"Settlement Agreement" refers to the settlement agreement concluded in May 2018 among several South African mining companies, including SGL and various claimants in relation to compensation to all eligible workers suffering from silicosis or tuberculosis who worked in certain South African mines from March 12, 1965 to the effective date of the settlement agreement.

"SGL" refers to Sibanye Gold Limited (Registration Number 2002/031431/06) (previously known as GFI Mining South Africa Proprietary Limited), a public company incorporated in accordance with the laws of South Africa.

"SGL ADR" refers to an American depositary receipt evidencing SGL ADSs.

"SGL ADS" refers to an American depositary share representing four (4) SGL Shares.

"SGL ADS Holder" refers to a registered holder of SGL ADSs.

"SGL Board" or "SGL Directors" refers to the board of directors of SGL.

"SGL Deposit Agreement" refers to the deposit agreement among SGL, The Bank of New York Mellon and the holders from time to time of SGL ADSs, dated February 8, 2013.

"SGL Management" refers to the management of SGL from time to time.

"SGL Memorandum of Incorporation" refers to SGL's Memorandum of Incorporation, dated April 1, 2012, as amended.

"SGL Share" or "SGL Shares" refers to ordinary no par value shares in the issued share capital of SGL as at the Last Practicable Date.

"SGL Share Plans" refers to the 2013 SGL Share Plan and the 2017 SGL Share Plan.

"SGL Shareholder" refers to a registered holder of SGL Shares, as reflected in the Register.

"SGL U.K. Register" refers to the register of SGL shareholders maintained by the U.K. Registrar.

"Share Awards" refers to awards to acquire shares granted in terms of the SGL Share Plans.

"Share Plan Participant" refers to an employee of any Group company who has accepted or is deemed to have accepted an award made to him or her in terms of the SGL Share Plans, including the executor of such employee's deceased estate, where appropriate.

"Sibanye Platinum" refers to Sibanye Platinum Proprietary Limited (Registration Number 2014/243820/07), a private company incorporated in accordance with the laws of South Africa.

"Sibanye-Stillwater" or "Company" or "We" refers to Sibanye Stillwater Limited (Registration Number 2014/243852/06), a public company incorporated in accordance with the laws of South Africa, whose ordinary shares are to be listed on the Main Board of the JSE.

"Sibanye-Stillwater ADS" refers to an American depositary share representing four (4) Sibanye-Stillwater Shares.

"Sibanye-Stillwater ADS Holder" refers to a registered holder of Sibanye-Stillwater ADSs.

"Sibanye-Stillwater ADS Program" refers to the American depositary shares program sponsored by Sibanye-Stillwater.

"Sibanye-Stillwater Board" or "Sibanye-Stillwater Directors" refers to the board of directors of Sibanye-Stillwater.

"Sibanye-Stillwater Deposit Agreement" refers to the deposit agreement to be entered into among Sibanye-Stillwater, The Bank of New York Mellon and the owners and holders from time to time of Sibanye-Stillwater ADSs.

"Sibanye-Stillwater Executive Director" refers to the executive directors of the Sibanye-Stillwater Board.

"Sibanye-Stillwater Listing" refers to the proposed listing of all Sibanye-Stillwater Shares on the Main Board of the JSE, with the JSE share code "SSW", under the abbreviated name Sibanye-S, which Sibanye-Stillwater Shares are to be issued to the Scheme Participants as the Scheme Consideration in terms of the Scheme with effect from the commencement of business on the Implementation Date of the Scheme.

"Sibanye-Stillwater Management" refers to the management of Sibanye-Stillwater from time to time.

"Sibanye-Stillwater Memorandum of Incorporation" refers to Sibanye-Stillwater's Memorandum of Incorporation, filed with the South African Companies and Intellectual Property Commission on May 22, 2018.

"Sibanye-Stillwater Non-Executive Directors" refers to the non-executive directors of the Sibanye-Stillwater Board.

"Sibanye-Stillwater Offer" refers to the written offer dated          , 2019 and addressed by Sibanye-Stillwater and delivered to the SGL Board, in terms of which Sibanye-Stillwater offered to acquire all the Scheme Shares (including the Scheme Shares represented by the SGL ADSs) in exchange for the issue of the Scheme Consideration.

"Sibanye-Stillwater Share" or "Sibanye-Stillwater Shares" refers to the ordinary no par value shares in the issued share capital of Sibanye-Stillwater, which are to be listed on the Main Board of the JSE in terms of the Sibanye-Stillwater Listing.

"Sibanye-Stillwater Share Plan" refers to the 2013 Sibanye-Stillwater Share Plan and the 2017 Sibanye-Stillwater Share Plan.

"Sibanye-Stillwater Shareholders" refers to the shareholders of Sibanye-Stillwater.

"SLPs" refers to social and labour plans.

"Solidarity" refers to the South African trade union known as Solidarity.

"South Africa" refers to the Republic of South Africa.

"South African Constitution" refers to the Constitution of the Republic of South Africa, 1996.

"Southgold Exploration" refers to Sibanye Gold Eastern Operations Proprietary Limited (Registration Number 2000/016129/07), a private company incorporated and registered under the laws of South Africa and previously known as Southgold Exploration Proprietary Limited.

"Special Resolution Number 1" refers to the special resolution for the approval of the Scheme to be proposed at the Scheme Meeting, the full terms of which are set out in special resolution number 1 in the Notice of Scheme Meeting attached to and forming part of the Circular (a form of which will be attached as Exhibit 99.5 to the registration statement on Form F-4 of which this prospectus forms a part).

"Sponsor" refers to J.P. Morgan Equities South Africa (Proprietary) Limited (Registration Number 1995/011815/07), a company incorporated and registered under the laws of South Africa.

"Stillwater" refers to SGL's mining operations in Montana, United States, comprising the Stillwater Mine, the East Boulder Mine and the Columbus Metallurgical Complex.

"Stillwater Acquisition" refers to the acquisition of the Stillwater Mining Company by SGL, which was completed on May 4, 2017.

"Stillwater Mine" refers to SGL's mining operations (including the Blitz section) near Nye, Montana.

"Strate" refers to Strate Proprietary Limited (Registration Number 1998/022242/07), a private company, and a licensed central securities depository registered in terms of the Financial Markets Act.

"Streaming Agreement" refers to the Precious Metals Purchase Agreement concluded between Wheaton and SGL, dated July 16, 2018.

"Strike Settlement Agreement" refers to the Strike Settlement and Relationship Re-Basing Agreement between the Group and AMCU, concluded on April 17, 2019.

"STT" refers to South African Securities Transfer Tax imposed in terms of the Securities Transfer Tax Act, No.-25 of 2007, as amended.

"Takeover Regulation Panel" refers to the Takeover Regulation Panel, established in terms of Section 196 of the Companies Act.

"tonnes" or "t" refers to metric tons.

"Transfer Secretaries" refers to Computershare Investor Services Proprietary Limited (Registration Number 2004/003647/07), a private company registered and incorporated under the laws of South Africa.

"Treaty" refers to the convention between the United States and South Africa for the avoidance of double taxation and the prevention of fiscal evasion with respect to taxes on income and capital gains, signed on February 17, 1997.

"Ts and Cs" refers to the terms and conditions of the Convertible Bond as contained in the corresponding trust deed.

"UASA" refers to the United Association of South Africa, a trade union registered in South Africa.

"U.K. Registrar" refers to Link Asset Services (Holdings) Limited (Registration number 05505964), a private company registered and incorporated under the laws of the United Kingdom.

"United Kingdom" or "U.K." refers to the United Kingdom of Great Britain and Northern Ireland.

"United States" or "U.S." refers to the United States of America, its territories and possessions and any state of the United States and the District of Columbia.

"U.S.$1 billion Rights Issue" refers to the rights offering by SGL of 1,195,787,294 of its ordinary shares pursuant to the U.S. prospectus supplement and South African shareholder circular, each dated May 18, 2017.

"U.S.$350 million Revolving Credit Facility" refers to the revolving credit facility agreement, dated as at August 24, 2015, among, inter alios, SGL, Kroondal Operations Proprietary Limited and Sibanye Rustenburg Platinum Mines Proprietary Limited as borrowers and guarantors, and Rand Uranium Proprietary Limited as a guarantor, the Bank of America Merrill Lynch International as agent and Bank of America Merrill Lynch International and HSBC PLC as arrangers, as such agreement may be amended, modified, supplemented, extended, renewed, refinanced or replaced or substituted from time to time.

"U.S.$600 million Revolving Credit Facility" refers to the revolving credit facility agreement, dated April 6, 2018, among SGL, Stillwater, Kroondal Operations Proprietary Limited and Sibanye Rustenburg Platinum Mines Proprietary Limited as borrowers, Bank of America Merrill Lynch International Limited and HSBC Bank PLC as arrangers and Bank of America Merrill Lynch International Limited as agent, as such agreement may be amended, modified, supplemented, extended, renewed, refinanced or replaced or substituted from time to time.

"U.S. dollar" or "U.S.$" refers to United States dollars, the official currency of the United States of America.

"USW" refers to the United Steel Workers Local 11-001.

"VAT" refers to value-added tax, as levied in terms of the VAT Act.

"VAT Act" refers to the Value-Added Tax Act, 1991.

"Voting Last Day to Trade" refers to the last day to trade in SGL Shares in order to be recorded on the Register on the Voting Record Date, being          , 2019.

"Voting Record Date" refers to the date on which SGL Shareholders must be recorded in the Register in order to be eligible to attend and vote at the Scheme Meeting, being          , 2019.

"VWAP" refers to volume weighted average price.

"Wheaton" refers to Wheaton Precious Metals International Limited, a company existing under the laws of the Cayman Islands.

"Wits Gold" refers to Witwatersrand Consolidated Gold Resources Limited (Registration Number 2002/031365/06), a public company incorporated and registered under the laws of South Africa.

"Zimbabwe" refers to the Republic of Zimbabwe.

SUMMARY

        The following summary highlights information related to the Scheme contained elsewhere in this prospectus and the documents incorporated by reference in this prospectus. This summary is not complete and does not contain all of the information that may be important to you. To understand the Scheme and obtain a more complete description of the legal terms of the Scheme Implementation Agreement, you should carefully read this entire prospectus, including the documents incorporated by reference in this prospectus. Each item in this summary includes a page reference directing you to a more complete description of that topic in this prospectus. See also the section entitled "Where You Can Find More Information" beginning on page 150 of this prospectus.

The Group

        The Group is an independent, global precious metal mining group, producing a mix of metals that includes gold and PGMs. Following the successful completion of Lonmin Acquisition and its associated mining, retreatment, smelter, base and precious metal refinery assets in South Africa in June 2019, the Group has become the world's largest primary producer of platinum, the second-largest producer of palladium and a leading global producer of gold from diversified operations spanning southern Africa and the Americas.

        In the Americas, the Group owns PGM, gold and copper operations and projects located in the United States, Canada and Argentina. The U.S. PGM Operations consist of the East Boulder and Stillwater mining operations and the Columbus Metallurgical Complex which are located in the state of Montana, United States. The Columbus Metallurgical Complex houses the concentrator and smelter facilities, as well as a base metal refinery, which produces a PGM-rich filter cake that is further refined by a third-party precious metal refinery. These processing and metallurgical facilities are also used to process recycled material such as spent autocatalytic convertors and petroleum refinery catalysts. The Group has a joint venture on an exploration-stage project, Marathon, a PGM-copper porphyry in Ontario, Canada with Generation Mining Limited, as well as a joint venture on the Altar copper-gold project in Argentina with Aldebaran. The Group also holds a 19.9% interest in Aldebaran, which provides indirect exposure to the Argentine exploration assets of Aldebaran, including the Rio Grande and Aguas Calientes projects.

        In southern Africa, the Group owns gold and PGM operations and projects located in South Africa and Zimbabwe.

        The South African gold assets include the underground and surface gold mining operations in South Africa, being the Driefontein and Kloof operations in the West Witwatersrand region of the Gauteng province and the Beatrix operation in the southern Free State province and associated gold extraction and processing facilities where ore is treated and beneficiated to produce gold doré. The Group also owns a 38.05% equity interest in DRDGOLD Limited, a world leader in surface gold tailings retreatment. In addition, the Group has several South African gold projects in its portfolio.

        The South African PGM assets include the Kroondal, Rustenburg and Platinum Mile operations and the Marikana operations (which were acquired as part of the Lonmin Acquisition), which are all located on the western limb of the Bushveld Complex in South Africa. The Mimosa joint venture is situated on the southern portion of the Great Dyke in Zimbabwe.

        The Group is an integrated, mine-to-market producer of PGMs in South Africa owning a PGM smelter, as well as base and precious metals refineries. The Group also holds various PGM projects, including Limpopo PGM projects, located on the eastern limb of the Bushveld complex, and the Akanani PGM project, located on the northern limb of the Bushveld complex.

The Companies involved in the Scheme

Sibanye-Stillwater (see page 85)

        Sibanye-Stillwater is a public company that was previously incorporated as a private company with limited liability under the laws of South Africa under the name Friedshelf 1595 Proprietary Limited on November 7, 2014. Friedshelf 1595 Proprietary Limited changed its name eventually to Sibanye Stillwater Limited on July 6, 2018 and converted into a public company. Sibanye-Stillwater has had no business operations at the time of and since its incorporation, other than in connection with the Scheme.

        Sibanye-Stillwater's registered office is located at Constantia Office Park, Bridgeview House, Building 11, Ground Floor, Cnr 14th Avenue & Hendrik Potgieter Road, Weltevreden Park, 1709, South Africa. Sibanye-Stillwater's telephone number is +27-11-278-9600.

        Sibanye-Stillwater has not commenced operations, has no material assets or liabilities and has not carried on any activities, other than in connection with the Scheme. Sibanye-Stillwater does not currently have securities listed on any securities exchange. If the Scheme becomes unconditional and is implemented, among other things, all of the Sibanye-Stillwater Shares will be listed on the Main Board of the JSE and the Sibanye-Stillwater ADSs will be listed on the NYSE, subject to the NYSE's approval.

SGL (see page 86)

        SGL is a public company that was incorporated under the laws of South Africa under the name GFI Mining South Africa Proprietary Limited in 2002, which was subsequently listed on the JSE and NYSE as Sibanye Gold Limited in 2013. SGL has carried out the business of the Group since becoming an independent company on February 18, 2013, following a spin-off from Gold Fields.

        SGL's registered office is located at Constantia Office Park, Bridgeview House, Building 11, Ground Floor, Cnr 14th Avenue & Hendrik Potgieter Road, Weltevreden Park, 1709, South Africa. SGL's telephone number is +27-11-278-9600.

        SGL Shares are currently traded on the JSE under the ticker symbol "SGL". SGL ADSs are currently traded on the NYSE under the ticker symbol "SBGL".

        Additional information about SGL is incorporated by reference in this prospectus. See the section entitled "Where You Can Find More Information" beginning on page 150 of this prospectus.

The Scheme

General (see page 68)

        On October 4, 2019, SGL announced that the SGL Board received the Sibanye-Stillwater Offer pursuant to which Sibanye-Stillwater offered to acquire all of the issued share capital of SGL in exchange for the Scheme Consideration, by way of a Scheme of Arrangement in terms of Section 114 of the Companies Act between SGL and SGL Shareholders and to which Sibanye-Stillwater is a party.

        On October 4, 2019, SGL and Sibanye-Stillwater entered into the Scheme Implementation Agreement in relation to the Scheme. The Scheme Implementation Agreement contains, among other things, the Scheme Conditions Precedent, provisions regarding the implementation of the Scheme and certain representations and warranties given by each of SGL and Sibanye-Stillwater.

        The implementation of the Scheme is subject to the fulfilment or waiver, as the case may be, of the Scheme Conditions Precedent, including, among others, approval of the Scheme by the SGL Shareholders. If all of the Scheme Conditions Precedent are not fulfilled or waived, as the case may be, by the Longstop Date, the Scheme will not be implemented, and the SGL Shareholders and SGL ADS Holders will retain their SGL Shares and SGL ADSs, respectively.

        If the Scheme becomes unconditional and is implemented: (i) Sibanye-Stillwater will acquire all of the SGL Shares (including the SGL Shares represented by the SGL ADSs) from the Scheme Participants, with each Scheme Participant receiving one (1) Sibanye-Stillwater Share for each SGL Share held by a Scheme Participant (including the SGL Shares represented by the SGL ADSs), with no entitlement to cash; (ii) the ADS Depositary will separately call for the surrender of all outstanding SGL ADSs (each representing four (4) SGL Shares) on a mandatory basis and, upon the surrender of the SGL ADSs, the ADS Depositary will separately deliver, on a one-for-one basis, Sibanye-Stillwater ADSs (each representing four (4) Sibanye-Stillwater Shares), resulting in each former SGL ADS Holder receiving one (1) Sibanye-Stillwater ADS for each SGL ADS, with no entitlement to cash; (iii) Sibanye-Stillwater will hold all of the issued SGL Shares; (iv) SGL will become a wholly-owned subsidiary of Sibanye-Stillwater; (v) the Sibanye-Stillwater Shares will be listed on the Main Board of the JSE; (vi) the Scheme Participants will become Sibanye-Stillwater Shareholders and former SGL ADS Holders will become Sibanye-Stillwater ADS Holders; (vii) the SGL Shares will thereafter be delisted from the JSE; (viii) the Sibanye-Stillwater ADSs will be listed on the NYSE, subject to the NYSE's approval; and (iv) the SGL ADSs will be delisted from the NYSE.

        On the Implementation Date, immediately following the implementation of the Scheme, Sibanye-Stillwater will repurchase from SGL and cancel the one (1) Sibanye-Stillwater Share still held by SGL, such that the Sibanye-Stillwater Shares in issue immediately after the implementation of the Scheme will be equivalent to the SGL Shares in issue immediately prior to the implementation of the Scheme.

Rationale for the Scheme (see page 68)

        When the Group was established as Sibanye Gold Limited in 2013, its principal operations comprised Kloof, Driefontein and Beatrix operations. In line with its acquisitive growth strategy, the Group added to its operations a significant portfolio of PGM assets, which are all currently held under Sibanye Platinum, a wholly-owned subsidiary of SGL.

        The Scheme is being proposed to create a more efficient corporate structure and to facilitate the Group's growth strategy by reorganising its operations under a new parent company, Sibanye-Stillwater. Following the implementation of the Scheme, Sibanye-Stillwater will serve as the holding company for the Group.

        In addition, and subsequent to the implementation of the Scheme, the Group is contemplating to reorganise the shareholding of Sibanye Platinum such that the gold and the PGM portfolio are each combined and directly held by Sibanye-Stillwater with the end result being that: (i) all of the issued shares in Sibanye Platinum will be directly held by Sibanye-Stillwater and will no longer be held directly by SGL (which will be a Sibanye-Stillwater subsidiary), as is currently the case; and (ii) SGL, as a wholly-owned subsidiary of Sibanye-Stillwater, will hold the Group's gold portfolio and Sibanye Platinum will hold the Group's PGM portfolio.

        The following simplified diagrams illustrate: (i) the current structure of the Group; and (ii) the structure of the Group following both the implementation of the Scheme and potential reorganisation of the shareholding of Sibanye Platinum.

Simplified Pre-Scheme Structure

Simplified Post-Scheme and Subsequent Potential Reorganisation Structure

Terms and Conditions of the Scheme

Entitlement Ratio and ADS Ratio

        Under the proposed terms of the Scheme, holders of SGL Shares (including the SGL Shares represented by the SGL ADSs) held at the Scheme Record Date will be entitled to receive, upon the implementation of the Scheme, one (1) Sibanye-Stillwater Share for each SGL Share (including the SGL Shares represented by the SGL ADSs).

        SGL ADS Holders at the Scheme Record Date will receive the proportionate amount of Sibanye-Stillwater ADSs in accordance with the 1:1 ADS Ratio.

        Based on the number of SGL Shares and SGL ADSs outstanding on          , 2019, and assuming that the Scheme becomes unconditional and is implemented, current SGL Shareholders and SGL ADS Holders will receive a total of          Sibanye-Stillwater Shares (including the Sibanye-Stillwater Shares represented by the Sibanye-Stillwater ADSs), which are expected to represent 100% of the total number of Sibanye-Stillwater Shares outstanding following the implementation of the Scheme.

Scheme Conditions Precedent, including Regulatory Clearances and Approvals (see page 71)

        The implementation of the Scheme is subject to the fulfilment or waiver, as the case may be, of the Scheme Conditions Precedent as set out in the Scheme Implementation Agreement, including certain regulatory clearances and approvals required to implement the Scheme. If all of the Scheme Conditions Precedent are not fulfilled or waived, as the case may be, by the Longstop Date, the Scheme will not be implemented, and the SGL Shareholders and SGL ADS Holders will retain their SGL Shares and SGL ADSs, respectively. The Scheme Conditions Precedent include, but are not limited to, the following:

  •
  the Resolutions being passed by the requisite majority of SGL Shareholders;

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  the SEC shall have declared the effectiveness of the 2019 Form F-4 and 2019 Form F-6 and no stop order suspending the effectiveness of the 2019 Form F-4 or 2019 Form F-6 shall be in effect and no proceedings for such purpose shall be pending before or threatened by the SEC;

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  the admission to listing by way of an introduction of all Sibanye-Stillwater Shares on the Main Board of the JSE, including, in particular, the Scheme Consideration Shares;

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  the approval by the JSE of all documentation required by the JSE to be submitted to it in connection with the listing;

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  the approval for listing of Sibanye-Stillwater ADSs on the NYSE;

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  the issuance by the Takeover Regulation Panel of a compliance certificate with respect to the Scheme and its implementation, as contemplated in Section 121(b)(i) of the Companies Act; and

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  the approval by SARB in accordance with the South African Exchange Control Regulations of the Scheme, to the extent that such approval is required.

        SGL and Sibanye-Stillwater have filed, or are in the process of filing, notices and applications to obtain the necessary regulatory clearances and approvals in connection with the Scheme.

Scheme Meeting (see page 73)

        The Scheme requires the approval of the SGL Shareholders at the Scheme Meeting, which will be held at SGL Academy, Rietkloof 349, Glenharvie, 1786, South Africa, on          , 2019 at 09:00 South African time (02:00 New York time).

        At the Scheme Meeting, SGL Shareholders will be asked to consider passing the Resolutions. Special Resolution Number 1 relates to the approval of the Scheme. The special resolutions included in the Notice of Scheme Meeting will require votes in favour representing at least 75% of the votes cast at the Scheme Meeting in order to be passed. The Ordinary Resolution included in the Notice of Scheme Meeting authorises any member of the SGL Board to give effect to the implementation of the Scheme and requires votes in favour representing more than 50% of the votes cast at the Scheme Meeting in order to be passed. A form of the Notice of Scheme Meeting will be attached as Exhibit 99.5 to the registration statement on Form F-4 of which this prospectus forms a part.

        SGL Shareholders on the Voting Record Date will be entitled to vote on the Resolutions in person or by proxy at the Scheme Meeting in accordance with the instructions set out in the Circular.

        SGL ADS Holders on the ADS Voting Record Date may vote on the Resolutions by instructing the ADS Depositary, which will notify SGL ADS Holders of the upcoming vote and will arrange to deliver SGL's voting materials and form of notice to SGL ADS Holders or (if they hold their SGL ADSs indirectly) by instructing the broker or other financial intermediary through which they hold their SGL ADSs as to how to exercise the voting right pertaining to the SGL Shares that their SGL ADSs represent. If SGL ADS Holders wish to vote directly or attend the Scheme Meeting, such holders must

surrender their SGL ADSs to the ADS Depositary for cancellation and withdraw the SGL Shares that their SGL ADSs represent prior to          , 2019. For more information on how to provide instructions in connection with the Scheme Meeting, SGL ADS Holders should refer to the notice and instructions provided by the ADS Depositary. A form of the notice and instructions provided by the ADS Depositary will be attached as Exhibit 99.7 to the registration statement on Form F-4 of which this prospectus forms a part.

        As of October 3, 2019, SGL Directors and SGL Management and their respective affiliates held and were entitled to vote 0.36% of the SGL Shares (including the SGL Shares represented by the SGL ADSs) entitled to vote at the Scheme Meeting.

Accounting Matters (see page 82)

        Sibanye-Stillwater has an accounting year end of December 31. Sibanye-Stillwater prepares, and will continue to prepare, its consolidated financial statements in accordance with IFRS, as issued by the IASB, the South African Institute of Chartered Accountants Financial Reporting Guides issued by the Accounting Practices Committee and Financial Reporting Pronouncements issued by the Financial Reporting Standards Council, as well as the requirements of the South African Companies Act and the JSE Listings Requirements. In addition, Sibanye-Stillwater applies and will continue to apply the same accounting policies as SGL.

Governance and Management of Sibanye-Stillwater (see page 91)

        Sibanye-Stillwater Management currently consists of the following four (4) executive directors: Marthinus van der Walt, Pieter Henning, Philip-Louis van der Westhuizen and Cheryl Ann van Zyl.

        Upon the implementation of the Scheme, the Sibanye-Stillwater Board is expected to comprise the same members as the current SGL Board and Sibanye-Stillwater Management is expected to comprise the same members as the current SGL Management. Members of SGL Management will hold the same positions in Sibanye-Stillwater Management following the implementation of the Scheme as they do in the existing SGL Management. For more information on the current Sibanye-Stillwater Executive Directors, the current SGL Board and SGL Management, see the section entitled "Sibanye-Stillwater Directors and Sibanye-Stillwater Management" beginning on page 91 of this prospectus.

        The corporate governance of Sibanye-Stillwater following the implementation of the Scheme and the corporate governance of SGL prior to the implementation of the Scheme will be substantially the same. The Sibanye-Stillwater Memorandum of Incorporation was based on the SGL Memorandum of Incorporation, as amended to reflect the capital structure of Sibanye-Stillwater, and as updated and aligned with South African law and current market practices. Sibanye-Stillwater will adopt the SGL Code of Ethics, the principal corporate governance document of SGL, as updated and as amended to reflect the structure of Sibanye-Stillwater, and Sibanye-Stillwater will continue to apply the South African King IV Report on Corporate Governance for South Africa, 2016, the JSE Listings Requirements and the requirements of applicable U.S. legislation, such as the Sarbanes-Oxley Act of 2002, regulations enacted under the U.S. federal securities laws and (assuming listing is approved) listing standards of the NYSE, applicable to foreign private issuers. For further information on the corporate governance of Sibanye-Stillwater, see the section entitled "Sibanye-Stillwater Directors and Sibanye-Stillwater Management" beginning on page 91 of this prospectus.

        Prior to the Implementation Date of the Scheme, SGL, being the sole shareholder of Sibanye-Stillwater, will, among other things, adopt resolutions to:

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  approve and/or authorise the Scheme, Sibanye-Stillwater Offer and Scheme Implementation Agreement and to generally do or cause all such things to be done and sign and cause to be signed, all such documents, as may be necessary for and/or incidental to giving effect to the Scheme;

  •
  authorise Sibanye-Stillwater to allot and issue the Sibanye-Stillwater Shares in terms of Section 38(1) of the Companies Act;

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  appoint the members of the Sibanye-Stillwater Board, constitute the Sibanye-Stillwater Board Committees and appoint the members of the Sibanye-Stillwater Board Committees;

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  authorise the Sibanye-Stillwater Board to issue, and grant rights to subscribe for, Sibanye-Stillwater Shares; and

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  authorise the Sibanye-Stillwater Board to acquire Sibanye-Stillwater Shares in accordance with the Companies Act and the JSE Listings Requirements.

Interests of SGL Directors and SGL Management in the Scheme (see page 108)

        All of the SGL Directors are expected to become Sibanye-Stillwater Directors at the time of the implementation of the Scheme. These individuals may have certain interests in the Scheme that are different from, or additional to, the interests of SGL Shareholders generally and that may have caused them to view the proposed transaction more favourably than or differently from the way other SGL Shareholders would view it.

        The members of the SGL Board and SGL Management will be granted no benefits whatsoever in connection with the Scheme. No change of control payments or additional compensation will be payable to the SGL Directors or SGL Management in connection with the Scheme. Neither the employment agreement of the CEO or the CFO nor the employment agreements of SGL Management stipulate any termination to pay that would be prompted by the implementation of the Scheme. Furthermore, no changes to the remuneration package for SGL Management are intended to be made in connection with the Scheme. For a discussion of these interests, see the section entitled "Interests of SGL Directors and SGL Management in the Scheme" beginning on page 108 of this prospectus.

Comparison of Rights of SGL Shareholders and Sibanye-Stillwater Shareholders (see page 146)

        The rights of SGL Shareholders are governed by South African law and by the SGL Memorandum of Incorporation. If your SGL Shares are acquired in the Scheme, you will become a holder of Sibanye-Stillwater Shares. Your rights as a Sibanye-Stillwater Shareholder will be governed by South African law and by the Sibanye-Stillwater Memorandum of Incorporation. The Sibanye-Stillwater Memorandum of Incorporation is in all material respects identical to the SGL Memorandum of Incorporation. For more information, see the section entitled "Description of Sibanye-Stillwater Shares, Description of Sibanye-Stillwater's Memorandum of Incorporation and Related Regulation" beginning on page 128 of this prospectus.

        The rights of Sibanye-Stillwater ADS Holders will be governed by the Sibanye-Stillwater Deposit Agreement to be entered into between Sibanye-Stillwater, the ADS Depositary and the holders from time to time of Sibanye-Stillwater ADSs. It is not anticipated that the Sibanye-Stillwater Deposit Agreement will be materially different from the SGL Deposit Agreement. For further information, see the section entitled "Description of Sibanye-Stillwater American Depositary Shares" beginning on page 136 of this prospectus.

Risk Factors (see page 19)

        There are risks associated with participating in the Scheme, which are described in the section entitled "Risk Factors" beginning on page 19 of this prospectus. You should carefully read and consider these risks prior to participating in the Scheme. The occurrence of one or more of the events or circumstances described in these risk factors, alone or in combination with other events or circumstances, may have a material adverse effect on the business, cash flows, financial condition or operating results of the Group following the implementation of the Scheme.

Accounting Treatment (see page 83)

        Under the Scheme, Sibanye-Stillwater acquires SGL and its controlled entities. Sibanye-Stillwater determined that the acquisition of SGL will not represent a business combination as defined by IFRS 3 "Business Combinations". This is because neither party to the Scheme can be identified as an accounting acquirer in the transaction, and post the implementation there is no change of economic substance or ownership in the Group. The existing SGL Shareholders have the same commercial and economic interest as they had prior to the implementation of the Scheme and no additional new ordinary shares of SGL will be issued as part of the Scheme. The consolidated financial statements of Sibanye-Stillwater will therefore reflect that the arrangement is in substance a continuation of the existing SGL group. Sibanye-Stillwater's comparative information will be presented as if the reorganisation had occurred before the start of the earliest period presented.

Scheme Consideration (see page 75)

        The Scheme, if implemented, will entitle the Scheme Participants to receive the Scheme Consideration Shares in Dematerialised form. Sibanye-Stillwater will have sufficient unissued shares in its authorised share capital to issue as many Sibanye-Stillwater Shares (including the Sibanye-Stillwater Shares represented by the Sibanye-Stillwater ADSs) as may be required to fully satisfy the Scheme Consideration.

Settlement of the Scheme Consideration (see page 75)

Scheme Consideration Shares

        If the Scheme becomes unconditional and is implemented, the Scheme Participants will be entitled to receive the Scheme Consideration Shares, in accordance with the Entitlement Ratio, in respect of the Scheme Shares (including the Scheme Shares represented by the SGL ADSs) held by them on the Implementation Date. SGL or its agents will administer and/or transfer the Scheme Consideration Shares to Scheme Participants, as described herein.

        Certificated SGL Shareholders shall, against the surrender by them of the Documents of Title in respect of their Scheme Shares and the specification of a valid account with a CSDP or Broker into which the Scheme Consideration is to be transferred, receive the Scheme Consideration.

        Dematerialised SGL Shareholders shall have their Scheme Shares transferred to Sibanye-Stillwater and the Scheme Consideration transferred to their CSDP or Broker who should credit them with the Scheme Consideration, in terms of the custody agreement entered into between such Scheme Participants and their CSDP or Broker (as the case may be).

Sibanye-Stillwater ADSs

        If the Scheme becomes unconditional and is implemented, SGL or its agents will transfer the relevant number of Scheme Consideration Shares to the ADS Depositary, which will then separately register the Sibanye-Stillwater ADSs and deliver the Sibanye-Stillwater ADSs to former SGL ADS Holders upon surrender of the SGL ADSs, in accordance with the ADS Ratio and the terms and conditions described herein.

        The ADS Depositary will cause SGL ADSs that are held in accounts with brokers and other securities intermediaries that are direct or indirect participants in DTC to be automatically surrendered to it and will deliver Sibanye-Stillwater ADSs to DTC for allocation by DTC to the accounts of former SGL ADS Holders.

        The ADS Depositary will automatically cancel SGL ADSs that are registered in the names of SGL ADS Holders on an uncertificated basis and will register Sibanye-Stillwater ADSs in the names of those former SGL ADS Holders and will notify them of that registration.

        The ADS Depositary will mail a notice and form of letter of transmittal to registered holders of certificated SGL ADSs calling for surrender of their SGL ADRs evidencing the SGL ADSs and, upon surrender of those SGL ADRs together with the letter of transmittal, will register Sibanye-Stillwater ADSs on an uncertificated basis in the names of those former SGL ADS Holders and will notify them of that registration.

SGL Share Plans (see page 77)

        SGL currently has two share plans, the 2013 SGL Share Plan and the 2017 SGL Share Plan. In terms of the SGL Share Plans, if SGL undergoes a change in control, any unvested awards granted in terms of the SGL Share Plans shall vest on the date of such event becoming effective. However, an exception to such event has been included in the SGL Share Plans, namely that in the event that SGL undergoes a change of control as a result of an internal restructure of SGL, or if any other event happens which may affect the Share Awards, including SGL Shares ceasing to be listed on the JSE, the Share Awards shall not vest on the date on which the change in control becomes effective and the Share Plans shall continue. In such event, SGL may, inter alia, convert the Share Awards into awards in respect of shares in another company, provided that the Share Plan Participant is no worse off, subject to the same restrictions that are applicable in terms of that Share Plan.

        Similarly, the SGL Share Plans provide that in the event that SGL enters into a scheme of arrangement in terms of section 114 of the Companies Act, Share Plan Participants shall continue to participate in the SGL Share Plans and the Remuneration Committee may take such action to place the Share Plan Participants in no worse a position than they were prior to the implementation of the scheme of arrangement. To effect the continuation of the Share Plans post implementation of the Scheme, Sibanye-Stillwater has accordingly had the 2013 Sibanye-Stillwater Share Plan and the 2017 Sibanye-Stillwater Share Plan approved by the JSE.

        Accordingly, should the Scheme become unconditional and be implemented, thereby giving rise to an internal restructure of the Group, the Share Plan Participants will continue to participate in the respective SGL Share Plans, but the Share Awards granted to the Share Plan Participants pursuant to the SGL Share Plans shall be converted and exchanged into an equal number of awards in respect of Sibanye-Stillwater Shares, subject to the same restrictions that are applicable under the SGL Share Plans. This ensures that such Share Plan Participants are in a position, after implementation of the Scheme, which substantively mirrors the position they would have been in, had the Scheme not been implemented on the basis that the same restrictions apply. Accordingly, no adjustments will be made regarding the number of Sibanye-Stillwater Shares which comprise the relevant Share Award.

Effect of the Scheme (see page 78)

        If the Scheme becomes unconditional and is implemented, with effect from the Implementation Date:

  •
  Sibanye-Stillwater will acquire all of the Scheme Shares (including the Scheme Shares represented by the SGL ADSs) from the Scheme Participants, with each Scheme Participant receiving one (1) Sibanye-Stillwater Share for each SGL Share (including the SGL Shares represented by the SGL ADSs), with no entitlement to cash;

  •
  the ADS Depositary will separately call for the surrender of all outstanding SGL ADSs (each representing four (4) SGL Shares) on a mandatory basis and, upon the surrender of the SGL ADSs, the ADS Depositary will separately deliver, on a one-for-one basis, Sibanye-Stillwater ADSs (each representing four (4) Sibanye-Stillwater Shares), resulting in each former SGL ADS Holder receiving one (1) Sibanye-Stillwater ADS for each SGL ADS, with no entitlement to cash;

  •
  Sibanye-Stillwater will hold all of the issued SGL Shares;

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  SGL will become a wholly-owned subsidiary of Sibanye-Stillwater;

  •
  the Sibanye-Stillwater Shares will be listed on the Main Board of the JSE;

  •
  the Scheme Participants will become Sibanye-Stillwater Shareholders and former SGL ADS Holders will become Sibanye-Stillwater ADS Holders;

  •
  the SGL Shares will be thereafter delisted from the JSE in terms of Section 1.17(b) of the JSE Listings Requirements;

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  the Sibanye-Stillwater ADSs will be listed on the NYSE, subject to the NYSE's approval; and

  •
  the SGL ADSs will be delisted from the NYSE.

Repurchase (see page 78)

        On the Implementation Date, immediately following the implementation of the Scheme, Sibanye-Stillwater will repurchase from SGL and cancel the one (1) Sibanye-Stillwater Share still held by SGL, such that the Sibanye-Stillwater Shares in issue immediately after the implementation of the Scheme will be equivalent to the SGL Shares in issue immediately prior to the implementation of the Scheme.

Amendments to the Scheme (see page 79)

        The Scheme may be amended by SGL with the prior written consent of Sibanye-Stillwater before or at the Scheme Meeting (of which SGL Shareholders and SGL ADS Holders will be notified) or after the Scheme Meeting, provided that no amendment may have the effect of diminishing the rights that will accrue to all SGL Shareholders in terms of the Scheme.

Dissenting SGL Shareholders' Appraisal Rights (see page 79)

        SGL Shareholders have certain dissenting shareholder Appraisal Rights in connection with the Scheme, in terms of Section 164 of the Companies Act. A complete extract of Section 164 of the Companies Act is attached as Exhibit 99.2 to the registration statement on Form F-4 of which this prospectus forms a part.

        SGL ADS Holders do not have dissenting shareholders' Appraisal Rights in connection with the Scheme, save if they surrender their SGL ADSs and withdraw the SGL Shares such that they become SGL Shareholders.

Scheme Implementation Agreement (see page 81)

        On October 4, 2019, Sibanye-Stillwater and SGL entered into the Scheme Implementation Agreement to effect the Scheme. Under the terms of the Scheme Implementation Agreement, Sibanye-Stillwater and SGL have agreed to certain mutual commitments in relation to the Scheme, which include, among others, that the Scheme is subject to the Scheme Conditions Precedent, and that Sibanye-Stillwater and SGL have complied, or will comply, with applicable provisions of the Companies Act and the Companies Regulations in terms of the Sibanye-Stillwater Offer and the Scheme.

Court Approval (see page 82)

        In certain circumstances, SGL may not implement Special Resolution Number 1 approving the Scheme, despite its adoption at the Scheme Meeting, without the approval of the court.

Material Tax Considerations for the Sibanye-Stillwater Shares and Sibanye-Stillwater ADSs (see page 118)

South Africa

        Generally, South African tax resident shareholders that hold their SGL Shares on capital account will be entitled to rollover relief when acquiring the Sibanye-Stillwater Shares. The rollover relief does not apply to the extent that the base cost of the SGL Shares to SGL Shareholders is less than the current market value of the SGL Shares or where the SGL Shares are held as trading stock. Non-resident SGL Shareholders do not qualify for rollover relief but are generally not subject to South African taxes if the holding of SGL Shares is not linked to any other presence or permanent establishment in South Africa apart from the holding of the SGL Shares. Subject to the provisions of the applicable Treaty, non-South African resident shareholders are only taxed on their South African sourced income.

United States

        It is intended that, for U.S. federal income tax purposes, the Scheme qualifies as a transaction described in Section 351(a) of the Code. In addition, the Scheme may also qualify as a reorganisation within the meaning of Section 368(a) of the Code. Assuming the Scheme so qualifies, a U.S. Holder (as defined below) of SGL Shares and SGL ADSs should generally not recognise gain or loss upon the exchange of SGL Shares or SGL ADSs for Sibanye-Stillwater Shares and Sibanye-Stillwater ADSs, respectively, pursuant to the Scheme. However, any U.S. Holder that will own (directly, indirectly or constructively) 5% or more of the stock (by vote or value) of Sibanye-Stillwater immediately following the Scheme may need to enter into a gain recognition agreement in accordance with applicable U.S. Treasury regulations in order to avoid recognising any gain realised on the exchange. U.S. Holders that will own 5% or more of the stock of Sibanye-Stillwater immediately following the Scheme should consult their tax advisers regarding such requirements. Moreover, no opinion of counsel has been obtained, and Sibanye-Stillwater does not intend to seek a ruling from the IRS regarding the characterisation of the Scheme for U.S. federal income tax purposes. There can be no assurance that the IRS will not disagree with or challenge the intended characterisation of the Scheme for U.S. federal income tax purposes.

        SGL Shareholders and SGL ADS Holders are urged to consult with their own tax advisers for a full understanding of the United States, South African or other tax consequences of the implementation of the Scheme applicable to them.

Sibanye-Stillwater ADS Program (see page 136)

        Sibanye-Stillwater will establish an ADS program in the United States, and Sibanye-Stillwater ADSs issued thereunder will be registered with the SEC. Sibanye-Stillwater ADSs will be listed on the NYSE, subject to the NYSE's approval. Sibanye-Stillwater ADSs are expected to be issued under a program operated by the ADS Depositary, at the ratio of one (1) Sibanye-Stillwater ADS for every four (4) Sibanye-Stillwater Shares. When Sibanye-Stillwater ADSs are issued, the rights of Sibanye-Stillwater ADS Holders will be governed by the Sibanye-Stillwater Deposit Agreement.

SUMMARY CONSOLIDATED FINANCIAL DATA OF SIBANYE-STILLWATER AND SGL

Sibanye-Stillwater

        Sibanye-Stillwater was incorporated on November 7, 2014 and was subsequently converted to a public company on July 6, 2018; accordingly, the financial statements as of the date of this prospectus only consist of the opening consolidated statement of financial position and limited notes thereon. As Sibanye-Stillwater has had no operations or previous cash flows at the time of and since its incorporation, Sibanye-Stillwater has omitted the income statement and cash flow statement and the notes thereto.

        The historical financial data of Sibanye-Stillwater is the responsibility of the Sibanye-Stillwater Directors. There has been no material change in the financial or trading position of Sibanye-Stillwater that has occurred since the end of the last financial period reported on.

SGL

        The following tables set out summary consolidated financial data of SGL, as of the dates and for the periods indicated. SGL's summary consolidated financial data for each of the years ended December 31, 2018, 2017 and 2016 has been derived from the audited consolidated financial statements of SGL as at and for years then ended contained in the 2018 Form 20-F, which is incorporated by reference in this prospectus. SGL's summary consolidated financial data for the years ended December 31, 2015 and 2014 has been derived from the audited consolidated financial statements of SGL as at and for the years then ended, as adjusted for the U.S.$1 billion Rights Issue and the August 29, 2017 and February 21, 2018 capitalisation issues, contained in its other published reports, which are not incorporated by reference in this prospectus. SGL's summary consolidated financial data as at and for each of the six months ended June 30, 2019 and 2018 has been derived from SGL's unaudited condensed consolidated interim financial statements contained in SGL's 2019 half-year results filed with the SEC on Form 6-K on October 4, 2019, which are incorporated by reference in this prospectus.

        The summary consolidated financial data presented below is only a summary, and it should be read in conjunction with the audited consolidated financial statements of SGL, related notes thereto and other financial information incorporated by reference in this prospectus. Historical results for any period are not necessarily indicative of results to be expected for any future period and should be read in conjunction with: (i) SGL's "Management's Discussion and Analysis of Financial Condition and Results of Operation" contained in the 2018 Form 20-F, which is incorporated by reference in this prospectus; and (ii) SGL's 2019 half-year results filed with the SEC on Form 6-K on October 4, 2019, which are incorporated by reference in this prospectus. There has been no material change in the financial or trading position of SGL that has occurred since the end of the last financial period reported on.

Summary consolidated income statement data

	Six months ended June 30,		Year ended December 31,
	2019	2018	2018	2017	2016	2015	2014
	(R in millions, except where otherwise indicated)
Revenue	23,535	23,910	50,656	45,912	31,241	22,717	21,781
Cost of sales, before amortisation and depreciation	(20,662)	(19,642)	41,515	36,483	20,709	16,380	14,311
Amortisation and depreciation	(2,925)	(3,095)	(6,614)	(5,700)	(4,042)	(3,637)	(3,255)
(Loss)/profit for the period/year	(181)	78	(2,521)	(4,433)	3,043	538	1,507
(Loss)/profit for the period/year attributable to owners of SGL	(265)	77	(2,500)	(4,437)	3,473	717	1,552
Basic earnings per share (R cents)(1)	(11)	3	(110)	(229)	225	47	106
Diluted earnings per share (R cents)(1)	(11)	3	(110)	(229)	225	47	105
Headline earnings per share(2) (R cents)(1)	(54)	4	(1)	(12)	162	44	97
Weighted average number of shares ('000)(1)	2,341,567	2,261,753	2,263,857	1,933,850	1,544,650	1,534,955	1,458,853
Diluted weighted average number of shares ('000)(1)	2,341,567	2,286,925	2,263,857	1,933,850	1,546,811	1,540,626	1,477,644

Notes:

(1)
As adjusted for the U.S.$1 billion Rights Issue and the August 29, 2017 and February 21, 2018 capitalisation issues.

(2)
Headline earnings per share is calculated in terms of the guidance issued by the South African Institute of Chartered Accountants (SAICA), see "note 10.3: Headline earnings per share" in the notes to the consolidated financial statements in the 2018 Form 20-F, which is incorporated by reference in this prospectus.

Summary consolidated statement of financial position data

	As at June 30,		As at December 31,
	2019	2018	2018	2017	2016	2015	2014
	(R in millions, except where otherwise indicated)
Property, plant and equipment	56,735	53,205	54,558	51,445	27,241	22,132	22,704
Cash and cash equivalents	6,000	2,100	2,549	2,062	968	717	563
Total assets	99,303	81,084	84,923	76,072	41,721	28,266	27,922
Net assets	30,266	25,513	24,724	23,998	16,469	14,985	14,986
Stated share capital	40,662	34,667	34,667	34,667	21,735	21,735	21,735
Total borrowings	27,118	28,692	24,505	25,650	8,974	3,804	3,170
Total liabilities	69,038	55,571	60,199	52,074	25,252	13,281	12,936

Summary consolidated cash flow statement

	Six months ended June 30,		Year ended December 31,
	2019	2018	2018	2017	2016	2015	2014
	(R in millions, except where otherwise indicated)
Net cash from operating activities	1,327	2,334	12,197	2,741	4,406	3,515	4,053
Net cash from/(used in) investing activities	226	(3,030)	(7,744)	(28,144)	(9,444)	(3,340)	(4,309)
Net cash from/(used in) financing activities	2,077	601	(4,101)	26,807	5,446	(21)	(673)
Net increase/(decrease) in cash and cash equivalents	3,631	(95)	352	1,403	408	155	(930)

Selected Unaudited Pro Forma Condensed Consolidated Financial Information

        The following selected unaudited pro forma condensed consolidated financial information has been prepared to reflect SGL's acquisition of Lonmin and the Scheme. The selected unaudited pro forma condensed consolidated financial information is derived from, and should be read in conjunction with the full unaudited pro forma condensed consolidated financial information contained elsewhere in this prospectus.

Lonmin Acquisition

        On December 14, 2017, the boards of SGL and Lonmin announced that they had reached agreement on the terms of a recommended all-share offer pursuant to which SGL, and/or a wholly-owned subsidiary of SGL, would acquire the entire issued and to be issued ordinary share capital of Lonmin, which is a major mine-to-market producer of PGMs with core operations in South Africa. Under the terms of the Lonmin Acquisition, each Lonmin shareholder received one (1) new SGL Share for each Lonmin ordinary share that they held. The Lonmin Acquisition was effected by means of a scheme of arrangement between Lonmin and Lonmin's shareholders under Part 26 of the U.K. Companies Act, which was sanctioned by the High Court of Justice in England & Wales on June 7, 2019 and became effective on that date, with the new SGL Shares being admitted to trading on the Main Board of the JSE on June 10, 2019.

        The pro forma adjustments reflecting the Lonmin Acquisition have been based on the principles of IFRS 3 "Business Combinations". The purchase price allocation (PPA) was accounted for in SGL's unaudited condensed consolidated interim financial statements as at and for the six-month period ended June 30, 2019, on a provisional basis, and therefore no pro forma adjustments are reflected on the unaudited pro forma statement of financial position as at June 30, 2019. Further, in accordance with IFRS 3 "Business Combinations", if new information obtained within one year of the acquisition date, about facts and circumstances that existed at the acquisition date, identifies adjustments to the purchase price allocation or any additional provisions that existed at the date of acquisition, then the accounting for the acquisition will be revised. Therefore, the determination of the final acquisition accounting and actual results may differ materially from the assumptions, estimates and adjustments reflected in the unaudited pro forma condensed consolidated financial information.

The Scheme

        The SGL Board is proposing a Scheme of Arrangement under Section 114 of the South African Companies Act between SGL and SGL Shareholders in order to create a more efficient corporate structure and to facilitate SGL's growth strategy by reorganising its operations under a new parent company, Sibanye-Stillwater. If the Scheme becomes unconditional and is implemented:

  •
  Sibanye-Stillwater will acquire all of the SGL Shares (including the SGL Shares represented by the SGL ADSs) from the Scheme Participants, with each Scheme Participant receiving one (1) Sibanye Stillwater-Share for each SGL Share held by a Scheme Participant (including the SGL Shares represented by the SGL ADSs), with no entitlement to cash;

  •
  the ADS Depositary will separately call for the surrender of all outstanding SGL ADSs (each representing four (4) SGL Shares) on a mandatory basis and, upon the surrender of the SGL ADSs, the ADS Depositary will separately deliver, on a one-for-one basis, Sibanye-Stillwater ADSs (each representing four (4) Sibanye-Stillwater Shares), resulting in each former SGL ADS Holder receiving one (1) Sibanye-Stillwater ADS for each SGL ADS, with no entitlement to cash;

  •
  Sibanye-Stillwater will hold all of the issued SGL Shares;

  •
  SGL will become a wholly-owned subsidiary of Sibanye-Stillwater;

  •
  the Scheme Participants will become Sibanye-Stillwater Shareholders and former SGL ADS Holders will become Sibanye-Stillwater ADS Holders;

  •
  the SGL Shares will be thereafter delisted from the JSE in terms of Section 1.17(b) of the JSE Listings Requirements;

  •
  the Sibanye-Stillwater ADSs will be listed on the NYSE, subject to the NYSE's approval; and

  •
  the SGL ADSs will be delisted from the NYSE.; and

  •
  former SGL ADS Holders will become Sibanye-Stillwater ADS Holders.

        The Lonmin Acquisition was deemed a significant acquisition pursuant to Regulation S-X. As the historical unaudited condensed consolidated income statement of SGL for the six months ended June 30, 2019 does not reflect Lonmin's income statement for the entire six-month period, the selected unaudited pro forma condensed consolidated income statement for the six months ended June 30, 2019 is adjusted to consolidate the historical unaudited condensed consolidated income statement of Lonmin for the six months ended March 31, 2019, giving effect to the completion of the acquisition, as if it had occurred on January 1, 2018. The selected unaudited pro forma condensed consolidated income statement for the six months ended June 30, 2019 consolidates the historical unaudited condensed income statement of Sibanye-Stillwater for the six months ended June 30, 2019 with the historical unaudited condensed consolidated income statement of SGL for the six months ended June 30, 2019, giving effect to the Scheme, as if it had occurred on January 1, 2018. No financial information is presented in the "Before the Lonmin Acquisition and the Scheme" column for Sibanye-Stillwater as it did not trade during the periods presented.

        The selected unaudited pro forma condensed consolidated income statement for the year ended December 31, 2018 is adjusted to consolidate the historical consolidated income statement of Lonmin for the year ended September 30, 2018, giving effect to the completion of the acquisition, as if it had occurred on January 1, 2018. The selected unaudited pro forma condensed consolidated income statement for the year ended December 31, 2018 consolidates the historical income statement of Sibanye-Stillwater for the year ended December 31, 2018 with the historical consolidated income statement of SGL for the year ended December 31, 2018, giving effect to the Scheme, as if it had occurred on January 1, 2018. No financial information is presented in the "Before the Lonmin Acquisition and the Scheme" column for Sibanye-Stillwater as it did not trade during the period presented.

        The selected unaudited pro forma condensed consolidated statement of financial position as at June 30, 2019 consolidates the historical unaudited condensed statement of financial position of Sibanye-Stillwater as at June 30, 2019 with the historical unaudited condensed consolidated statement of financial position of SGL as at June 30, 2019, giving effect to the Scheme, as if it had occurred on June 30, 2019. The historical unaudited condensed consolidated statement of financial position of SGL as at June 30, 2019 reflects the results of Lonmin, and therefore no pro forma adjustments needed to be made.

        The unaudited pro forma condensed consolidated income statements do not reflect the financial impact of any expected costs savings, synergies, integration costs or non-recurring activities and one-time transaction costs that may be realised or incurred in current or subsequent reporting periods.

        The selected unaudited pro forma condensed consolidated financial data has been prepared for illustrative purposes only and is not necessarily indicative of what Sibanye-Stillwater's financial position or results of operations actually would have been had the Lonmin Acquisition and/or the Scheme been completed as of the dates indicated. In addition, selected unaudited pro forma condensed consolidated financial data does not purport to project the future financial position or operating results of Sibanye-Stillwater.

Selected Unaudited Pro Forma Condensed Consolidated Income Statement for the Six Months Ended June 30, 2019

	Before the Lonmin Acquisition and Scheme		SGL Pro Forma adjustments		Lonmin Acquisition Pro Forma adjustments				Scheme Pro Forma adjustments	After the Lonmin Acquisition and Scheme
	A			B				C	D	A+B+C+D
	Sibanye Stillwater historical	SGL historical	Less: Lonmin	Sub-total: SGL excluding Lonmin	Lonmin results for six months	Lonmin consolidation adjustments	Lonmin transaction costs	Sub-Total Lonmin only	Scheme transaction costs	Sibanye Stillwater after the Lonmin Acquisition and Scheme
	(R in millions, unless otherwise stated)
Revenue	—	23,534.9	(1,369.2)	22,165.7	8,733.0	—	—	8,733.0	—	30,898.7
(Loss)/profit for the period	—	(181.2)	256.0	74.8	492.8	(1,049.9)	84.7	(472.4)	2.3	(395.3)

(Loss)/profit for the period attributable to:
Owners of Sibanye-Stillwater	—	(265.2)	243.8	(21.4)	379.4	(1,051.9)	84.7	(587.8)	2.3	(606.9)
Non-controlling interests	—	84.0	12.2	96.2	113.4	2.0	—	115.4	—	211.6

Earnings per ordinary share (cents)
Basic EPS	—	(11)	—	—	—	—	—	—	—	(23)
Diluted EPS	—	(11)	—	—	—	—	—	—	—	(23)
Weighted average number of shares ('000)	0	2,341,567	—	—	—	261,675	—	—	—	2,603,242
Diluted weighted average number of shares ('000)	0	2,341,567	—	—	—	261,675	—	—	—	2,603,242

Selected Unaudited Pro Forma Condensed Consolidated Statement of Financial Position as at June 30, 2019

	Before the Scheme		Adjustments relating to the Scheme		After the Scheme
	Sibanye Stillwater historical	SGL historical	Sibanye Stillwater shares issued and cancelled	Scheme transaction costs	Sibanye Stillwater after the Scheme
	(R in millions, unless otherwise stated)
Total assets	0.0	99,303.3	(0.0)	—	99,303.3

Total equity	0.0	30,265.5	(0.0)	(48.8)	30,216.7

Non-current liabilities	—	48,613.7	—	—	48,613.7

Current Liabilities	—	20,424.1	—	48.8	20,472.9

Total equity and liabilities	0.0	99,303.3	—	—	99,303.3

Selected Unaudited Pro Forma Condensed Consolidated Financial Information for the Year Ended December 31, 2018

	Before the Lonmin Acquisition and Scheme		Lonmin Acquisition Pro Forma adjustments				Scheme Pro Forma adjustments	After the Lonmin Acquisition and Scheme
	A	B				C	D	A+B+C+D
	Sibanye Stillwater historical	SGL historical	Lonmin adjusted historical information	Lonmin consolidation adjustments	Lonmin transaction costs	Sub-Total Lonmin only	Scheme transaction costs	Sibanye Stillwater after Lonmin Acquisition and Scheme
	(R in millions, unless otherwise stated)
Revenue	—	50,656.4	17,807.8	—	—	17,807.8	—	68,464.2

(Loss)/profit for the period	—	(2,520.7)	820.8	85.2	186.9	1,092.9	12.2	(1,415.6)

(Loss)/profit for the period attributable to:
Owners of Sibanye-Stillwater	—	(2,499.6)	767.8	81.2	186.9	1,035.9	12.2	(1,451.5)
Non-controlling interests	—	(21.1)	53.0	4.0	—	57.0	—	35.9

Earnings per ordinary share (cents)
Basic EPS	—	(110)	—	—	—	—	—	(57)
Diluted EPS	—	(110)	—	—	—	—	—	(57)
Weighted average number of shares ('000)	—	2,263,857	—	290,395	—	—	—	2,554,252
Diluted weighted average number of shares ('000)	—	2,263,857	—	290,395	—	—	—	2,554,252

 PER SHARE MARKET INFORMATION AND DIVIDENDS

Share Price

        The following table sets forth the closing market prices per SGL Share, as reported by IRESS, and the closing market prices per SGL ADS, as reported by Bloomberg, on the following dates:

  •
  as of October 3, 2019 (the last trading day prior to the date of the public announcement of the Scheme); and

  •
  as of          , 2019 (the last practicable trading day prior to the date of this prospectus).

        You are urged to obtain current market quotations for SGL Shares and SGL ADSs before making your decision with respect to casting your vote at the Scheme Meeting. SGL Shares currently trade on the JSE under the ticker symbol "SGL" and SGL ADSs currently trade on the NYSE under the symbol "SBGL".

	SGL Shares	SGL ADSs
	(R)	(U.S.$)
October 3, 2019	23.51	6.03
, 2019

        The Sibanye-Stillwater Shares have not yet been listed and therefore there are no market quotations.

Dividends

        The following table sets forth dividends paid by SGL per SGL Share and dividends paid by SGL per SGL ADS for the years ended December 31, 2018, 2017, 2016, 2015 and 2014:

	Year ended December 31,
	2018	2017	2016	2015	2014
Dividends declared and paid for the year(1)
Dividend per SGL Share (R cents)	—	60	175	72	125
Dividend per SGL ADS (U.S.$ cents)(2)	—	19	47	24	46

Notes:

(1)
Dividends paid to SGL ADS Holders are the same as those paid to SGL Shareholders.

(2)
The conversion of Rand into U.S. dollars is based on exchange rates of R12.87/U.S.$ as at February 23, 2017, R15.60/U.S.$ as at February 24, 2016, R14.17/U.S.$ as at August 24, 2016, R11.67/U.S.$ as at February 19, 2015, R12.77/U.S.$ as at August 5, 2015, R11.04/U.S.$ as at February 19, 2014 and R10.67/U.S.$ as at August 30, 2014.

RISK FACTORS

        You should carefully consider the following risk factors, in addition to the other information included in, and incorporated by reference in, this prospectus, including the matters addressed in the section entitled "General Information—Forward-Looking Statements" beginning on page 65 of this prospectus.

        The risks set forth below comprise all material risks known to the Group. All of these risk factors and events are contingencies that may or may not occur. The Group may face a number of the described risks simultaneously and one or more described risks may be interdependent. The risk factors are based on assumptions that could turn out to be incorrect.

        You should carefully review this entire prospectus and should form your own views before making an investment decision with respect to the securities discussed in this prospectus. You should also consult your own financial, legal and tax advisers to carefully review the risks associated with the securities discussed in this prospectus and consider such an investment decision in light of your personal circumstances.

Risks related to Sibanye-Stillwater as at the Date of this Prospectus

Sibanye-Stillwater has no material assets, and will not have traded, as at the date of this prospectus

        Sibanye-Stillwater has no material assets, liabilities or operations and will not conduct any business prior to the implementation of the Scheme, except to perform its obligations under the Scheme Implementation Agreement. Upon the implementation of the Scheme, Sibanye-Stillwater will acquire all of the issued SGL Shares (including the SGL Shares represented by the SGL ADSs) and will, as a result, obtain a 100% interest in SGL's current material assets, liabilities and operations.

Risks related to the Group's Business

The Group is subject to the imposition of various regulatory costs, such as mining taxes and royalties, changes to which may have a material adverse effect on the Group's operations and profits

        In recent years, governments, communities, NGOs and trade unions in several jurisdictions have sought and, in some cases, have implemented greater cost imposts on the mining industry, including through the imposition of additional taxes and royalties. Such resource nationalism, whether in the form of cost imposts, interference in project management, mandatory social investment requirements, local content requirements or creeping expropriation could impact the global mining industry and the Group's business, operating results and financial condition.

        In December 2017, during the ANC national conference, the ANC resolved that, as a matter of policy, the ANC should pursue the expropriation of land without compensation, provided that such expropriation is carried out without destabilising the agricultural sector, endangering food security or undermining economic growth and job creation. On February 27, 2018, the National Assembly assigned the CRC to review Section 25 of the South African Constitution and other relevant clauses to make it possible for the state to expropriate land in the public interest without compensation. The CRC had a deadline until August 30, 2018 to report their findings to the National Assembly. At this stage, it is not clear what recommendations the CRC may make. In the event that the CRC recommends an amendment to the South African Constitution in favour of expropriation without compensation, various procedural milestones would need to occur, including a bill amending Section 25 of the South African Constitution approved by a majority of the National Assembly, as well as six of the nine provinces of the NCOP and signed by the President, among others. On March 13, 2019, the CRC announced that the work to amend Section 25 of the South African Constitution would not be finished before the South African general elections in May 2019 and that the new Parliament will be tasked to take up this matter after the elections are complete. On July 25, 2019, the National Assembly adopted and passed a motion to re-establish a multi-party ad hoc committee, which will write legislation to amend Section 25 of the South African Constitution allowing the state to expropriate land without compensation.

        The new committee is expected to initiate and introduce legislation amending Section 25 of the South African Constitution. The re-established ad hoc committee is expected to resume the constitutional amendment process once members of parliament return from recess on August 20, 2019 and will have until March 31, 2020 to complete its work and report back to the National Assembly. In the event the Group's land is expropriated, this could have a material adverse effect on the Group's business, operating results and financial condition.

        Section 5(3) of the MPRDA provides a statutory right of access for the mining right holder to the mining area for the purposes of conducting mining operations and does not require the holder to own the land on which it conducts operations.

        In South Africa, the ANC has adopted two recommended approaches to interacting with the mining industry. While the ANC has rejected the possibility of mine nationalisation for now, the first approach contemplates, among other things, greater state intervention in the mining industry, including the revision of existing royalties, the imposition of new taxes and an increase in the South African government's holdings in mining companies. For example, the Group is engaged in a dispute with a South African municipality regarding the valuation of certain property for the purposes of property-related taxes calculation. The second approach contemplates the South African government taking a more active role in the mining sector, including through the introduction of a state mining company to be involved in new projects either through partnerships or individually.

        The adopted policies may impose additional restrictions, obligations, operational costs, taxes or royalty payments on mining companies, including the Group, any of which could have a material adverse effect on the Group's business, operating results and financial condition.

        The South African President appointed the Davis Tax Committee to look into and review the current mining tax regime. The committee's first interim report on mining, which was released for public comment on August 13, 2015, proposed no changes to the royalty regime but recommended the discontinuation of the upfront capital expenditure write-off regime in favour of an accelerated capital expenditure depreciation regime. In addition, the report recommended retaining the so-called "gold formula" for existing gold mines only, as new gold mines would be unlikely to be established in circumstances where profits are marginal or where gold mines would conduct mining of the type intended to be encouraged by the formula. The committee also recommended the phasing out of additional capital allowances available to gold mines in order to bring the gold mining corporate income tax regime in line with the tax system applicable to all taxpayers. On November 13, 2017, following a period of public comment, the Davis Tax Committee issued its final report which largely reaffirmed its initial recommendations. The South African National Treasury will continue to consider the Davis Tax Committee's final recommendations. It is not clear at this stage which, if any, of the recommendations will be adopted as legislation.

        Any of the above could have a material adverse effect on the Group's business, operating results and financial condition.

Economic, political or social instability affecting the regions where the Group operates may have a material adverse effect on the Group's operations and profits

        Sibanye-Stillwater and SGL are South African domiciled companies with the majority of their operations located within South Africa. Changes to, or increased instability in, the economic, political or social environment in South Africa or in surrounding countries could create uncertainty, which discourages investment in the region and may affect an investment in the Group. In addition, socio-political instability and unrest may also disrupt the Group's business and operations, compromise safety and security, increase costs, affect employee morale, impact the Group's ability to deliver under its operational plans, create uncertainty regarding mining licences and cause reputational damage, any of which could have a material adverse effect on the Group's business, operating results and financial condition.

        In February 2018, Jacob Zuma resigned as President of South Africa and was replaced by Cyril Ramaphosa, who was re-elected into office following the 2019 general elections. It is not certain what, if any, other political, economic or social impacts the recent change in leadership will have on South Africa, or on the Group specifically. High levels of unemployment, particularly among the youth, and a shortage of critical skills in South Africa, despite increased government expenditure on education and training, remain issues and deterrents to foreign investment. The volatile and uncertain labour environment, which severely impacts on the local economy and investor confidence, has led and may lead to further downgrades in national credit ratings, making investment more expensive and difficult to secure. See "—The Group's operations and profits have been and may be adversely affected by labour unrest and union activity" and "—A further downgrade of South Africa's credit rating may have an adverse effect on the Group's ability to secure financing". This may restrict the Group's future access to international financing and could have a material adverse effect on the Group's business, operating results and financial condition.

        In March 2019, the President of South Africa, Cyril Ramaphosa, announced in parliament that South Africa would move forward with the nationalisation of the SARB. Following the announcement, there have been various contradictory statements made by government officials regarding the government's plans to nationalise the SARB, which have created uncertainty around this issue. While the SARB's independence is constitutionally guaranteed, any economic or political instability caused by any nationalisation process, whether or not completed, may create issues with the movement of funds into or out of South Africa and impact the general business environment in South Africa, including businesses such as Sibanye-Stillwater and SGL. Any such negative impact on the South African economy may adversely affect the Group's business, operating results and financial condition.

        In addition, while the South African government has stated that it does not intend to nationalise mining assets or mining companies, certain political parties have stated publicly and, in the media, that the government should embark on a programme of nationalisation. See "—The Group is subject to the imposition of various regulatory costs, such as mining taxes and royalties, changes to which may have a material adverse effect on the Group's operations and profits". Any threats, or actual proceedings, to nationalise any of the Group's assets could halt or curtail operations, resulting in a material adverse effect on the Group's business, operating results and financial condition, and could cause the value of the Group's securities to decline rapidly and dramatically, possibly causing investors to lose the entirety of their respective investments.

        In addition, economic and political instability in regions outside of South Africa or in surrounding countries and geopolitical events, such as the ongoing negotiations surrounding the United Kingdom's exit from the EU and the emergence of a trade war between the United States and China, may result in unavoidable uncertainties and events that could negatively affect costs of business, cause volatility in currency exchange rates, commodity prices, interest rates and worldwide political, regulatory, economic or market conditions, and contribute instability in political institutions, regulatory agencies and financial markets any of which could have a material adverse effect on the Group's business, operating results and financial condition.

A further downgrade of South Africa's credit rating may have an adverse effect on the Group's ability to secure financing

        Prior to 2017, the challenges facing the mining industry and other sectors, among other factors, had resulted in the downgrading of South Africa's sovereign credit rating to non-investment grade, or junk, by Standard & Poor's and Fitch Ratings. On November 23, 2017, Standard & Poor's further downgraded South Africa's sovereign credit rating to BB with a stable outlook due to, among other things, declining consumption on a per capita basis, economic growth performance that is among the weakest of emerging market sovereigns and income inequality that is among the highest in the world. On November 23, 2017, Fitch Ratings reaffirmed South Africa's sovereign credit rating of BB+ with a negative outlook. On June 9, 2017, Moody's downgraded South Africa's sovereign credit rating to Baa3 with a negative outlook. On March 23, 2018, Moody's affirmed its Baa3 sovereign credit rating for South Africa and upgraded its outlook to stable, citing the beginning of reform under President Ramaphosa. On May 26, 2018, Standard & Poor's affirmed its BB sovereign credit rating of South Africa with a stable outlook. On July 26, 2019, Fitch Ratings affirmed its BB+ sovereign credit rating for South Africa and downgraded its outlook from stable to negative.

        Further downgrading of South Africa's sovereign credit rating to non-investment grade status by Standard & Poor's, Moody's or Fitch Ratings may adversely affect the South African mining industry, including the Group, by making it more difficult to obtain external financing, or could result in any such financing being available only at greater cost or on more restrictive terms than might otherwise be available. The recent downgrades of South Africa's sovereign credit rating could also have a material adverse effect on the South African economy as many pension funds and other large investors are required by internal rules to sell bonds once two separate agencies rate them as non-investment grade. Any such negative impact on the South African economy may adversely affect the South African mining industry and the Group's business, operating results and financial condition.

Mining companies are increasingly required to operate in a sustainable manner and to provide benefits to affected communities. Failure to comply with these requirements can result in legal suits, additional operational costs, investor divestment and loss of "social licence to operate", which could adversely impact the Group's business, operating results and financial condition

        Many mining companies face increasing pressure over their "social licence to operate", which can be understood as the acceptance of the activities of these companies by stakeholders. While formal permission to operate is ultimately granted by host governments, many mining activities require social permission from host communities and influential stakeholders to carry out operations effectively and profitably.

        These businesses are under pressure to demonstrate that, while they seek a satisfactory return on investment for shareholders, the environment, human rights and other key sustainability issues are responsibly managed and stakeholders, such as employees, host communities and the governments of the countries in which they operate, also benefit from their commercial activities. The potential consequences of these pressures and the adverse publicity in cases where companies are believed not to be creating sufficient social and economic benefit or are perceived to not be responsibly managing other sustainability issues may result in additional operating costs, higher capital expenditures, reputational damage, active community opposition (possibly resulting in delays, disruptions and stoppages), allegations of human rights abuses, legal suits, regulatory intervention and investor withdrawal.

        In order to maintain its social licence to operate, the Group may need to design or redesign parts of its mining operations to minimise their impact on such communities and the environment, either by changing mining plans to avoid such impact, by modifying operations, by changing planned capital expenditures or by relocating the affected people to an agreed location. Anti-mining sentiments in some of the communities in which the Group operates have been exacerbated by high unemployment and violent crime rates, forced resettlement of residents, environmental incidents and blasting.

        Responsive measures may require the Group to take costly and time-consuming remedial measures, including the full restoration of livelihoods of those impacted. In addition, the Group is obliged to comply with the terms and conditions of all the mining rights it holds in South Africa. In this regard, the SLPs provisions of the Group's mining rights must make provision for local economic development, among other obligations. See "—The Group's mineral rights are subject to legislation, which could impose significant costs and burdens and which impose certain ownership requirements, the interpretation of which is the subject of dispute". In addition, as the Group has a long history of mining operations in certain regions or has purchased operations that have a long history, issues may arise regarding historical as well as potential future environmental or health impacts in those areas.

        In the United States, two environmental groups had an anti-mining initiative, the Citizen Initiative 186, placed on the ballot in the November 2018 general election in the state of Montana. Citizen Initiative 186 would have required the state's Department of Environmental Equality to deny a permit for any new hard-rock mine, unless the mine's reclamation plan provided clear and convincing evidence that the mine would not require perpetual treatment of water polluted by AMD or other contaminants. Although Montana voted down the initiative in the general election, there is no guarantee that similar regulatory challenges will not be encountered in the future.

        Delays in projects attributable to a lack of community support or other community-related disruptions or delays can translate directly into a decrease in the value of a project or into an inability to bring the project to, or maintain, production. The cost of measures and other issues relating to the sustainable development of mining operations has placed significant demands on the Group's resources and could increase capital and operating costs and have a material adverse effect on the Group's reputation, business, operating results and financial condition.

Due to the mature infrastructure at the Group's mining operations, unplanned breakdowns, statutory mandated modifications and stoppages may result in production delays, increased costs and industrial accidents

        Nearly all of the Group's operating shafts and processing plants at its gold and PGM operations, including those of the Group's recently acquired assets (including the operations of Lonmin), are relatively mature. Maintaining this infrastructure requires skilled people, capital allocation, management and regular, planned maintenance. Once a shaft or a processing plant has reached the end of its intended lifespan or needs modification to comply with the applicable regulatory standards, more than normal maintenance and care is required. Although the Group has a comprehensive maintenance strategy in place, incidents resulting in production delays, increased costs or industrial accidents may occur. There is also a risk that delays in procuring critical spares for major repairs may result in disruptions to production. Such incidents may have a material adverse effect on the Group's business, operating results and financial condition.

Due to the nature of deep-level mining and the extensive environmental footprint of the Group's operations, environmental hazards, industrial accidents, seismic activity, mining accidents and pollution may result in operational disruptions such as work stoppages which could result in increased production costs as well as financial and regulatory liabilities

        Mining by its nature involves significant risks and hazards, including environmental hazards, as well as industrial and mining accidents. These include, for example, seismic events, fires, cave-ins and blockages, flooding, discharges of gasses and toxic substances, contamination of water, air or soil resources, unusual and unexpected rock formation affecting ore or wall rock characteristics, ground or slope failures, rock bursts, wild fires, radioactivity and other accidents or conditions resulting from mining activities, including, among other things, blasting and the transport, storage and handling of hazardous materials.

        The Group has experienced, and continues to remain at risk of experiencing, environmental and other industrial hazards, as well as industrial and mining accidents, and the Group is more susceptible than other mining operations, particularly at its South African operations, to certain of these risks due to mining at depth. In the first six months of 2018, in particular, there were two anomalous safety incidents at the Group's South African operations, which resulted in the death of 12 employees (out of 24 total fatalities for the year: 21 fatalities at the Group's South African gold operations and three at the Group's South African PGM operations). In addition, on March 20, 2019, a fall of ground incident at the Group's South African PGM operations resulted in the death of an employee, and at the Group's Thembelani shaft, on April 30, 2019, approximately 1,800 employees were temporarily unable to return to the surface after a parcel of rails that were being transported underground came loose and fell down the shaft. Any future such incidents could have a material adverse effect on the Group's business, operating results and financial condition.

        Seismic activity is of particular concern in the underground mining environment, particularly in South Africa, as a consequence of the extent and depth of mining. Seismic events have intermittently in the past caused death and injury to employees and contractors, and can result in safety-related stoppages. On May 3, 2018, a seismic event at the Masakhane mine at the Group's Driefontein operations resulted in the death of seven (7) employees and injury to six (6) other employees. At the Ikamva and Manyano mines at the Group's Kloof operations, five (5) employees suffered non-fatal injuries due to seismic events during May 21-22, 2018. Additionally, seismic activity has also caused a loss of mining equipment, damage to and destruction of mineral properties and production facilities, monetary losses, environmental damage and potential legal liabilities.

        On June 11, 2018, at the Ikamva mine at the Group's Kloof operations, five (5) employees succumbed to heat exhaustion after they entered a temporarily suspended and appropriately barricaded area, without authorisation and contrary to company policies. The occurrence of these or similar events has led and could lead, to employee fatalities or injuries, the suspension of operations, the delay or halt of production and mine closures, and could negatively impact planned production levels. Any future such events could have a material adverse effect on the Group's business, operating results and financial condition.

        Furthermore, there are risks that relevant regulators, such as the DMR in South Africa and the MSHA or the U.S. Occupational Safety and Health Administration in the United States, may impose fines and work stoppages (known as Section 54 stoppages in South Africa) for non-compliant mining operating procedures and activities, which could reduce or halt production until lifted. The occurrence of any of these events could delay or halt production, increase production costs and result in financial and regulatory liability for the Group, which could have a material adverse effect on its business, operating results and financial condition. See also "—The Group's operations are subject to environmental, health and safety regulations, which could impose additional costs and compliance requirements, and the Group has faced, and may face further, claims and liability for breaches, or alleged breaches, of such regulations and other applicable laws".

        In addition, the relevant environmental authorities have issued and may issue administrative directives and compliance notices in the future to enforce the provisions of the relevant statutes (including, but not limited to, NEMA, the National Water Act, 1998 (Act No 36 of 1998), the National Environmental Management: Air Quality Act, 2004 (Act No 39 of 2004) and the Waste Act in South Africa, as well as the Clean Air Act, the Clean Water Act, the Resource Conservation and Recovery Act and the Metals Mines Reclamation Act in the United States) to take specific anti-pollution measures, continue with those measures and/or to complete those measures. The authorities may also order the suspension of part or all of the Group's operations if there is non-compliance with legislation. Contravention of some of these statutes may also constitute a criminal offense and an offender may be liable for a fine or imprisonment, or both in addition to administrative penalties.

        As a result, the occurrence of any of these events may have a material adverse effect on the Group's business, operating results and financial condition.

The Group's mineral rights are subject to legislation, which could impose significant costs and burdens and which impose certain ownership requirements, the interpretation of which is the subject of dispute

        The Group's operations in South Africa are subject to legislation regulating mineral rights. This includes BBBEE legislation designed to effect the entry and participation of HDSAs into the mining industry and increase their participation in the South African economy.

        The MPRDA, which came into effect on May 1, 2004, transferred ownership of the mineral resources of South Africa to the South African people, with the South African government acting as custodian thereof in order to, among other things, promote equitable access to the nation's mineral resources by South Africans, expand opportunities for HDSAs who wish to participate in the South African mining industry and advance social and economic development. Through the DMR, the South African government, as custodian, exercises regulatory control over the exploitation of mineral resources and does so by exercising the power to grant the rights required to prospect and mine for minerals, including through the imposition of terms and conditions. The MPRDA required mining companies to apply for the right to mine and/or prospect and to apply for the conversion of "old order" prospecting rights and mining rights to "new order" mining rights. In order to qualify for these rights, applicants need to satisfy the South African government that the granting of such a right will advance the open-ended broad-based socio-economic empowerment requirements of the Mining Charter. The MPRDA also required that mining companies submit to the DMR SLPs, which set out their commitments relating to human resource development, labour planning and socio-economic development planning. In order to give content to the broad-based socio-economic empowerment requirements to the mining industry, the DMR published the 2004 Mining Charter, which became effective on May 1, 2004. The 2004 Mining Charter required 26% HDSA ownership by the 2014 deadline.

        In 2010, the DMR introduced the 2010 Mining Charter containing guidelines envisaging, among other things, that mining companies should achieve a minimum of 40% of HDSA demographic representation by 2014 at executive management (board) level, senior management (executive committee) level, core and critical skills, middle management level and junior management level.

        On March 31, 2015, the Chamber of Mines, which is now known as the Minerals Council SA, reported that the DMR believes that empowerment transactions by mining companies concluded after 2004 where the HDSA ownership level has fallen due to HDSA disposal of shares or for other reasons should not be included in the calculation of HDSA ownership for the purposes of, among other things, the 26% HDSA ownership guidelines under the 2004 Mining Charter and the 2010 Mining Charter. The position of the Minerals Council SA (including the Group) is that such historical empowerment transactions should be included in the calculation of HDSA ownership.

        The DMR and the Chamber of Mines jointly agreed to approach the South African courts to seek a declaratory order that will provide a ruling on the relevant legislation and the status of the 2004 Mining Charter and the 2010 Mining Charter, including clarity on the status of previous empowerment transactions concluded by mining companies and a determination on whether the ownership element of the 2004 Mining Charter and the 2010 Mining Charter should be a continuous compliance requirement for the duration of the mining right as argued by the DMR, or a one-off requirement as argued by the Chamber of Mines, on the "once empowered always empowered" principle. The Chamber of Mines and the DMR filed papers in court and the Main Application was placed on the roll to be heard on March 15, 2016. In February 2016, the Scholes Application was filed by a third party, Malan Scholes Inc., to consolidate the Main Application with its own application for a declaratory order on the empowerment aspects of the 2004 Mining Charter and the 2010 Mining Charter. The Chamber of Mines opposed the consolidation of these applications on the basis that, among other things, the right to relief in the respective applications does not depend substantially on the same questions of law and/or fact. On May 3, 2016, the court refused to consolidate the two applications. On February 16,

2018, the Gauteng Division High Court postponed the Mining Charter hearing indefinitely to allow the Chamber of Mines and the Government to engage in further discussions on this matter.

        The DMR then published the 2017 Mining Charter, which came into effect on June 15, 2017. The Chamber of Mines launched the Interdict Application in the Gauteng Division High Court to interdict the implementation of the 2017 Mining Charter, pending the Chamber Application to set the 2017 Mining Charter aside on the basis that it was unilaterally developed and imposed on the industry and that the process that was followed by the DMR in developing the 2017 Mining Charter had been seriously flawed. However, the Minister of Mineral Resources and the Chamber of Mines reached an agreement on September 13, 2017, under which the Minister of Mineral Resources undertook to suspend the 2017 Mining Charter pending the outcome of the Chamber Application. The Chamber Application has been postponed indefinitely by agreement between the DMR and the Chamber of Mines on the basis that the Chamber of Mines has entered into a new round of discussions with the newly elected President of South Africa, Cyril Ramaphosa, and the new Minister of Mineral Resources, Gwede Mantashe. On February 19, 2018, the Gauteng Division High Court ordered that the DMR and the Chamber of Mines must also involve communities affected by mining activities in these new discussions over the 2017 Mining Charter. On April 4, 2018, the Gauteng Division High Court issued a judgement finding that, once the DMR has considered and granted a mining right application in terms of the MPRDA, then the holder of the mining right will not be legally obligated to restore the percentage ownership (irrespective of how it was measured) to the 26% HDSA ownership target referred to in the 2004 Mining Charter and in the 2010 Mining Charter where HDSA shareholding has fallen below the 26% requirement. This judgement applies to old order rights converted in terms of the MPRDA but does not apply where the terms and conditions of the right itself stipulated that the 26% HDSA ownership had to be retained. On April 19, 2018, the DMR filed a notice of intention to appeal the Gauteng Division High Court's judgement. In September 2018, the 2018 Mining Charter and related Implementation Guidelines came into effect. The 2018 Mining Charter, which effectively repealed the 2004 Mining Charter and the 2010 Mining Charter, included a number of material changes such as: (i) existing mining right holders, who had achieved a minimum of 26% HDSA ownership on the date of commencement of the 2018 Mining Charter, shall be recognised as being compliant for the duration of that mining right; (ii) existing mining right holders who, at any stage during the existence of their mining right, achieved 26% HDSA ownership but subsequently (prior to the commencement of the 2018 Mining Charter) HDSA shareholders exited, resulting in HDSA ownership falling below 26%, shall be recognised as compliant for the duration of the mining right; and (iii) recognition of any mining right holder as being compliant in regard to historical HDSA ownership, lapses upon the transfer of the mining right or a part thereof and such recognition would not be applicable to any new applications for a mining right.

        In addition, under the 2018 Mining Charter, the renewal of existing mining rights shall be subject to the mining charter requirements that were applicable at the time a mining right renewal application was lodged with the DMR (i.e. any application for renewal lodged prior to September 27, 2018 will be processed in accordance with the 2004 Mining Charter, as read with the 2010 Mining Charter, and all renewal applications lodged on or after September 27, 2018 in terms of the 2018 Mining Charter). A category for pending applications is provided for all applications that have been both lodged and accepted prior to the commencement of the 2018 Mining Charter and such applications are to be processed in terms of the 2010 Mining Charter with a 26% HDSA ownership requirement. However, once a mining right is granted and executed, the holder of the mining right is required to achieve a minimum of 30% HDSA ownership within a period of five years from the effective date of the mining right.

        For all applications for new mining rights, the 2018 Mining Charter requires a minimum of 30% HDSA ownership. At a minimum, the HDSA ownership must be comprised as follows: (i) 5% non-transferrable carried interest to qualifying employees; (ii) 5% non-transferrable carried interest to host communities; and (iii) 20% effective ownership in the form of shares to a BEE entrepreneur. There have also been material adjustments to the minimum compliance requirements relating to, among other things, employment equity, inclusive procurement and supplier and enterprise development, which all mining companies must comply with within five years from the commencement of the 2018 Mining Charter.

        On March 26, 2019, the Minerals Council SA filed an application in the Gauteng Division High Court of South Africa for the judicial review and setting aside of certain clauses of the 2018 Mining Charter. In the alternative to the above, the Minerals Council SA may apply for a declaratory judgement confirming that the relevant clauses in the 2018 Mining Charter are inconsistent with the principle of legality as enshrined in the South African Constitution and ask that they be set aside. On March 27, 2019, the DMR published a media statement indicating that it intended to oppose the Minerals Council SA's application and would file its responding documentation in due course. For further details, see the section entitled "Further Information—Environmental and Regulatory Matters—Mineral Rights" in the 2018 Form 20-F, which is incorporated by reference in this prospectus.

        Any adjustment to the ownership structure of the Group's mining assets in order to meet BBBEE requirements could have a material adverse effect on the value of Sibanye-Stillwater's and SGL's securities. Further, the Group may, in the future, incur significant costs or have to issue additional shares as a result of changes in the interpretation of existing laws and guidelines or the imposition of new laws relating to HDSA ownership requirements, which may have a material adverse effect on the Group's business, operating results and financial condition.

        In terms of Section 47 of the MPRDA, the Minister of Mineral Resources may suspend or cancel the existing mining rights or, under Section 23(3) of the MPRDA, refuse to grant applications for new mining rights by mining companies, including the Group, should such holders of mining rights be deemed not to be in compliance with the requirements of the MPRDA as read with South Africa's mining industry empowerment requirements. If the Minister of Mineral Resources were to determine that the Group is not in compliance with the requirements of the MPRDA and its empowerment requirements, the Group may be required to engage in remedial steps, including changes to management and actions that require shareholder approval.

        There is currently uncertainty whether mining companies are, in addition to required compliance with the MPRDA, required to comply with the BBBEE Act and the BBBEE Codes, which apply generally to other industries in South Africa. The MPRDA does not require mining companies to comply with the BBBEE Act and the BBBEE Codes.

        If the DMR were to determine that the Group is not in compliance with the MPRDA, for any reason, including HDSA ownership, the Group may challenge such a decision in court. Any such court action may be expensive and there is no guarantee that the Group's challenge would be successful.

        There is no guarantee that any steps the Group has already taken or might take in the future will ensure the retention of its existing mining rights, the successful renewal of its existing mining rights, the granting of applications for new mining rights or that the terms of renewals of its mining rights would not be significantly less favourable than the terms of its current mining rights. Any further adjustment to the ownership structure of the Group's South African mining assets in order to meet BBBEE requirements could have a material adverse effect on the value of the Group's securities.

        In addition, an amendment bill to the MPRDA, namely the MPRDB, was passed by both the National Assembly and the NCOP on March 27, 2014. In January 2015, the President referred the MPRDB back to Parliament for reconsideration and, on November 1, 2016, the Portfolio Committee

on Mineral Resources tabled non-substantial revisions to the MPRDB in the National Assembly and a slightly revised version of the MPRDB was passed by the National Assembly and referred to the NCOP. On March 3, 2017, the National Assembly passed certain minor amendments to the MPRDB. The National Assembly referred the MPRDB to the NCOP where the Select Committee had received comments on the draft legislation. On February 16, 2018, President Ramaphosa announced that the MPRDB was at an advanced stage in Parliament. On August 22, 2018, the Minister of Mineral Resources announced his desire for the MPRDB to be withdrawn. The MPRDB has remained under consideration in the NCOP for several months.

        Any such change in law could have a material adverse effect on the Group's business, operating results and financial condition.

Title to the Group's properties may be subject to challenge

        Certain of the Group's properties may be subject to the rights or the asserted rights of various occupants or claimants to land under restitution and other legislation, which could have an impact on the Group's ability to develop or operate its mining interests. For example, in South Africa, the Extension of Security of Tenure Act (1997), the Restitution of Land Rights Act (1994) and the Prevention of Illegal Eviction from and Unlawful Occupation of Land Act (1998) and the Labour Tenants Act (1996) protect various rights to claim and occupy land. Such legislation is complex and sets out the requirements as to how land owners are to deal with certain rights. There is no assurance that the Group will be able to successfully predict when these land owner rights will be challenged, which could therefore negatively affect the business results of new or existing projects. Where consultation with occupants or claimants to land is statutorily or otherwise mandated, relations may not remain amicable and disputes may lead to reduced access to properties or delays in operations. For example, in September 2018, a notice of a land claim over certain of the Kroondal Operations property was published in the Government Gazette, which the Group is opposing. Title to the Group's properties, particularly undeveloped ones, may also be subject to challenge. Title review does not necessarily preclude third parties from contesting ownership.

        The Group's U.S. properties in Montana include a number of unpatented mining and mill site claims. The validity of unpatented mining claims on public lands is often uncertain, and possessory rights of claimants may be subject to challenge.

        In addition, the Group pays annual maintenance fees and has obtained mineral title reports and legal opinions for some of the unpatented mining claims or mill sites making up portions of its U.S. properties, in accordance with applicable laws and what the Group believes is standard industry practice. However, the Group cannot be certain that applicable laws will not be changed nor that the Group's possessory rights to any of its unpatented claims may not be deemed defective and challenged.

        As a result, any such legislation could change the cost of holding unpatented mining claims and could significantly affect the Group's ability to develop ore reserves located on unpatented mining claims. All of the foregoing could adversely affect the economic and financial viability of future mining operations at such mines. Although it is impossible to predict at this point what any legislated royalties might be, enactment could adversely affect the potential for development of such federal unpatented mining claims.

The Group may experience unforeseen difficulties, delays or costs in implementing its business strategy and operational plan

        The ability to grow the business will depend on the successful implementation of the Group's existing and proposed strategic initiatives and operational plans at its historical operations, recently acquired operations and proposed acquisitions.

        The successful implementation of the Group's strategic initiatives and operational plans depends upon many factors, including those outside its control. The Group may prove unable to deliver on production targets and other strategic initiatives. Unforeseen difficulties, delays or costs may adversely affect the successful implementation of the Group's business strategy and plans, and such strategy and plans may not result in the anticipated benefits. For example, factors such as volatility in commodity pricing, high fixed costs, safety-related issues, organised labour action and technical issues may result in a failure to meet operations targets or strategic goals. See "—Due to the nature of deep-level mining and the extensive environmental footprint of the Group's operations, environmental hazards, industrial accidents, seismic activity, mining accidents and pollution may result in operational disruptions such as work stoppages which could result in increased production costs as well as financial and regulatory liabilities", "—The Group's operations and profits have been and may be adversely affected by labour unrest and union activity", "—The Group's mineral reserves are estimates based on a number of assumptions, which, if changed, may require the Group to lower estimated mineral reserves", "—The Group's business is subject to high fixed costs which may impact its profitability", "—Power stoppages, fluctuations and usage constraints may force the Group to halt or curtail operations" and "—Power cost increases in South Africa and elsewhere may adversely affect the Group's results of operations". Any such difficulties, delays or costs could prevent the Group from fully implementing its business strategy, which could have a material adverse effect on its business, operating results and financial condition.

        In addition, any existing or future initiatives may not be implemented as planned; turn out to be less effective than anticipated; only become effective later than anticipated; or not be effective at all. Any of the above could have a negative impact on the Group's business, operating results and financial condition.

Changes in the market price for gold and PGMs, which in the past have fluctuated widely, affect the profitability of the Group's gold and PGM mining operations and the cash flows generated by those operations

        The Group's revenue from its gold and platinum mining operations are primarily derived from the sale of gold and PGMs that it produces. The Group does not generally enter into commodity derivatives or other hedging arrangements in order to establish a price in advance of the sale of its gold or PGM production. However, the Group may consider commodity derivatives or other hedging from time to time to protect cash flows of marginal assets. As a result, it is generally fully exposed to changes in the gold and PGM prices, which could lead to reduced revenue should the gold or PGM price decline. For example, during the year ended December 31, 2018, the gold price fluctuated between U.S.$1,777/oz and U.S.$1,360/oz. During the six months ended June 30, 2019, the gold price fluctuated between U.S.$1,282/oz and U.S.$1,413/oz. During the year ended December 31, 2018, the platinum price fluctuated between U.S.$770/oz and U.S.$1,025/oz, the palladium price fluctuated between U.S.$857/oz and U.S.$1,276/oz and the rhodium price fluctuated between, U.S.$1,690/oz and U.S.$2,600/oz. During the six months ended June 30, 2019, the platinum price fluctuated between U.S.$777/oz and U.S.$914/oz and the palladium price fluctuated between U.S.$1,260/oz and U.S.$1,605/oz. In its U.S. recycling business, the Group regularly enters into fixed forward sales contracts for metal produced from catalyst recycling, normally making these commitments at the time the catalyst material is purchased. For the Group's fixed forward sales related to recycling of catalysts, the Group is subject to the customers' compliance with the terms of the agreements, their ability to terminate or suspend the agreements and their willingness and ability to pay.

        The market price for gold has historically been volatile and is affected by numerous factors over which the Group has no control, such as general supply and demand, speculative trading activity and global economic drivers. For example, gold has historically been used as a hedge against unstable or lower economic performance, thus improved economic performance, particularly in the United States, may have a negative impact on the price for gold. After falling 45% between September 2011 and December 2015, when it hit a low of U.S.$1,060/oz, the gold price recovered in fiscal 2017 hitting

U.S.$1,300/oz, before slightly declining again to U.S.$1,285/oz at the end of fiscal 2018. At June 30, 2019, the gold price was U.S.$1,402/oz. The market price for PGMs has been similarly volatile.

        Should the gold or PGM price decline below the Group's production costs, it may experience losses and, should this situation remain for an extended period, the Group may be forced to curtail or suspend some or all of its projects, operations and/or reduce operational capital expenditures. The Group might not be able to recover any losses incurred during, or after, such events. A sustained period of significant gold or PGM price volatility may also adversely affect the Group's ability to undertake new capital projects or to make other long-term strategic decisions. The use of lower gold and PGM prices in reserve calculations and life of mine plans could also result in material impairments of the Group's investment in gold or PGM mining properties or a reduction in its reserve estimates and corresponding restatements of its reserves and increased amortisation, reclamation and closure charges.

        In addition, changes in demand drivers for PGMs may cause the prices of PGMs to fall over the short or long term. For example, high PGM prices may cause demand destruction, which would cause the price of such PGMs to fall. In addition, the increase in the number of electric cars in the future may reduce the price for PGMs by reducing demand for catalytic converters (which require PGMs) used in gasoline-powered vehicles.

        Any of the above could have a material adverse effect on the Group's business, operating results and financial condition.

Because gold and PGMs are generally sold in U.S. dollars, while the majority of the Group's gold production and a substantial amount of the Group's PGM production costs are denominated in Rand, the Group's operating results and financial condition will be materially harmed if there is a material change in the value of the Rand

        Gold and PGMs are principally sold throughout the world in U.S. dollars, but the Group's costs of production at its operations in South Africa are primarily incurred in Rand. Recent volatility in the Rand has made the Group's costs and results of operations less predictable than when currency exchange rates are more stable. The Rand has experienced significant devaluation against the U.S. dollar, falling from R10.34/U.S.$ as at December 31, 2013 to R15.54/U.S.$ as at December 31, 2015, before strengthening again to R14.35/U.S.$ as at December 31, 2018 (R14.10/U.S.$ as at June 30, 2019). Any significant increase or appreciation of the Rand against the U.S. dollar would increase the Group's operating costs in U.S. dollar terms, and reduce revenue in Rand terms, which could materially adversely affect the Group's operating results and financial condition from the South African operations. Conversely, a weakening of the Rand may result in higher inflation in South Africa, which would increase the prices the Group pays for products and services. In light of these factors and the likely impact on cash flow, the Group's management regularly re-evaluates its current growth capital expenditure plans. Certain projects may be deferred or placed on care and maintenance until commodity prices sustainably improve, and/or currency exchange rate volatility has subsided. Should a strong Rand/U.S. dollar exchange rate persist without a corresponding gain in commodity prices, the Group may consider increasing operational flexibility by adjusting mine plans, reducing capital expenditure or selling assets and, if necessary, consider options to increase funding flexibility. See also "—The Group has a large amount of indebtedness and is subject to various covenants and restrictions, and failure to comply with the covenants or difficulties in obtaining additional financing or refinancing could adversely affect the Group's business, operating results and financial condition". All of the above could have a material adverse effect on the Group's business, operating results and financial condition.

Increased regulatory oversight, uncertainty relating to the LIBOR calculation process and potential phasing out of LIBOR after 2021 may adversely affect the amounts of interest the Group pays under its debt arrangements and adversely affect the Group's business, operating results and financial condition

        LIBOR is the basic rate of interest used in lending between banks on the London interbank market and is widely used as a reference for setting the interest rate on loans globally. The Group has used LIBOR as a reference rate in certain of its credit facilities and loans, such that the interest due to the Group's creditors pursuant to these loans is calculated using LIBOR. As of June 30, 2019, the Group had approximately R6,317 million (U.S.$448 million) of debt outstanding that was indexed to LIBOR.

        Regulators and law enforcement agencies in the United Kingdom and elsewhere are conducting civil and criminal investigations into whether the banks that contribute to the BBA in connection with the calculation of daily LIBOR may have been under-reporting or otherwise manipulating or attempting to manipulate LIBOR. A number of BBA member banks have entered into settlements with their regulators and law enforcement agencies with respect to this alleged manipulation of LIBOR.

        On July 27, 2017, the FCA, which regulates LIBOR, published the FCA Announcement. The FCA Announcement indicates that the continuation of LIBOR on the current basis is not guaranteed after 2021. The Secured Overnight Financing Rate has been proposed by the Alternative Reference Rate Committee, a committee convened by the U.S. Federal Reserve that includes major market participants and on which regulators participate, as an alternative rate to replace U.S. Dollar LIBOR. It is not currently possible to predict the effect of the FCA Announcement, including any discontinuation or change in the method by which LIBOR rates are determined, or how any such changes or alternative methods for calculating benchmark interest rates would be applied to any particular existing agreement containing terms based on LIBOR, such as the Group's existing loan agreements. Any such changes or developments in the method pursuant to which LIBOR rates are determined may result in an increase in reported LIBOR rates or any alternative rates. If that were to occur, the amount of interest the Group pays under its credit facilities and any other financing arrangements may be adversely affected, which may adversely affect the Group's business, operating results and financial condition.

The Group has a large amount of indebtedness and is subject to various covenants and restrictions, and failure to comply with the covenants or difficulties in obtaining additional financing or refinancing could adversely affect the Group's business, operating results and financial condition

        In order to conclude the Stillwater Acquisition, the Group temporarily increased its debt. The Group raised a U.S.$2.65 billion bridge loan for the Stillwater Acquisition, which was subsequently refinanced through the U.S.$1 billion Rights Issue, the U.S.$1.05 billion bond offering and 2023 Convertible Bond. As a result of the increased borrowing, the Group's leverage ratio increased from 0.6 times as at December 31, 2016 to 2.6 times as at December 31, 2017, and to 2.5 times as at December 31, 2018. As at June 30, 2019, the Group had committed undrawn debt facilities of R5,097 million. The Group's credit facilities contain financial and/or other covenants and restrictions. Such covenants may include restrictions on the Group incurring additional financial indebtedness and obligations to maintain certain financial covenant ratios for as long as any amount is outstanding under such facilities. Specifically, the Group's borrowing facilities permit a leverage ratio of 3.5:1 through to December 31, 2019, and 2.5:1, thereafter, calculated on a quarterly basis. Although the Group plans to deleverage over time to its targeted leverage ratio of no greater than 1.0:1, there can be no guarantee that this will be achieved.

        The Group is also required to make production deliveries under the Streaming Agreement with Wheaton, which could make obtaining additional financing on favourable terms more difficult to arrange. Furthermore, there is no certainty that the Group will receive all funds pursuant to the Streaming Agreement, or that it will be able to meet its delivery obligations thereunder.

        In the near term, the Group expects to manage its liquidity needs from cash generated by its operations, cash on hand, the committed and unutilised debt facilities, as well as additional funding opportunities. The Group, if necessary in order to manage its covenants, may also consider options to increase funding flexibility which may include, among others, streaming facilities, prepayment facilities, facility restructuring, or in the event that other options are not deemed preferable by the Group's board, an equity capital raise. However, there can be no assurance that funding will be available to the Group on acceptable terms, if at all, and that any of the measures which the Group may undertake to increase liquidity or actively manage its covenants would be successful. If the Group's cost of debt were to increase or if it were to encounter other difficulties in obtaining financing, its sources of funding may not match its financing needs, which could have a material adverse effect on the Group's business, operating results and financial condition.

The Group's operations and profits have been and may be adversely affected by labour unrest and union activity

        The Group's workforce is unionised across all its operations, with a total of approximately 86,452 employees as of August 30, 2019. Organised labour dynamics in the mining sector, particularly in South Africa, are volatile and uncertain and, as such, they have had, and may in the future have, a material adverse impact on the Group's operations, production and financial performance. A recent increase in union activity and labour unrest in South Africa has resulted in more frequent industrial disputes and extended negotiations that have, along with other factors, negatively affected South Africa's sovereign debt rating and subsequently the credit ratings of the country's leading mining companies. For example, AMCU called a brief strike at the Kroondal Operations during May 2016, which was later interdicted by the Labour Court of South Africa on the basis that it was unprotected. Between June 6, 2017 and July 3, 2017, despite communication with employees and agreement with the NUM, employees at Cooke embarked on an unprotected strike following the implementation of measures to combat illegal mining following signs of collusion between illegal miners and employees. The illegal mining threatened the sustainability of the Cooke operations and posed a significant risk to the safety of employees and the surrounding communities. As a result of assisting illegal miners, 77 employees were arrested. Following a court interdict obtained by the Group on June 8, 2017, disciplinary measures were taken against striking employees, resulting in the dismissal of 99 employees, 407 employees being placed on final warnings and forfeiting their salaries and a further 869 employees forfeiting annual leave, in order to compensate for non-productive shifts. Approximately 300kg of planned gold production, equivalent to about R160 million in revenue, was lost at the Cooke operations during the strike. See also "—Theft of gold, PGM and production inputs, as well as illegal artisanal mining, may occur on some of the Group's properties. These activities are difficult to control, can disrupt the Group's business and can expose the Group to liability".

        In October 2015, the Group concluded a three-year labour agreement with the NUM, UASA and Solidarity in relation to the Group's gold mines, but AMCU, which currently has minority recognition status at Beatrix and Kloof and majority status at Driefontein, rejected, and continued to reject, further alternative offers made by the Group. Despite the acceptance of the labour agreement by the NUM, UASA and Solidarity, and the extension thereof to all other employees, during March 2016, AMCU threatened industrial action should a higher wage not be agreed. This was averted by the Group entering into an agreement with AMCU for a marginally higher wage. In November 2017, the Group entered into a three-year wage agreement with AMCU, the NUM and Solidarity at the Kroondal Operations effective from July 1, 2017.

        In November 2018, the Group concluded the 2018 Wage Agreement, with the NUM, UASA and Solidarity. Subsequently, despite ongoing attempts by the Group to reach a fair and reasonable outcome during negotiations with AMCU representatives, on November 19, 2018, the Group received notice from AMCU that it intended to embark on a protected strike action at the Group's gold mines, starting on November 21, 2018. On December 13, 2018, the Group, the NUM, UASA and Solidarity entered into an additional wage agreement, extending the 2018 Wage Agreement to other employees at the Group's gold mines who were not parties to the 2018 Wage Agreement on the basis that the NUM, UASA and Solidarity collectively represented the majority of the Group's employees. In response to the November 2018 strike, the Group launched an urgent application to interdict the strike. On December 21, 2018, the Labour Court dismissed the Group's application on the basis that there was insufficient evidence to demonstrate that the NUM, UASA and Solidarity collectively had the majority of the Group's employees as their members.

        On January 14, 2019, the Group received an additional notice from AMCU that it intended to embark on a secondary, protected strike at the Group's South African PGM operations in support of the primary strike at the Group's South African gold operations. In response to the secondary strike, on January 18, 2019, the Group launched an urgent application to interdict the primary strike on an interim basis, contending that the strike was unprotected because the wage agreement had been extended to employees who were non-parties, and thus such employees could not continue the strike concerning wages. On January 22, 2019, the secondary strike took place for one day with partial support from AMCU. On February 8, 2019, the Group's application to interdict the strike was dismissed due to the fact that the Labour Court upheld AMCU's special plea that the matter was res judicata, as the Labour Court previously determined in December 2018 that the NUM, UASA and Solidarity did not represent the majority of the Group's employees and therefore the 2018 Wage Agreement could not be extended. On February 14, 2019, AMCU launched an urgent application seeking an order declaring that the wage agreement extending to non-members was invalid. This matter was heard by the court on February 27, 2019 and judgement was reserved. On March 20, 2019, the Labour Court held that extension of the gold wage agreement concluded on February 18, 2019 with the NUM, UASA and Solidarity, and extended to AMCU and other non-unionised employees, was valid and lawful in terms of Section 23(1)(d) of the LRA. As a result of the legally binding nature of the extension agreement, the Group proceeded with the independent verification process to confirm the relevant unions' level of representivity required to implement the extension agreement. The verification process was concluded on April 4, 2019, which confirmed that, on February 18, 2019, the NUM, UASA and Solidarity collectively represented the majority of employees at the SA gold operations.

        The November 2018 strike ended on April 17, 2019, as a result of AMCU and the Group concluding the Strike Settlement Agreement. In terms of the Strike Settlement Agreement, AMCU and the Group agreed to a facilitated post-strike conflict relationship building programme. AMCU committed to sign the 2018 Wage Agreement and the Group agreed to an ex gratia payment of R4,000 for each employee at the Group's South African gold operations. The parties also agreed to withdraw all of the pending disputes relating to the strike that had been referred to the Labour Court.

        Rivalry between unions, such as AMCU and the NUM, may also destabilise labour relations in the mining sector. For example, for the period between November 21, 2018 and March 15, 2019, there were seven employee fatalities and several other employees sustained injuries as a result of behaviour in connection with the November 2018 strike action at the Group's gold mines described above. Although these fatalities and injuries were not related to the Group's normal operations, they may impact its ongoing labour relations in South Africa.

        Despite an apparent decline of incidents of violence following an interdict on violence from the Labour Court and the establishment of picketing rules by the CCMA at the end of November 2018, violent episodes, including the burning of houses occupied by non-AMCU members, resumed in 2019. These incidents of violence have prompted the intervention of both the Minister of Mineral Resources and the Minister of Police. In addition, the Group instituted a contempt of court application against AMCU, AMCU's senior officials and the striking employees who have contravened the court order interdicting the violence and prescribing the picketing rules, which was later withdrawn. For the period between November 21, 2018 and March 15, 2019, the South African Police Services arrested 153 striking employees for various incidents of unlawful conduct that constitute criminal offences.

        In addition, from time to time, the Group undertakes Section 189A Processes, which may result in retrenchment of employees and may impact production levels at affected operations. For example, on January 26, 2017, the Group announced that it had entered into a Section 189A Process at its South African platinum operations. On November 1, 2017, the Group further announced that it had concluded a Section 189A Process regarding the proposed restructuring of its gold operations and associated services pursuant to losses at Cooke and Beatrix West. As a result of the consultation process, Beatrix West remained in operation and is expected to remain in operation for as long as it makes a profit, on average, over any continuous three-month period, after accounting for All-in sustaining cost, which will provide employment for approximately 1,640 employees. In addition, in February 2019, the Group began a Section 189A Process to place the Beatrix 2 Plant on care and maintenance, despite the fact that Beatrix West remains operational. In the event that Beatrix West becomes loss making, its underground operations will be put on care and maintenance. Further, the underground mining operation at the Cooke 1, 2 and 3 shafts were placed on care and maintenance from the end of October 2017, while the Cooke surface processing plant will continue to operate for as long as there is sufficient feed material for it to be profitable, subject to various cost-cutting measures being implemented. Through a Section 189A Process, 1,510 employees were transferred within the Group and as care and maintenance personnel for the Cooke underground operations. Approximately 2,025 employees were retrenched, with an additional 1,350 employees electing to take voluntary separation packages. An additional 620 employees replaced contractors involved in non-critical activities across the Group. In total, 3,601 contractors have been displaced, while employment for 3,282 employees has been preserved. On February 14, 2019, the Group issued a notice to commence a Section 189A Process regarding the possible restructuring of its gold operations and associated services, pursuant to ongoing financial losses experienced at the Group's Beatrix and Driefontein operations. Approximately 4,950 employees and 850 contractors were directly impacted.

        In addition, in connection with the Lonmin Acquisition, at the time of announcement of the transaction, the Group's business plan, based upon the due diligence conducted at the time, contemplated estimated headcount reductions of approximately 890 employees (including approximately 320 contractors) during the first three years following the completion of the Lonmin Acquisition, in addition to the reductions envisaged in Lonmin's business plan. Lonmin's business plan estimated headcount reductions of approximately 12,600 employees and contractors during the same period. Of the 3,700 employees and contractors which could have been impacted in 2018 under Lonmin's business plan, approximately 2,400 have left Lonmin. In March 2019, Lonmin commenced a Section 189A Process affecting approximately 4,100 employees and contractors (out of a possible 5,300 employees and contractors anticipated under Lonmin's business plan), however, this process was never concluded. On September 25, 2019, the Group announced that it had entered into a Section 189A Process at its Marikana operation and associated services, regarding the proposed restructuring of its operations pursuant to ongoing financial losses experienced with certain shafts having reached the end of their economic reserve lives. Approximately 5,270 jobs, including approximately 3,904 employees and approximately 1,366 contractors, are expected to be directly impacted due to the restructuring.

        Factors that influence the decision to undertake such Section 189A Processes include, among other things, the cost structure of an operation, commodity prices and currency exchange rates. Restructuring options are currently being reviewed at marginal operations and, while no decision has been taken, it should be noted that a low Rand commodity price environment, such as the one currently being experienced, increases the likelihood that the Group will determine that undertaking Section 189A Processes at one or more of its operations is advisable. Any currently underway or future Section 189A Process may lead to labour unrest, reduced production levels and reputational harm to the Group, which could have a material adverse effect on the Group's business, operating results and financial condition. There is no guarantee that any such Section 189A Process will provide the cost savings or other benefits anticipated by management whether due to labour unrest, reduced production or other factors.

        In the United States, the Group's employees located at the Stillwater Mine and the Metallurgical Processing facilities are covered by a collective bargaining agreement with the United Steel Workers Local 11-001 (USW Local 11-0001) entered into in 2015. This agreement expired on June 1, 2019, and was renegotiated for wages in June 2017 with employees receiving a 2% wage increase through January 2018, a 1% increase from January 2018 through June 2018 and a 2% increase in the final year through June 2019. Union negotiations to renew the collective bargaining agreement covering certain employees at the Stillwater Mine and the Metallurgical Processing facilities reopened in March 2019. The Group concluded the wage negotiations in April 2019. The new five-year agreement has similar terms to the prior agreement, with minor revisions. The Group's employees at the East Boulder Mine are covered by a separate collective bargaining agreement with USW Local 11-0001, which was entered into at the end of 2017 and expires in 2021. Under the new agreement, the Group's employees at the East Boulder Mine received a 1% wage increase effective January 1, 2018 with annual increases of 2% in 2019, 2.5% in 2020 and 2% in 2021, as well as a U.S.$1,000 bonus payment which was paid to each employee on February 1, 2018. The Group is subject to a risk of strikes and other labour disputes at its U.S. operations, and its ability to alter labour costs is restricted by the fact that unionised employees are party to collective bargaining agreements.

        In the event that further industrial relations-related interruptions were to occur at any of the Group's operations, other mines' operations or in other industries that impact its operations, or that increased employment-related costs were to occur due to union or employee activity, these may have a material adverse effect on its business, production levels, production targets, results of operations, financial condition, reputation and future prospects. In addition, lower levels of mining activity can have a longer-term impact on production levels and operating costs, which may affect operating life. Mining conditions can deteriorate during extended periods without production and the Group will not recommence mining until health and safety conditions are considered appropriate to do so.

        On November 27, 2018, the President of South Africa signed into law the National Minimum Wage Act, the Labour Laws Amendment Act, the Basic Conditions of Employment Amendment Act, all of which become effective January 1, 2019, and the Labour Relations Amendment Act, which is not yet effective.

        The National Minimum Wage Act introduced a national minimum wage applicable to all employees of R20 per hour. The Basic Conditions of Employment Amendment Act introduces enforcement mechanisms for the provisions of the National Minimum Wage Act. The Labour Relations Amendment Act amended the LRA, instituting changes mainly related to collective bargaining, the extension of bargaining council agreements to non-parties by the Minister of Labour, the prescribing of picketing rules, including providing for the extension of the meaning of ballot for a strike or lock-out to include a secret vote and the creation of an advisery arbitration panel to resolve strikes or lockouts that are, among other things, violent or cause national or local crisis affecting the conditions for the normal social and economic functioning of the community or society. The Labour Laws Amendment Act primarily seeks to amend the Basic Conditions of Employment Act 77 of 1995, by introducing new types of leave that employees will be entitled to, such as parental, adoption and surrogacy leave, which varies between 10 days and 10 weeks.

        Any of the above could have a material adverse effect on the Group's business, operating results and financial condition.

The Group's operations are subject to environmental, health and safety regulations, which could impose additional costs and compliance requirements, and the Group has faced, and may face further, claims and liability for breaches, or alleged breaches, of such regulations and other applicable laws

        The Group's operations are subject to various environmental, health and safety laws, regulations, permitting requirements and standards in the jurisdictions in which it operates.

South Africa

        Section 24 of the South African Constitution grants the country's people the right to an environment that is not harmful to human health or well-being, and to the protection of that environment for the benefit of present and future generations through reasonable legislation and other measures. Therefore, the Group's South African operations are subject to numerous environmental, health and safety laws and regulations, which establish certain operational requirements and standards.

        The NEMA Amendment Act, which came into force on September 2, 2014, amended section 24R of NEMA to provide that every holder of a mining right will remain responsible for any environmental liability, pollution or ecological degradation, the pumping and treatment of polluted or extraneous water and the management and sustainable closure thereof, notwithstanding the issuing of a closure certificate. Further, the Group is required to fund environmental rehabilitation and remediation costs either by making a deposit administrated by the Minister of Mineral Resources, contributions into South African environmental trust funds or by securing a financial guarantee from a bank, insurer or underwriter. The Group has incurred and may in the future incur, significant costs to comply with environmental, health and safety requirements imposed under existing or new legislation, regulations or permit requirements, or to comply with changes in existing laws and regulations or the manner in which they are applied. These costs could have a material adverse effect on the Group's business, results of operations and financial condition.

        For example, the regulations that determine the extent of financial provision required for funding environmental rehabilitation and remediation costs (published in Government Notice Regulation (GNR) 1147 of November 20, 2015, as amended) expressly require financial provision to be set aside for annual rehabilitation and remediation. They also require financial provision for decommissioning and closure activities at the end of prospecting, exploration, mining or production operations and place an emphasis on the need for adequate financial provision for latent or residual environmental impacts (including the pumping and treatment of polluted or extraneous water), which mines often did not fully provide for in the past. Generally, these regulations are strongly opposed by the mining industry. There has been a concern about ambiguity in some of the provisions of the regulations, and how these provisions can be operationalised within the prescribed timeframes. In an attempt to address these issues, new draft financial provision regulations were published for comment on May 17, 2019. One of the draft provisions proposed was the potentially mandatory inclusion of 15% VAT in all closure provisions. The inclusion of 15% VAT would add approximately R1.1 billion to the Group's total closure liability for its South African operations, as at December 31, 2018. However, the finalised form of the new financial provision regulations has yet to be published.

        The Group has been, and may in the future also be, subject to litigation and other costs, as well as actions by authorities relating to environmental, health and safety matters, including mine closures, the suspension of operations and prosecution for mining accidents, as well as significant penalties and fines for non-compliance. The South African Constitution and NEMA, as well as various other related pieces of legislation enacted and implemented since 1996, grant legal standing to a wide range of interest groups to institute legal proceedings to enforce their environmental rights, which are enforceable against private entities as well as the South African government. In the future, the Group may also be subject to litigation in South Africa brought by members of the community affected by environmental-related impacts, as well as NGOs and public bodies. In this regard, recent case law in South Africa has provided a precedent for private prosecution by environmental NGOs for environmental infringements.

        Under the NEMA Amendment Act, the Minister of Mineral Resources is obliged to appoint environmental mineral resource inspectors who will monitor the compliance of mining companies, as well as the enforcement of provisions insofar as it relates to prospecting, exploration, mining or production. The training of these inspectors is underway, and there are already a number of inspectors active in the field.

        As environmental laws and regulations are becoming more complex and stringent, the Group's environmental management plans and/or programmes and other environmental licences may be the subject of increasingly strict interpretation or enforcement or become more comprehensive, and could result in increased capital or operating expenditure or financial or other penalties and/or the suspension or loss of the Group's rights. For example, the Group faces increasing challenges and costs at its operations in order to comply with its statutory obligations in terms of applicable environmental law and regulations, as well as licence and authorisation requirements. The Group could face material cost overruns in meeting these compliance obligations. The occurrence of any of these risks could have a material adverse effect on the Group's business, financial condition, results of operations and prospects.

        The principal health risks associated with the Group's mining operations arise from occupational exposure and community environmental exposure to silica dust, noise and certain hazardous substances, including toxic gases and radioactive particulates. The most significant occupational diseases affecting the Group's South African workforce include lung diseases (such as silicosis, tuberculosis, a combination of the two and chronic obstructive airways disease) as well as noise-induced hearing loss. Employees have sought and may continue to seek, compensation for certain illnesses, such as silicosis, from their employer under workers compensation and also, at the same time, in a civil action under common law (either as individuals or as a class). Such actions may also arise in connection with the alleged incidence of such diseases in communities proximate to the Group's South African mines.

        Five separate class action certification applications were filed against the Group and several other South African mining companies. The applications were to certify current and former gold mine workers and their dependents who have contracted or died from silicosis and tuberculosis. In August 2013, a notice in terms of rules 10 and 11 of the Uniform Rules of Court was delivered to the respondents in all five separate class action certification applications. The applicants gave notice of their intent to consolidate the five class action certification applications, and to join certain additional applicants. The consolidation, joinder and amendments were not opposed by any of the respondents. Accordingly, in October 2013, the consolidation and joinder applications were granted. Furthermore, the amended pages were delivered in October 2013. In view thereof, all five previously separate applications were effectively consolidated as Case No. 48226/12.

        The class action certification application was argued in October 2015. A full bench of the Gauteng Division High Court certified the consolidated class in May 2016. The certification of the class means that the claimants were able to sue the mining companies as a class. The class members would, however, still have to prove their claims as required by the law.

        Various respondents to the class action certification application filed an application for leave to appeal the class action certification application judgement. Heads of arguments were exchanged by the parties and the matter was argued before a full bench in June 2016. An oral judgement was handed down in the application for leave to appeal in June 2016, whereby leave to appeal to the Supreme Court of Appeal against the transmissibility of general damages was granted and the leave to appeal the certification of the class action was denied.

        Following the refusal to grant leave to appeal the certification of the class action, various respondents filed petitions in the Supreme Court of Appeal in July 2016. The Supreme Court of Appeal subsequently granted leave to appeal the certification of the class action. In January 2018, the Supreme Court of Appeal granted a postponement of the argument of leave to appeal in an attempt to further settlement discussions between the parties.

        In May 2018, several South African mining companies, including the Group (collectively the Gold Working Group) agreed to the Settlement Agreement. The Settlement Agreement provides compensation to all eligible workers suffering from silicosis or tuberculosis who worked in the Gold Working Group's mines from March 12, 1965 to the effective date of the Settlement Agreement. The

Settlement Agreement is subject to certain suspensive conditions, including that an unconditional order of court, sanctioning the Settlement Agreement to make the Settlement Agreement an order of court, is obtained from the Gauteng Division High Court. The Settlement Agreement was finally approved by the Gauteng Division High Court on July 26, 2019. DRDGOLD is not a party to the Gold Working Group's mediated settlement agreement and maintains the view that it is too early to consider settlement of the matter and to quantify any potential liability. For further information, see "Annual Financial Report—Consolidated financial statements—Notes to the consolidated financial statements—Note 26: Occupational healthcare obligation" in the 2018 Form 20-F, which is incorporated by reference in this prospectus. The payment of compensation for the claims may have an adverse financial impact on the Group.

        Any new regulations, potential litigation or any changes to health and safety laws which increase the burden of compliance or the penalties for non-compliance may cause the Group to incur further significant costs and could have a material adverse effect on the Group's business, operating results and financial position.

        Regulators, such as the DMR, can and do issue, in the ordinary course of operations, instructions, such as Section 54 orders, following safety incidents or accidents to partially or completely halt operations at affected mines. Historically, safety orders, such as Section 54 orders, have been more prevalent in the PGM industry and, as such, the Rustenburg Operations, Kroondal and Lonmin are at a heightened risk of being affected by stoppages resulting from such orders. In addition, South Africa's deputy Minister of Mineral Resources has stated that the ministry may increase sanctions, including closures, for mines in which fatalities occur because of violations of health and safety rules. During the six months ended June 30, 2019, the Group's gold operations experienced 24 Section 54 work stoppages (2018: 219, 2017: 204 and 2016: 171) and 18 Section 54 orders at the South African PGM operations (2018: 44, 2017: 26 and 2016: 55). It is the Group's policy to halt production at its operations when serious accidents occur in order to assess the situation and, if necessary, retrain workers. In addition, there can be no assurance that unions will not take industrial action in response to such accidents, which could lead to losses in the Group's production. Any additional stoppages in production, or increased costs associated with such incidents, could have a material adverse effect on the Group's business, operating results and financial condition. Such incidents may also negatively affect the Group's reputation with, among others, employees, unions and regulators.

United States

        In the United States, the Group is subject to extensive federal, state and local environmental rules and regulations, including regulations associated with the implementation of the Clean Air Act, Clean Water Act, Resource Conservation and Recovery Act, Metal Mine Reclamation Act and numerous permit stipulations as documented in the Record of Decision for each operating entity, including those related to the protection of threatened and endangered species under the Endangered Species Act. Properties controlled by the Group in Canada and Argentina are subject to analogous federal and provincial rules and regulations in those respective countries. The body of environmental laws is continually changing and, as a general matter, is becoming more restrictive. Compliance with these regulations requires the Group to obtain permits issued by federal, state, provincial and local regulatory agencies. Failure to comply with applicable environmental laws, regulations and permitting requirements, whether now or in the future, may result in enforcement actions, including orders issued by regulatory or judicial authorities, causing operations to cease or to be curtailed, and may include corrective measures requiring capital expenditures, installation of additional equipment or remedial actions. Non-renewal of permits, the inability to secure new permits or the imposition of additional conditions could eliminate or severely restrict the Group's ability to conduct its operations.

        The Group's existing mining operations in the United States are located adjacent to the Absaroka-Beartooth Wilderness Area and are situated approximately 30 miles from the northern boundary of

Yellowstone National Park. While the Group works closely and cooperatively with local environmental organisations, the Montana Department of Environmental Quality and the United States Forest Services, there can be no assurance that future political or regulatory efforts will not further restrict or seek to terminate the Group's operations in this sensitive area. In addition, environmental hazards or damage may exist on mineral properties held by the Group that were caused by previous owners or operators or that may have occurred naturally, and that are unknown to the Group at the present time. In some cases, the Group could be required to remedy such damage.

        The Group's U.S. mining activities are also subject to extensive laws and regulations governing occupational health and safety, including mine safety, toxic substances and other matters. The costs associated with compliance with such laws and regulations are substantial. The Group employs various measures in its operating facilities in an effort to protect the health and safety of its workforce. Underground mines in the United States, including the Stillwater and East Boulder Mines, are continuously inspected by the MSHA, which inspections can lead to notices of violation. Any of the Group's U.S. mines could be subject to a temporary or extended shut down as a result of a violation alleged by the MSHA. Possible future laws and regulations, or more restrictive interpretations of current laws and regulations by governmental authorities, could cause additional expense, capital expenditures, restrictions on or suspensions of operations and delays in the development of new properties.

        The Group is required to post and maintain surety for its reclamation obligations, which are substantial. At June 30, 2018, Sibanye-Stillwater had U.S.$43.6 million of outstanding environmental surety bonds in the United States. Such reclamation obligations generally increase over time as costs rise and the physical extent of mining operations expands. Failure to secure and maintain adequate surety coverage could result in the operating permits of such mines being revoked and mining operations terminated.

        In addition to formal regulatory requirements, the Group's U.S. operations are party to environmental and social collaborations with local communities and interest groups that are rooted in the GNA. The GNA legally binds the Group to certain commitments and holds it to higher standards than federal and state regulations require. These commitments include regular, transparent and productive interaction with all affected stakeholders, which primarily includes three local stakeholder organisations that meet regularly with the Group to discuss operations, future planning and other issues, including direct impacts on local communities, such as traffic volumes. This framework provides a mechanism for the general public to voice concerns and to become informed on operations.

        Failure to comply with any of its regulatory or other commitments could have a material adverse effect on the Group's business, operating results and financial condition.

Regulation of GHG emissions and climate change issues may materially adversely affect the Group's operations

        Energy is a significant input and cost to the Group's mining and processing operations, with its principal energy sources being electricity, purchased petroleum products, coal and natural gas. A number of governments or governmental bodies, including the United Nations Framework Convention on Climate Change, have introduced or are contemplating regulatory changes in response to the potential impact of climate change. Many of these contemplate restricting GHG emissions in jurisdictions in which the Group operates.

        The South African government introduced a carbon tax under the Carbon Tax Act with effect from June 1, 2019. The Carbon Tax Act applies to the so-called "Scope 1" emissions from June 1, 2019 to December 31, 2022. In terms of the first phase, the introduction of the carbon tax is not expected to have an immediate impact on the price of electricity. Accordingly, although the basic rate is R120 per tonne, allowances under the Carbon Tax Act result in a carbon tax rate ranging from R6 to R48 per tonne of CO2e emitted. The South African government indicated that a review of the impact of carbon tax will be conducted before the second phase, after at least three years of implementation of the carbon tax.

        Simultaneously with the introduction of the carbon tax under the Carbon Tax Act, a carbon fuel levy was introduced under the Customs and Excise Act, as part of the current South African fuel levy regime. The carbon fuel levy now includes a carbon levy, which applies to stationary and non-stationary mobile emissions resulting from the use of liquid fuels, mostly petrol and diesel. The carbon fuel levy on diesel, which came into effect on June 5, 2019, is 8c/litre. In addition, a notice published in the South African Government Gazette on May 31, 2019 provided that that the carbon fuel levy was excluded from the diesel refund regime. As such, a person who becomes liable for the carbon fuel levy, will not be able to claim a refund on the 8c/litre of diesel paid in respect of the carbon fuel levy on diesel.

        In addition, the DEA is currently working on draft legislation that will impose so-called "carbon budgets" on entities in identified high-emitting industries, including mining. The "carbon budgets" are intended to operate as statutory limits for CO2e emissions, emissions in excess of which may entail a fine or other punitive measures. The National Treasury and the DEA discussed the options for aligning the carbon tax with the carbon budgets during several meetings held in June and July 2018. Since the Climate Change Bill has not been promulgated, the Carbon Tax Act has not been drafted to reflect this alignment at this stage. Once the Climate Change Bill is assented to as an act of parliament, the Carbon Tax Act can then be amended, accordingly.

        While certain aspects of the carbon tax remain uncertain, the direct financial implications of the carbon tax for the Group, in today's terms, at the 2018 carbon footprint and at the basic rate of R120 per tonne of CO2e, would be between approximately R4 million and R18 million per annum on the basis that electricity (i.e. Scope 2 emissions) is excluded. In other words, the Group's final liability will be significantly affected by the extent to which it is able to make use of the full suite of allowances that are built into the carbon tax design.

        In addition, a number of other regulatory initiatives are underway in countries in which the Group operates that seek to reduce or limit industrial GHG emissions. These regulatory initiatives will be either voluntary or mandatory and are likely to impact the Group's operations directly or by affecting the cost of doing business, for example by increasing the costs of its suppliers or customers. Inconsistency of regulations particularly between developed and developing countries may affect both the Group's decision to pursue opportunities in certain countries and its cost of operations.

        In the United States, the Group is subject to legislative and regulatory initiatives that are underway to limit GHG emissions. The U.S. Congress has considered legislation that would control GHG emissions through a "cap and trade" programme and several U.S. states have already implemented programmes to reduce GHG emissions. In addition, the U.S. Supreme Court determined in a 2007 ruling that GHG emissions are "air pollutants" within the meaning of the federal Clean Air Act. In response, the EPA promulgated an endangerment finding paving the way for regulation of GHG emissions under the Clean Air Act. In 2010, the EPA issued a final rule, known as the "Tailoring Rule", which makes certain large stationary sources and modification projects subject to permitting requirements for GHG emissions under the Clean Air Act. In June 2014, the U.S. Supreme Court invalidated portions of the federal Tailoring Rule, but the ruling upheld the EPA's authority to require new or modified facilities that are already subject to permitting requirements for conventional pollutants to comply with BACT for GHGs as well. In 2015, the EPA rescinded the portions of the Tailoring Rule that had been overturned by the Supreme Court. However, the EPA indicated that new or modified sources subject to permitting for conventional pollutants will be required to access BACT for GHG if the new source or the modification will result in an annual increase of 75,000 tons per year of CO2e. During 2016, U.S. legislative and regulatory initiatives to limit GHG emissions were primarily focused through the Clean Power Planning Rule, which is intended to limit emissions from power-generating facilities.

        In 2009, the EPA issued a final rule requiring the reporting of GHGs from specified large GHG emission sources in the United States beginning in 2011. The Stillwater Mine holds a Title V Major Air Quality Permit. As a result, the Group is required to annually calculate the GHG emissions from the Stillwater Mine and compare these amounts against reporting thresholds. However, the Stillwater operation is not required to report GHG emissions at this time, given that current levels are below reporting thresholds. Additionally, the assessment of GHG emissions is becoming an increasingly important part of NEPA assessments and, as a result, the Group may be required to mitigate its GHG emissions in connection with any future NEPA review.

        Nevertheless, regulation of GHG emissions is relatively new, and a great deal of debate continues to ensue. As a result, further regulatory, legislative and judicial developments are difficult to predict. Due to the uncertainties surrounding the regulation of and other risks associated with GHG emissions, the Group cannot predict the financial impact of future U.S. GHG regulations and related developments on the Stillwater operations.

        There can be no assurance that the Group will be able to meet its voluntary targets relating to GHG emissions or comply with targets that may be imposed upon the mining industry by external regulators. Furthermore, additional, new and/or different regulations in this area, such as the imposition of stricter limits than those currently contemplated, could be enacted, all of which could have a material adverse effect on the Group's business, financial condition, results of operations and prospects. Furthermore, the potential physical impacts of climate change on the Group's operations are highly uncertain and may adversely impact the cost, production and financial performance of the Group's operations.

The Group's operations are subject to water use regulation, which could impose significant costs and burdens

        The Group's operations are subject to regulatory controls on their usage and disposal of water and waste. Under South African law, mining operations are subject to water use licences and/or authorisations that govern each operation's water usage and that require, among other things, mining operations to achieve and maintain certain water quality limits regarding all water discharges. The Driefontein water use licence was issued on March 9, 2017. Amendments from the Water Use Authorisation Assessment and Authorisation Committee (WUAAC) were returned to SGL in December 2018, following which SGL responded with minor corrections. The licence is currently under review by the DWS. A general authorisation application for a Driefontein rock dump associated wetland rehabilitation is currently underway, the pre-application enquiry was submitted on July 24, 2019, the required information in support of the application was submitted on August 21, 2019. Beatrix currently operates under several pre-existing permits of indefinite length; however, it has submitted an application for a licence under the current regime. The Rand Uranium section of the Cooke operations was issued a water licence on November 22, 2013 and on July 17, 2015 for the backfill operations. The water licence defines the water management regulatory requirements for the Cooke surface operations, as well as for the Cooke 1, 2 and 3 underground mining operations. In 2017, an IWULA was submitted for Rand Uranium but no decision on the application has been received though the regulatory timeframe to receive a decision has elapsed. The Ezulwini Mining Company (Proprietary) Limited (Cooke 4) was issued a new order water use licence on June 11, 2015 and a request was made for changes to some of the conditions on September 7, 2015. In 2017, an amendment application was submitted for the proposed partial closure of Ezulwini and a general authorisation was received for the reclamation of impacted wetlands on March 2, 2018. Burnstone operates under a water use licence that was issued on July 23, 2010, and, as this licence was granted over seven years ago, an IWULA application is currently underway to ensure all activities are appropriately licenced. Kloof received an updated water use licence on July 7, 2016 and an amendment to apply for corrections to the water use licence was submitted in December 2016, which is currently under review by the DWS. The Aquarius operations currently operate under a water licence issued by the DWS on March 17, 2016. The Rustenburg Operations and the Lonmin operations each operate under water use licenses issued by the DWS. An amendment to the 2016 Marikana integrated water use licence was received in February 2019. A discussion is underway with the DWS to amend erroneous conditions to the amendment. The Group expects to incur significant expenditure to achieve and maintain compliance with the licence requirements at each of its operations. Any failure on the Group's part to achieve or maintain compliance with the requirements of these licences with respect to any of its operations could result in the Group being subject to substantial claims, penalties, fees and expenses, significant delays in operations, criminal proceedings or the revocation of the relevant water use licence, which could curtail or halt production at the affected operation. Any of the above could have a material adverse effect on the Group's business, operating results and financial condition.

        The Group has identified a risk of potential long-term AMD issues which are currently being experienced by peer mining groups. AMD relates to the acidification and contamination of naturally occurring water resources by pyrite-bearing ore contained in underground mines and in rock dumps, tailings dams and pits on the surface. Should the Group's current preventative measures not be successful, such that the Group were to experience any AMD issues, it could result in failure to comply with its water use licence requirements and could expose the Group to potential liabilities and unforeseen costs associated with the pumping and treatment of polluted or extraneous water to the extent that it has not made adequate financial provision for this in terms of the financial provision requirements of Government Notice Regulation (GNR) 1147 of November 20, 2015, as amended.

The Group's mineral reserves are estimates based on a number of assumptions, which, if changed, may require the Group to lower estimated mineral reserves

        The mineral reserves of the Group are estimates based on assumptions regarding, among other things, the Group's costs, expenditures, commodity prices, currency exchange rates, metallurgical and mining recovery assumptions, which may prove inaccurate due to a number of factors, many of which are beyond its control. For example, at the Stillwater Mine, unexpected geologic conditions, particularly faulting, have been, and can expect to be, encountered as mining proceeds. The effect of faulting and its effects on geologic units that are close to the J-M Reef in some areas can result in additional dilution of ore grade during mining operations. In the event that the Group adversely revises any of the assumptions that underlie its mineral reserves, this may result in a revision of mineral reserves. In addition, mineral reserve estimates depend to some extent on statistical inferences drawn from limited drilling samples, which may prove to be unreliable or unrepresentative. Should the Group encounter mineralisation or formations at any of its mines or projects different from those predicted by drilling, sampling and similar examinations, mineral reserve estimates may have to be adjusted and mining plans may have to be altered. Any downward revision in the Group's mineral reserves and, over the longer term, any failure to replace reserve ounces as they are mined may have a material adverse effect on its business, operating results, life of operations and financial condition.

If any of the Group's operations do not perform in line with the Group's expectations, the Group may be required to write down the carrying value of its investment, which could affect the Group's profitability and the ability to pay dividends

        Under IFRS, the Group is required to test the carrying value of long-term assets or cash-generating units for impairment at least annually and more frequently if it has reason to believe that its expectations for the future cash flows generated by these assets may no longer be valid. If the results of operations and cash flows generated by the Group's gold and PGM operations are not in line with the Group's expectations, it may be required to write down the carrying value of the investment. Any write down could materially affect the Group's business, operating results, operations and financial condition.

The Group's business is subject to high fixed costs which may impact its profitability

        The mining industry, particularly the gold and PGM mining industry, is generally labour intensive and characterised by high fixed costs on a short-term operating basis. The majority of operating costs of each mining operation does not vary significantly with the production rate and, therefore, a relatively small change in productivity as a result of, for example, strikes or other work stoppages could have a disproportionate effect on operating and financial results. Costs are generally more stable than revenues, the latter being driven by commodity price and currency exchange rates, which can be volatile. Accordingly, changes in revenue due to commodity price or currency exchange rate movements could have a material adverse effect on the Group's growth or financial performance. Above-inflation increases in fixed costs such as labour or electricity costs may cause parts of the Group's resources to become uneconomical to mine and lead to the closure of marginal shafts or other areas at its operations. This would impact on planned production levels and declared reserves and could have a material adverse effect on the Group's business, operating results and financial condition. See "Annual Financial Report—Overview—Management's discussion and analysis of the financial statements—Factors affecting Sibanye-Stillwater's performance—Costs" in the 2018 Form 20-F, which is incorporated by reference in this prospectus.

Power stoppages, fluctuations and usage constraints may force the Group to halt or curtail operations

        Electricity supply in South Africa has been constrained over the past decade and there have been multiple power disruptions. Although the electricity supply in South Africa had improved, Eskom began effecting load shedding in December 2018. The load shedding rose to Stage 4 (short of 4000 MW) in February 2019 and was reinstated in March 2019. Under Stage 4 load shedding, approximately 80% of the country's demand is met through scheduled load shedding 12 times over a four-day period for two hours at a time, or 12 times over an eight-day period for four hours at a time. Eskom's inability to fully meet the country's demand has led, and may continue to lead, to rolling blackouts, unscheduled power cuts and surveillance programmes to ensure non-essential lighting and electricity appliances are powered off. There is no assurance that Eskom's efforts to protect the national electrical grid will prevent a complete national blackout, which would have a material adverse effect on the Group's business, operating results and financial condition.

        During the period of load shedding, Eskom burned significant amounts of diesel to run its gas turbines and asked large power users to curtail their power demand. In addition, although Eskom applied to NERSA for a 19.9% average increase in electricity tariffs for Eskom's 2018 to 2019 financial year, NERSA granted Eskom a 5.23% electricity tariff increase for this period. Eskom has expressed concern that this increase may not be adequate to prevent future electricity interruptions and indicated that it intends to challenge NERSA's decision not to grant the requested 19.9% tariff increase. See "—Power cost increases in South Africa and elsewhere may adversely affect the Group's results of operations".

        Although operations management has been able to comply with the curtailment requirements in response to the load curtailment events experienced in the fourth quarter of fiscal 2018 and the first quarter of fiscal 2019 without incurring material production losses, there can be no guarantee that the Group will be able to comply with such curtailment requirements without incurring material production losses in the future.

        In addition to supply constraints, labour unrest in South Africa has disrupted, and may in the future disrupt, the supply of coal to power stations operated by Eskom or may incapacitate the power stations directly, resulting in curtailed supply. For example, in June 2018, during wage negotiations, workers embarked on an illegal strike, which resulted in power constraints and load curtailment. Despite the fact that Eskom has adopted a policy of asking households to reduce usage before asking industrial users to do so in order to reduce the economic impact of such disruptions, Eskom has warned that power constraints will continue, as experienced during the fourth quarter of fiscal 2018 and the first quarter of fiscal 2019.

        In February 2019, the President of South Africa announced the vertical unbundling of Eskom. While full state ownership will be maintained, the unbundling is expected to result in the separation of Eskom's generation, transmission and distribution functions into separate entities, which may require legislative and/or policy reform. It is expected that this process will take time to implement, causing continued poor reliability of the supply of electricity and an instability in prices and a possible tariff increase above inflation, which are expected to continue through the unbundling process. Should the Group experience further power tariff increases, its business operating results and financial condition may be adversely impacted.

        The South African Department of Public Enterprises is developing a recovery programme in an attempt to improve the reliability of power supply in South Africa. However, there can be no assurance that this programme will provide sufficient supply for the needs of the country or for the Group to run its operations at full capacity or at all. While the Group has backup generating capacity available during power emergencies, this is insufficient for all operations to continue operating as normal; however, it is sufficient for safety purposes. This capacity is generated at a significantly higher cost than electricity supplied by Eskom.

        In addition, to a lesser degree, power fluctuations have occurred and do occur at the Group's U.S. operations, which can cause operational outages.

        Any further disruption or constraint in the electrical power supply available to the Group's South African-based operations or power fluctuations at the Group's U.S. operations could have a material adverse effect on its business, operating results and financial condition.

Power cost increases in South Africa and elsewhere may adversely affect the Group's results of operations

        The Group's mining operations in South Africa depend upon electrical power generated by the state-owned power supply utility, Eskom. See "—Power stoppages, fluctuations and usage constraints may force the Group to halt or curtail operations". Eskom supplies approximately 95% of the country's electricity needs. Eskom tariffs are regulated by NERSA. Although Eskom applied to NERSA for a 19.9% average increase in electricity tariffs for Eskom's 2018 to 2019 financial year, NERSA granted Eskom a 5.23% electricity tariff increase for this period. During 2018, NERSA granted Eskom an additional 4.41% tariff increase adjustment from the RCA, for the 2019 and 2020 financial year. Eskom has indicated that it intends to challenge NERSA's decision not to grant the requested 19.9% tariff increase and recently filed court papers to challenge the 4.41% tariff increase in the RCA ruling. In the same period, Eskom submitted its multi-year price determination application to NERSA for the 2018 to 2019 financial year to the 2021 to 2022 financial year tariff basis, initially requesting 15% for these years. The application was later revised to 17%, 15% and 15% for the 2019 to 2020, 2020 to 2021 and 2021 to 2022 financial years, respectively. In March 2019, NERSA awarded Eskom tariff increases of 9.42% (effectively 13.81% when combined with the previously agreed 4.4% increase that came into effect in April 2019), 8.1% and 5.22% for the 2019 to 2020, 2020 to 2021 and 2021 to 2022 financial years, respectively. NERSA also announced the approval of R3.869 billion from the RCA in costs incurred by Eskom over and above the previously regulated costs. The liquidation period is yet to be determined. Eskom is also expected to submit to NERSA requests for three RCA applications for the 2014 to 2015, 2015 to 2016 and 2016 to 2017 fiscal years, amounting to nearly R66 billion. Should all three applications be granted and liquidated in one year, this could result in approximately a 34% tariff increase. As noted above, Eskom is expected to be vertically unbundled, resulting in the separation of its generation, transmission and distribution functions. Poor reliability of the supply of electricity and instability in prices through the unbundling process is expected to continue. Should the Group experience further power tariff increases, its business, operating results and financial condition may be adversely impacted.

        In the United States, power costs are openly traded and can fluctuate based on power outages across the United States. Over the longer term, changes in the U.S. energy market, including a potential movement away from coal power, may increase the operating cost of the Group's U.S. operations, which could have a material adverse effect on its business, operating results and financial condition.

If the Group loses senior management or is unable to hire and/or retain sufficient technically skilled employees or sufficient HDSA representation in management positions in South Africa, the Group's business may be materially adversely affected

        The Group's ability to operate or expand effectively depends largely on the experience, skills and performance of its senior management team and technically skilled employees. However, the global mining industry, especially in South Africa, including the Group, continues to experience a shortage of qualified senior management and technically skilled employees. The Group may be unable to hire or retain (due to departure or unavailability) appropriate senior management, technically skilled employees or other management personnel, or the Group may have to pay higher levels of remuneration than it currently intends in order to do so. In the United States, the Group depends on experienced management and other key personnel in order to maintain its operations and support its projects. A loss of key management or other personnel at the Group's U.S. operations could prevent the Group from capitalising on business opportunities in the United States, as, prior to the Stillwater Acquisition, the Group did not have any operational experience with the acquired assets or in the United States.

        Additionally, as a condition of the Group's mining rights in South Africa, the Group must ensure sufficient HDSA participation in its management and core and critical skills and failure to do so could result in fines or the loss or suspension of the Group's mining rights. See "—The Group's mineral rights are subject to legislation, which could impose significant costs and burdens and which impose certain ownership requirements, the interpretation of which is the subject of dispute". The Group is also legislatively required to take proactive steps to achieve an equitable representation of HDSAs at all occupational levels and to report on the extent to which its plan is being achieved. If the Group is unable to hire or retain appropriate management and technically skilled personnel or is unable to obtain sufficient HDSA representation in management positions, or if there are not sufficient succession plans in place, this could have a material adverse effect on the Group's business, result in the imposition of fines and have a negative effect on production levels, operating results and financial position.

The failure of a tailings storage facility could negatively impact the Group's business, reputation, operating results and financial condition

        Mining companies face inherent risks in their operation of tailings storage facilities. Tailings storage facilities are engineered structures built for the containment of the uneconomical milled ore residue and water, known as tailings. The use of tailings storage facilities exposes the Group to certain risks, including the failure of a tailings dam due to events such as high rainfall, snow melt, overtopping of the dam, piping or seepage failures. The potential occurrence of a dam failure at one of the Group's tailings storage facilities could lead to the loss of human life and/or extensive property and environmental damage.

        The Group maintains measures to manage its dams' safety, including compliance with the International Council on Mining and Metals' Tailings Governance Position Statement and the Group's Code of Practice, and undertakes routine reviews by independent consulting companies. Although the

Group has a tailings storage facility management system, the effectiveness of its designs, construction quality or regular monitoring cannot be guaranteed throughout its operations and it cannot be guaranteed that these measures will prevent the failure of one or more of its tailings dams or that such potential failure will be detected in advance. In addition, although the Group generally requires its partners to maintain such systems, it cannot guarantee that its partners maintain similar safety precautions or monitoring systems on their tailings storage facilities. There is no assurance that any safety measures implemented will prevent the failure of any tailings storage facility.

        The failure of a tailings storage facility will lead to multiple legal proceedings and investigations, which could include securities class actions, criminal proceedings and public civil actions (against the Group or individuals) for significant amounts of damages. Furthermore, the elimination of the "conventional" practice of storing wet tailings (e.g. alternatively filtering, "dry" stacking and compacting the tailings) could require the research and development of new technologies, which could lead to additional large expenditures. As a result of the 2015 and January 2019 dam failures in Brazil, as well as in Canada in 2014 (neither of which is associated with the Group), or as a result of future dam failures, additional environmental and health and safety laws and regulations may be forthcoming globally, including in jurisdictions where the Group operates, which may ban the storage of wet tailings completely. In addition, changes in laws and regulations may impose more stringent conditions in connection with the construction of tailings dams, particularly with respect to upstream tailings dams which could also be made illegal, the licensing process of projects and operations and increased criminal and civil liability for companies, officers and contractors.

        Furthermore, the unexpected failure of a dam at a tailings storage facility could lead to the need for a large expenditure on contingencies and on recovering the regions and people affected, extensive and permanent environmental damage and the payment of penalties, fines or other money damages.

        The occurrence of any of such risks could have a material adverse effect on the Group's business, operating results and financial condition.

To the extent that the Group seeks to expand further through acquisitions or enters into business combination transactions, it may experience delays or other issues in executing acquisitions or combinations or managing and integrating the acquisitions or combinations with its existing operations

        The Group has pursued, is pursuing and may continue to pursue growth opportunities through acquisitions and business combination transactions, in order to enhance or sustain its ability to pay an industry-leading dividend and to allow it to consolidate operations, increase scale and implement best practices across operations. The Group has also entered, and may continue to seek to enter, mining sectors related to its existing operations through acquisitions or other business combination transactions. For example, between 2016 and 2018, the Group concluded the Rustenburg Acquisition, the Aquarius Acquisition and the Stillwater Acquisition. On December 14, 2017, the boards of SGL and Lonmin announced that they had reached an agreement on the terms of a recommended all-share offer pursuant to which SGL, and/or a wholly-owned subsidiary of SGL, would acquire the entire issued and to be issued ordinary share capital of Lonmin, which is a major mine-to-market producer of PGMs with core operations in South Africa. The Lonmin Acquisition completed in June 2019. See "—Risks related to Recent Acquisitions". Further growth may occur through the acquisition of other companies and assets, business combinations, development projects, or by entering into joint ventures.

        The Stillwater Acquisition has expanded the Group's operations to new geographies in which the Group has no prior operational experience. As an operator of mines in the United States, the Group is now exposed to an increase in U.S. reporting requirements with which it may have difficulties complying. In addition, the Group, at a corporate level, has limited experience with the MSHA, which oversees and enforces regulations pertaining to the health and safety of workers at the Group's U.S. operations.

        The Group's recent acquisitions have led to increased costs related to ensuring governance, regulatory, legal and accounting compliance across multiple regions. Any future acquisitions, business combinations or joint ventures may change the scale of the Group's business and operations and may expose it to new geographical, geological, commodity, political, social, labour, operational, financial, legal, regulatory and contractual risks. Further, the acquisition of any assets that produce commodities other than gold or PGMs will expose the Group to the risk of operating in an environment and market with which its management has less experience. In addition, to the extent the Group participates in the development of a project through a joint venture or any other multi-party commercial structure, there could be disagreements, legal or otherwise, or divergent interests or goals among the parties, which could jeopardise the success of the project. There can be no assurance that any acquisition, business combination or joint venture, including the Lonmin Acquisition or the acquisitions of Stillwater, the Rustenburg Operations and Aquarius, or the acquisition of any new mining assets or operations, will achieve the results intended, and, as such, could have a material adverse effect on the Group's business, operating results and financial condition.

        The Group faces intense competition for the acquisition of attractive mining properties. From time to time, the Group evaluates the acquisition of ore reserves, development properties or operating mines, either as stand-alone assets or as part of existing companies. The decision to acquire these properties may be based on a variety of factors, including historical operating results, estimates and assumptions regarding the extent of the ore reserve, cash and other operating costs, gold and other mineral prices, projected economic returns and evaluations of existing or potential liabilities associated with the relevant property and its operations and how these factors may change in the future. Other than historical operating results, these factors are uncertain and could have an impact on revenue, cash and other operating costs, as well as the process used to estimate the ore reserve.

        The integration of any acquired assets requires management capacity. There can be no assurance that the Group's current management team has sufficient capacity, or that it can acquire additional skills to supplement that capacity, to integrate any acquired or new assets and operations into the Group and to realise cost and operational efficiencies at the acquired assets or maintain those at the existing operations.

To the extent that the Group seeks to further expand its current mining operations, it may experience problems associated with mineral exploration or developing mining projects

        In order to expand its operations and reserve base organically, the Group relies on its existing exploration programmes and investigates, and may continue to investigate, the exploitation of mineralisation below the current mining levels and infrastructure limits at its operations. The Group is currently undertaking brownfields exploration at selected operations in South Africa. Brownfields exploration aimed at the depth extensions of the Group's Beatrix operations is currently underway. In addition, ongoing drilling to further refine existing reserves as well as for the definition of future reserves is currently being undertaken at the Blitz Project. The Group has also been undertaking exploration activities in conjunction with its joint venture partner, Regulus Resources, at the Altar project, a large porphyry-style copper-gold deposit in Argentina, and its joint venture partner, Generation Mining Limited, at the Marathon project, a porphyry-style PGM-copper deposit in Canada. Projects of this nature are generally capital intensive, have a long lead time and are subject to risks relating to the location of economic ore bodies, the development of appropriate extractive processes, cost overruns and delays, the receipt of necessary governmental permits and regulatory approvals and the extension of mining and processing facilities at the mining site.

        Further, in cases where the Group explores the production of commodities other than gold or PGMs, the Group may be exposed to further risk of operating in an environment and market of which its management has less experience.

        There can be no assurance that any exploration or expansion projects will be successful, partially or at all, and the failure of the Group to expand its reserves through such projects could have a material adverse effect on its business, operating results and financial condition.

Actual and potential supply chain shortages and increases in the prices of production inputs may have a material adverse effect on the Group's operations and profits

        The Group's results of operations may be affected by the availability and pricing of raw materials and other essential production inputs, including, for example, explosives, fuel, steel, cyanide and other reagents required at the Group's mining and processing operations. The price and quality of raw materials may be substantially affected by changes in global supply and demand, along with weather conditions, governmental controls and other factors. A sustained interruption in the supply of any of these materials could require the Group to find acceptable substitute suppliers and could require the Group to pay higher prices for such materials. The prices of certain of the Group's production inputs are impacted by, among other things, the prices of oil and steel, which may be volatile. Any significant increase in the prices of these materials will increase the Group's operating costs and affect production considerations.

Theft of gold, PGM and production inputs, as well as illegal artisanal mining, may occur on some of the Group's properties. These activities are difficult to control, can disrupt the Group's business and can expose the Group to liability

        The Group has experienced illegal and artisanal mining activities and theft of precious metals-bearing materials (which may be by employees or third parties) at its South African-based properties. In June 2017, with the agreement of the NUM, the Group prohibited food being taken underground by employees at Cooke in order to prevent support from being provided to illegal miners by employees, following signs of collusion. After the implementation of these and other measures to combat illegal mining, 472 illegal miners surfaced from underground and were arrested. In addition, 77 employees were arrested for assisting illegal miners at Cooke. See "—The Group's operations and profits have been and may be adversely affected by labour unrest and union activity". In addition, at the Gloria mine in Middelburg, South Africa, a recent explosion caused several fatalities and trapped over 20 illegal miners underground. As a result, the government has called for increased security at all South African mines. It is possible that mine owners may be held responsible for the actions of such illegal miners or for any damages, injuries or fatalities that occur due to their actions. The activities of illegal and artisanal miners could also lead to a reduction of mineral reserves, potentially affecting the economic viability of mining certain areas and shortening the lives of the operations, as well as causing possible operational disruption, project delays, disputes with illegal miners and communities, pollution or damage to property for which the Group could potentially be held responsible, leading to fines or other costs.

        Rising gold or PGM prices may result in an increase in gold or PGM theft, expected to be principally at its South African-based mines. The occurrence of any of these events could have a material adverse effect on the Group's business, operating results and financial condition.

Because the Group's operations are regionally concentrated, disruptions in these regions could have a material adverse impact on the operations

        The majority of the Group's gold mining operations are located in the north-western and south-western margins of the Witwatersrand Basin in South Africa, and its South African platinum operations, including the recently acquired operations of Lonmin, are located in the Western Bushveld Complex in close proximity to the town of Rustenburg in the North West Province. The Group's U.S. operations are concentrated in the state of Montana. As a result, any adverse economic, political or social conditions affecting these regions or surrounding regions, as well as natural disasters or coordinated strikes or other work stoppages, could have a material adverse effect on the Group's business, operating results and financial condition.

Social unrest, sickness or natural or man-made disaster at informal settlements in the vicinity of some of the Group's South African-based operations may disrupt its business or may lead to greater social or regulatory impositions on the Group

        There are a number of informal settlements located in the vicinity of some of the Group's South African-based operations. These settlements are populated by mining company employees (including the Group employees), the families of mining company employees and others. As at December 31, 2018, 48% of the Group's South African-based workforce opted to receive a "living out allowance" and management expects that a number of these individuals reside in informal settlements. In recent years, the size of these settlements has grown substantially. Poor living conditions in these settlements may lead to the spread of disease or other health hazards, which may increase absences or affect the productivity of employees. The population of such settlements or the surrounding communities may also demand jobs, social services or infrastructure from the local mining operations, including the Group. Any such demands or other demands from these communities may lead to increased costs or regulatory burdens on the Group. Such demands may also lead to protests or other actions that may hinder the Group's ability to operate.

        In addition, on March 20, 2019, the Minister of Mineral Resources published the draft Reviewed Housing and Living Conditions Standard inviting interested and affected parties to submit written representations on the draft within thirty (30) days of publication of the notice. If the Reviewed Housing and Living Conditions Standard becomes effective, the Group may be required to revise its current housing and living condition plans in terms of its SLPs to align with the Reviewed Housing and Living Conditions Standard, which could result in increased costs.

        Any of the above factors could have a material adverse effect on the Group's business, reputation, operating results and financial condition.

The Group's insurance coverage may not adequately satisfy all potential claims in the future

        The Group has an insurance programme, including partial self-insurance. However, it may become subject to liability against which it has not been insured, cannot insure or is insufficiently insured, including those relating to past mining activities. The Group's existing property and liability insurance contains specific exclusions and limitations on coverage. For example, should the Group be subject to any regulation or criminal fines or penalties, these amounts would not be covered under its insurance programme. Should the Group suffer a major loss, which is insufficiently covered, future earnings could be affected. In addition, certain classes of insurance may not continue to be available at economically acceptable premiums. As a result, in the future, the Group's insurance coverage may not fully cover the extent of claims against it or any cross-claims made.

The Group utilises information, communication and technology systems, on which it records personal data. Failure of these systems, or the failure to protect personal data, could significantly impact the Group's operations and business

        The Group utilises and is reliant on various internal and external information, communication and technology system applications to support its business activities, in particular SAP, mining applications and other applications. Damage or interruption of the Group's information, communication and technology systems, whether due to accidents, human error, natural events or malicious acts, may lead to important data being irretrievably lost, exposed or damaged, thereby adversely affecting the Group's business, operating results and financial condition.

        The information security management system protecting the Group's information, communication and technology infrastructure and network may be subject to security breaches (e.g. cyber-crime or activists) or other incidents that can result in misappropriation of funds, increased health and safety risks to people, disruption to the Group's operations, environmental damage, loss of intellectual property, disclosure of commercially or personally sensitive information, legal or regulatory breaches and liability, other costs and reputational damage. While no material losses related to cyber-security breaches have been discovered, given the increasing sophistication and evolving nature of this threat, the Group cannot rule out the possibility of them occurring in the future. An extended failure of critical system components, caused by accidental or malicious actions, including those resulting from a cyber-security attack, could result in a significant environmental incident, commercial loss or interruption to operations.

        In addition, the interpretation and application of consumer, privacy and data protection laws in South Africa, the United States and elsewhere are uncertain and evolving. It is possible that regulators may interpret and apply these laws in a manner that is inconsistent with the Group's data processes and practices. Complying with these various laws is difficult and could cause the Group to incur substantial costs or require it to change its business practices in a manner adverse to its business. For example, on May 25, 2018, the GDPR came into force. The GDPR is a EU-wide framework for the protection of personal data being processed in the EU. The GDPR enhances existing legal requirements through several new rules, including stronger rights for data subjects, cross-border transfer of information, mandatory data breach notification requirements and an increase in penalties and fines for non-compliance. Failure to comply with the GDPR may lead to substantial penalties and fines. Confidentiality breaches have historically been a great risk for the mining sector.

        South Africa's upcoming data protection legislation, POPI, is enacted but not yet in force. Only certain provisions enabling the appointment of the Information Regulator to regulate, perform functions and exercise powers in connection with POPI and the making of regulations are in force. Once a commencement date has been announced, organisations will have 12 months within which to become compliant with POPI. As with the GDPR, failure to comply with POPI may lead to significant penalties and fines.

The Group is subject to risks associated with litigation and regulatory proceedings

        As with most large corporations, the Group is involved, from time to time, as a party in various lawsuits, arbitrations, regulatory proceedings or other disputes. Litigation, arbitration, regulatory proceedings and other types of disputes involve inherent uncertainties and, as a result, the Group faces risks associated with adverse judgements or outcomes in these matters. Even in cases where the Group may ultimately prevail on the merits of any such dispute, the Group may face significant costs defending its rights, lose certain rights or benefits during the pendency of any such litigation, arbitration, regulatory proceeding or other dispute, or suffer reputational damage as a result of its involvement therein. The Group is currently engaged in a number of legal and regulatory proceedings, including as described in the 2018 Form 20-F, which is incorporated by reference in this prospectus, in the section entitled "Annual Financial Report—Accountability—Directors' report—Litigation". There can be no assurance as to the outcome of any litigation, arbitration, regulatory proceeding or other dispute, and the adverse determination of material litigation could have a materially adverse effect on the Group's business, operating results and financial condition. See also "—The Group's operations are subject to environmental, health and safety regulations, which could impose additional costs and compliance requirements, and the Group has faced, and may face further, claims and liability for breaches, or alleged breaches, of such regulations and other applicable laws".

An actual or alleged breach or breaches in governance processes, or fraud, bribery and corruption may lead to public and private censure, regulatory penalties and loss of licenses or permits and may impact negatively upon the Group's empowerment status and may damage the Group's reputation

        The legal and regulatory framework in which the Group operates is complex, and its governance and compliance policies and processes may not prevent potential breaches of law or accounting or other governance practices. The Group's operating and ethical codes, among other standards and guidance, may not prevent instances of fraudulent behaviour and dishonesty, nor guarantee compliance with legal and regulatory requirements.

        To the extent that the Group suffers from any actual or alleged breach or breaches of relevant laws (including South African anti-bribery and corruption legislation or the U.S. Foreign Corrupt Practices Act of 1977) under any circumstances, they may lead to regulatory, civil or criminal fines, litigation, public and private censure and loss of operating licences or permits and may impact negatively upon the Group's empowerment status and may damage its reputation. The occurrence of any of these events could have a material adverse effect on the Group's business, operating results and financial condition.

The Group's U.S. recycling business is dependent on relationships with third-party suppliers and has other credit and operational risks

        In the United States, the Group sources automotive and industrial catalyst materials from third parties through both purchase and tolling arrangements. The Group has entered into sourcing arrangements for recycled materials with various suppliers, and it depends on those suppliers to provide catalyst and other industrial sources for recycling. The Group is subject to the suppliers' compliance with the terms of these arrangements and to their contractual right to terminate or suspend the agreement. Should one or more of these sourcing arrangements be terminated, the Group might be unable to source replacement recyclable materials on terms that are acceptable to the Group. If the Group is unable to source sufficient quantities of recycled materials, the U.S. recycling business would become less profitable, and this loss could negatively affect the Group's business and results of operations. Similarly, these suppliers in turn typically source material from various other third parties in a competitive market, and there can be no assurance of the suppliers' continuing ability or willingness to source material on behalf of the Group at current volumes and prices. Any constraint on the suppliers' ability to source material could reduce the profitability of the Group's U.S. recycling business.

        From time to time, the Group may advance cash to third-party brokers and suppliers to support the purchase and collection of spent catalyst materials and other industrial sources. These advances are normally made at the time that material is ready for shipment or already in transit to the Group's facilities. In some cases, the Group has a security interest in the materials that the suppliers have procured but which the Group has not yet received. The unsecured portion of these advances is fully at risk.

        The Group regularly advances money to its established recycling suppliers for catalyst material that the Group has physically received and carries in its processing inventories. These advances typically represent some portion of the estimated total value of each shipment until final assays are completed determining the actual PGM content of the shipment. Upon completion of the shipment assays, a final settlement takes place based on the actual value of the shipment. However, pending completion of the assays, the payments are based on the estimated PGM content of each shipment, which could vary significantly from the actual PGM content upon assay. Should the estimated PGM content upon assay significantly exceed the actual PGM content, the Group may be at risk for a portion of the amount advanced. Should the supplier be unable to settle such an overpayment or seek protection from creditors, the Group could incur a loss to the extent of any overpayment.

        In its U.S. recycling business, the Group regularly enters into fixed forward sales contracts for metal produced from catalyst recycling, normally making these commitments at the time the catalyst material is purchased. For the Group's fixed forward sales related to recycling of catalysts, the Group is subject to the customers' compliance with the terms of the agreements, their ability to terminate or suspend the agreements and their willingness and ability to pay. The loss of any of these agreements or failure of a counterparty to perform could require Sibanye-Stillwater to sell or purchase the contracted metal in the open market, potentially at a significant loss. The Group's revenues for the year ended December 31, 2018 included 15% from recycling sales and tolling fees in the United States, and 26% for the six-month period ended June 30, 2019.

        Many of the Group's U.S. recycling suppliers are comparatively small businesses with limited assets and relatively little credit capacity. While the Group monitors funds being advanced to such businesses and seeks to limit its exposure to any one supplier, if a problem develops with such a supplier, the Group might not be able to fully recover amounts previously advanced to that supplier.

        Volumes of recycling materials available in the marketplace fluctuate substantially in response to changes in commodity prices. Lower PGM and steel prices normally reduce the volume of recycling material available in the market, resulting in less earnings and cash flow from the recycling segment, and therefore less economic support for the mining operations. Should it become necessary at any point to reduce or suspend operations at the mines, the proportion of processing costs allocated to the recycling segment would increase substantially. Further, the ability to operate the smelter and refinery without significant volumes of mine concentrates and the contained copper and nickel has never been demonstrated and is likely to require modification to the processing facilities. There is no assurance that the recycling facilities can operate profitably in the absence of significant mine concentrates, or that capital would be available to complete necessary modifications to the processing facilities.

For its PGMs mined in the United States, the Group's sales arrangements concentrate all its final refining activity and a large portion of its PGM sales from mine production with one entity

        Under the terms of the Group's agreements with Johnson Matthey, the Group utilises Johnson Matthey for all of its precious metals refining services for the Group's U.S. mining operations. In addition, with the exception of certain pre-existing platinum sales commitments to Tiffany & Co., all of the Group's current mined palladium and platinum in the United States is committed for sale to Johnson Matthey. Separately, Johnson Matthey has the right to bid on any recycling PGM ounces the Group has available in the United States.

        This significant concentration of business with Johnson Matthey could leave the Group without precious metal refining services in the United States should Johnson Matthey experience significant financial or operating difficulties during the contract period. Under such circumstances, it is not clear that sufficient alternative processing capacity would be available to cover the Group's requirements, nor that the terms of any such alternative processing arrangements as might be available would be financially acceptable to the Group. Any such disruption in refining services could have a negative effect on the Group's ability to generate revenues, profits and cash flows.

The Group's appointment of a new independent registered public accounting firm could result in additional costs and difficulties in complying with regulations governing public company corporate governance, including reporting delays in the filing of its reports with the SEC and the JSE, and the Group's new independent registered public accounting firm may interpret accounting rules differently to its former firm, which could adversely impact its business

        On September 26, 2018, the Group announced its intention to dismiss its former independent registered public accounting firm, KPMG, Inc., and its plan to engage a new firm, Ernst & Young Inc., to serve in that role. Consequently, the Group's new independent registered public accounting firm will be reviewing and auditing its financial reporting in the future. The Group's continuing preparation for and implementation of various corporate governance reforms and enhanced disclosure laws and regulations adopted in recent years requires it to incur significant additional accounting and legal costs, and this change in auditors could add to the overall cost required for compliance. Any new auditor will not have the institutional knowledge of the Group and its management held by the previous auditor, and the transition will require significant additional efforts on the parts of the Group's personnel and management.

        Given the complexities of public company accounting rules and the differences in how those rules are interpreted by various accounting firms, it is possible that the Group's new independent registered public accounting firm will require it to characterise certain transactions and/or present financial data differently to previously audited financial information. Similarly, it is possible that the new independent registered public accounting firm will disagree with the way the Group has presented financial results in prior periods, in which case it may be required to restate those financial results. In either case, these changes could negatively impact the Group's future financial results and/or previously reported financial results, could subject it to the expense and other consequences of restating prior financial statements, and could lead to government investigation and/or shareholder litigation. Any unanticipated difficulties in preparing for and implementing these and other corporate governance and reporting reforms could result in material delays in compliance or significantly increase the Group's costs which could have a material adverse effect on the Group's business, operating results and financial condition.

The Group has identified material weaknesses in its disclosure controls and internal controls over financial reporting which may adversely affect the accuracy and reliability of the Group's financial statements, and its reputation, business and the price of the Group's ordinary shares and ADSs, as well as lead to a loss of investor confidence in the Group

        In connection with the July 1, 2018 tax rate change in New Jersey, which became effective on January 1, 2019, the Group did not conduct an effective risk assessment on one of its U.S. PGM operations consolidation reporting packs to assess the impact of changes in U.S. tax regulations on U.S. deferred tax and related internal controls that were responsive to risks of misstatement. In addition, the Group did not have an effective exchange of information and communication process to ensure that relevant and reliable information was communicated on a timely basis such that certain process and control owners could perform their financial reporting and control responsibilities appropriately, specifically relating to: (i) the recognition, measurement and disclosure of U.S. deferred taxes associated with consolidation entries in one of the U.S. PGM operations consolidation reporting packs; and (ii) the recognition and measurement of certain period-end closing entries related to cash and cash equivalents, trade receivables, trade and other payables, and short-term borrowing facilities. These deficiencies resulted in a material misstatement to the U.S. deferred taxes in the initial consolidated financial information that was adjusted prior to the release of the Group's condensed consolidated preliminary financial statements, Annual Financial Report and 2018 Form 20-F, which is incorporated by reference in this prospectus. However, the control deficiencies created a reasonable possibility that a material misstatement to the consolidated financial statements would not be prevented or detected on a timely basis. As described in the section entitled "Controls and Procedures" in the 2018 Form 20-F, which is incorporated by reference in this prospectus, management has concluded that these deficiencies constitute material weaknesses in the Group's internal control over financial reporting and, accordingly, disclosure controls were not effective as of December 31, 2018.

        A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the Group's annual or interim consolidated financial statements would not be prevented or detected on a timely basis.

        While the issue relating to the risk assessment and information and communication relating to the U.S. deferred tax was remediated, the controls that gave rise to the material weaknesses were not operating effectively as of December 31, 2018. In addition, there were certain information and communication deficiencies relating to certain closing entries that were identified and have since been remediated. If the Group identifies additional material weaknesses in its internal controls over financial reporting or disclosure controls in the future, the Group's ability to analyse, record and report financial information accurately, to prepare its financial statements within the time periods specified by the rules and forms of the SEC or the JSE and to otherwise comply with the Group's reporting obligations under the federal securities laws and the laws of South Africa, is likely to be adversely affected. The occurrence of any such material weaknesses in the Group's internal controls over financial reporting or other ineffective disclosure controls may adversely affect the accuracy and reliability of the Group's financial statements and disclosure. Any such issue may have a material adverse effect on the Group's reputation and business.

The effect of U.S. tax reform legislation on the Group is uncertain

        On December 22, 2017, new federal tax reform legislation, known as the Tax Cuts and Jobs Act, was enacted in the United States, resulting in significant changes from previous U.S. federal tax law effective January 1, 2018. The significant changes impacting the U.S. operations included a reduction to the U.S. federal corporate income tax rate to 21% from 35%, limiting the deductibility of interest expense, allowing for an accelerated depreciation allowance on fixed assets and creating a base erosion anti-abuse tax on certain intercompany transactions. While the reduction in the corporate income tax rate and the acceleration of tax depreciation is favourable, the limitation on interest expense and the creation of base erosion anti-abuse tax could have a significant impact on U.S. cash taxes. The overall impact is a fluid process as the United States is currently working to release regulations with respect to the significant components of the Tax Cuts and Jobs Act. As a result, future finalisation of the regulations with respect to the Tax Cuts and Jobs Act, and their impact to the U.S. Group, may not become evident for some period of time.

The Group's financial flexibility could be materially constrained by South African Exchange Control Regulations

        South Africa's Exchange Control Regulations restrict the export of capital from South Africa. Transactions between South African residents (including companies) and non-residents (excluding residents of the CMA) are subject to exchange controls enforced by the SARB. As a result, the Group's ability to raise and deploy capital outside the CMA is restricted. These restrictions could hinder the Group's financial and strategic flexibility, particularly its ability to raise funds outside South Africa.

HIV/AIDS, tuberculosis and other contagious diseases pose risks to the Group in terms of lost productivity and increased costs

        The prevalence of HIV/AIDS in South Africa poses risks to the Group in terms of potentially reduced productivity and increased medical and other costs. Compounding this are the concomitant infections, such as tuberculosis, that can accompany HIV illness, particularly during the latter stages, and cause additional healthcare-related costs. If there is a significant increase in the incidence of HIV/AIDS infection and related diseases among the workforce, this may have a material adverse effect on the Group's business, operating results and financial condition.

        Additionally, the spread of contagious diseases such as respiratory diseases is exacerbated by communal housing and close quarters. The spread of such diseases could impact employees' productivity, treatment costs and, therefore, operational costs.

Risks related to Recent Acquisitions

The Group may face challenges in the integration of Lonmin's business, which could disrupt its current operations or result in higher costs or worse overall performance than the Group anticipates

        If the Group is unable to successfully complete the integration of Lonmin's business with the Group's own operations in a timely and cost-effective manner, the potential benefits of the Lonmin Acquisition, including the estimated revenue and cost synergies the Group expects to achieve, may not be realised. In particular, if the effort the Group devotes to the integration of the Group's businesses with that of Lonmin diverts more management time or other resources from carrying out the Group's operations than originally planned, the Group's ability to maintain and increase revenues as well as manage the Group's costs could be impaired. Furthermore, the Group's capacity to expand other parts of its existing businesses may be impaired.

        Additionally, the Group may experience additional financial and accounting challenges and complexities in areas such as internal controls over financing reporting. Failure to timely integrate Lonmin's business into our operating and internal control structures may increase the risk of failure to prevent misstatements on Lonmin's financial records and in our consolidated financial statements, which could result in a material adverse effect on the Group's reported financial results or in the determination of the effectiveness of the Group's internal controls over financial reporting.

        In addition, the South African Competition Tribunal imposed certain conditions with respect to the Lonmin Acquisition, all of which are subject to various monitoring provisions. These conditions, include, among others, an agreement to not retrench any Lonmin employees for a six-month period following the date of the implementation, (except in certain circumstances), to implement various short-term projects to save jobs until 2020 in accordance with certain prerequisites, variables and timelines, to complete certain confirmatory technical and economic assessments in respect of certain projects, to conduct certain feasibility studies, to continue to honour certain SLPs, to establish a Community Engagement Forum within six months of the date of the acquisition and to continue honouring certain existing agreements on the terms as they existed on the date of the announcement of the Lonmin Acquisition. The failure to comply with such conditions could result in adverse regulatory and financial consequences, as well as harm our reputation.

        Any of the above could have a material adverse effect on the Group's business, operating results and financial condition.

The Group's growth strategy, including the acquisitions and reorganisation of its business, may not be successful

        Prior to the Group's acquisitions of a number of PGM operations in southern Africa and the United States, the first of which was completed in April 2016, the Group's core businesses were primarily focused on owning and operating underground and surface gold operations, as well as operating extraction and processing facilities for treatment of gold-bearing ore before it is refined. As noted in "—Risks related to the Group's business—Changes in the market price for gold and PGMs, which in the past have fluctuated widely, affect the profitability of the Group's gold and PGM mining operations and the cash flows generated by those operations", market prices for gold and PGMs have fluctuated widely in the past, affecting the profitability of the Group's gold and PGM mining operations and the cash flows generated by those operations. These operations have experienced significant volatility during the recent past.

        Following the Stillwater Acquisition, the Rustenburg Acquisition, the Aquarius Acquisition, as well as throughout the process of announcing and completing the Lonmin Acquisition, key components of the Group's strategy have been to reorganise the Group's operations into a Southern African division/region and a U.S. division/region, and to potentially grow its operations through expansion into further markets. The Group's growth strategy requires significant investment and places strain on its financial and management resources, as well as its compliance systems, as the Group's management team will be required to support and oversee operations in an industry where they may have limited or no experience, while at the same time ensuring that the Group's management systems are suitable for its expanding operations. The Group cannot assure that it will be able to achieve the objectives the Group's management anticipates or that its management will be able to manage any such processes successfully. Failure to achieve such objectives or any significant weakening of the Group's overall management controls could have a material adverse effect on the Group's business, operating results and financial condition.

The Group may discover contingent or other liabilities within Lonmin, Stillwater, the Rustenburg Operations or Aquarius or other facts of which it is not aware that could expose the Group to loss

        Although the Group has received certain representations, warranties and indemnities regarding Lonmin, Stillwater, the Rustenburg Operations and Aquarius under the terms of the agreements regarding those Acquisitions, and it has conducted general due diligence in connection with the Stillwater Acquisition, Rustenburg Acquisition, Aquarius Acquisition and Lonmin Acquisition, such due diligence was necessarily limited. There can be no assurance that the Group identified all the liabilities of, and risks associated with, the Stillwater Acquisition, Rustenburg Acquisition, Aquarius Acquisition and/or Lonmin Acquisition or that it will not be subject to unknown liabilities of, and risks associated with, the Acquisitions, including liabilities and risks that may become evident only after the Group has been involved in the operational management of the Stillwater Acquisition, Rustenburg Acquisition, Aquarius Acquisition and/or Lonmin Acquisition. The Group may incur losses in excess of this maximum amount provided for in the relevant indemnities, or the matters giving rise to the losses may not be recoverable against the relevant warranties or indemnities or at all.

The Group's operations in Zimbabwe are subject to rules and regulations that limit its ability to export unrefined platinum or to remit revenue generated out of the country; such rules and regulations may also impact the ownership structure of these operations

        One of the Group's joint ventures, the Mimosa Operations, is located in Zimbabwe. The Mimosa Operations delivered attributable production for the six months ended June 30, 2019 of 60,831 oz (4E) and contributed a profit of R108 million (U.S.$7.6 million). Under Zimbabwean exchange control legislation, up to 80% of the revenue generated from the Group's Zimbabwe operations must be retained in the country. The Group is limited in its ability to remit profits from Zimbabwe to South Africa. Further, due to the short supply of U.S. dollars in Zimbabwe, the funds retained in Zimbabwe create increased exposure to economic and inflationary risks.

        Furthermore, a number of years ago, the Government of Zimbabwe announced that a 15% royalty would be imposed on the export of unrefined platinum beginning in January 2017. The implementation date has been deferred a number of times, the most recent of which was until January 1, 2022. If such royalty is imposed, it could have a material adverse effect on the Group's business, operating results and financial condition.

        Mimosa has commissioned feasibility studies to explore expanding its smelter operations in Zimbabwe. The construction of such facilities would be subject to several challenges, including, among others, the time required, the substantial capital expenditure and a lack of adequate infrastructure.

        The Indigenisation Act promulgated in 2008 previously required the transfer of a 51% shareholding in all foreign-owned companies to indigenous Zimbabweans. The Indigenisation Act was fundamentally amended by Section 42 of the Finance Act No. 1 of 2018. The Indigenisation Act, as amended provides as follows: (i) Section 2A of the Indigenisation Act states that the Indigenisation Act shall only apply to those businesses in the reserved sector of the economy and those specified in

Section (3)1; (ii) Section 3(1) states that the State shall have at least 51% shares or an ownership interest in a designated extractive business, being entities or businesses involved in the extraction of platinum and diamonds and the 51% stake reserved for the State is to be owned by a designated entity, being the Zimbabwe Mining Development Corporation, the Zimbabwe Consolidated Diamond Company or the National Indigenisation and Economic Empowerment Fund; and (iii) the Minister of Industry, Commerce and Enterprise Development in terms of Section 3(6) of the Indigenisation Act is empowered to relax the 51% State-ownership quota by permitting a business in the designated extractive sector to achieve the quota through the use of credits, and for such a period as the Minister of Industry, Commerce and Enterprise Development shall prescribe.

        On April 12, 2016, in a statement clarifying the Indigenisation Act, Zimbabwe's former President announced that foreign mines could retain ownership control as long as 75% of the gross value of exploited resources is retained in Zimbabwe. The Zimbabwean Indigenisation Act was amended on December 1, 2017 to codify the former President's statements into law.

        Although the Group currently exceeds the proposed 75% threshold, there can be no guarantee that it will continue to do so in the future or that this interpretation will remain in force. Any of the above could have a material adverse effect on the Mimosa Operations.

Social, political and economic uncertainty and instability in Zimbabwe and targeted sanctions against certain Zimbabwean entities may affect future foreign investment in the country

        Zimbabwe's social, political and economic climate is currently highly uncertain, with the economy having been in decline since 1999. Many sectors, including the health sector, have virtually collapsed. There is a general shortage of clean water owing to non-functional facilities and a lack of chemicals.

        Zimbabwe is the subject of targeted sanctions by the United States, EU and the United Kingdom. The sanctions are limited in scope, targeting only designated individuals and entities, including certain members of the government, who are deemed to be undermining democratic institutions and processes in Zimbabwe.

        In terms of the MMCZ Act, the MMCZ is the sole legal exporter of all minerals mined in Zimbabwe and is entitled to a commission in relation to all sales, as an agent to the mining companies, which is stipulated by the MMCZ Act. The Mimosa Operations paid MMCZ U.S.$2.8 million in fiscal 2018. The MMCZ is an entity specifically sanctioned by the U.S. Office of Foreign Assets Control and listed on its Specially Designated Nationals list. Under the sanctions, MMCZ's assets are blocked and U.S. persons are prohibited from dealing with the entity. There is no requirement, legal or otherwise, for MMCZ to be involved in the Mimosa Operations management or operations and the Group has no contractual or other relationship with MMCZ outside of the MMCZ Act requirements.

        Continued economic and political uncertainty in Zimbabwe and targeted sanctions against certain Zimbabwean entities may affect future foreign investment in the country and may lead to the imposition of further exchange controls, restrictions on the ownership of the Group's assets and its ability to raise funds for or operate its business and export minerals and metals from Zimbabwe. Should such events occur, they may have an adverse effect on the Group's business and operations in Zimbabwe as well as its financial condition.

Risks related to the Scheme

Certain agreements to which SGL (and its respective subsidiaries) are a party contain change of control or other termination provisions, which may be triggered by the Scheme. Termination or renegotiation of any material contract by the counterparties may adversely affect the Group's business and operations

        SGL (and its subsidiaries) are party to certain agreements that give the counterparties to such agreements certain rights, including consent and termination rights, in connection with change of control transactions or otherwise. Under certain of these agreements, such as those relating to outstanding debt, the Scheme may constitute a change of control or otherwise give rise to counterparty consent or termination rights and, therefore, the counterparties may assert their rights in connection with the Scheme, including in the case of indebtedness of SGL (and its subsidiaries), or acceleration of amounts due. Any such counterparty may request modifications of its agreements and/or financial compensation as a condition to granting a waiver or consent under those agreements, and there can be no assurance that such counterparties will not exercise their rights under the agreements, including termination rights where available. In addition, the failure to obtain consent under one agreement may be a default under other agreements and thereby trigger rights of the counterparties to such other agreements, including termination rights where available. The exercise of consent, termination or other rights by such counterparties could prevent or delay the implementation of the Scheme or may affect the Group's operating results or financial condition following the implementation of the Scheme.

The Scheme will be subject to the fulfilment or the waiver, as the case may be, of a number of conditions precedent, including certain regulatory approvals, which may prevent, delay, hinder or otherwise adversely affect the Scheme

        The Scheme is subject to the fulfilment or the waiver, as the case may be, of a number of conditions precedent as described in the Scheme Implementation Agreement. See further "The Scheme—General—Terms and Conditions of the Scheme—Scheme Conditions Precedent". These include, among others, the necessary shareholder resolutions of SGL, being passed by the requisite majority of shareholders; the approval by the JSE of the Scheme; the 2019 Form F-4, 2019 and Form F-6 having been declared effective by the SEC and no stop order suspending the effectiveness of the 2019 Form F-4 and 2019 Form F-6 shall be in effect and no proceedings for such purpose shall be pending before or threatened by the SEC; the admission to listing by way of an introduction of all Sibanye-Stillwater Shares on the Main Board of the JSE, including, in particular, the Scheme Consideration Shares; the approval for the admission to trading of Sibanye-Stillwater ADSs on the NYSE; and the approval by the JSE of all documentation required by the JSE to be submitted to it in connection with the listing; and the approval by the SARB in accordance with the South African Exchange Control Regulations of the Scheme, to the extent that such approval is required. Failure to satisfy any of the conditions may result in the Scheme not being implemented. For further information, see the section entitled "Exchange Control Regulations" beginning of page 116 of this prospectus.

The Group may not obtain the benefits it expects from the Scheme

        The Group believes the Scheme will create a more efficient corporate structure and facilitate the Group's growth strategy. However, the Group may not obtain the expected benefits if market conditions or other circumstances prevent the Group from taking advantage of the strategic, business and financing flexibility available in the new structure. As a result, the Group may incur the costs of creating the holding company without realising the possible benefits.

Risks related to the Sibanye-Stillwater Shares and Sibanye-Stillwater ADSs

Shareholders outside South Africa may not be able to participate in future issues of securities (including ordinary shares) carried out by or on behalf of Sibanye-Stillwater

        Securities laws of certain jurisdictions may restrict Sibanye-Stillwater's ability to allow participation by certain shareholders in future issues of securities (including ordinary shares) carried out by or on behalf of Sibanye-Stillwater. In particular, holders of Sibanye-Stillwater securities who are located in the United States (including those who hold Sibanye-Stillwater Shares or Sibanye-Stillwater ADSs) may not be able to participate in securities offerings by or on behalf of Sibanye-Stillwater unless a registration statement under the Securities Act is effective with respect to such securities or an exemption from the registration requirements of the Securities Act is available thereunder.

        Securities laws of certain other jurisdictions may also restrict Sibanye-Stillwater's ability to allow the participation of all holders in such jurisdictions in future issues of securities carried out by Sibanye-Stillwater. Holders who have a registered address or are resident in, or who are citizens of, countries other than South Africa should consult their professional advisers as to whether they require any governmental or other consent or approvals or need to observe any other formalities to enable them to participate in any offering of Sibanye-Stillwater securities.

Investors in the United States and other jurisdictions outside South Africa may have difficulty bringing actions, and enforcing judgements, against Sibanye-Stillwater, the directors and the executive officers based on the civil liabilities provisions of the federal securities laws or other laws of the United States or any state thereof or under the laws of other jurisdictions outside South Africa

        Sibanye-Stillwater is incorporated in South Africa. Most of the directors and executive officers will reside outside of the United States. Substantially all of the assets of these persons and approximately 46% of the assets of Sibanye-Stillwater will be located outside the United States. As a result, it may be difficult for investors to enforce against these persons or Sibanye-Stillwater a judgement obtained in a U.S. court predicated upon the civil liabilities provisions of the federal securities or other laws of the United States or any state thereof. In addition, investors in other jurisdictions outside South Africa may face similar difficulties.

        Investors should be aware that it is the policy of South African courts to award compensation for the loss or damage actually sustained by the person to whom the compensation is awarded. Although the award of punitive damages is generally unknown to the South African legal system, it does not mean that such awards are necessarily contrary to public policy. Whether a judgement is contrary to public policy will depend on the facts of each case. Exorbitant, unconscionable or excessive awards will generally be contrary to public policy and contractually stipulated penalties are subject to and limited by the provisions of the Conventional Penalties Act, 1962. South African courts cannot enter into the merits of a foreign judgement and cannot act as a court of appeal or review over the foreign court. South African courts will usually implement their own procedural laws and, where an action based on an international contract is brought before a South African court, the capacity of the parties to the contract will usually be determined in accordance with South African law. However, a South African court may, in certain circumstances, require expert evidence in relation to the law of the jurisdiction which governs the contract in question. It is doubtful whether an original action based on U.S. federal securities laws or the laws of other jurisdictions outside South Africa may be brought before South African courts. Further, a plaintiff who is not resident in South Africa may be required to provide security for costs in the event of proceedings being initiated in South Africa. In addition, the Rules of the High Court of South Africa require that documents executed outside South Africa must be authenticated for the purpose of use in South Africa.

        Investors should also be aware that a foreign judgement is not directly enforceable in South Africa, but only constitutes a cause of action. Such a judgement will be enforced by South African courts only if certain conditions are met.

Sibanye-Stillwater may not pay dividends or make similar payments to its shareholders in the future due to various factors and any dividend payments may be subject to withholding tax

        Sibanye-Stillwater's expected dividend policy is to return at least 25% to 35% of normalised earnings to shareholders. Sibanye-Stillwater may pay cash dividends only if funds are available for that purpose. Whether funds are available depends on a variety of factors, including the amount of cash available and the Group's capital expenditures on both existing infrastructure, as well as on exploration and other projects and other cash requirements existing at the time. Under South African law, Sibanye-Stillwater will be entitled to pay a dividend or similar payment to its shareholders only if it meets the solvency and liquidity tests set out in the Companies Act, and is permitted to do so in terms of the

Memorandum of Incorporation. Given these factors and the Sibanye-Stillwater Board's discretion to declare cash dividends or other similar payments, dividends may not be paid in the future. It should be noted that a 20% withholding tax is required to be withheld on dividends paid by, among others, certain South African resident companies (including Sibanye-Stillwater) to any person. Withholding taxes have been in effect from April 1, 2012 and the percentage was increased on February 22, 2017 from 15% to 20%.

        The withholding tax on dividends is subject to domestic exemptions or relief in terms of an applicable double taxation treaty. The application of such domestic exemptions or relief in terms of an applicable double taxation treaty is subject to the making of certain declarations and undertakings by the beneficial owner of the dividends and providing the same to Sibanye-Stillwater or regulated intermediary making payment of the dividend. In terms of the U.S. Treaty, the dividends tax rate is reduced to 5% of the gross amount of the dividends if a corporate U.S. holder holds directly at least 10% of the voting stock of a South African company. In all other cases, the maximum withholding tax rate is 15% of the gross amount of the dividend. In terms of the latest proposed legislation, the declaration and undertaking entitling the holder to a reduced dividend tax must be renewed at least every three years. See the section entitled "Further Information—Additional information—Taxation—Certain South African tax considerations—Withholding tax on dividends and Further Information—Financial information—Dividend policy and dividend distributions" in the 2018 Form 20-F, which is incorporated by reference in this prospectus.

The Sibanye-Stillwater Shares and Sibanye-Stillwater ADSs may not have an active trading market, which may have an adverse impact on the value of the Sibanye-Stillwater Shares and Sibanye-Stillwater ADSs

        There has been no prior public market for the Sibanye-Stillwater Shares or the Sibanye-Stillwater ADSs, and an active trading market for the Sibanye-Stillwater Shares or the Sibanye-Stillwater ADSs may not develop. Sibanye-Stillwater is in discussions with the JSE regarding the admission for listing of the Sibanye-Stillwater Shares on the Main Board of the JSE. Additionally, Sibanye-Stillwater will apply to list the Sibanye-Stillwater ADSs on the NYSE. However, there can be no assurance that a liquid market will develop for the Sibanye-Stillwater Shares or Sibanye-Stillwater ADSs, that holders of the Sibanye-Stillwater Shares or Sibanye-Stillwater ADSs will be able to sell their Sibanye-Stillwater Shares or Sibanye-Stillwater ADSs or that such holders will be able to sell their Sibanye-Stillwater Shares or Sibanye-Stillwater ADSs for a price that reflects their value.

Sibanye-Stillwater's non-South African shareholders face additional investment risk from currency exchange rate fluctuations since any dividends will be paid in Rand

        Dividends or distributions with respect to Sibanye-Stillwater Shares have historically been paid in Rand. The U.S. dollar or other currency equivalent of future dividends or distributions with respect to Sibanye-Stillwater Shares, if any, will be adversely affected by potential future reductions in the value of the Rand against the U.S. dollar or other currencies. In the future, it is possible that there will be changes in South African Exchange Control Regulations such that dividends paid out of trading profits will not be freely transferable outside South Africa to shareholders who are not residents of the CMA. See the section entitled "Further Information—Additional Information—South African Exchange Control limitations affecting security holders" in the 2018 Form 20-F, which is incorporated by reference in this prospectus.

Sibanye-Stillwater Shares are subject to dilution as a result of any non-pre-emptive share issuance, including upon the exercise of Sibanye-Stillwater's outstanding share options, conversion of convertible bonds, issues of shares by the Sibanye-Stillwater Board in compliance with BBBEE legislation or in connection with acquisitions, and a large volume of sales of Sibanye-Stillwater Shares, or the perception that such large sales may occur, could adversely affect the trading price of Sibanye-Stillwater Shares

        Shareholders' equity interests in Sibanye-Stillwater will be diluted to the extent of future exercises or settlements of rights under the 2013 Sibanye-Stillwater Share Plan or the 2017 Sibanye-Stillwater Share Plan and any additional rights. Sibanye-Stillwater Shares are also subject to dilution in the event that the Sibanye-Stillwater Board is required to issue new shares in compliance with applicable BBBEE legislation. See "—Risks related to the Group's business—The Group's mineral rights are subject to legislation, which could impose significant costs and burdens and which impose certain ownership requirements, the interpretation of which is the subject of dispute".

        On September 19, 2017, SGL launched an offering of U.S.$450 million senior unsecured guaranteed convertible bonds due 2023 with the initial conversion ratio of 120,627 ordinary shares per bond. The 2023 Convertible Bond has a coupon of 1.875% per annum payable semi-annually in arrear in equal instalments on March 26 and September 26 of each year, which commenced on March 26, 2018.

        The Group cannot predict the timing or amount of conversions of the 2023 Convertible Bond or the size or terms of future issuances of equity securities or securities convertible into equity securities or the effect, if any, that future issuances and sales of the securities will have on the market price of Sibanye-Stillwater's ordinary shares. In addition, the conversion price of the 2023 Convertible Bond is subject to adjustment in certain circumstances. Any transaction involving the issuance of previously authorised but unissued ordinary no par value shares, or securities convertible into ordinary no par value shares, would result in dilution, possibly substantial, to shareholders. Exercises of presently outstanding stock options may also result in dilution to shareholders.

        The Sibanye-Stillwater Board has the authority to authorise certain offers and sales of the securities without the vote of, or prior notice to, Sibanye-Stillwater Shareholders. Such additional issuances may involve the issuance of a significant number of ordinary no par value shares at prices less than the current market price.

        Sales of substantial amounts of securities, or the availability of the securities for sale, could adversely affect the prevailing market prices for the securities and dilute investors' earnings per share. A decline in the market prices of the securities could impair Sibanye-Stillwater's ability to raise additional capital through the sale of additional securities, should Sibanye-Stillwater desire to do so.

        Further, the issuance of shares in connection with any acquisition (whether in the form of consideration or otherwise) may result in dilution to future Sibanye-Stillwater Shareholders. For example, on May 16, 2014, SGL concluded the acquisition of Cooke. As consideration for the acquisition, SGL issued 156,894,754 new SGL Shares at R28.61, representing 17% of SGL's issued share capital on a fully diluted basis.

        The Newshelf 1114 Empowerment Partner has a put option in respect of their 24% shareholding in Newshelf 1114, which allows them to acquire shares in the Group, subject to certain conditions. These conditions include, in particular, confirmation by the DMR that implementation of the put option will not detrimentally affect the empowerment status of Newshelf 1114. If the Newshelf 1114 Empowerment Partner exercises this put option, the Group must acquire its shares in Newshelf 1114 based on the net attributable fair value of the underlying assets and liabilities of Newshelf 1114. Pursuant to the exercise of the put option by a Newshelf 1114 Empowerment Partner, if the Group is required and elects to issue shares to the Newshelf 1114 Empowerment Partner, the number of shares in the Group to be issued shall be determined on the basis of the 30-day VWAP of the Group on the

JSE. The Newshelf 1114 Empowerment Partner's net attributable fair value will be adjusted by the original subscription loan still due by the Newshelf 1114 Empowerment Partner on acquiring the 24% shareholding in 2013. The subscription loan balance at December 31, 2018 was R712 million. The option can be exercised until February 8, 2021.

        A large volume of sales of Sibanye-Stillwater Shares by this partner or another shareholder, all at once or in blocks, could decrease the prevailing market price of Sibanye-Stillwater Shares and could impair the Group's ability to raise capital through the sale of equity securities in the future. Additionally, even if substantial sales are not affected, the mere perception of the possibility of these sales could decrease the market price of Sibanye-Stillwater Shares and could have a negative effect on the Group's ability to raise capital in the future. Further, anticipated downward pressure on Sibanye-Stillwater's ordinary share price due to actual or anticipated sales of shares could cause some institutions or individuals to engage in short sales of Sibanye-Stillwater Shares, which may itself cause the price of the shares to decline.

Sibanye-Stillwater ADS Holders may not be entitled to a jury trial with respect to claims arising under the Sibanye-Stillwater Deposit Agreement, which could result in less favourable outcomes to the plaintiffs in an action of that kind

        The Sibanye-Stillwater Deposit Agreement governing the Sibanye-Stillwater ADSs provides that, to the fullest extent permitted by law, Sibanye-Stillwater ADS Holders waive the right to a jury trial of any claim they may have against the Group or the ADS Depositary arising out of or relating to Sibanye-Stillwater Shares, the Sibanye-Stillwater ADSs or the Sibanye-Stillwater Deposit Agreement, including any claim under U.S. federal securities laws.

        If the Group or the ADS Depositary opposed a jury trial demand based on the waiver, the court would determine whether the waiver was enforceable based on the facts and circumstances of that case in accordance with the applicable state and federal law. To the Group's knowledge, the enforceability of a contractual pre-dispute jury trial waiver in connection with claims arising under the federal securities laws has not been finally adjudicated by the United States Supreme Court. However, the Group believes that a contractual pre-dispute jury trial waiver provision is generally enforceable, including under the laws of the State of New York, which govern the Sibanye-Stillwater Deposit Agreement, by a federal or state court in the City of New York, which has non-exclusive jurisdiction over matters arising under the Sibanye-Stillwater Deposit Agreement. In determining whether to enforce a contractual pre-dispute jury trial waiver provision, courts will generally consider whether a party knowingly, intelligently and voluntarily waived the right to a jury trial. The Group believes that this is the case with respect to the Sibanye-Stillwater Deposit Agreement and the Sibanye-Stillwater ADSs. It is advisable that you consult legal counsel regarding the jury waiver provision before entering into the Sibanye-Stillwater Deposit Agreement.

        If any holders or beneficial owners of Sibanye-Stillwater ADSs bring a claim against the Group or the ADS Depositary in connection with matters arising under the Sibanye-Stillwater Deposit Agreement or the Sibanye-Stillwater ADSs, including claims under federal securities laws, such holder or beneficial owner may not be entitled to a jury trial with respect to such claims, which may have the effect of limiting and discouraging lawsuits against the Group and/or the ADS Depositary. If a lawsuit is brought against the Group and/or the ADS Depositary under the Sibanye-Stillwater Deposit Agreement, it may be heard only by a judge or justice of the applicable trial court, which would be conducted according to different civil procedures and may result in different outcomes than a trial by jury would have had, including results that could be less favourable to the plaintiff(s) in any such action.

        Nevertheless, if this jury trial waiver provision is not permitted by applicable law, an action could proceed under the terms of the Sibanye-Stillwater Deposit Agreement with a jury trial. No condition, stipulation or provision of the Sibanye-Stillwater Deposit Agreement or Sibanye-Stillwater ADSs serves as a waiver by any Sibanye-Stillwater ADS Holder or beneficial owner of Sibanye-Stillwater ADSs or by the Group or the ADS Depositary of compliance with any substantive provision of U.S. federal securities laws and the rules and regulations promulgated thereunder.

        However, you will not, by agreeing to the terms of the Sibanye-Stillwater Deposit Agreement, be deemed to have waived the Group's or the ADS Depositary's compliance with U.S. federal securities laws and the rules and regulations promulgated thereunder.

GENERAL INFORMATION

Presentation of Financial Information

        SGL is a South African domiciled and tax resident global precious metals mining company, which produces a mix of metals that includes gold and PGMs. SGL owns and operates a portfolio of high-quality operations and projects, which are grouped into two regions: the Southern Africa region and the U.S. region.

        Accordingly, the books of account of the Group are maintained in South African Rand and the annual financial statements of the Group are prepared in accordance with IFRS, as issued by the IASB, as prescribed by law. These financial statements are distributed to SGL Shareholders and SGL ADS Holders and are submitted to the JSE and the NYSE.

        This prospectus incorporates by reference the consolidated financial statements of SGL as at and for the years ended December 31, 2018, 2017 and 2016, which have been prepared using the historical results of operations, assets and liabilities attributable to SGL and all of its subsidiaries, contained in the 2018 Form 20-F, which is incorporated by reference in this prospectus. The consolidated financial statements as at and for the years ended December 31, 2018, 2017 and 2016 have been prepared under the historical cost convention, except for financial assets and financial liabilities (including derivative financial instruments), which are measured at fair value through profit or loss or through the mark-to-market reserve in equity. This prospectus also incorporates by reference the unaudited condensed consolidated interim financial statements of SGL as at and for the six-month periods ended June 30, 2019 and 2018 contained in SGL's 2019 half-year results filed with the SEC on Form 6-K on October 4, 2019, which is incorporated by reference in this prospectus.

        This prospectus incorporates by reference the consolidated financial statements of Lonmin as at and for the years ended September 30, 2018, 2017 and 2016, which have been prepared using the historical results of operations, assets and liabilities attributable to Lonmin and all of its subsidiaries, contained in Lonmin's consolidated financial statements on Form 6-K filed by SGL with the SEC on October 4, 2019, which is incorporated by reference in this prospectus. This prospectus also incorporates by reference the unaudited condensed consolidated interim financial statements of Lonmin as at and for the six-month periods ended March 31, 2019 and 2018 contained in Lonmin's 2019 half-year results filed by SGL with the SEC on Form 6-K on October 4, 2019, which is incorporated by reference in this prospectus.

        The unaudited pro forma condensed consolidated financial information included in this prospectus was prepared in accordance with Article 11 of Regulation S-X. Such unaudited pro forma condensed consolidated financial information, which includes the unaudited pro forma condensed consolidated income statements for the year ended December 31, 2018 and for the six months ended June 30, 2019, and the unaudited pro forma condensed consolidated statement of financial position as at June 30, 2019, is based on the historical financial position and results of operations of Sibanye-Stillwater, SGL and Lonmin, has been prepared to illustrate SGL's acquisition of Lonmin and the Scheme.

        Ernst & Young Inc. was appointed by the SGL Board as the Group's principal accountants for the financial year ending December 31, 2019, commencing from May 2, 2019. KPMG, Inc. previously served as SGL's principal accountants. See the section titled "Further Information—Change in registrant's certifying accountant" in the 2018 Form 20-F, which is incorporated by reference in this prospectus.

        Sibanye-Stillwater is a South African domiciled and tax resident company, which has not commenced operations, has no material assets or liabilities and has not carried on any activities other than in connection with the Scheme. The books of account of Sibanye-Stillwater are maintained in South African Rand and the annual financial statements are prepared in accordance with IFRS, as issued by the IASB, as prescribed by law. These financial statements will be made available to Sibanye-Stillwater Shareholders and Sibanye-Stillwater ADS Holders and will be submitted to the JSE and the NYSE.

Non-IFRS Measures

        The financial information included, or incorporated by reference, in this prospectus includes certain measures that are not defined by IFRS, including "adjusted earnings before interest, tax, depreciation and amortisation" ("adjusted EBITDA"), "normalised earnings", "operating costs", "All-in sustaining costs", "All-in sustaining cost margin", "All-in costs", "All-in cost margin", "headline earnings per share", "adjusted free cash flow" and "net debt" (each as defined in the 2018 Form 20-F, which is incorporated by reference in this prospectus). These measures are not measures of financial performance or cash flows under IFRS and may not be comparable to similarly titled measures of other companies. These measures have been included for the reasons described in the 2018 Form 20-F, which is incorporated by reference in this prospectus, and should not be considered by investors as alternatives to costs of sales, net operating profit, profit before taxation, cash from operating activities or any other measure of financial performance presented in accordance with IFRS.

  •
  Operating costs is defined as the average cost of production and is calculated by dividing the cost of sales, before amortisation and depreciation in a period by the tonnes milled/treated in the same period, and operating cost per kilogram (and ounce) is calculated by dividing the cost of sales, before amortisation and depreciation in a period by the gold and produced in the same period.

  •
  The Group reports adjusted EBITDA based on the formula included in the facility agreements for compliance with the debt covenant formula. For a reconciliation of (loss)/profit before royalties and tax to adjusted EBITDA, see "Consolidated financial statements—Notes to the consolidated financial statements—Note 24.11: Capital management" in the 2018 Form 20-F, which is incorporated by reference in this prospectus.

  •
  Adjusted EBITDA margin is calculated by dividing adjusted EBITDA by revenue.

  •
  All-in costs are made up of All-in sustaining costs, being the cost to sustain current operations, given as a sub-total in the All-in costs calculation, together with corporate and major capital expenditure growth.

  •
  All-in sustaining cost margin is defined as revenue minus All-in sustaining costs divided by revenue.

  •
  All-in cost margin is defined as revenue minus All-in costs divided by revenue.

  •
  Net debt represents borrowings that have recourse to the Group, and bank overdraft less cash and cash equivalents.

  •
  Adjusted free cash flow is defined as net cash flows from operating activities before dividends paid, less additions to property, plant and equipment. Management considers adjusted free cash flow to be an indicator of cash available for repaying debt, funding exploration and paying dividends. See the 2018 Form 20-F, which is incorporated by reference in this prospectus, for a reconciliation of net cash from operating activities to adjusted free cash flow.

        For more information on the Group's non-IFRS measures, see the 2018 Form 20-F, which is incorporated by reference in this prospectus.

Forward-Looking Statements

        Certain statements included or incorporated by reference, in this prospectus constitute or are based on forward-looking statements. These forward-looking statements, including, among others, those relating to the Group's future business prospects, revenues and income, the expected timings and potential benefits of the Scheme, the potential benefits of the Acquisitions (including statements regarding growth, cost savings, benefits from and access to international financing and financial re-ratings), PGM pricing expectations, levels of output, supply and demand, information relating to the Blitz Project, and estimations or expectations of enterprise value, adjusted EBITDA and net asset values wherever they may occur in this prospectus, are necessarily estimates reflecting the best judgement of the senior management and directors of the Group and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. As a consequence, these forward-looking statements should be considered in light of various important factors, including those set forth in this prospectus and incorporated by reference.

        All statements other than statements of historical facts included in this report may be forward-looking statements. Forward-looking statements also often use words such as "will", "forecast", "potential", "estimate", "expect" and words of similar meaning. By their nature, forward-looking statements involve risk and uncertainty because they relate to future events and circumstances and should be considered in light of various important factors, including those set forth in this disclaimer. Readers are cautioned not to place undue reliance on such statements. Important factors that could cause the Group's actual results to differ materially from estimates or projections contained in the forward-looking statements include, without limitation:

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  changes in the imposition of regulatory costs and relevant government regulations, particularly environmental, tax, health and safety regulations and new legislation affecting water, mining, mineral rights and business ownership, including any interpretation thereof which may be subject to dispute;

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  economic, business, political and social conditions in South Africa, Zimbabwe, the United States, the United Kingdom and elsewhere;

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  the further downgrade of South Africa's credit rating;

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  the ability of the Group to comply with requirements that it operates in a sustainable manner and provide benefits to affected communities;

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  the occurrence of hazards associated with underground and surface gold, PGMs and uranium mining;

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  the occurrence of temporary stoppages of mines for safety incidents and unplanned maintenance;

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  a challenge regarding the title to any of the Group's properties by claimants to land under restitution and other legislation;

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  the Group's ability to implement its strategy and any changes thereto;

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  plans and objectives of management for future operations;

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  the success of the Group's business strategy, exploration and development activities;

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  the Group's future financial position, plans, strategies, objectives, capital expenditures, projected costs and anticipated cost savings, financing plans, debt position and its ability to reduce debt leverage;

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  changes in the market price of gold, PGMs and/or uranium;

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  fluctuations in exchange rates, currency devaluations, inflation and other macro-economic monetary policies;

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  the ability of the Group to comply with loan and other covenants and restrictions and difficulties in obtaining additional financing or refinancing;

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  the Group's ability to service its bond instruments (including high-yield bonds and convertible bonds);

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  the occurrence of labour disruptions and industrial actions;

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  changes in assumptions underlying the Group's estimation of its current mineral reserves;

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  power disruption, constraints and cost increases;

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  the Group's ability to hire and retain senior management or sufficient technically skilled employees, as well as its ability to achieve sufficient representation of HDSAs in its management positions;

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  the Group's ability to achieve anticipated efficiencies and other cost savings in connection with, and the Group's ability to successfully integrate, past, ongoing and future acquisitions, as well as at existing operations;

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  the Group's ability to complete any ongoing or future acquisitions;

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  supply chain shortages and increases in the price of production inputs;

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  the adequacy of the Group's insurance coverage;

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  failure of the Group's information technology and communications systems;

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  the outcome and consequence of any potential or pending litigation or regulatory proceedings or environmental, health or safety issues;

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  operating in new geographies and regulatory environments where the Group has no previous experience;

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  the Group's ability to achieve steady state production at the Blitz Project;

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  the Group's ability to obtain the benefits of any streaming arrangements or pipeline financing;

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  the availability, terms and deployment of capital or credit;

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  the impact of HIV, tuberculosis and other contagious diseases.

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  the impact of the Scheme regarding the triggering of change of control or other provisions and the termination and renegotiation of any material contract by counterparties;

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  the failure to obtain the fulfilment or waiver, as the case may be, of the Scheme Conditions Precedent; and

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  the Group's ability to obtain the expected benefits from the Scheme.

        The foregoing factors and others described in the section entitled "Risk Factors" beginning on page 19 of this prospectus should not be construed as exhaustive. There are other factors that may cause its actual results to differ materially from the forward-looking statements. Moreover, new risk factors emerge from time to time and it is not possible for the Group to predict all such risk factors. The Group cannot assess the impact of all risk factors on its business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Given these risks and uncertainties, you should not place undue reliance on forward-looking statements as a prediction of actual results.

        Further details of potential risks and uncertainties affecting the Group are described in the 2018 Form 20-F, which is incorporated by reference in this prospectus. Please refer to the section entitled "Where You Can Find More Information" beginning on page 150 of this prospectus.

        Sibanye-Stillwater and SGL undertake no obligation and do not intend to update publicly or release any revisions to these forward-looking statements to reflect events or circumstances after the date of this prospectus or to reflect the occurrence of unanticipated events, except as may be required by law.

 THE SCHEME

General

        On October 4, 2019, SGL announced that the SGL Board received the Sibanye-Stillwater Offer pursuant to which Sibanye-Stillwater offered to acquire all of the issued share capital of SGL in exchange for the Scheme Consideration, by way of a Scheme of Arrangement in terms of Section 114 of the Companies Act between SGL and SGL Shareholders and to which Sibanye-Stillwater is a party.

        On October 4, 2019, SGL and Sibanye-Stillwater entered into the Scheme Implementation Agreement in relation to the Scheme. The Scheme Implementation Agreement contains, among other things, the Scheme Conditions Precedent, provisions regarding the implementation of the Scheme and certain representations and warranties given by each of SGL and Sibanye-Stillwater.

        The implementation of the Scheme is subject to the fulfilment or waiver, as the case may be, of the Scheme Conditions Precedent, including, among others, approval of the Scheme by the SGL Shareholders. If all of the Scheme Conditions Precedent are not fulfilled or waived, as the case may be, by the Longstop Date, the Scheme will not be implemented, and the SGL Shareholders and SGL ADS Holders will retain their SGL Shares and SGL ADSs, respectively.

        If the Scheme becomes unconditional and is implemented: (i) Sibanye-Stillwater will acquire all of the SGL Shares (including the SGL Shares represented by the SGL ADSs) from the Scheme Participants, with each Scheme Participant receiving one (1) Sibanye-Stillwater Share for each SGL Share held by a Scheme Participant (including the SGL Shares represented by the SGL ADSs), with no entitlement to cash; (ii) the ADS Depositary will separately call for the surrender of all outstanding SGL ADSs (each representing four (4) SGL Shares) on a mandatory basis and, upon the surrender of the SGL ADSs, the ADS Depositary will separately deliver, on a one-for-one basis, Sibanye-Stillwater ADSs (each representing four (4) Sibanye-Stillwater Shares), resulting in each former SGL ADS Holder receiving one (1) Sibanye-Stillwater ADS for each SGL ADS, with no entitlement to cash; (iii) Sibanye-Stillwater will hold all of the issued SGL Shares; (iv) SGL will become a wholly-owned subsidiary of Sibanye-Stillwater; (v) the Sibanye-Stillwater Shares will be listed on the Main Board of the JSE; (vi) the Scheme Participants will become Sibanye-Stillwater Shareholders and former SGL ADS Holders will become Sibanye-Stillwater ADS Holders; (vii) the SGL Shares will thereafter be delisted from the JSE; (viii) the Sibanye-Stillwater ADSs will be listed on the NYSE, subject to the NYSE's approval; and (iv) the SGL ADSs will be delisted from the NYSE.

        On the Implementation Date, immediately following the implementation of the Scheme, Sibanye-Stillwater will repurchase from SGL the one (1) Sibanye-Stillwater Share still held by SGL, such that the Sibanye-Stillwater Shares in issue immediately after the implementation of the Scheme will be equivalent to the SGL Shares in issue immediately prior to the implementation of the Scheme.

Rationale for the Scheme

        The Scheme is being proposed to create a more efficient corporate structure and to facilitate the Group's growth strategy by reorganising its operations under a new parent company, Sibanye-Stillwater.

        In 2012, Gold Fields Limited (Registration No. 1968/004880/06) proposed the unbundling of its 100% owned subsidiary, GFI Mining South Africa Proprietary Limited (Registration No. 2002/031431/06), which holds Kloof, Driefontein and Beatrix operations, as well as various service companies. GFI Mining South Africa Proprietary Limited was subsequently listed on the JSE and NYSE in 2013 as "Sibanye Gold Limited".

        The Group has pursued an acquisitive growth strategy and has acquired a significant portfolio of PGM assets, located both in southern Africa and North America, which are all held under Sibanye Platinum, a wholly-owned subsidiary of SGL.

        SGL continues to hold Kloof, Driefontein and Beatrix operations directly. In order to create a corporate structure whereby the SGL gold and PGM portfolios are each held within their own distinct legal entities, SGL is proposing that, as contemplated under the Scheme, Sibanye-Stillwater acquires the entire issued share capital of SGL from the SGL Shareholders in exchange for the issue and allotment of shares in Sibanye-Stillwater to the SGL Shareholders. Following the implementation of the Scheme, Sibanye-Stillwater will serve as the holding company for the Group.

        In addition, and subsequent to the implementation of the Scheme, the Group is contemplating to reorganise the shareholding of Sibanye Platinum such that the gold and the PGM portfolio are each combined and directly held by Sibanye-Stillwater with the end result being that: (i) all of the issued shares in Sibanye Platinum will be directly held by Sibanye-Stillwater and will no longer be held directly by SGL (which will be a Sibanye-Stillwater subsidiary), as is currently the case; and (ii) SGL, as a wholly-owned subsidiary of Sibanye-Stillwater, will hold the Group's gold portfolio and Sibanye Platinum will hold the Group's PGM portfolio.

        The following simplified diagrams illustrate: (i) the current structure of the Group; and (ii) the structure of the Group following both the implementation of the Scheme and potential reorganisation of the shareholding of Sibanye Platinum.

Simplified Pre-Scheme Structure

Simplified Post-Scheme and Subsequent Potential Reorganisation Structure

Terms and Conditions of the Scheme

Overview of the Scheme

        The Scheme is proposed by the SGL Board between SGL and the SGL Shareholders. If the Scheme becomes unconditional and is implemented, Sibanye-Stillwater will acquire all the SGL Shares (including the SGL Shares represented by the SGL ADSs) from the Scheme Participants, and SGL will become a wholly-owned subsidiary of Sibanye-Stillwater.

        The Scheme Participants will receive Sibanye-Stillwater Shares in exchange for their Scheme Shares, in accordance with the Entitlement Ratio, being one (1) Sibanye-Stillwater Share for every one (1) SGL Share held by a Scheme Participant on the Scheme Record Date, with no entitlement to cash. The ADS Depositary will separately call for the surrender of all outstanding SGL ADSs (each representing four (4) SGL Shares) on a mandatory basis and, upon the surrender of the SGL ADSs, the ADS Depositary will separately deliver, on a one-for-one basis, Sibanye-Stillwater ADSs (each representing four (4) Sibanye-Stillwater Shares), resulting in each former SGL ADS Holder receiving one (1) Sibanye-Stillwater ADS for each SGL ADS, with no entitlement to cash.

        Upon the implementation of the Scheme, Sibanye-Stillwater will hold all of the issued SGL Shares, SGL will become a wholly-owned subsidiary of Sibanye-Stillwater, the Scheme Participants will become Sibanye-Stillwater Shareholders and SGL ADS Holders will become Sibanye-Stillwater ADS Holders. In addition, as SGL ADS Holders are the beneficial owners of SGL Shares, upon the implementation of the Scheme, Sibanye-Stillwater ADS Holders will be the beneficial owners of the Sibanye-Stillwater Shares.

        The Scheme will be subject to the fulfilment or waiver, as the case may be, of the Scheme Conditions Precedent, the details of which are set out in the section entitled "—Scheme Conditions Precedent" below.

        Subject to the Scheme becoming unconditional, the Scheme will become binding on SGL and all the Scheme Participants (irrespective of whether a Scheme Participant voted in favour of the Scheme or not), and the Scheme Participants shall be deemed with effect from the Implementation Date to have:

  •
  disposed of their Scheme Shares to Sibanye-Stillwater, who will be deemed to have acquired ownership of such Scheme Shares, in exchange for the issuance by Sibanye-Stillwater of the Sibanye-Stillwater Shares to the Scheme Participants, in accordance with the Entitlement Ratio;

  •
  authorised SGL and/or the Transfer Secretaries on their behalf to transfer the Scheme Shares to Sibanye-Stillwater; and

  •
  authorised the Transfer Secretaries to receive the Scheme Consideration Shares from Sibanye-Stillwater for delivery to the Scheme Participants.

        On the Implementation Date, immediately following the implementation of the Scheme, Sibanye-Stillwater will repurchase from SGL the one (1) Sibanye-Stillwater Share still held by SGL, such that the Sibanye-Stillwater Shares in issue immediately after the implementation of the Scheme will be equivalent to the SGL Shares in issue immediately prior to the implementation of the Scheme.

Scheme Conditions Precedent

        The Scheme Implementation Agreement is subject to the fulfilment or, alternatively, the waiver of the fulfilment, as the case may be, of the Scheme Conditions Precedent by not later than the Longstop Date. The Scheme Conditions Precedent, and their respective status as at the Last Practicable Date, are as follows:

  •
  To the extent required by SGL in order to implement the Scheme and as applicable, written notification of the Scheme is given to third-party financiers or security holders of SGL or the unconditional written approval from any such third-party financier or security holder of SGL is obtained or, if such approval is given subject to conditions, the written acceptance of such conditions by SGL.

  •
  An independent expert as referred to in Section 114(2) of the Companies Act is retained by SGL and:

  •
  issues a report to the SGL Board dealing with the matters listed in Section 114(3) of the Companies Act and causes such report to be distributed to all SGL Shareholders; and

  •
  expresses an opinion on whether the Sibanye-Stillwater Offer is fair and reasonable as required in Companies Regulations 110(1) and defined in Companies Regulations 81(h).

  •
  Should the implementation of the Scheme be subject to approval by a court in terms of the provisions of Section 115(2)(c) of the Companies Act, that such approval be obtained.

  •
  No valid demands as contemplated in Section 164(7) of the Companies Act are received by SGL which in aggregate represent more than 5% of the SGL Shares, provided that, in the event that any SGL Shareholders give notice objecting to the Scheme, as contemplated in section 164(3) of the Companies Act, and those SGL Shareholders vote against the approval of the Scheme at the Scheme Meeting, but do so in respect of no more than 5% of the SGL Shares, this condition shall be deemed to have been fulfilled at the time of the Scheme Meeting.

  •
  The SGL Board and the Independent Board shall have passed such resolutions and taken such actions as required by the Companies Act and the Companies Regulations in respect of the proposal of the Sibanye-Stillwater Offer by the SGL Board to the SGL Shareholders and, subject to the approval of the Scheme by the SGL Shareholders, the implementation of the Scheme.

  •
  The Remuneration Committee shall have passed such resolutions and taken such actions as may be necessary in respect of the Sibanye-Stillwater Share Plans pursuant to the acceptance by the SGL Shareholders of the Sibanye-Stillwater Offer to confirm that, upon the implementation of the Scheme, the Share Plan Participants will be in no worse position than they are prior to the implementation of the Scheme.

  •
  The Sibanye-Stillwater Board shall have passed such resolutions and taken such actions as may be necessary in terms of the Companies Act and the Companies Regulations in relation to the Sibanye-Stillwater Offer.

  •
  The SGL Shareholders shall have passed such resolutions by the requisite majority of SGL Shareholders as required by the Companies Act and the Companies Regulations in relation to the Scheme, including as contemplated in Section 115(2) of the Companies Act.

  •
  Written notification of the Scheme is given to, and/or written and unconditional approvals are obtained from, all applicable governmental and regulatory bodies, and all other notifications, approvals, consents, waivers, orders, exemptions or authorisations to or of any other person, which may be required to permit the entering into of the Scheme Implementation Agreement and the implementation of the Scheme, shall have been made or obtained in writing, and, if such approval is subject to conditions, the written acceptance of such conditions by the party affected thereby, acting reasonably, including, but not limited to:

  •
  such approval from the JSE as may be required by and in terms of the JSE Listings Requirements, including (among other things):

  •
  the approval by the JSE of the Scheme (such approval being in such form as is customarily issued by the JSE in relation to transactions similar to the Scheme) and of all documentation required by the JSE to be submitted to it in connection with the Scheme;

  •
  the admission to listing by way of an introduction of all Sibanye-Stillwater Shares on the Main Board of the JSE, including, in particular, the Scheme Consideration Shares, and the approval by the JSE of all documentation required by the JSE to be submitted to it in connection with such listing; and

  •
  the issue by the Takeover Regulation Panel of a compliance certificate with respect to the Scheme and its implementation as contemplated in Section 121(b)(i) of the Companies Act, to the extent that such approval is required.

  •
  The approval by SARB in accordance with South African Exchange Control Regulations of the Scheme, to the extent that such approval is required.

  •
  The filing of the following documents in the United States on behalf of Sibanye-Stillwater:

  •
  the 2019 Form F-4, together with any exhibits and ancillary documents thereto, together with any and all amendments and post-effective amendments thereto, to register the Scheme Consideration Shares with the SEC under the Securities Act;

  •
  the 2019 Form F-6, together with any exhibits and ancillary documents thereto, together with any and all amendments and post-effective amendments thereto, to register the Sibanye-Stillwater ADSs with the SEC under the Securities Act; and

  •
  a listing application with the NYSE and all supporting documentation relating thereto, together with any and all amendments thereto, to obtain authorisation to list the Sibanye-Stillwater ADSs on the NYSE.

  •
  A declaration is made by the SEC confirming the effectiveness of the 2019 Form F-4 and 2019 Form F-6 filed with it, thereby confirming that no stop order suspending the effectiveness of the 2019 Form F-4 or 2019 Form F-6 is in effect and no proceedings for such purpose are pending before or threatened by the SEC.

  •
  The SGL ADSs are delisted from the NYSE.

  •
  The approval for listing of the Sibanye-Stillwater ADSs on the NYSE is obtained from the NYSE.

  •
  A written agreement is concluded between SGL and the trustee appointed as such in accordance with the Ts and Cs with the effect that Sibanye-Stillwater becomes the principal obligor, in the stead of SGL, under the Ts and Cs, with a guarantee from SGL in respect of such obligations, or that SGL remains the principal obligor under the Ts and Cs, with a guarantee from Sibanye-Stillwater in respect of such obligations, as provided for in the Ts and Cs.

  •
  A Material Adverse Change (as defined in the Scheme Implementation Agreement) shall not have occurred on or before the Fulfilment Date (as defined in the Scheme Implementation Agreement), which, in the sole and absolute discretion of the Independent Board, acting reasonably, would adversely change the opinion of the Independent Board or that of the Independent Expert regarding the Scheme as set out in the report received from the Independent Expert.

        SGL and Sibanye-Stillwater are required to use their reasonable commercial endeavours and to cooperate with each other in good faith to achieve the fulfilment of the Scheme Conditions Precedent on or before the Longstop Date.

        If the Scheme Conditions Precedent are not fulfilled or waived (where such waiver is permitted by law and by the Scheme Implementation Agreement) by the Longstop Date, the rights and obligations of SGL and Sibanye-Stillwater under the Scheme Implementation Agreement as set out in the immediately operative provisions of the Scheme Implementation Agreement will remain in full force and effect. Either of SGL or Sibanye-Stillwater shall then have the right to give notice, in writing, to the other that the Scheme Implementation Agreement will terminate if all the Scheme Conditions Precedent are not fulfilled or waived within twenty (20) Business Days from the date of such notice.

Scheme Meeting

        Approval of the Scheme will be put to a vote at the Scheme Meeting to be held at SGL Academy, Rietkloof 349, Glenharvie, 1786, South Africa, on           , 2019 at 09:00 South African time (02:00 New York time).

        At the Scheme Meeting, SGL Shareholders will be asked to consider passing, inter alia, Special Resolution Number 1 for the approval of the Scheme. Special Resolution Number 1 will require votes in favour representing at least 75% of the votes cast at the Scheme Meeting in order to be passed.

SGL Shareholders

        Each Certificated SGL Shareholder and Dematerialised SGL Shareholder recorded in the Register on the Voting Record Date with "own name" registration may attend, participate in and vote at the Scheme Meeting in person or give a proxy to someone else (including the chairman of the Scheme Meeting) to represent him or her at the Scheme Meeting by completing the Form of Proxy (yellow) attached to the Circular (a form of which will be attached as Exhibit 99.6 to the registration statement on Form F-4 of which this prospectus forms a part).

        The Form of Proxy (yellow) must be completed in accordance with the instructions therein and returned to the registered office of the Transfer Secretaries, to be received by them by          South

African time (          New York time) on          , 2019. The Form of Proxy (yellow) may, however, be handed to the chairman of the Scheme Meeting at any time before the commencement of the voting at the Scheme Meeting.

        Should a Dematerialised SGL Shareholder recorded in the Register on the Voting Record Date who does not have "own name" registration:

  •
  wish to attend, speak and vote at the Scheme Meeting, such Dematerialised SGL Shareholder must arrange with his or her CSDP or Broker to obtain the necessary letter of representation to authorise such Dematerialised SGL Shareholder to attend, speak and vote at the Scheme Meeting. Dematerialised SGL Shareholders recorded in the Register on the Voting Record Date who do not have "own name" registration will not be permitted to attend, speak or vote at the Scheme Meeting without the necessary letter of representation being issued to them by their CSDP or Broker; or

  •
  be unable to or not wish to attend the Scheme Meeting but wish to vote at the Scheme Meeting, such Dematerialised SGL Shareholder should provide his or her CSDP or Broker with their voting instructions in the manner stipulated in the custody agreement governing the relationship between such Dematerialised SGL Shareholder and their CSDP or Broker.

        As described below, SGL ADS Holders should not complete the Form of Proxy (yellow), and should instead refer to the notice and instructions provided by the ADS Depositary, a form of which will be attached as Exhibit 99.7 to the registration statement on Form F-4 of which this prospectus forms a part.

SGL ADS Holders

        SGL ADS Holders on the ADS Voting Record Date may vote on the Resolutions detailed in the Notice of Scheme Meeting attached to the Circular (a form of which will be attached as Exhibit 99.5 to the registration statement on Form F-4 of which this prospectus forms a part) by instructing the ADS Depositary, which will notify SGL ADS Holders of the upcoming vote and will arrange to deliver SGL's voting materials and form of notice to SGL ADS Holders or (if they hold their SGL ADSs indirectly) by instructing the broker or other financial intermediary through which they hold their SGL ADSs as to how to exercise the voting rights pertaining to the SGL Shares that their SGL ADSs represent. SGL ADS Holders will need to duly complete the voting materials according to the instruction contained therein, and return them to the ADS Depositary by the ADS Voting Cut-Off Date (          on           , 2019).

        The ADS Depositary will in turn attempt, as far as practicable, subject to South African law and the terms of the SGL Deposit Agreement, to vote the SGL Shares in accordance with the voting instructions received from the SGL ADS Holders on their behalf. If the SGL ADS Holders do not instruct the ADS Depositary to vote the SGL Shares representing their SGL ADSs, the ADS Depositary may, under certain circumstances, give a discretionary proxy to a person designated by SGL to vote such SGL Shares. SGL cannot guarantee that SGL ADS Holders will receive this proxy material from the ADS Depositary in time to permit them to instruct the ADS Depositary to vote the SGL Shares representing their SGL ADSs.

        If SGL ADS Holders wish to attend, speak and vote at the Scheme Meeting, such SGL ADS Holders must: (i) surrender their SGL ADSs to the ADS Depositary for cancellation; (ii) withdraw the SGL Shares that their SGL ADSs represent from the custodian bank holding such SGL Shares; and (iii) be recorded in the Register as an SGL Shareholder prior to the Voting Record Date of          , 2019. SGL ADS Holders should note that the ADS Depositary may charge a fee for the surrender of SGL ADSs and the delivery of the SGL Shares represented by such SGL ADSs. The amount of any such charge should be confirmed directly with the ADS Depositary. For more information on how to provide instructions in connection with the Scheme Meeting, SGL ADS Holders should refer to the notice and instructions provided by the ADS Depositary, a form of which will be attached as Exhibit 99.7 to the registration statement on Form F-4 of which this prospectus forms a part.

Scheme Consideration

        The Independent Board believes that the Scheme Consideration reflects fair and reasonable value for the SGL Shares.

        The Scheme, if implemented, will entitle the Scheme Participants to receive the Scheme Consideration in Dematerialised form. Sibanye-Stillwater will have sufficient unissued shares in its authorised share capital to issue to each Scheme Participant, in accordance with the Entitlement Ratio, as many Sibanye-Stillwater Shares as may be required to fully satisfy the Scheme Consideration. SGL Shareholders are reminded that the settlement of the Scheme Consideration is subject to the Exchange Control Regulations. The salient Exchange Control provisions are set forth in Exhibit 99.3 to the registration statement on Form F-4 of which this prospectus forms a part.

Settlement of the Scheme Consideration

        If the Scheme becomes unconditional and is implemented, SGL or its agents will administer and/or transfer to Scheme Participants the Sibanye-Stillwater Shares, in accordance with the Entitlement Ratio, in the manner set out below.

        With effect from the Implementation Date and without limiting the authorisation granted by the Scheme Participants in the Scheme Circular, each and every officer/director of the Transfer Secretaries and/or SGL or any other person nominated by SGL will irrevocably be deemed to be the attorney and agent in rem suam of the Scheme Participants to implement the transfer of their Scheme Shares in terms of this section and to sign any instrument of transfer in respect thereof or any other documents and to do any other acts required or desirable to implement the Scheme and the delisting of the SGL Shares and to take all steps necessary to procure electronic delivery of the Scheme Shares that have been Dematerialised.

        The rights of the Scheme Participants to receive the Scheme Consideration in exchange for their Scheme Shares will be enforceable by Scheme Participants against SGL only.

        The Scheme Consideration will be issued to Scheme Participants in accordance with the terms of the Scheme, and without regard to any lien, right to set-off, counterclaim or other analogous right to which SGL or Sibanye-Stillwater may otherwise be, or claim to be, entitled.

Certificated SGL Shareholders

        Certificated SGL Shareholders shall, against the surrender by them of the Documents of Title in respect of their Scheme Shares and the specification of a valid account with a CSDP or Broker into which the Scheme Consideration is to be transferred, receive the Scheme Consideration.

        If you are required to complete and return the Form of Surrender and Transfer (blue) (a form of which will be attached as Exhibit 99.4 to the registration statement on Form F-4 of which this prospectus forms a part) and you fail to do so, or, in the Form of Surrender and Transfer, you fail to provide any account details, or provide incorrect account details, of your CSDP or Broker, into which your Sibanye-Stillwater Shares are to be transferred, your Sibanye-Stillwater Shares will be transferred in Dematerialised form to an account in the name of Computershare Nominees Proprietary Limited, the nominee of Computershare Investor Services Proprietary Limited's CSDP, who will, subject to what is stated below, hold such Sibanye-Stillwater Shares as the registered holder thereof for and on your behalf, and you will become an Issuer Nominee Dematerialised Sibanye-Stillwater Shareholder.

        The beneficial ownership of such Sibanye-Stillwater Shares will remain with you, as the relevant Issuer Nominee Dematerialised Sibanye-Stillwater Shareholder, subject to what is stated below, and will be recorded on a sub-register (also commonly known as the nominee sub-register) maintained by Computershare Investor Services Proprietary Limited. Issuer Nominee Dematerialised Sibanye-Stillwater Shareholders will receive a statement from Computershare Investor Services Proprietary Limited, which will confirm the number of Sibanye-Stillwater Shares held by such Issuer Nominee Dematerialised Sibanye-Stillwater Shareholder. Issuer Nominee Dematerialised Sibanye-Stillwater Shareholders will have the option to move their Sibanye-Stillwater Shares to their own brokerage/CSDP account or to materialise and certificate their Sibanye-Stillwater Shares, at any stage, subject to what is stated below. Issuer Nominee Dematerialised Sibanye-Stillwater Shareholders will be bound by the provisions of Strate's rules and directives in respect of their Sibanye-Stillwater Shares held in the nominee sub-register, and will be deemed to have concluded a custody agreement with Computershare Investor Services Proprietary Limited, which established a business relationship between Computershare Investor Services Proprietary Limited and each Issuer Nominee Dematerialised Sibanye-Stillwater Shareholder. A copy of the aforesaid custody agreement, which will be deemed to have been concluded in such circumstances, is available on the Computershare website at www.computershare.com.

        SGL Shareholders should note that, should any Issuer Nominee Dematerialised Sibanye-Stillwater Shareholder fail to arrange with Computershare Investor Services Proprietary Limited for either the transfer of their Sibanye-Stillwater Shares from the nominee sub-register into their own brokerage/CSDP account or to materialise and certificate their Sibanye-Stillwater Shares within three (3) years from the Implementation Date, the Sibanye-Stillwater Shares due to such Issuer Nominee Dematerialised Sibanye-Stillwater Shareholder will be disposed of at the ruling market price and the disposal consideration, less the costs and taxes incurred in disposing of the Sibanye-Stillwater Shares, will be paid to the benefit of the Guardian's Fund of the Master of the High Court. The proceeds of such disposal may be claimed by the relevant Issuer Nominee Dematerialised Sibanye-Stillwater Shareholder, subject to the requirements imposed by the Master of the High Court. In this regard, each Issuer Nominee Dematerialised Sibanye-Stillwater Shareholder irrevocably authorises and appoints SGL (or its successor-in-title), in rem suam, with full power of substitution, to act as its agent and in its name, place and stead to dispose of such Issuer Nominee Dematerialised Sibanye-Stillwater Shareholder's Sibanye-Stillwater Shares and to pay the proceeds to the benefit of the Guardian's Fund in the aforesaid manner.

        If the Scheme becomes unconditional and is implemented, Sibanye-Stillwater intends to consolidate all shareholders onto a single register maintained by Computershare Investor Services Proprietary Limited. If you directly or indirectly hold Certificated SGL Shares on SGL's U.K. Register, you will receive additional information from the U.K. Registrar regarding your options relating to how you may hold your shares after completion of the Scheme.

Dematerialised SGL Shareholders

        Dematerialised SGL Shareholders shall have their Scheme Shares transferred to Sibanye-Stillwater and the Scheme Consideration transferred to their CSDP or Broker who should credit them with the Scheme Consideration, in terms of the custody agreement entered into between such Scheme Participants and their CSDP or Broker (as the case may be).

SGL ADS Holders

        If the Scheme becomes unconditional and is implemented, SGL or its agents will transfer the relevant number of Scheme Consideration Shares to the ADS Depositary, which will then separately register the Sibanye-Stillwater ADSs and deliver the Sibanye-Stillwater ADSs to former SGL ADS Holders upon surrender of the SGL ADSs in accordance with the ADS Ratio and the terms and conditions described herein.

        The ADS Depositary will cause SGL ADSs that are held in accounts with brokers and other securities intermediaries that are direct or indirect participants in DTC to be automatically surrendered to it and will deliver Sibanye-Stillwater ADSs to DTC for allocation by DTC to the accounts of former SGL ADS Holders.

        The ADS Depositary will automatically cancel SGL ADSs that are registered in the names of SGL ADS Holders on an uncertificated basis and will register Sibanye-Stillwater ADSs in the names of those former SGL ADS Holders and will notify them of that registration.

        The ADS Depositary will mail a notice and form of letter of transmittal to registered holders of certificated SGL ADSs calling for surrender of their SGL ADRs evidencing the SGL ADSs and, upon surrender of those SGL ADRs together with the letter of transmittal, will register Sibanye-Stillwater ADSs on an uncertificated basis in the names of those former SGL ADS Holders and will notify them of that registration.

SGL Share Plans

        SGL established a share plan in 2013 and again in 2017, the purpose of which is to provide selected employees of any Group company with the opportunity of receiving SGL Shares as an incentive to such employees and as a retention mechanism. The 2013 SGL Share Plan was approved by the shareholder of SGL on November 21, 2012 and amended and approved by the SGL Shareholders at the SGL annual general meeting held on May 13, 2013 and the 2017 SGL Share Plan was approved by the SGL Shareholders at the SGL annual general meeting held on May 23, 2017.

        In terms of the SGL Share Plans, if SGL undergoes a change in control, which contemplates the acquisition by a party of beneficial ownership of 50% or more of the SGL Shares, any unvested awards granted in terms of the SGL Share Plans shall vest on the date of such event becoming effective. However, an exception to such event has been included in the SGL Share Plans, namely that in the event that SGL undergoes a change of control as a result of an internal restructure of SGL, or if any other event happens which may affect the Share Awards, including SGL Shares ceasing to be listed on the JSE, the Share Awards shall not vest on the date on which the change in control becomes effective and the Share Plans shall continue. In such event, SGL may, inter alia, convert the Share Awards into awards in respect of shares in another company, provided that the Share Plan Participant is no worse off, subject to the same restrictions that are applicable in terms of that Share Plan.

        Similarly, the SGL Share Plans provide that in the event that SGL enters into a scheme of arrangement in terms of section 114 of the Companies Act, Share Plan Participants shall continue to participate in the SGL Share Plans and the Remuneration Committee may take such action to place the Share Plan Participants in no worse a position than they were prior to the implementation of the scheme of arrangement. To effect the continuation of the Share Plans post implementation of the Scheme, Sibanye-Stillwater has accordingly had the 2013 Sibanye-Stillwater Share Plan and the 2017 Sibanye-Stillwater Share Plan approved by the JSE.

        Accordingly, should the Scheme become unconditional and be implemented, thereby giving rise to an internal restructure of the Group, the Share Plan Participants will continue to participate in the respective SGL Share Plans, but the Share Awards granted to the Share Plan Participants pursuant to the SGL Share Plans shall be converted and exchanged into an equal number of awards in respect of Sibanye-Stillwater Shares, subject to the same restrictions that are applicable under the SGL Share Plans. This ensures that such Share Plan Participants are in a position, after implementation of the Scheme, which substantively mirrors the position they would have been in, had the Scheme not been implemented on the basis that the same restrictions apply. Accordingly, no adjustments will be made regarding the number of Sibanye-Stillwater Shares which comprise the relevant Share Award.

Effect of the Scheme

        If the Scheme becomes unconditional and is implemented, with effect from the Implementation Date:

  •
  Sibanye-Stillwater will acquire all of the Scheme Shares (including the Scheme Shares represented by the SGL ADSs) from the Scheme Participants with each Scheme Participant receiving one (1) Sibanye-Stillwater Share for each SGL Share (including the SGL Shares represented by the SGL ADSs), with no entitlement to cash;

  •
  the ADS Depositary will separately call for the surrender of all outstanding SGL ADSs (each representing four (4) SGL Shares) on a mandatory basis and, upon the surrender of the SGL ADSs, the ADS Depositary will separately deliver, on a one-for-one basis, Sibanye-Stillwater ADSs (each representing four (4) Sibanye-Stillwater Shares), resulting in each former SGL ADS Holder receiving one (1) Sibanye-Stillwater ADS for each SGL ADS, with no entitlement to cash;

  •
  Sibanye-Stillwater will hold all of the issued SGL Shares;

  •
  SGL will become a wholly-owned subsidiary of Sibanye-Stillwater;

  •
  the Sibanye-Stillwater Shares will be listed on the Main Board of the JSE;

  •
  the Scheme Participants will become Sibanye-Stillwater Shareholders and former SGL ADS Holders will become Sibanye-Stillwater ADS Holders;

  •
  the SGL Shares will thereafter be delisted from the JSE in terms of Section 1.17(b) of the JSE Listings Requirements;

  •
  the Sibanye-Stillwater ADSs will be listed on the NYSE, subject to the NYSE's approval; and

  •
  the SGL ADSs will be delisted from the NYSE.

The Repurchase by Sibanye-Stillwater of the Repurchase Share

        As of the date of this prospectus, SGL holds one (1) Sibanye-Stillwater Share, being the only Sibanye-Stillwater Share in issue. As at the time of implementation of the Scheme, SGL will still hold the one (1) Sibanye-Stillwater Share. On the Implementation Date, immediately following the implementation of the Scheme, and in accordance with and subject to the relevant provisions of the Companies Act, the Companies Regulations, the JSE Listings Requirements and Sibanye-Stillwater's Memorandum of Incorporation, Sibanye-Stillwater will repurchase from SGL and cancel the one (1) Sibanye-Stillwater Share still held by it (being the Repurchase Share) for the Repurchase Consideration, such that the Sibanye-Stillwater Shares in issue immediately after the implementation of the Scheme will be equivalent to the SGL Shares in issue immediately prior to the implementation of the Scheme.

        The Repurchase Consideration shall be paid by Sibanye-Stillwater by an advance to Sibanye-Stillwater by SGL, with effect from the delivery of the Repurchase Share on the Implementation Date, immediately following the implementation of the Scheme, of the amount of the Repurchase Consideration on loan account which loan shall:

  •
  be recorded in the books of account and financial records of each of SGL and Sibanye-Stillwater;

  •
  bear interest at a rate of 0% and be unsecured;

  •
  rank at least pari passu with all of Sibanye-Stillwater's other unsecured and unsubordinated indebtedness; and

  •
  be due and payable by Sibanye-Stillwater to SGL on the date on which SGL delivers to Sibanye-Stillwater a written demand calling for repayment thereof (or any portion thereof). Sibanye-Stillwater shall repay the aforementioned loan (or any portion thereof) within five (5) Business Days of SGL having delivered to Sibanye-Stillwater a written demand for repayment, or such other date as may be stipulated by SGL in the written demand.

        The Repurchase Share shall be delivered by SGL to Sibanye-Stillwater by the delivery by SGL to Sibanye-Stillwater of the share certificate in respect of the Repurchase Share, together with a declaration for the transfer thereof, duly signed for an on behalf of SGL. SGL and Sibanye-Stillwater shall take all such steps, do all such things and sign all such documents as may be necessary or desirable to procure that the Transfer Secretaries effect the transfer and delivery of the Repurchase Share from SGL to Sibanye-Stillwater in accordance with the terms and conditions of the Scheme Implementation Agreement and update the Sibanye-Stillwater share register accordingly on the Implementation Date, immediately following the implementation of the Scheme.

Amendments to the Scheme

        SGL may, with the prior written consent of Sibanye-Stillwater:

  •
  before or at the Scheme Meeting, make any amendment, variation or modification of the Scheme. SGL Shareholders will be notified of any such variation or modification either at the Scheme Meeting or via an updated announcement released on SENS (and on Form 6-K); or

  •
  after the Scheme Meeting, make any amendment, variation or modification that SGL may deem fit to approve or impose, provided that no amendment, variation or modification made after the Scheme Meeting may have the effect of diminishing the rights which will accrue to all SGL Shareholders in terms of the Scheme.

Documents of Title after Implementation Date

        Upon the Scheme being implemented, the existing Documents of Title relating to the SGL Shares held by any Scheme Participants will cease to be of any value, other than for the purposes of surrender in terms of the Scheme, and no certificates, deeds or documents will be issued by SGL in place thereof, save in respect of certificates, deeds or documents to be issued to Sibanye-Stillwater pursuant to the implementation of the Scheme.

Dissenting SGL Shareholders' Appraisal Rights

        SGL Shareholders have certain dissenting shareholder Appraisal Rights in connection with the Scheme, in terms of Section 164 of the Companies Act.

        SGL ADS Holders do not have dissenting shareholders' Appraisal Rights in connection with the Scheme, save if they surrender their SGL ADSs and withdraw the SGL Shares, such that they become SGL Shareholders, as detailed above in "—Scheme Meeting".

        This section contains only a summary of the provisions of Section 164 of the Companies Act. A complete extract of Section 164 of the Companies Act is attached as Exhibit 99.2 to the registration statement on Form F-4 of which this prospectus forms a part.

        Section 164 of the Companies Act provides that:

  •
  at any time before Special Resolution Number 1 is to be voted on, a SGL Shareholder may give SGL a written Notice of Objection;

  •
  within ten (10) Business Days after SGL has adopted Special Resolution Number 1, SGL must send a notice that Special Resolution Number 1 has been adopted to each SGL Shareholder who gave SGL a Notice of Objection and has neither withdrawn the Notice of Objection nor voted in favour of Special Resolution Number 1; and

  •
  a SGL Shareholder may demand in writing within twenty (20) Business Days after receipt of the notice referred to above or, if the SGL Shareholder does not receive such a notice, within twenty (20) Business Days after learning that Special Resolution Number 1 has been adopted, that SGL pay the SGL Shareholder the fair value for all the SGL Shares held by that person if:

  •
  the SGL Shareholder sent SGL a Notice of Objection;

  •
  SGL has adopted Special Resolution Number 1; and

  •
  the SGL Shareholder voted against Special Resolution Number 1 and has complied with all of the procedural requirements of Section 164 of the Companies Act.

        The demand sent by the SGL Shareholder to SGL, as provided above, must set out:

    •
    the SGL Shareholder's name and address;

    •
    the number of SGL Shares in respect of which the SGL Shareholder seeks payment; and

    •
    a demand for payment of the fair value of those SGL Shares. The fair value of the SGL Shares is determined as at the date on which, and the time immediately before, SGL adopted Special Resolution Number 1 that gave rise to the SGL Shareholder's rights under this section.

        Any SGL Shareholder that is in doubt as to what action to take must consult their legal or professional adviser in this regard.

        Before exercising their Appraisal Rights, SGL Shareholders should have regard to the fact that the court is empowered to grant a costs order in favour of, or against, a Dissenting SGL Shareholder, as may be applicable.

        A SGL Shareholder who has sent a demand in terms of Section 164 of the Companies Act has no further rights in respect of their SGL Shares, other than to be paid their fair value, unless:

  •
  the SGL Shareholder withdraws that demand before SGL makes an offer for their SGL Shares in terms of Section 164(11) of the Companies Act or allows any offer made by SGL to lapse;

  •
  SGL fails to make an offer in accordance with Section 164(11) of the Companies Act and the SGL Shareholder withdraws the demand; or

  •
  SGL, by a subsequent special resolution, revokes Special Resolution Number 1.

        It should be noted that one of the Scheme Conditions Precedent is that no valid demands in terms of Section 164(7) of the Companies Act are received from SGL Shareholders which in aggregate represent more than 5% of the SGL Shares, provided that, in the event that SGL Shareholders give notice objecting to the Scheme in terms of Section 164(3) of the Companies Act and those SGL Shareholders vote against the resolution proposed at the Scheme Meeting but do so in respect of no more than 5% of the SGL Shares, this Scheme Conditions Precedent shall be deemed to have been fulfilled at the time of the Scheme Meeting.

        In the event that any of the circumstances contemplated in Section 164(9)(a) or (b) of the Companies Act occurs, then a Dissenting SGL Shareholder shall:

  •
  if such event takes place on or before the Scheme Record Date in respect of the Scheme, be deemed to be a SGL Shareholder and be subject to the provisions of the Scheme; and

  •
  if such event takes place after the Scheme Record Date in respect of the Scheme, be deemed to have been a Scheme Participant as at the Implementation Date, provided that settlement of the

    Scheme Consideration and transfer of that Dissenting SGL Shareholder's Scheme Shares to SGL shall take place on the later of:

    •
    the Implementation Date;

    •
    the date which is five (5) Business Days after that Dissenting SGL Shareholder withdrew its demand or allowed SGL's offer in terms of Section 164(11) of the Companies Act to lapse, as the case may be; and

    •
    if that Dissenting SGL Shareholder is a Certificated SGL Shareholder, the date which is five (5) Business Days after that Dissenting SGL Shareholder surrendered its Documents of Title together with a completed Form of Surrender and Transfer (blue) (a form of which will be attached as Exhibit 99.4 to the registration statement on Form F-4 of which this prospectus forms a part) to the Transfer Secretaries; and

    •
    the Dissenting SGL Shareholders authorising SGL and/or the Transfer Secretaries on their behalf to transfer their Scheme Shares to SGL against the issuance of the Sibanye-Stillwater Shares and to take all other action and steps necessary to give effect of the foregoing.

        SGL ADS Holders do not have dissenting shareholders' Appraisal Rights, save if they surrender their SGL ADSs and withdraw the SGL Shares such that they become SGL Shareholders, as detailed above in "—Scheme Meeting".

The Scheme Implementation Agreement

        The following describes the material provisions of the Scheme Implementation Agreement, a copy of which is attached as Exhibit 2.1 to the registration statement on Form F-4 of which this prospectus forms a part. See the section entitled "Where You Can Find More Information" beginning on page 150 of this prospectus for information on how you will be able to obtain a copy of the Scheme Implementation Agreement. You are urged to read carefully the entire the Scheme Implementation Agreement because it contains important information.

        Pursuant to the Scheme Implementation Agreement, SGL and Sibanye-Stillwater have agreed, among other things, that (in addition to any other description of the provisions of the Scheme Implementation Agreement contained elsewhere in this prospectus):

  •
  the Scheme is subject to the Scheme Conditions Precedent, as set out in more detail in the section entitled "—Scheme Conditions Precedent" above;

  •
  SGL has or will comply with the provisions of the Companies Act and the Companies Regulations applicable to it in terms of the Sibanye-Stillwater Offer and the Scheme, including:

  •
  that the Independent Board has, after having received and taken cognisance of the Independent Expert's report and opinion and such other matters as the Independent Board considered relevant, communicated its opinion to the SGL Shareholders as to whether the Scheme Consideration is fair and reasonable as contemplated in the Companies Regulations;

  •
  to do all things required or deemed advisable of SGL and/or the Independent Board in order to convene the Scheme Meeting for the purpose of the SGL Shareholders considering and voting on the approval of the Scheme as is provided in the Notice of Scheme Meeting contained in the Circular (a form of which will be attached as Exhibit 99.5 to the registration statement on Form F-4 of which this prospectus forms a part);

  •
  if the Scheme is approved by the SGL Shareholders, to do all things required to implement the Scheme;

    •
    to procure, upon receipt by the Transfer Secretaries of the payment by Sibanye-Stillwater of the Scheme Consideration, that the Transfer Secretaries perform all the steps required for Sibanye-Stillwater to be registered as the holder of the SGL Shares, as more fully described in accordance with the provisions of this prospectus;

    •
    to transmit this prospectus, and any notices, reports and/or communications regarding the Scheme, which are made generally available by SGL to SGL Shareholders, to the SGL ADS Depositary and, by written request to the SGL ADS Depositary, to procure the transmittal by it of this prospectus and any such notices, reports and/or communications to the SGL ADS Holders, in accordance with the procedures described in the SGL Deposit Agreement; and

    •
    to procure, by written request to the ADS Depositary, the mailing of a notice, including a voter instruction card, to SGL ADS Holders so that they may vote the SGL Shares underlying their SGL ADSs in the Scheme Meeting for the purpose of voting on the approval of the Scheme in accordance with the terms of the SGL Deposit Agreement.

        Each of SGL and Sibanye-Stillwater undertakes and warrants to the other that:

  •
  it is and remains validly incorporated;

  •
  it has, and shall continue to have, the necessary legal capacity to enter into the Scheme Implementation Agreement; and

  •
  the execution of the Scheme Implementation Agreement and performance by it of its obligations thereunder do not and shall not contravene any law or regulation to which it is subject or contravene any provision of its founding documents or conflict with, or result in a breach of any of the terms of, or constitute a default under, any agreement or other instrument to which it is a party or subject or by which its assets are bound.

        Sibanye-Stillwater will comply with the provisions of the Companies Act and the Companies Regulations applicable to it in terms of the Sibanye-Stillwater Offer and the Scheme, including:

  •
  the allotment and issue of the Scheme Consideration Shares to the SGL Shareholders in consideration for the sale and transfer of the Scheme Shares of which such SGL Shareholders are the registered holder to Sibanye-Stillwater in terms of the Scheme, in order to pay the Scheme Consideration, in accordance with the provisions set out in this prospectus;

  •
  delivery by Sibanye-Stillwater to SGL and/or the Transfer Secretaries, as may be applicable, of all such information and all such documentation (executed where necessary by duly authorised signatories of Sibanye-Stillwater) as may be necessary to implement the Scheme and register Sibanye-Stillwater as the owner and registered holder of the Scheme Shares; and

  •
  the repurchase of the Repurchase Share.

Court Approval

        SGL Shareholders are advised that, in terms of Section 115(3) of the Companies Act, SGL may, in certain circumstances, not proceed to implement Special Resolution Number 1 approving the Scheme, despite it being adopted at the Scheme Meeting, without the approval of the court.

Accounting Matters

        Sibanye-Stillwater has an accounting year-end of December 31. Sibanye-Stillwater prepares, and will continue to prepare, its consolidated financial statements in accordance with IFRS, as issued by the IASB, the South African Institute of Chartered Accountants Financial Reporting Guides issued by the Accounting Practices Committee and Financial Reporting Pronouncements issued by the Financial

Reporting Standards Council, as well as the requirements of the South African Companies Act and the JSE Listings Requirements. In addition, Sibanye-Stillwater applies, and will continue to apply, the same accounting policies as SGL.

Accounting Treatment

        Under the Scheme, Sibanye-Stillwater acquires SGL and its controlled entities. Sibanye-Stillwater determined that the acquisition of SGL will not represent a business combination as defined by IFRS 3 "Business Combinations". This is because neither party to the Scheme can be identified as an accounting acquirer in the transaction, and post the implementation there is no change of economic substance or ownership in the Group. The existing SGL Shareholders will have the same commercial and economic interest as they had prior to the implementation of the Scheme and no additional new ordinary shares of SGL will be issued as part of the Scheme. The consolidated financial statements of Sibanye-Stillwater will therefore reflect that the arrangement is in substance a continuation of the existing SGL group. Sibanye-Stillwater's comparative information will be presented as if the reorganisation had occurred before the start of the earliest period presented.

INFORMATION ABOUT SIBANYE-STILLWATER, THE GROUP AND THE COMPANIES INVOLVED IN THE SCHEME

The Group

        The Group is an independent, global precious metal mining group, producing a mix of metals that includes gold and PGMs. Following the successful completion of the Lonmin acquisition and its associated mining, retreatment, smelter, base and precious metal refinery assets in South Africa in June 2019, the Group has become the world's largest primary producer of platinum, the second-largest producer of palladium and a leading global producer of gold from diversified operations spanning southern Africa and the Americas.

        In the Americas, the Group owns PGM, gold and copper operations and projects located in the United States, Canada and Argentina. The U.S. PGM Operations consist of the East Boulder and Stillwater mining operations and the Columbus Metallurgical Complex which are located in the state of Montana, United States. The Columbus Metallurgical Complex houses the concentrator and smelter facilities, as well as a base metal refinery, which produces a PGM-rich filter cake that is further refined by a third-party precious metal refinery. These processing and metallurgical facilities are also used to process recycled material such as spent autocatalytic convertors and petroleum refinery catalysts. The Group has a joint venture on an exploration-stage project, Marathon, a PGM-copper porphyry in Ontario, Canada with Generation Mining Limited, as well as a joint venture on the Altar copper-gold project in Argentina with Aldebaran. The Group also holds a 19.9% interest in Aldebaran, which provides indirect exposure to the Argentine exploration assets of Aldebaran, including the Rio Grande and Aguas Calientes projects.

        In southern Africa, the Group owns gold and PGM operations and projects located in South Africa and Zimbabwe.

        The South African gold assets include the underground and surface gold mining operations in South Africa, being the Driefontein and Kloof operations in the West Witwatersrand region of the Gauteng province and the Beatrix operation in the southern Free State province and associated gold extraction and processing facilities where ore is treated and beneficiated to produce gold doré. The Group also owns a 38.05% equity interest in DRDGOLD Limited, a world leader in surface gold tailings retreatment. In addition, the Group has several South African gold projects in its portfolio.

        The South African PGM assets include the Kroondal, Rustenburg and Platinum Mile operations and the Marikana operations (which were acquired as part of the Lonmin Acquisition), which are all located on the western limb of the Bushveld Complex in South Africa. The Mimosa joint venture is situated on the southern portion of the Great Dyke in Zimbabwe.

        The Group is an integrated, mine-to-market producer of PGMs in South Africa owning a PGM smelter, as well as base and precious metals refineries. The Group also holds various PGM projects, including Limpopo PGM projects, located on the eastern limb of the Bushveld complex, and the Akanani PGM project, located on the northern limb of the Bushveld complex.

        For a further discussion of the Group's operations, see the following sections of the 2018 Form 20-F, including the audited consolidated financial statements of SGL as at and for the years ended December 31, 2018, 2017 and 2016, including the notes to those financial statements, incorporated by reference in this prospectus:

  •
  2018 Form 20-F—Integrated Annual Report—Introduction—Corporate profile;

  •
  2018 Form 20-F—Integrated Annual Report—Our strategy;

  •
  2018 Form 20-F—Integrated Annual Report—Introduction—How we create value—Our business model;

  •
  2018 Form 20-F—Integrated Annual Report—View from the top—Perspective from the Chair;

  •
  2018 Form 20-F—Integrated Annual Report—View from the top—Chief Executive Officer's review;

  •
  2018 Form 20-F—Integrated Annual Report—View from the top—Chief Financial Officer's report;

  •
  2018 Form 20-F—Integrated Annual Report—Performance review—Delivering value from operations, projects and technology; and

  •
  2018 Form 20-F—Annual Financial Report—Management's Discussion and Analysis of the Financial Statements—Introduction.

Recent Developments

        For information on the Group's recent developments, see SGL's 2019 half-year results filed with the SEC on Form 6-K on October 4, 2019, which are incorporated by reference in this prospectus.

Litigation

        Other than as disclosed in note 16: Contingent liabilities in the notes to the unaudited condensed consolidated interim financial statements of SGL, as at and for the six-month periods ended June 30, 2019 and 2018, which are incorporated by reference in this prospectus, there are no material legal or arbitration proceedings against Sibanye-Stillwater or SGL (including any such proceedings that are pending or threatened), of which the SGL Directors are aware, which may have, or have had, during the twelve (12) months preceding the date of this Pre-listing Statement, a material effect on the Group's financial position.

The Companies involved in the Scheme

Sibanye-Stillwater

        Sibanye-Stillwater is a public company that was previously incorporated as a private company with limited liability under the laws of South Africa under the name Friedshelf 1595 Proprietary Limited on November 7, 2014. Friedshelf 1595 Proprietary Limited changed its name eventually to Sibanye Stillwater Limited on July 6, 2018 and converted into a public company. Sibanye-Stillwater has had no business operations at the time of and since its incorporation, other than in connection with the Scheme.

        Sibanye-Stillwater's registered office is located at Constantia Office Park, Bridgeview House, Building 11, Ground Floor, Cnr 14th Avenue & Hendrik Potgieter Road, Weltevreden Park, 1709, South Africa. Sibanye-Stillwater's telephone number is +27-11-278-9600.

        Sibanye-Stillwater has not commenced operations, has no material assets or liabilities and has not carried on any activities, other than in connection with the Scheme. Sibanye-Stillwater does not currently have securities listed on any securities exchange. If the Scheme becomes unconditional and is implemented, among other things, all of the Sibanye-Stillwater Shares will be listed on the Main Board of the JSE and the Sibanye-Stillwater ADSs will be listed on the NYSE, subject to the NYSE's approval.

        The implementation of the Scheme will result in Sibanye-Stillwater becoming the parent company of SGL. Pursuant to the Scheme, Sibanye-Stillwater will acquire all of the issued share capital of SGL.

Authorised Share Capital

        As of October 3, 2019, the authorised share capital of Sibanye-Stillwater comprised ten billion (10,000,000,000) ordinary shares of no par value. The authorised share capital of Sibanye-Stillwater was amended from one thousand (1,000) to ten billion (10,000,000,000) on July 6, 2018.

Issued Share Capital

        As of October 3, 2019, the issued share capital of Sibanye-Stillwater comprised one (1) ordinary share of no par value. Based on the number of SGL Shares outstanding on          , 2019 (including the SGL Shares represented by the SGL ADSs) and the Entitlement Ratio, Sibanye-Stillwater will issue           Sibanye-Stillwater Shares as part of the Scheme (including the Sibanye-Stillwater Shares to be represented by the Sibanye-Stillwater ADSs).

        Accordingly, based on the number of SGL Shares outstanding on          , 2019, Sibanye-Stillwater will have a total of          Sibanye-Stillwater Shares outstanding upon the implementation of the Scheme (including the Sibanye-Stillwater Shares to be represented by the Sibanye-Stillwater ADSs).

SGL

        SGL is a public company that was incorporated under the laws of South Africa under the name GFI Mining South Africa Proprietary Limited in 2002, which was subsequently listed on the JSE and NYSE as Sibanye Gold Limited in 2013. SGL has carried out the business of the Group since becoming an independent company on February 18, 2013, following a spin-off from Gold Fields.

        SGL's registered office is located at Constantia Office Park, Bridgeview House, Building 11, Ground Floor, Cnr 14th Avenue & Hendrik Potgieter Road, Weltevreden Park, 1709, South Africa. SGL's telephone number is +27-11-278-9600.

        SGL Shares are currently traded on the JSE under the ticker symbol "SGL". SGL ADSs are currently traded on the NYSE under the ticker symbol "SBGL".

        Additional information about SGL is incorporated by reference in this prospectus. See the section entitled "Where You Can Find More Information" beginning on page 150 of this prospectus.

Material Loans

Sibanye-Stillwater

        Sibanye-Stillwater has not entered into any material loans as of the date of this prospectus. If the Scheme becomes unconditional and is implemented, Sibanye-Stillwater, as the ultimate holding company of the Group, is likely to become party to, and, where appropriate, will guarantee, the material loans of SGL.

SGL

U.S.$600 million Revolving Credit Facility

        For information on SGL's U.S.$600 million Revolving Credit Facility, see "note 24.1: Borrowings" in the notes to the consolidated financial statements in the 2018 Form 20-F, which is incorporated by reference in this prospectus.

R6.0 billion Revolving Credit Facility

        For information on SGL's R6.0 billion Revolving Credit Facility, see "note 24.2: Borrowings" in the notes to the consolidated financial statements in the 2018 Form 20-F, which is incorporated by reference in this prospectus.

U.S.$350 million Revolving Credit Facility

        For information on SGL's U.S.$350 million Revolving Credit Facility, see "note 24.3: Borrowings" in the notes to the consolidated financial statements in the 2018 Form 20-F, which is incorporated by reference in this prospectus.

2023 Convertible Bond

        For information on SGL's 2023 Convertible Bond, see "note 24.5: Borrowings" in the notes to the consolidated financial statements in the 2018 Form 20-F, which is incorporated by reference in this prospectus.

R4.5 billion Facilities

        For information on SGL's R4.5 billion Facilities, see "note 24.6: Borrowings" in the notes to the consolidated financial statements in the 2018 Form 20-F, which is incorporated by reference in this prospectus.

Acquisition Bridge Facilities

        For information on SGL's Acquisition Bridge Facilities, see "note 24.8: Borrowings" in the notes to the consolidated financial statements in the 2018 Form 20-F, which is incorporated by reference in this prospectus.

        The full descriptions of SGL's material loans and other obligations are set out in the 2018 Form 20-F, which is incorporated by reference in this prospectus.

Material Issuances of Securities

Sibanye-Stillwater

        Sibanye-Stillwater has not had any material issuances of securities as of the date of this prospectus or within the prior three years to the date hereof.

SGL

U.S.$1 billion Rights Issue

        For information on SGL's U.S.$1 billion Rights Issue, see "note 22: Stated share capital" in the notes to the consolidated financial statements in the 2018 Form 20-F, which is incorporated by reference in this prospectus.

R1.7 billion Private Placing

        On April 10, 2019, SGL completed a placing of 108,932,356 new ordinary no par value SGL Shares with existing and new institutional investors at a price of R15.50 per share, raising gross proceeds of approximately R1.7 billion (U.S.$120 million). The issued Placing Shares represented, in aggregate, approximately 5% of SGL's issued ordinary share capital prior to the Placing. The Placing price represented a discount of 2% to the 30-day VWAP on April 9, 2019, which was in compliance with Section 5.52 of the JSE Listings Requirements. The Placing Shares rank pari passu in all respects with the existing SGL Shares in issue, including the right to receive all dividends and other distributions declared, made or paid after the date of issue thereof.

Material Contracts

Sibanye-Stillwater

Scheme Implementation Agreement

        On October 4, 2019, Sibanye-Stillwater and SGL entered into the Scheme Implementation Agreement to effect the Scheme. Under the terms of the Scheme Implementation Agreement, Sibanye-Stillwater and SGL have agreed to certain mutual commitments in relation to the Scheme, which include, among others, that the Scheme is subject to the Scheme Conditions Precedent, and that Sibanye-Stillwater and SGL have complied, or will comply with applicable provisions of the Companies Act and the Companies Regulations in terms of the Sibanye-Stillwater Offer and the Scheme. For more information on the Scheme Implementation Agreement, see the section entitled "The Scheme—The Scheme Implementation Agreement" beginning on page 81 of this prospectus.

        Sibanye-Stillwater has not entered into any other material contracts as of the date of this prospectus. However, upon the implementation of the Scheme, Sibanye-Stillwater will acquire all of the issued SGL Shares (including the SGL Shares represented by the SGL ADSs) and will, as a result, obtain an interest in SGL's current material assets, liabilities and operations.

SGL

Lonmin Acquisition

        On December 14, 2017, the boards of SGL and Lonmin announced that they had reached an agreement on the terms of a recommended all-share offer pursuant to which SGL, and/or a wholly-owned subsidiary of SGL, would acquire the entire issued and to be issued ordinary share capital of Lonmin, which is a major mine-to-market producer of PGMs with core operations in South Africa. Under the terms of the Lonmin Acquisition, each Lonmin shareholder received one (1) new SGL Share for each Lonmin ordinary share that they held. The Lonmin Acquisition was effected by means of a scheme of arrangement between Lonmin and Lonmin's shareholders under Part 26 of the U.K. Companies Act, which was sanctioned by the High Court of Justice in England & Wales on June 7, 2019 and became effective on that date, with the new SGL Shares being admitted to trading on the Main Board of the JSE on June 10, 2019.

Stillwater Acquisition

        On December 9, 2016, SGL announced it had reached a definitive agreement to acquire Stillwater for U.S.$18 per share in cash, or U.S.$2,200 million in aggregate. On April 25, 2017, at the shareholders meeting of SGL, the SGL Shareholders approved the proposed Stillwater Acquisition by voting in favour of the various resolutions to give effect to the Stillwater Acquisition and, at the shareholders meeting of Stillwater, the requisite majority of Stillwater shareholders resolved to approve the Stillwater Acquisition. SGL obtained control (100%) of Stillwater on this date.

Rustenburg Acquisition

        On September 9, 2015, SGL announced that it had entered into written agreements with RPM, a wholly-owned subsidiary of Anglo American Platinum to acquire the Rustenburg Operations on a going concern basis, including normalised levels of working capital.

        The purchase consideration comprised an upfront payment of R1.5 billion at the closing of the Rustenburg Acquisition and a deferred payment calculated as being equal to 35% of the distributable free cash flow generated by the Rustenburg Operations over a six-year period from the later of the closing of the transaction or January 1, 2017, subject to a minimum payment of R3.0 billion.

        On October 19, 2016, SGL obtained consent in terms of section 11 of the MPRDA for the transfer of the mining right and the prospecting right pursuant to the Rustenburg Acquisition, and control of the Rustenburg Operations on this date.

U.S.$1.05 billion bond offering

        For information on the U.S.$1.05 billion bond offering, see "note 24.4: Borrowings" in the notes to the consolidated financial statements in the 2018 Form 20-F, which is incorporated by reference in this prospectus.

2023 Convertible Bond

        For information on the 2023 Convertible Bond, see "note 24.5: Borrowings" in the notes to the consolidated financial statements in the 2018 Form 20-F, which is incorporated by reference in this prospectus.

Streaming Agreement

        For information on the Streaming Agreement, see "Management's Discussion and Analysis of the Financial Statements—Director's Report" in the 2018 Form 20-F, which is incorporated by reference in this prospectus.

U.S.$600 million Revolving Credit Facility

        For information on the U.S.$600 million Revolving Credit Facility, see "note 24.1: Borrowings" in the notes to the consolidated financial statements in the 2018 Form 20-F, which is incorporated by reference in this prospectus.

R6.0 billion Revolving Credit Facility

        For information on SGL's R6.0 billion Revolving Credit Facility, see "note 24.2: Borrowings" in the notes to the consolidated financial statements in the 2018 Form 20-F, which is incorporated by reference in this prospectus.

Scheme Implementation Agreement

        See the section entitled "—Material Contracts—Sibanye-Stillwater—Scheme Implementation Agreement" above.

Material Acquisitions

Sibanye-Stillwater

        Sibanye-Stillwater has not had any material acquisitions as of the date of this prospectus.

SGL

        See the sections entitled "—Material Contracts—SGL—Lonmin Acquisition", "—Material Contracts—SGL—Stillwater Acquisition" and "—Material Contracts—SGL—Rustenburg Acquisition" above.

MINERAL RESERVE STATEMENT

SGL

        For the reserves of SGL as of December 31, 2018, see the section entitled "Reserves of Sibanye-Stillwater as of 31 December 2018" in the 2018 Form 20-F, which is incorporated by reference in this prospectus.

Lonmin

        SGL acquired Lonmin effective June 2019. Lonmin was not listed on the NYSE, and therefore, was not required to, nor did, comply with the requirements of the SEC's Industry Guide 7 at the time of publishing its mineral reserves on September 30, 2018. Accordingly, the section entitled "Reserves of Sibanye-Stillwater as of 31 December 2018" incorporated by reference above does not include Mineral Reserve information for the operations of Lonmin as of September 30, 2018.

        Investors are cautioned that the section entitled "Reserves of Sibanye-Stillwater as of 31 December 2018" incorporated by reference above may not be comparable to mineral reserve statements of the Group in subsequent years.

 SIBANYE-STILLWATER DIRECTORS AND SIBANYE-STILLWATER MANAGEMENT

General

        Sibanye-Stillwater's Management currently consists of the following four (4) executive directors: Marthinus van der Walt, Pieter Henning, Philip-Louis van der Westhuizen and Cheryl Ann van Zyl. Further details of Sibanye-Stillwater's current management are set out below.

        Upon the implementation of the Scheme, the Sibanye-Stillwater Board is expected to comprise the same members as the current SGL Board and the Sibanye-Stillwater Management is expected to comprise the same members as the current SGL Management. Members of SGL Management will hold the same positions in Sibanye-Stillwater Management following the implementation of the Scheme as they do in the existing SGL Management. Accordingly, upon the implementation of the Scheme, the Sibanye-Stillwater Board will comprise eleven (11) members, nine (9) of whom will be Sibanye-Stillwater Non-Executive Directors (including the Chairman) and two (2) of whom will be Sibanye-Stillwater Executive Directors. SGL Management will hold the same positions following the implementation of the Scheme as they do in the existing SGL Management. Sibanye-Stillwater Management, following the implementation of the Scheme, comprises the individuals set out in the sections entitled "—The Sibanye-Stillwater Board Following the Implementation of the Scheme" and "—Sibanye-Stillwater Management Following the Implementation of the Scheme" below.

        The business address for all of the current and expected Sibanye-Stillwater Directors and Sibanye-Stillwater Management is Constantia Office Park, Bridgeview House, Building 11, Ground Floor, Cnr 14th Avenue & Hendrik Potgieter Road, Weltevreden Park, 1709, South Africa.

        To the best of SGL's and Sibanye-Stillwater's knowledge, none of the SGL Directors or the Sibanye-Stillwater Directors have been involved in:

  •
  any bankruptcies, insolvencies or individual voluntary compromise arrangements of such person;

  •
  any business rescue plans and/or resolution proposed by any entity to commence business rescue proceedings, application having been made for any entity to begin business rescue proceedings, notices having been delivered in terms of Section 129(7) of the Companies Act, receiverships, compulsory liquidations, creditors' voluntary liquidations, administrations, company voluntary arrangements or any compromise or arrangement with creditors generally or any class of creditors of any company where such person is or was a director, with an executive function within such company at the time of, or within the twelve (12) months preceding, any such event(s);

  •
  any compulsory liquidations, administrations or partnership voluntary arrangements of any partnerships where such person is or was a partner at the time of, or within the twelve (12) months preceding, such event(s);

  •
  receiverships of any asset(s) of such person or of a partnership of which the person is or was a partner at the time of, or within the twelve (12) months preceding, such event;

  •
  any public criticisms of such person by statutory or regulatory authorities, including recognised professional bodies, and whether such person has ever been disqualified by a court from acting as a director of a company or from acting in the management or conduct of the affairs of any company;

  •
  any offence involving dishonesty committed by such person;

  •
  a removal from an office of trust, on the grounds of misconduct and involving dishonesty; and

  •
  any court order declaring such person delinquent or placing him or her under probation in terms of Section 162 of the Companies Act and/or Section 47 of the Close Corporations Act,

    1984 (Act No. 69 of 1984) or disqualifying him or her to act as a Director in terms of Section 69 of the Companies Act.

The Sibanye-Stillwater Board at the Date of this prospectus

        As of the date of this prospectus, the members of the Sibanye-Stillwater Board, their respective ages and their principal titles are:

Name	Age	Position
Marthinus van der Walt	31	Executive Director
Pieter Henning	42	Executive Director
Philip-Louis van der Westhuizen	29	Executive Director
Cheryl Ann van Zyl	46	Executive Director

Marthinus van der Walt (South African), Executive Director

BCom CA, BCom (Hons) CA, North West University, CA (SA)

        Martin van der Walt was appointed as Director of Sibanye-Stillwater in 2019. Martin has been an employee of SGL since its unbundling from Gold Fields in 2013. Martin completed his articles at KPMG Inc in 2012, after which he started his employment as a financial manager at Gold Fields.

        Martin van der Walt was a non-executive director of Smartins Trade Proprietary Limited, a motor vehicle wholesale company from January 2016 to August 2019.

Pieter Henning (South African), Executive Director

B. Com Honours—Accountancy (CTA), CA(SA)

        Pieter is currently the Senior Vice President and Head of Finance of the South African Gold Segment at SGL. He is a Chartered Accountant (South Africa) with more than 10 years of experience in the mining industry. He left KPMG Inc. in 2005 as audit manager to join Western Areas Limited, a JSE listed entity, as finance manager. Following Gold Fields' acquisition of Western Areas Limited in March 2007, he joined Gold Fields' corporate financial reporting team. Between 2013 and 2015, Pieter was responsible for the corporate finance and the external financial reporting functions of SGL. From September 2015 to July 2017, he was the divisional Chief Financial Officer of the gold and uranium business of SGL. From August 2017 to April 2019, Pieter served as the Senior Vice President and Head of Finance of the Southern African Region at SGL. He is also a non-executive director of Rand Refinery (Pty) Limited and a member of the Audit and Risk Committee and the Remuneration Committee (since 2005).

        Set out below is a list of all directorships held by Pieter Henning in the prior five years:

  •
  Rand Refinery (Pty) Ltd (active);

  •
  K2018259017 (South Africa) (Pty) Ltd;

  •
  Larnica Home Owners Association;

  •
  Sheeba's Ridge Platinum (pty) Ltd;

  •
  Blue Ridge Platinum (Pty) Ltd;

  •
  Watervale Platinum Mines (Pty) Ltd;

  •
  Hoedspruit Platinum Holdings (Pty) Ltd;

  •
  Hoedspruit Platinum Exploration (Pty) Ltd; and

  •
  Zondernaam Mining (Pty) Ltd.

Philip-Louis van der Westhuizen (South African), Executive Director

BCom Management accounting (CIMA), BCom Chartered accountancy (SAICA) and BCom Honours Chartered accountancy (CTA), North-West University

        Philip-Louis van der Westhuizen was appointed as Director of Sibanye-Stillwater in 2018. Philip-Louis has five years' experience in the mining industry, including three years in audit and two years in corporate financial reporting. He previously held an audit manager position at KPMG Inc.

        Philip-Louis van der Westhuizen has not held any directorships in the prior five years.

Cheryl Ann van Zyl (South African), Executive Director

BCompt (Hons) (CTA), University of South Africa, CA (SA)

        Cheryl Ann van Zyl was appointed as Director of Sibanye-Stillwater in 2018. Cheryl has been an employee of the SGL group since April 2004. Cheryl completed her articles at PricewaterhouseCoopers Inc, where she served as manager of the Entrepreneurial Advice Division of the Polokwane branch until April 2004.

        Cheryl Ann van Zyl has not held any directorships in the prior five years.

The Sibanye-Stillwater Board Following the Implementation of the Scheme

        Upon the implementation of the Scheme, the members of the Sibanye-Stillwater Board, all of whom are members of the SGL Board, their respective ages and their titles, are expected to be:

Name	Age	Position (Designated)
Vincent Maphai	67	Chairman, Sibanye-Stillwater Independent Non-Executive Director and Chairman of Nominating and Governance Committee(1)(2)(3)
Neal Froneman	59	CEO, Executive Director and Chairman of Executive Committee(2)(4)
Charl Keyter	45	CFO and Executive Director(5)
Timothy Cumming	62	Sibanye-Stillwater Independent Non-Executive Director and Chairman of Remuneration Committee(3)(4)(6)
Savannah Danson	51	Sibanye-Stillwater Independent Non-Executive Director(1)(2)(4)(6)
Harry Kenyon-Slaney	58	Sibanye-Stillwater Independent Non-Executive Director and Chairman of the Safety and Health Committee(1)(3)(4)
Richard Menell	64	Sibanye-Stillwater Independent Non-Executive Director and Chairman of Risk Committee(2)(3)(6)(7)
Nkosemntu Nika	61	Sibanye-Stillwater Independent Non-Executive Director(1)(3)(6)(7)
Keith Rayner	62	Sibanye-Stillwater Independent Non-Executive Director and Chairman of Audit Committee(1)(3)(4)
Susan van der Merwe	65	Sibanye-Stillwater Independent Non-Executive Director(2)(4)(6)(7)
Jerry Vilakazi	58	Sibanye-Stillwater Independent Non-Executive Director and Chairman of Social and Ethics Committee(7)

Notes:

(1)
Expected designated member of the Remuneration Committee of Sibanye-Stillwater.

(2)
Expected designated member of the Safety and Health Committee of Sibanye-Stillwater.

(3)
Expected designated member of the Social and Ethics Committee of Sibanye-Stillwater.

(4)
Expected designated member of the Risk Committee of Sibanye-Stillwater.

(5)
Expected designated member of the Executive Committee of Sibanye-Stillwater.

(6)
Expected designated member of the Audit Committee of Sibanye-Stillwater.

(7)
Expected designated member of the Nominating and Governance Committee of Sibanye-Stillwater.

Vincent Maphai (South African), Chairman and Independent Non-Executive Director

BA, BA (Hons), M Phil, D Phil, Catholic University of Leuven; Advanced Management Programme, Harvard University

        Vincent Maphai is expected to be the Chairman of the Sibanye-Stillwater Board. Vincent Maphai was appointed a director of SGL on June 1, 2019, and appointed as non-executive Chairman of SGL, effective on September 30, 2019. He is a non-executive director of Discovery Limited. Previously, Dr. Maphai was the Director of Corporate Affairs and Transformation at SAB. In addition, he served as the Southern African Chairperson of BHP Billiton. Dr. Maphai has accumulated 20 years' experience in the academic profession, and 15 years as a senior executive in the private sector. He has served on the boards of various companies as non-executive chairperson, including the SABC and the Presidential Review Commission into the restructuring of the public sector. Dr. Maphai has also held a two-year academic position at Williams College in Massachusetts.

        Set out below is a list of all Directorships held by Vincent Maphai in the prior five years:

  •
  SGL (active); and

  •
  Discovery Limited (active).

Neal Froneman (South African), CEO and Executive Director

BSc Mech Eng (Ind Opt), University of the Witwatersrand; BCompt, University of South Africa; PrEng

        Neal Froneman is expected to be the CEO of Sibanye-Stillwater. Neal Froneman was appointed executive director and CEO of SGL on January 1, 2013. Over the past six years, he has led the transformation of SGL from a 1.5Moz South Africa-based gold producer into a leading precious metals miner with an international operating footprint ranking among the world's top three PGM producers. His career spans more than 30 years during which time he worked at Gold Fields of South Africa Limited, Harmony Gold Mining Company Limited and JCI Limited. In April 2003, Neal was appointed CEO of Aflease Gold Limited (Aflease Gold), which, through a series of reverse take-overs, became Gold One in May 2009. He was primarily responsible for the creation of Uranium One Incorporated from the Aflease Gold uranium assets. During this period, he was CEO of Aflease Gold and Uranium One Incorporated until his resignation from Uranium One Incorporated in February 2008. He held the CEO position at Gold One until his appointment at SGL. In May 2016, he was elected to serve as a Vice President of the Chamber of Mines of South Africa.

        Set out below is a list of all directorships held by Neal Froneman in the prior five years:

  •
  SGL (active);

  •
  17 Perissa Proprietary Limited (active);

  •
  Delview Three Proprietary Limited (active);

  •
  Forestry Services Proprietary Limited (active);

  •
  NJF Financial Investments Proprietary Limited (active);

  •
  Ultimate Marin Ventures Limited (active);

  •
  Goliath Gold Mining (resigned); and

  •
  New Kleinfontein Mining Company (resigned).

Charl Keyter (South African), CFO

BCom, University of Johannesburg; MBA, North-West University; ACMA and CGMA

        Charl Keyter is expected to be the CFO of Sibanye-Stillwater. Charl Keyter was appointed a director of SGL on November 9, 2012, and executive director and CFO on January 1, 2013. Previously, he was Vice President and Group Head of International Finance at Gold Fields. Charl has more than 20 years' mining experience, having begun his career at Gold Fields in February 1995.

        Set out below is a list of all directorships held by Charl Keyter in the prior five years:

  •
  Sibanye-Stillwater (active);

  •
  SGL (active); and

  •
  Oil Recovery and Maintenance Services Proprietary Limited (active).

Timothy Cumming (South African), Independent Non-Executive Director

BSc (Hons) (Engineering), University of Cape Town; BA (PPE); MA (Oxford)

        Timothy (Tim) Cumming is expected to be a Sibanye-Stillwater Independent Non-Executive Director. He is currently an Independent Non-Executive Director of SGL. He was appointed as a non-executive director of SGL on February 21, 2013. He is the founder and executive director of Scatterlinks Proprietary Limited, a South African-based company providing leadership development services to senior business executives, as well as strategic advisery services to companies. He has a wealth of experience in financial services, including periods as an executive at Old Mutual Limited, HSBC Bank PLC and Allan Gray Limited, and is currently also an independent non-executive director of Nedgroup Investments Limited and non-executive Chairman of RisCura Holdings Proprietary Limited. Tim started his career as an engineer at the Anglo American Corporation of South Africa Limited. He worked on a number of diamond mines and gold mines in South Africa. He is also the Chairman of the Woodside Endowment Trust and of the Investment Committee of the Mandela Rhodes Foundation.

        Set out below is a list of all directorships held by Timothy Cumming in the prior five years:

  •
  SGL (active);

  •
  Scatterlinks Proprietary Limited (active);

  •
  Amama South Africa Rural Social Enterprise NPC (resigned);

  •
  Nedgroup Investments Limited (active); and

  •
  RisCura Holdings Proprietary Limited (active).

Savannah Danson (South African), Independent Non-Executive Director

BA (Hons) Communication Science and Finance, Bridgewater University, United States; MBA (Strategic Planning and Finance) De Montford University

        Savannah Danson is expected to be a Sibanye-Stillwater Independent Non-Executive Director. She is currently an Independent Non-Executive Director of SGL. Savannah Danson was appointed as a non-executive director of SGL on May 23, 2017. As the founder and executive chairperson of Bunengi Group, she brings a wealth of experience from the finance, mining, infrastructure and media sectors. Savannah is the chairperson of WSP Group Africa, a Canadian-listed engineering group, and serves on the boards of Wilson Bayly Holmes-Ovcon Limited and Rand Water.

        Set out below is a list of all directorships held by Savannah Danson in the prior five years:

  •
  SGL (active);

  •
  Bunengi Group (active);

  •
  Parsons Brinckerhoff Proprietary Limited (resigned);

  •
  Rand Water (active);

  •
  Wilson Bayly Holmes-Ovcon Limited (active); and

  •
  WSP Group Africa (active).

Harry Kenyon-Slaney (British), Independent Non-Executive Director

BSc (Hons) (Geology), Southampton University International Executive Programme, INSEAD (France)

        Harry Kenyon-Slaney is expected to be a Sibanye-Stillwater Independent Non-Executive Director. He is currently an Independent Non-Executive Director of SGL. He was appointed as a non-executive director of SGL on January 16, 2019. He is currently Chairman of Gem Diamonds Limited, a non-executive director of Petropavlovsk PLC and a senior adviser to McKinsey & Co., in which roles he uses his wide experience to support operational, health and safety and business transformation programmes. Harry, who has more than 34 years of experience in the mining industry, principally with Rio Tinto PLC, is a geologist by training and his experience spans operations, marketing, projects and business development. Until 2015 and as a member of Rio Tinto's Group Executive committee, he held the roles of Chief Executive—Energy, and before that, Chief Executive—Diamonds and Minerals. Prior to this, he led Rio Tinto's global titanium dioxide business, was chief executive of Rio Tinto's listed subsidiary, Energy Resources of Australia Ltd, and General Manager Operations at Palabora Mining Company Ltd in South Africa, and he has held senior marketing roles in copper, uranium and industrial minerals. He began his career as an underground production geologist on the gold mines in South Africa where he has variously lived and worked for 15 years.

        Set out below is a list of all directorships held by Harry Kenyon-Slaney in the prior five years:

  •
  SGL (active);

  •
  Gem Diamonds Limited (active);

  •
  Bridon Bekaert Ropes Group (from September 2016 to October 2018); and

  •
  Petropavlovsk plc (active).

Richard Menell (South African), Independent Non-Executive Director

MA (Natural Sciences, Geology), Trinity College, University of Cambridge; MSc (Mineral Exploration and Management), Stanford University FGS, FSAIMM, FAusIMM

        Richard (Rick) Menell is expected to be a Sibanye-Stillwater Independent Non-Executive Director. He is currently an Independent Non-Executive Director of SGL. He was appointed as a non-executive director of SGL on January 1, 2013. He has over 40 years' experience in the mining industry. Previously, he occupied the positions of President of the Chamber of Mines; President and CEO of TEAL Exploration & Mining Inc; Chairman of Anglovaal Mining Limited and of Avgold Limited; Chairman of Bateman Engineering Limited; deputy Chairman of Harmony and of African Rainbow Minerals Limited. He has also been a director of Telkom Group Limited, Standard Bank of South Africa Limited, and Mutual and Federal Insurance Company Limited. He is currently a non-executive director and Chairman of Credit Suisse Securities Johannesburg Proprietary Limited, and a non-executive director of Gold Fields, a position he has held since October 8, 2008, and of The Weir

Group PLC. Rick is a trustee of the Carrick Foundation and of the Claude Leon Foundation. He is Chairman of the City Year South Africa Youth Service Organisation, and Chairman and trustee of the Paleontological Scientific Trust. He serves on the Council of the University of the Western Cape.

        Set out below is a list of all directorships held by Rick Menell in the prior five years:

  •
  SGL (active);

  •
  Carmelo Investments 124 Proprietary Limited (active);

  •
  City Year South Africa Citizen Service Organisation (active);

  •
  Credit Suisse Securities Johannesburg Proprietary Limited (active);

  •
  Glendirk Estates Proprietary Limited (active);

  •
  Gold Fields (active);

  •
  Klein Constantia Winery (active);

  •
  Ringwood Investments Limited (active);

  •
  Rockwell Diamonds Inc. (resigned);

  •
  The Weir Group Plc (active); and

  •
  University of the Western Cape (active).

Nkosemntu Nika (South African), Independent Non-Executive Director

BCom, University of Fort Hare; BCompt (Hons), University of South Africa; Advanced Management Programme, INSEAD; CA (SA)

        Nkosemntu Nika is expected to be a Sibanye-Stillwater Independent Non-Executive Director. He is currently an Independent Non-Executive Director of SGL. He was appointed as a non-executive director of SGL on February 21, 2013. He is currently an independent non-executive director and chairman of Grinding Media South Africa Proprietary Limited and Chairman of the Audit and Risk Committee of Foskor Proprietary Limited. He also serves as an independent non-executive director of Trollope Mining Services 6000 Proprietary Limited and Coega Dairy Holdings Limited. He was previously CFO and Finance Director of PetroSA (SOC) Limited and Executive Manager: Finance at the Development Bank of Southern Africa. He has held various internal auditing positions at Eskom Holdings (SOC) Limited, Shell Company of South Africa Limited and Anglo American Corporation of South Africa Limited. He was also a non-executive board member of the Industrial Development Corporation of South Africa Limited, and previously chaired its Audit and Risk Committee and Governance and Ethics Committee.

        Set out below is a list of all directorships held by Nkosemntu Nika in the prior five years:

  •
  SGL (active);

  •
  Coega Diaries Proprietary Limited (active);

  •
  Foskor Proprietary Limited (active);

  •
  Grinding Media South Africa Proprietary Limited (active);

  •
  Mavala Investment Holdings Proprietary Limited (active);

  •
  SCAW South Africa Proprietary Limited (resigned);

  •
  Trollope Mining Services 6000 Proprietary Limited (active); and

  •
  Zolakhaya General Trading Proprietary Limited (active).

Keith Rayner (South African), Independent Non-Executive Director

BCom, Rhodes University; CTA; CA (SA)

        Keith Rayner is expected to be a Sibanye-Stillwater Independent Non-Executive Director. He is currently an Independent Non-Executive Director of SGL. He was appointed as a non-executive director of SGL on January 1, 2013. Keith is CEO of KAR Presentations, an advisery and presentation corporation specialising in corporate finance and regulatory advice. He is an independent non-executive director of Ecsponent Limited and of Telkom SA SOC Limited. He is a non-executive director of Nexus Intertrade Proprietary Limited, 2 Quins Engineered Business Information Proprietary Limited (dormant), Sabi Gold Proprietary Limited (dormant), Keidav Properties Proprietary Limited (dormant) and Appropriate Process Technologies Proprietary Limited. He is a member of the JSE Limited's Issuer Regulation Advisory Committee, a fellow of the IODSA, a non-broking member of the Institute of Stockbrokers in South Africa and a member of the Investment Analysts Society. He is a past member of the SAMREC/SAMVAL working group, the Takeover Regulation Panel's rewrite committee, the IODSA CRISA committee and the South African Institute of Chartered Accountants Accounting Practice Committee.

        Set out below is a list of all directorships held by Keith Rayner in the prior five years:

  •
  SGL (active);

  •
  K A Rayner Presentations CC (active);

  •
  2 Quins Engineered Business Information Proprietary Limited (dormant);

  •
  Appropriate Process Technologies Proprietary Limited (active);

  •
  Ecsponent Limited (active);

  •
  Keidav Properties Proprietary Limited (dormant);

  •
  Nexus Intertrade Proprietary Limited (active);

  •
  Sabi Gold Proprietary Limited (dormant);

  •
  Telkom SA SOC Limited (active); and

  •
  Goliath Gold Limited (resigned).

Susan van der Merwe (South African), Independent Non-Executive Director

BA, University of Cape Town

        Susan (Sue) van der Merwe is expected to be a Sibanye-Stillwater Independent Non-Executive Director. She is currently an Independent Non-Executive Director of SGL. She was appointed as a non-executive director of SGL on February 21, 2013. She served as a member of Parliament for 18 years until October 2013, and held various positions, including Deputy Minister of Foreign Affairs from 2004 to 2010. She has participated in various civil society organisations and currently serves as a trustee and Chair of the Kay Mason Foundation, which is a non-profit organisation assisting disadvantaged scholars in Cape Town. Since 2014, Sue has been a member of the National Council of the South African Institute of International Affairs, a non-governmental research institute focused on South Africa's and Africa's international relations.

        Set out below is a list of all directorships held by Susan van der Merwe in the prior five years:

  •
  SGL (active).

Jerry Vilakazi (South African), Independent Non-Executive Director

BA, University of South Africa; MA, Thames Valley University; MA, University of London; MBA, California Coast University

        Jerry Vilakazi is expected to be a Sibanye-Stillwater Independent Non-Executive Director. He is currently an Independent Non-Executive Director of SGL. Jerry Vilakazi was appointed as a non-executive director of SGL on January 1, 2013. He is Chairman of Palama Investment Holdings Proprietary Limited, which he co-founded to facilitate investments in strategic sectors. He is a past CEO of Business Unity South Africa and Managing Director of the Black Management Forum. In 2009, Jerry was appointed to the Presidential Broad-based Black Economic Empowerment Advisory Council and, in 2010, he was appointed as a Commissioner of the National Planning Commission. He completed both terms in 2015. Previously, he was appointed Public Service Commissioner in 1999 and played a critical role in shaping major public service policies in post-1994 South Africa. Jerry was Chairman of the Mpumalanga Gambling Board and of the State Information Technology Agency (SOC) Proprietary Limited. He previously held the position of Chairman of Netcare Limited and directorships of Pretoria Portland Cement, Goliath Gold Limited, General Healthcare Group (U.K.) and Computershare. He is currently a non-executive director in Blue Label Telecoms Limited and Palama Industrial.

        Set out below is a list of all directorships held by Jerry Vilakazi in the prior five years:

  •
  SGL (active);

  •
  Blue Label Telecoms Limited (active);

  •
  Palama Investments Holdings Proprietary Limited (active); and

  •
  Saatchi & Saatchi (active).

Sibanye-Stillwater Management at the Date of this prospectus

        As of the date of this prospectus, the members of Sibanye-Stillwater Management, their respective ages and their titles are:

Name	Age	Position
Neal Froneman	59	Officer
Charl Keyter	45	Officer

Neal Froneman, Officer

        Please refer to Neal Froneman's biography in the section entitled "—The Sibanye-Stillwater Board following the Implementation of the Scheme" above.

Charl Keyter, Officer

        Please refer to Charl Keyter's biography in the section entitled "—The Sibanye-Stillwater Board following the Implementation of the Scheme" above.

Sibanye-Stillwater Management following the Implementation of the Scheme

        As of the Implementation Date of the Scheme, the members of SGL Management, their respective ages and their titles are as set out below and, following the implementation of the Scheme, it is expected that the Sibanye-Stillwater Management will comprise the same individuals in the same positions, for the same terms of office:

Name	Age	Position
Neal Froneman	59	CEO
Charl Keyter	45	CFO
Robert van Niekerk	54	Executive Vice President: SA PGM operations
Chris Bateman	54	Executive Vice President: U.S. PGM operations
Shadwick Bessit	57	Executive Vice President: SA gold operations
Hartley Dikgale	59	Executive Vice President: Legal and Compliance
Dawie Mostert	49	Executive Vice President: Organisational Growth
Themba Nkosi	46	Executive Vice President: Corporate Affairs
Wayne Robinson	56	Executive Vice President: Group Technical
Richard Stewart	44	Executive Vice President: Business Development

Neal Froneman, CEO

        Please refer to Neal Froneman's biography in the section entitled "—The Sibanye-Stillwater Board following the Implementation of the Scheme" above.

Charl Keyter, CFO

        Please refer to Charl Keyter's biography in the section entitled "—The Sibanye-Stillwater Board following the Implementation of the Scheme" above.

Robert van Niekerk, Executive Vice President: SA PGM operations

National Higher Diploma (Metalliferous Mining), Technikon Witwatersrand; BSc (Mining Engineering), University of the Witwatersrand; South African Mine Manager's Certificate of Competency

        Robert van Niekerk is expected to be the Executive Vice President: SA PGM operations of Sibanye-Stillwater, a role he currently serves at SGL. He was recently appointed to this position at SGL in July 2017. Previously, he served as Executive Vice President: SA PGM operations (from July 2018), Divisional CEO: Platinum and Executive Vice President: Organisational Effectiveness. Prior to joining SGL (in February 2013), he was the Senior Vice President and Group Technical Head of Mining at Gold Fields. He previously occupied several senior operational and executive management positions at Harmony, Anglo American Platinum, Uranium One and Gold One. Robert began his mining career in 1982 as a Learner Official and progressed through the ranks at a number of South African underground and surface mining operations locally and outside of South Africa.

Chris Bateman, Executive Vice President: U.S. PGM operations

BEng (Hons) (Production Engineering and Production Management), University of Nottingham, U.K.; Qualified as a Chartered Accountant in England and Wales

        Chris Bateman is expected to be the Executive Vice President: U.S. PGM operations of Sibanye-Stillwater, a role he currently serves at SGL. He was appointed as Executive Vice President: U.S. region of SGL in 2017 after serving as CFO at Stillwater Mining Company since 2014. Chris has worked in the mining industry for more than 20 years with experience in platinum, palladium, copper, uranium, diamonds and industrial minerals. Prior to joining Stillwater Mining Company, he served in CFO positions for Turquoise Hill, Rio Tinto Diamonds and Minerals product group, Rio Tinto Iron and Titanium and Energy Resources of Australia. He has served on the boards of Richards Bay Minerals in South Africa, Oyu Tolgoi copper mine in Mongolia and QIT Madagascar Minerals in

Madagascar. Prior to entering the mining industry he was a senior manager with Arthur Andersen's Business Consulting practice and served as a production engineer in the automotive industry.

Shadwick Bessit, Executive Vice President: SA gold operations

National Higher Diploma (Metalliferous Mining), Technikon Witwatersrand, South African Mine Manager's Certificate of Competency

        Shadwick Bessit is expected to be the Executive Vice President: SA gold operations of Sibanye-Stillwater, a role he currently serves at SGL. He was recently appointed to this position in February 2019. Previously, he served as Senior Vice President: Technical Platinum and Gold from March 2017, Senior Vice President: Kroondal and Rustenburg Operations from March 2016 and Senior Vice President: Underground operations—Kloof and Driefontein from November 2014. Prior to joining Gold Fields in July 2012, Shadwick Bessit pursued personal business interests from 2010 to 2012 and was Executive Director: Operations at Impala Platinum Holdings Limited (Implats). He occupied this position from 2005 to 2010 after joining Implats in November 2002 as General Manager. Previously, he was employed at AngloGold Ashanti from 1986 to 2002 where he moved through the ranks to General Manager level at the Deelkraal, Elandsrand and Savuka mines

Hartley Dikgale, Executive Vice President: Legal and Compliance

BIuris, University of the North; LLB, HDip (Company Law), University of the Witwatersrand; LLM, Vista University

        Hartley Dikgale is expected to be the Executive Vice President: Legal and Compliance of Sibanye-Stillwater, a role he currently serves at SGL. He is an admitted advocate of the High Court of South Africa and has more than 30 years of corporate experience as a business executive. He has served on more than 20 boards of directors of listed and unlisted companies. He has worked for, among others, Sanlam Limited, Old Mutual, the Independent Communications Authority of South Africa, Rand Water Board and Pamodzi Investment Holdings Proprietary Limited. In recent years, Hartley has worked for Rand Uranium and Gold One as Senior Vice President: General Counsel. Hartley joined SGL in 2013 where he served in a similar capacity until he was appointed as the Executive Vice President: General Counsel and Regulatory Affairs in 2016, and more recently, Executive Vice President: Legal and Compliance.

Dawie Mostert, Executive Vice President: Organisational Growth

Diploma in Labour Relations; MDP (Adv Labour Law); MBA, University of South Africa

        Dawie Mostert is expected to be the Executive Vice President: Organisational Growth of Sibanye-Stillwater, a role he currently serves at SGL. He has more than 20 years' experience in the mining industry and was appointed on January 1, 2013 as Vice President: Organisational Effectiveness for SGL, focused on introducing new operating and business models in support and directing the turnaround at SGL post the unbundling from Gold Fields. With SGL adopting value creation as its strategic intent and consequently entering the PGM mining sector, he accepted the position and role as Executive Vice President: Commercial Services at SGL, and more recently, Executive Vice President: Organisational Growth, focused primarily on top and senior management development, senior talent and succession management and organisational culture development. Prior to joining SGL, he served as Vice President: Commercial Services at Gold One in 2012 and Vice President: Human Capital at Great Basin Gold from 2006 to 2012. Prior to joining Great Basin Gold in 2006, he was Executive: Organisational Development and Employee Relations at Harmony from 2002 to 2006. Dawie joined Harmony in 1996 as part of the acquisition transformational team and was appointed Mine Manager at the then Elandsrand mine from 2001 to 2002.

Themba Nkosi, Executive Vice President: Corporate Affairs

BA Hons (Employment Relations), University of Johannesburg; BTech (Human Resources), Peninsula Technikon; Human Resources Executive Programme, University of Michigan

        Themba Nkosi is expected to be the Executive Vice President: Corporate Affairs at Sibanye-Stillwater, a role he currently serves at SGL. He was appointed to the position at SGL on July 4, 2016. He has more than 20 years' experience across various industries in human resources, corporate affairs, communication and stakeholder management. Prior to joining SGL, he was Head: Human Resources, Transformation and Corporate Communications at ArcelorMittal South Africa Limited (ArcelorMittal) from June 2009. He previously occupied several senior management positions at ArcelorMittal and Human Resources Director for Sub-Saharan Africa at the PepsiCo Group.

Wayne Robinson, Executive Vice President: Group Technical

BSc (Mechanical Engineering), University of Natal; BSc (Mining Engineering), University of the Witwatersrand; PrEng; South African Mine Manager's Certificate of Competency (Metalliferous); South African Mechanical Engineer's Certificate of Competency

        Wayne Robinson is expected to be the Executive Vice President: Group Technical at Sibanye-Stillwater, a role he currently serves at SGL, after serving as Executive Vice President: Head of Operations (SA region) from July 2017. Prior to that, he worked as Divisional CEO: Gold and Uranium and Senior Vice President: Underground Operations—Beatrix and Cooke at SGL from June 2014. Wayne has worked in the South African gold and platinum mining sectors for more than 25 years with experience in underground mine management. Prior to joining SGL, he was Executive Vice President of Cooke Operations and served on Gold One's Executive Committee from 2012 to 2014. He held senior management positions at Eastern Platinum Limited from 2006 to 2012, at Richards Bay Minerals from 2005 to 2006 and at Gold Fields after qualifying as a mechanical and mining engineer.

Richard Stewart, Executive Vice President: Business Development

BSc (Hons), PhD (Geology), University of the Witwatersrand; MBA, Warwick Business School (U.K.); PrSciNat

        Richard Stewart is expected to be the Executive Vice President: Business Development at Sibanye-Stillwater, a role he currently serves at SGL. Richard Stewart has over 19 years' experience in South Africa's geological and mining industries and is a Fellow of the Geological Society of South Africa and is a Registered Natural Scientist. Prior to joining SGL in 2014, he served on the Gold One Executive Committee with the most recent appointment at Gold One as Executive Vice President: Technical Services and was also CEO of Goliath Gold Limited. Prior to that, he held management positions at the Council for Scientific and Industrial Research Mining Technology division, Shango Solutions, Uranium One and was an Investment Consultant for African Global Capital Proprietary Limited.

The Sibanye-Stillwater Company Secretary

Lerato Matlosa, Company Secretary

LLB, National University of Lesotho; Advocate of the High Court of Lesotho; ACIS; Certificate in Prospecting and Mining Law, University of the Witwatersrand Mandela Institute

        Lerato Matlosa is the Sibanye-Stillwater Company Secretary, a role she currently serves at SGL. Lerato was appointed as the Group Company Secretary on June 1, 2018. Lerato is a qualified Chartered Secretary with the South African Institute of Corporate Secretaries. Lerato's memberships include the Chartered Secretaries of South Africa, the Institute of Directors South Africa and the

Canadian Society of Corporate Secretaries. She was previously the Company Secretary of Atlatsa Resources Corporation, a Toronto Stock Exchange and JSE-listed company.

        The SGL Board has considered and satisfied itself on the competence, qualifications and experience of the Company Secretary, and it is expected that the Sibanye-Stillwater Board will also satisfy itself on her competence, qualifications and experience.

Board Committees

Board Committees Before the Scheme

        As of the date of this prospectus, Sibanye-Stillwater does not have any board committees.

Board Committees After the Scheme

        Following the implementation of the Scheme, Sibanye-Stillwater is expected to establish the same six (6) board committees made up of the SGL Directors as SGL has currently established. These are expected to be the Audit Committee, Risk Committee, Nominating and Governance Committee, Remuneration Committee, Safety and Health Committee and Social and Ethics Committee. In addition, the Sibanye-Stillwater Board may establish such further committees as it may deem necessary, these committees may consist of one (1) or more Sibanye-Stillwater Directors or of other persons. The committees will operate on the same terms of reference as the equivalent committees of the SGL Board as included in the 2018 Form 20-F, which is incorporated by reference in this prospectus.

Audit Committee

        It is expected that the Audit Committee will monitor and review the effectiveness of the internal audit function; auditor suitability and recommendation for appointment, auditor independence and fees; reports of both internal and external auditors; evaluation of the expertise and experience of the CFO; financial reporting systems and ensure that reporting procedures are functioning properly; the governance of information technology and the effectiveness of the Group's information systems; interim results and report, quarterly operating reports, company and consolidated annual financial statements and all other widely distributed financial documents; the Form 20-F filing with the SEC; accounting policies of the Group and proposed revisions; compliance with applicable legislation, requirements of appropriate regulatory authorities and Sibanye-Stillwater's Code of Ethics; the integrity of the integrated annual report and associated reports (by ensuring that its content is reliable and recommending it to the Sibanye-Stillwater Board for approval); and policies and procedures for preventing and detecting fraud.

        Sibanye-Stillwater's internal and external auditors will have unrestricted access to the Audit Committee, the Audit Committee chairman and the chairman of the Sibanye-Stillwater Board, ensuring that auditors are able to maintain their independence. Both the internal and external auditors will report at Audit Committee meetings. The Audit Committee will meet with both internal and external auditors separately on a quarterly basis without other invitees being present. Sibanye-Stillwater Management will attend Audit Committee meetings by invitation. Following the implementation of the Scheme, the members of the Audit Committee are expected to be Keith Rayner (Chairman), Tim Cumming, Savannah Danson, Rick Menell, Nkosemntu Nika and Susan van der Merwe.

Risk Committee

        It is expected that the Risk Committee will ensure the sustainability of the Group by evaluating and overseeing implementation of efficient risk management processes and controls to identify, monitor and mitigate risks and to act on opportunities identified. Following the implementation of the Scheme, the members of the Risk Committee are expected to be Rick Menell (Chairman), Tim Cumming, Savannah Danson, Harry Kenyon-Slaney, Neal Froneman, Keith Rayner and Susan van der Merwe.

Nominating and Governance Committee

        It is expected that the Nominating and Governance Committee will develop the Group's approach to matters relating to corporate governance and make recommendations to the Sibanye-Stillwater Board on all such matters, while keeping abreast of best practice. In addition, the Nominating and Governance Committee will monitor and evaluate the effectiveness and composition of the Sibanye-Stillwater Board and its committees, while planning for director and senior executive succession planning. Following the implementation of the Scheme, the members of the Nominating and Governance Committee are expected to be Vincent Maphai (Chairman), Rick Menell, Nkosemntu Nika, Jerry Vilakazi and Susan van der Merwe.

Remuneration Committee

        It is expected that the Remuneration Committee will ensure payment of fair rewards to attract, retain and motivate executive management with the skills and experience necessary to support and sustain Sibanye-Stillwater and its strategy, and evaluate performance in relation to reward. Following the implementation of the Scheme, the members of the Remuneration Committee are expected to be Tim Cumming (Chairman), Savannah Danson, Vincent Maphai, Nkosemntu Nika, Harry Kenyon-Slaney and Keith Rayner.

Safety and Health Committee

        It is expected that the Safety and Health Committee will ensure adherence to occupational health and safety laws, regulations and external standards and review relevant policy and monitor performance of related key indicators so as to minimise mining-related accidents and their impacts. Following the implementation of the Scheme, the members of the Safety and Health Committee are expected to be Harry Kenyon-Slaney (Chairman), Savannah Danson, Neal Froneman, Rick Menell, Vincent Maphai and Susan van der Merwe.

Social and Ethics Committee

        It is expected that the Social and Ethics Committee will support and assist the Sibanye-Stillwater Board in ensuring compliance with best practice recommendations relating to the ethical conduct of the Group's stakeholder engagement. In addition, the Social and Ethics Committee will oversee and monitor anti-corruption policy and performance and Sibanye-Stillwater's standing as a responsible corporate citizen, particularly in relation to Sibanye-Stillwater's Code of Ethics. The Social and Ethics Committee will also monitor compliance in terms of the United Nations Global Compact. Following the implementation of the Scheme, the members of the Social and Ethics Committee are expected to be Jerry Vilakazi (Chairman), Tim Cumming, Harry Kenyon-Slaney, Rick Menell, Vincent Maphai, Nkosemntu Nika and Keith Rayner.

Corporate Governance

        The corporate governance of Sibanye-Stillwater, following the implementation of the Scheme and the corporate governance of SGL prior to the implementation of the Scheme, will be substantially the same. Sibanye-Stillwater will continue to apply the SGL Code of Ethics, as amended to reflect the capital structure of Sibanye-Stillwater, and as updated and aligned with South African law and current market practices. Sibanye-Stillwater will continue to apply the South African King IV Report on Corporate Governance for South Africa, 2016, the requirements of U.S. legislation, such as the

Sarbanes-Oxley Act of 2002, regulations enacted under the U.S. securities laws and (assuming listing is approved) the listing standards of the NYSE, that are applicable to foreign private issuers.

        Prior to the Implementation Date of the Scheme, SGL, being the sole shareholder of Sibanye-Stillwater, will, among other things, adopt resolutions to approve:

  •
  the appointment of the directors of SGL to the Sibanye-Stillwater Board, upon the implementation of the Scheme;

  •
  the remuneration of the non-executive directors of Sibanye-Stillwater;

  •
  the grant of financial assistance by Sibanye-Stillwater, in terms of Sections 44 and 45 of the Companies Act;

  •
  the acquisition by Sibanye-Stillwater of its own shares;

  •
  the issue of authorised, but unissued, Sibanye-Stillwater Shares representing a maximum of 5% of the number of Sibanye-Stillwater Shares then in issue; and

  •
  the issue for cash of Sibanye-Stillwater Shares by Sibanye-Stillwater, subject to the JSE Listings Requirements.

JSE Corporate Governance Practices Compared with NYSE Listing Standards

        Sibanye-Stillwater's corporate governance practices will be regulated by the JSE Listings Requirements. The following is a summary of the significant ways in which South Africa's corporate governance standards and Sibanye-Stillwater's corporate governance practices will differ from those followed by domestic companies under the NYSE listing standards.

        The NYSE listing standards require that the non-management directors of U.S.-listed companies meet at regularly scheduled executive sessions without management. The JSE Listings Requirements do not require such meetings of listed company non-executive directors. Sibanye-Stillwater's non-management directors are expected to meet regularly without management.

        The NYSE listing standards require U.S.-listed companies to have a nominating/corporate governance committee composed entirely of independent directors. The JSE Listings Requirements do not require the appointment of such a committee. Sibanye-Stillwater's proposed Nominating and Governance Committee is expected to comprise five (5) non-executive directors, all of whom will be independent under the JSE Listings Requirements and NYSE listing standards. The Nominating and Governance Committee is expected to be chaired by the Chairman of the Sibanye-Stillwater Board.

        The NYSE listing standards require U.S.-listed companies to have a compensation committee composed entirely of independent directors. The JSE Listings Requirements merely require the appointment of such a committee. Sibanye-Stillwater's proposed Remuneration Committee is currently expected to comprise of six (6) board members, all of whom will be independent under the JSE Listings Requirements.

        The NYSE listing standards require U.S.-listed companies to have an audit committee composed entirely of independent directors. The Companies Act requires that the audit committee be approved by shareholders on an annual basis at a company's annual general meeting. The Companies Act and the JSE Listings Requirements also require an audit committee composed entirely of independent directors. Sibanye-Stillwater's proposed Audit Committee is currently expected to comprise of six board members, all of whom will be independent non-executive, as defined under the Companies Act and the JSE Listings Requirements. One of the anticipated non-executive directors is also a non-executive director of Gold Fields, the former parent of SGL; however, Sibanye-Stillwater believes he satisfies the requirements of Rule 10A-3 under the Exchange Act and applicable NYSE listing standards.

        The Companies Act and the JSE Listings Requirements require the appointment of a Social and Ethics Committee. Sibanye-Stillwater proposed Social and Ethics Committee is expected to be comprised of independent non-executive directors.

Liability of the Sibanye-Stillwater Directors

        Under South African law, Sibanye-Stillwater Directors may be liable to Sibanye-Stillwater for damages in the event of improper or negligent performance of their duties. They may be jointly and severally liable for damages to Sibanye-Stillwater and to third parties in terms of certain provisions of the Companies Act. In certain circumstances, they may also incur additional specific civil, administrative and criminal liabilities. Subject to policy limitations and exclusions (such as wilful misconduct or intentional recklessness), the liability of Sibanye-Stillwater Directors and members of Sibanye-Stillwater Management is covered by a directors and officers' liability insurance policy.

REMUNERATION OF SIBANYE-STILLWATER DIRECTORS AND SIBANYE-STILLWATER MANAGEMENT

        As of the date of this prospectus, Sibanye-Stillwater has not paid any remuneration to the previous, current or proposed Sibanye-Stillwater Non-Executive Directors or the proposed Sibanye-Stillwater Management. For information concerning the remuneration proposed to be paid to the proposed Sibanye-Stillwater Non-Executive Directors by SGL, as well as the Group remuneration policy, please see the section entitled "Integrated Annual Report—Governance—Remuneration Report" in the 2018 Form 20-F, which is incorporated by reference in this prospectus, which mirrors the proposed remuneration to be paid to the proposed Sibanye-Stillwater Non-Executive Directors.

        The form and amount of the remuneration to be paid to each Sibanye-Stillwater Director, proposed Sibanye-Stillwater Non-Executive Director and Sibanye-Stillwater Management in any future period will be determined by the Sibanye-Stillwater Board upon the recommendation of the Remuneration Committee and in accordance with the Group's remuneration policy, which is expected to be in line with the policy adopted at the SGL annual general meeting held in May 2019. The policy adopted at the SGL annual general meeting is set out in the 2018 Form 20-F, which is incorporated by reference in this prospectus.

        If the Scheme becomes unconditional and is implemented, the Chairman of the Sibanye-Stillwater Board will be paid an annual fee of R2,215,697. All other Sibanye-Stillwater Non-Executive Directors will be paid the following annual fees:

  •
  R423,938 per annum (without provision for VAT liabilities) for the role of Chairman of the Audit Committee;

  •
  R261,453 per annum (without provision for VAT liabilities) for the role of Chairman of the Nominating and Governance Committee, Risk Committee, Remuneration Committee, Social and Ethics Committee and Safety and Health Committee (excluding the Chairman of the Board);

  •
  R1,171,366 per annum (without provision for VAT liabilities) for acting as Members of the Board (excluding the Chairman of the Board);

  •
  R220,094 per annum (without provision for VAT liabilities) for acting as Members of the Audit Committee (excluding the Chairman of the Board and the Chairman of the Audit Committee); and

  •
  R165,439 per annum (without provision for VAT liabilities) for acting as Members of the Nominating and Governance Committee, Risk Committee, Remuneration Committee, Social and Ethics Committee, and Safety and Health Committee (excluding the Chairman of the Board and the Chairman of each committee concerned).

 INTERESTS OF SGL DIRECTORS AND SGL MANAGEMENT IN THE SCHEME

Overview

        Members of the SGL Board and SGL Management may have interests in the Scheme that are in addition to, or may be different from, the interests of SGL Shareholders and SGL ADS Holders generally. These interests include service or employment arrangements with Sibanye-Stillwater, shareholdings in SGL and the treatment of awards under certain of the Share Plans that are held by the SGL Directors. The members of the SGL Board were aware of and considered these interests, among other matters, in evaluating the Scheme. No change of control payments or additional compensation will be payable to the SGL Directors and SGL Management in connection with the Scheme.

Service Contracts

        Prior to, or upon the completion of, the Scheme, the Non-Executive Directors are expected to sign letters of appointment with Sibanye-Stillwater to serve as Sibanye-Stillwater Non-Executive Directors on the same terms as the letters of appointment into which they entered to serve on the SGL Board.

        For more information, see the section entitled "Sibanye-Stillwater Directors and Sibanye-Stillwater Management" beginning on page 91 of this prospectus.

SGL Share Ownership by SGL Directors and SGL Management

        The following table sets out, to the knowledge of SGL, the direct beneficial interests, as well as associate interests in SGL Shares (including the SGL Shares represented by the SGL ADSs) by SGL Directors (and their associates) and SGL Management (and their associates), including SGL Directors and SGL Management who have resigned in the preceding eighteen (18) months (and their associates) as at December 31, 2018 and 2017:

	As at December 31, 2018(1)%		As at December 31, 2017%
Executive Directors(2)
Neal Froneman	4,555,954	0.20	3,342,087	0.15
Charl Keyter	1,530,119	0.07	1,212,745	0.06
Prescribed Officers/Management(2)
Chris Bateman	32,747	—	—	—
Shadwick Bessit	219,782	0.01	—	—
Hartley Dikgale	114,744	0.01	292,785	0.01
Dawie Mostert	50,743	—	—	—
Themba Nkosi	19,107	—	18,370	—
Wayne Robinson	39,321	—	346	—
Richard Stewart	421,653	0.02	102,971	—
Robert van Niekerk	271,537	0.01	176,266	0.01
Non-Executive Directors
Sello Moloko(3)	111,534	—	107,245	—
Timothy Cumming	106	—	102	—
Barry Davison(4)	1,567,710	0.07	1,507,414	0.07
Harry Kenyon-Slaney	—	—	—	—
Richard Menell	108,625	—	104,448	—
Nkosemntu Nika	—	—	—	—
Keith Rayner	68,992	—	66,339	—
Susan van der Merwe	1,028	—	988	—
Jerry Vilakazi	—	—	—	—

Total	9,113,702		6,932,106

Notes:

(1)
Including the SGL Shares represented by the SGL ADSs.

(2)
Neal Froneman and Charl Keyter are each SGL Directors and members of SGL Management.

(3)
Sello Moloko resigned as Chairman and as an independent non-executive director, effective September 30, 2019.

(4)
Barry Davison resigned as an independent non-executive director, effective on May 28, 2019.

(5)
Including the SGL Shares represented by the SGL ADSs.

        The following table sets out, to the knowledge of SGL, direct beneficial interests as well as associate interests in SGL Shares (including the SGL Shares represented by the SGL ADSs) by SGL Directors (and their associates) and SGL Management (and their associates) as of October 3, 2019:

	Number of SGL Shares Held(1)%
Executive Directors(2)
Neal Froneman	4,750,775	0.18
Charl Keyter	1,624,089	0.06
Prescribed Officers/Management(2)
Chris Bateman	523,952	0.02
Shadwick Bessit	269,583	0.01
Hartley Dikgale	160,820	0.01
Dawie Mostert	145,885	0.01
Themba Nkosi	19,107	—
Wayne Robinson	59,422	—
Richard Stewart	433,699	0.02
Robert van Niekerk	357,732	0.01
Non-Executive Directors
Sello Moloko(3)	111,534	—
Vincent Maphai(4)	—	—
Timothy Cumming	106	—
Savannah Danson	—	—
Barry Davison(5)	1,567,710	0.06
Harry Kenyon-Slaney	—	—
Richard Menell	108,625	—
Nkosemntu Nika	—	—
Keith Rayner	68,992	—
Susan van der Merwe	1,028	—
Jerry Vilakazi	—	—

Total	10,203,059

Notes:

(1)
Including the SGL Shares represented by the SGL ADSs.

(2)
Neal Froneman and Charl Keyter are each SGL Directors and members of SGL Management.

(3)
Sello Moloko resigned as Chairman and as an independent non-executive director, effective September 30, 2019.

(4)
Vincent Maphai joined the SGL Board as Chairman-designate and independent non-executive director, effective on June 1, 2019. Vincent Maphai succeeded Sello Moloko as Chairman upon Sello Moloko's resignation on September 30, 2019.

(5)
Barry Davison resigned as an independent non-executive director, effective on May 28, 2019.

        Other than as set out herein, there has been no change in the interests held in SGL Shares by the SGL Directors and SGL Management between the end of the preceding financial year and as of October 3, 2019, and there are no indirect beneficial interests held by the SGL Directors and SGL Management.

Outstanding SGL Share Awards

Executive Directors

        As of October 3, 2019, Neal Froneman held awards over a total of 9,459,637 SGL conditional shares that are subject to performance conditions and 375,852 SGL forfeitable shares that are not subject to performance conditions. Charl Keyter held awards over a total of 4,597,433 SGL conditional shares that are subject to performance conditions and 184,025 forfeitable shares that are not subject to performance conditions. There are no awards in the form of options.

2013 SGL Share Plan

        The following conditional and forfeitable Share Awards were outstanding under the 2013 SGL Share Plan as of October 3, 2019:

Number of SGL Shares
Neal Froneman	1,299,536
Charl Keyter	658,557

2017 SGL Share Plan

        The following conditional and forfeitable Share Awards were outstanding under the 2017 SGL Share Plan as of October 3, 2019:

Number of SGL Shares
Neal Froneman	8,535,953
Charl Keyter	4,122,901

SGL Management

        As of October 3, 2019, the members of SGL Management (including Neal Froneman and Charl Keyter) held awards over a total of 35,755,954 SGL conditional shares that are subject to performance conditions and 1,464,896 forfeitable shares that are not subject to performance conditions. There are no awards in the form of options.

2013 SGL Share Plan

        The following conditional and forfeitable Share Awards were outstanding under the 2013 SGL Share Plan as of October 3, 2019:

Number of SGL Shares
Chris Bateman	0
Shadwick Bessit	353,310
Hartley Dikgale	375,000
Dawie Mostert	375,704
Themba Nkosi	356,293
Wayne Robinson	421,598
Richard Stewart	503,286
Robert van Niekerk	494,262

2017 SGL Share Plan

        The following conditional and forfeitable Share Awards were outstanding under the 2017 SGL Share Plan as of October 3, 2019:

Number of SGL Shares
Chris Bateman	4,072,355
Shadwick Bessit	1,615,862
Hartley Dikgale	1,824,871
Dawie Mostert	2,137,920
Themba Nkosi	1,853,472
Wayne Robinson	2,211,333
Richard Stewart	2,508,228
Robert van Niekerk	3,500,410

Effect of the Scheme on the SGL Share Plans

        SGL established a share plan in 2013 and again in 2017, the purpose of which is to provide selected employees of any Group company with the opportunity of receiving SGL Shares as an incentive to such employees and as a retention mechanism. The 2013 SGL Share Plan was approved by the shareholder of SGL on November 21, 2012 and amended and approved by the SGL Shareholders at the SGL annual general meeting held on May 13, 2013 and the 2017 SGL Share Plan was approved by the SGL Shareholders at the SGL annual general meeting held on May 23, 2017.

        In terms of the SGL Share Plans, if SGL undergoes a change in control, which contemplates the acquisition by a party of beneficial ownership of 50% or more of the SGL Shares, any unvested awards granted in terms of the SGL Share Plans shall vest on the date of such event becoming effective. However, an exception to such event has been included in the SGL Share Plans, namely that in the event that SGL undergoes a change of control as a result of an internal restructure of SGL, or if any other event happens which may affect the Share Awards, including SGL Shares ceasing to be listed on the JSE, the Share Awards shall not vest on the date on which the change in control becomes effective and the Share Plans shall continue. In such event, SGL may, inter alia, convert the Share Awards into awards in respect of shares in another company, provided that the Share Plan Participant is no worse off, subject to the same restrictions that are applicable in terms of that Share Plan.

        Similarly, the SGL Share Plans provide that in the event that SGL enters into a scheme of arrangement in terms of section 114 of the Companies Act, Share Plan Participants shall continue to participate in the SGL Share Plans and the Remuneration Committee may take such action to place the Share Plan Participants in no worse a position than they were prior to the implementation of the scheme of arrangement. To effect the continuation of the Share Plans post implementation of the Scheme, Sibanye-Stillwater has accordingly had the 2013 Sibanye-Stillwater Share Plan and the 2017 Sibanye-Stillwater Share Plan approved by the JSE.

        Accordingly, should the Scheme become unconditional and be implemented, thereby giving rise to an internal restructure of the Group, the Share Plan Participants will continue to participate in the respective SGL Share Plans, but the Share Awards granted to the Share Plan Participants pursuant to the SGL Share Plans shall be converted and exchanged into an equal number of awards in respect of Sibanye-Stillwater Shares, subject to the same restrictions that are applicable under the SGL Share Plans. This ensures that such Share Plan Participants are in a position, after implementation of the Scheme, which substantively mirrors the position they would have been in, had the Scheme not been implemented on the basis that the same restrictions apply. Accordingly, no adjustments will be made regarding the number of Sibanye-Stillwater Shares which comprise the relevant Share Award.

Sibanye-Stillwater Share Ownership by Sibanye-Stillwater Directors and Sibanye-Stillwater Management

        Upon the implementation of the Scheme, the Sibanye-Stillwater Board is expected to comprise the same members as the current SGL Board and Sibanye-Stillwater Management is expected to comprise the same members as the current SGL Management.

        None of the members of the SGL Board, members of SGL Management or exiting members of Sibanye-Stillwater Management held any Sibanye-Stillwater Shares as of October 3, 2019.

        The following table presents, to the knowledge of the Group and based on information as of October 3, 2019, information regarding the total amount of Sibanye-Stillwater Shares (including the Sibanye-Stillwater Shares to be represented by the Sibanye-Stillwater ADSs) expected to be beneficially owned, directly or indirectly, by members of the Sibanye-Stillwater Board (and each of their associated persons) and Sibanye-Stillwater Management immediately following the implementation of the Scheme:

Number of Sibanye- Stillwater Shares(1)
Executive Directors(2)
Neal Froneman	4,750,775
Charl Keyter	1,624,089
Prescribed Officers/Management(2)
Chris Bateman	523,952
Shadwick Bessit	269,583
Hartley Dikgale	160,820
Dawie Mostert	145,885
Themba Nkosi	19,107
Wayne Robinson	59,422
Richard Stewart	433,699
Robert van Niekerk	357,732
Non-Executive Directors
Sello Moloko(3)	111,534
Vincent Maphai(4)	—
Timothy Cumming	106
Savannah Danson	—
Barry Davison(5)	1,567,710
Harry Kenyon-Slaney	—
Richard Menell	108,625
Nkosemntu Nika	—
Keith Rayner	68,992
Susan van der Merwe	1,028
Jerry Vilakazi	—

Notes:

(1)
Including the Sibanye-Stillwater Shares to be represented by the Sibanye-Stillwater ADSs.

(2)
Neal Froneman and Charl Keyter are each expected to be Sibanye-Stillwater Directors and members of Sibanye-Stillwater Management.

(3)
Sello Moloko resigned as Chairman and as an independent non-executive director, effective September 30, 2019.

(4)
Vincent Maphai joined the SGL Board as Chairman-designate and independent non-executive director, effective on June 1, 2019. Vincent Maphai succeeded Sello Moloko as Chairman upon Sello Moloko's resignation on September 30, 2019.

(5)
Barry Davison resigned as an independent non-executive director, effective on May 28, 2019.

Related Party Transactions

        Other than as disclosed in the 2018 Form 20-F, which is incorporated by reference in this prospectus, as of the date of this prospectus, none of the Sibanye-Stillwater Directors, officers or major shareholders of Sibanye-Stillwater or SGL, or any SGL Director who resigned in the previous 18 months or, to the knowledge of Sibanye-Stillwater Management, their families, had any beneficial interest, direct or indirect, in any transaction during the last fiscal year or in any proposed transaction which has affected or will materially affect Sibanye-Stillwater or its investment interests or subsidiaries. None of the Sibanye-Stillwater Directors or officers of Sibanye-Stillwater or any associate of such Sibanye-Stillwater Director or officer is currently or has been at any time during the past fiscal year materially indebted to Sibanye-Stillwater.

        The implementation of the Scheme will not result in any change to the above.

Potential Conflicts of Interest and Other Information

        Sibanye-Stillwater is not aware of any existing or potential conflicts between the private and personal interests or other duties of SGL Directors or members of SGL Management and the interests of Sibanye-Stillwater. There are no family ties between any of the SGL Directors or members of SGL Management.

        Within the five (5) years prior to the date of this prospectus, no SGL Director or member of SGL Management has been:

  •
  convicted in relation to fraudulent offences;

  •
  associated with bankruptcies, receiverships or liquidations in his or her capacity as a member of an administrative, management or supervisory body or as a founder; or

  •
  officially and publicly incriminated and/or sanctioned by statutory or regulatory authorities (including designated professional bodies) or ever been disqualified by a court from acting as a member of the administrative, management or supervisory bodies of an issuer or from acting in the management or conduct of the affairs of an issuer.

        Sibanye-Stillwater is not aware of any arrangement or understanding with major Sibanye-Stillwater Shareholders, suppliers, customers or others pursuant to which any SGL Director or member of SGL Management was selected as a SGL Director or member of SGL Management.

EXISTING MAJOR SHAREHOLDERS OF SGL AND SIBANYE-STILLWATER

Existing Major Shareholders in SGL

        The table below presents, to the knowledge of SGL, each shareholder that is known to SGL to hold direct or indirect beneficial interests voting rights of 3% or more of SGL's issued share capital and/or voting rights as of July 31, 2019:

Shareholder	Number of SGL Shares	% of Issued Share Capital
Gold One South Africa SPV (RF) (Pty) Ltd (CN)	448,891,942	16.87
PIC (ZA)	253,987,338	9.51
Investec Asset Management	199,970,541	7.49
Exor Investments UK LLP (UK)	198,024,840	8.42
Van Eck Associates Corporation (US)	118,967,690	4.46

        As of July 31, 2019, there were 1,175 registered SGL ADS Holders in the United States. SGL estimates that approximately 36% of SGL Shares (including the SGL Shares represented by the SGL ADSs) were held in the United States.

        None of the above SGL Shareholders holds voting rights that are different from those held by SGL Shareholders and there are no shareholdings that carry special rights relating to control of SGL.

        SGL is not, directly or indirectly, owned or controlled by another corporation or by any government. SGL does not know of any arrangement that may, at a subsequent date, result in a change of control except as described in the section entitled "The Scheme" beginning on page 68 of this prospectus.

Holdings in Sibanye-Stillwater Immediately upon the Implementation of the Scheme

        As far as Sibanye-Stillwater is aware on the basis of information as of July 31, 2019, the following persons are expected to hold, directly or indirectly, 3% or more of Sibanye-Stillwater's share capital and/or voting rights immediately upon the implementation of the Scheme:

Shareholder	Number of Sibanye- Stillwater Shares	% of Issued Share Capital
Gold One South Africa SPV (RF) (Pty) Ltd (CN)	448,891,942	16.87
PIC (ZA)	253,987,338	9.51
Investec Asset Management	199,970,541	7.49
Exor Investments UK LLP (UK)	198,024,840	8.42
Van Eck Associates Corporation (US)	118,967,690	4.46

        All Sibanye-Stillwater Shares will have the same voting rights. None of the above Sibanye-Stillwater Shareholders will hold voting rights that are different from those held by any other Sibanye-Stillwater Shareholders.

        Sibanye-Stillwater is not expected to be, directly or indirectly, owned or controlled by another corporation or by any government. Sibanye-Stillwater does not know of any arrangement that may, at a subsequent date, result in a change of control.

 EXCHANGE CONTROL REGULATIONS

Introduction

        The following is a general discussion of the South African Exchange Control Regulations provisions that could apply. Amendments to law may change the treatment of the transactions described herein, which changes may possibly occur on a retrospective basis. SGL Shareholders are advised to consult a professional adviser pertaining to the Exchange Control implications of the transactions as described herein. This summary does not constitute Exchange Control advice and does not cover the Exchange Control consequences that depend on the specific circumstances of SGL Shareholders. SGL Shareholders are urged to consult with their own advisers concerning the Exchange Control consequences of the transactions as indicated below and as they apply to their particular situation. This summary is not a comprehensive description of all of the Exchange Control considerations that may be relevant to the transactions and does not cover the Exchange Control consequences that depend on the specific circumstances of an SGL Shareholder.

        The Exchange Control Regulations of South Africa provide for restrictions on the exportation of capital from the CMA. The CMA consists of South Africa, the Republic of Namibia and the Kingdoms of Lesotho and Swaziland. Transactions between residents of the countries comprising the CMA and foreigners are subject to Exchange Control Regulations provisions, which are administered by the SARB.

        Various reforms have been made to the Exchange Control Regulations with a view to relax foreign investments. A considerable degree of flexibility is built into the system and the SARB has substantial discretionary powers in approving or rejecting a specific application that has been submitted through an authorised dealer.

Trading in Securities

        The main purpose in regulating the transfer of securities by a non-resident is to ensure that residents requiring funds outside the CMA do not obtain those funds by purchasing the same in the CMA and selling them outside the CMA without remitting the relevant proceeds to South Africa. Given the fact that income due to a non-resident on the transfer of its securities is freely transferable, non-residents may not purchase securities from residents other than through approved channels at the fair market price. The trading of shares listed on the JSE does not require specific SARB approval. A foreigner may thus freely invest in shares through normal banking channels against settlement in foreign currency or Rand from a non-resident Rand account.

        SGL Shares and SGL ADSs are freely transferable outside the CMA between non-residents. No prior SARB approval is required for these transactions. The proceeds from the sale of ordinary shares on the JSE on behalf of non-residents are also freely remittable to these holders. Share certificates that are not Dematerialised SGL Shares will be endorsed with the words "non-resident".

        For the purposes of the Exchange Control Regulations, a resident means any person, being a natural person or a legal entity, who has taken up permanent residence, is domiciled or registered in South Africa. A non-resident is a person, being a natural person or a legal entity, whose normal place of residence, domicile or registration is outside the CMA.

Asset-for-Share Transaction

        No approval has been obtained from the SARB, at this stage, to implement the Scheme by way of an asset-for-share transaction in terms of which Sibanye-Stillwater will issue Sibanye-Stillwater Shares to the SGL Shareholders in return for the acquisition by Sibanye-Stillwater from the SGL Shareholders of the SGL Shares on a one-for-one basis. As no SARB approval has been obtained for any of the transactions described herein at this stage:

  •
  any implementation thereof would be void;

  •
  any implementation thereof would result in a criminal offence;

  •
  any trades in the Sibanye-Stillwater Shares could not be effected from an off-shore perspective; and

  •
  the Sibanye-Stillwater Shares would not be freely transferable if acquired by non-residents.

Dividends

        Dividends declared by a company that is listed on the JSE are subject to withholding tax of 20% (which may be reduced in terms of the provisions of the Treaty) and freely transferable out of South Africa from both trading and non-trading profits earned in South Africa and may be remitted to non-resident shareholders through an authorised dealer acting as agent for the SARB. However, this is currently not the case with respect to the Sibanye-Stillwater Shares and Sibanye-Stillwater ADSs as no SARB approval has been obtained at this stage.

SARB Approval

        Once SARB approval has been obtained:

  •
  the asset-for-share transaction as envisaged herein could be implemented;

  •
  Sibanye-Stillwater Shares would be freely transferable;

  •
  dividends could be remitted in respect of Sibanye-Stillwater Shares that are owned by non-residents; and

  •
  proceeds from the sale of Sibanye-Stillwater Shares could be freely remitted to non-residents.

 MATERIAL TAX CONSIDERATIONS FOR THE SCHEME AND THE SIBANYE-STILLWATER SHARES

Material U.S. Federal Income Tax Considerations

        The following is a summary of certain U.S. federal income tax consequences to a U.S. Holder (as defined below) of the Scheme as well as the ownership and disposition of Sibanye-Stillwater Shares or Sibanye-Stillwater ADSs received in the Scheme. This summary only addresses U.S. Holders that hold their SGL Shares or SGL ADSs prior to the Scheme, and their Sibanye-Stillwater Shares or Sibanye-Stillwater ADSs after the Scheme, as capital assets. The discussion does not cover all aspects of U.S. federal income taxation that may be relevant to, or the actual tax effect that any of the matters described herein will have on, a U.S. Holder that participates in the Scheme (including consequences under the alternative minimum tax or net investment income tax), and does not address state, local, non-U.S. or other tax laws.

        This summary also does not address tax considerations applicable to U.S. Holders that own (directly, indirectly or by attribution) 5% or more of either the total voting power or the total value of the stock of (i) SGL, prior to the Scheme, or (ii) Sibanye-Stillwater, following the Scheme, nor does this summary discuss all of the tax considerations that may be relevant to certain types of investors subject to special treatment under the U.S. federal income tax laws, such as:

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  financial institutions,

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  insurance companies,

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  individual retirement accounts and other tax-deferred accounts,

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  tax-exempt organisations,

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  dealers in securities or currencies,

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  investors that hold SGL Shares or SGL ADSs, or Sibanye-Stillwater Shares or Sibanye-Stillwater ADSs, as applicable, as part of straddles, hedging transactions or conversion transactions for U.S. federal income tax purposes,

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  persons that have ceased to be U.S. citizens or lawful permanent residents of the United States,

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  investors that hold SGL Shares or SGL ADSs, or Sibanye-Stillwater Shares or Sibanye-Stillwater ADSs, as applicable, in connection with a trade or business conducted outside of the United States,

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  U.S. citizens or lawful permanent residents living abroad, or

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  investors whose functional currency is not the U.S. dollar.

        As used herein, the term "U.S. Holder" means a beneficial owner of SGL Shares or SGL ADSs, or Sibanye-Stillwater Shares or Sibanye-Stillwater ADSs, as applicable, that is, for U.S. federal income tax purposes, (i) an individual citizen or resident of the United States, (ii) a corporation created or organised under the laws of the United States, any state thereof or the District of Columbia, (iii) an estate the income of which is subject to U.S. federal income tax without regard to its source or (iv) a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust, or the trust has validly elected to be treated as a domestic trust for U.S. federal income tax purposes.

        The U.S. federal income tax treatment of a partner in an entity or arrangement treated as a partnership for U.S. federal income tax purposes that holds SGL Shares or SGL ADSs, or Sibanye-Stillwater Shares or Sibanye-Stillwater ADSs, as applicable, will depend on the status of the partner and the activities of the partnership. Participants in the Scheme that are entities or arrangements treated as partnerships for U.S. federal income tax purposes should consult their tax advisers concerning the U.S. federal income tax consequences to them and their partners of the Scheme and the ownership and disposition of Sibanye-Stillwater Shares or Sibanye-Stillwater ADSs by the partnership.

        SGL does not believe that it should be treated as, and Sibanye-Stillwater does not expect to become following the Scheme, a PFIC for U.S. federal income tax purposes, but Sibanye-Stillwater's possible status as a PFIC must be determined annually and therefore may be subject to change. If SGL is, or Sibanye-Stillwater were to be, treated as a PFIC, U.S. Holders of SGL Shares or SGL ADSs prior to the Scheme, and U.S. Holders of Sibanye-Stillwater Shares or Sibanye-Stillwater ADSs following the Scheme, would be required to (i) pay a special U.S. addition to tax on certain distributions and gains on sale and (ii) pay tax on any gains from sale at ordinary income (rather than capital gains) rates in addition to paying the special addition to tax on this gain. Additionally, dividends paid by Sibanye-Stillwater following the Scheme would not be eligible for the reduced rate of tax described below under "—Certain U.S. Federal Income Tax Considerations Relating to the Ownership and Disposition of Sibanye-Stillwater Shares or Sibanye-Stillwater ADSs Received in the Scheme—Distributions". The remainder of this discussion assumes that SGL is not and has not been prior to the Scheme, and Sibanye-Stillwater will not be following the Scheme, a PFIC for U.S. federal income tax purposes. You should consult your own tax advisers regarding the potential application of the PFIC regime.

        This summary assumes that the obligations of the ADS Depositary under (i) the SGL Deposit Agreement and any related agreements, with respect to the SGL ADSs, and (ii) the Sibanye-Stillwater Deposit Agreement and any related agreements, with respect to the Sibanye-Stillwater ADSs, will be performed in accordance with their terms.

        This summary is based on the tax laws of the United States, including the Code, its legislative history, existing and proposed regulations thereunder, published rulings and court decisions, all as of the date hereof and all subject to change at any time, possibly with retroactive effect.

        THE SUMMARY OF U.S. FEDERAL INCOME TAX CONSEQUENCES SET OUT BELOW IS FOR GENERAL INFORMATION ONLY. ALL U.S. HOLDERS OF SGL SHARES OR SGL ADSs SHOULD CONSULT THEIR TAX ADVISERS AS TO THE PARTICULAR TAX CONSEQUENCES TO THEM OF THE SCHEME, AND ALL U.S. HOLDERS OF SIBANYE-STILLWATER SHARES OR SIBANYE-STILLWATER ADSs ACQUIRED PURSUANT TO THE SCHEME SHOULD CONSULT THEIR TAX ADVISERS AS TO THE PARTICULAR TAX CONSEQUENCES TO THEM OF OWNING AND DISPOSING OF SIBANYE-STILLWATER SHARES OR SIBANYE-STILLWATER ADSs, INCLUDING THE APPLICABILITY AND EFFECT OF STATE, LOCAL, NON-U.S. AND OTHER TAX LAWS AND POSSIBLE CHANGES IN TAX LAW.

U.S. Holders of ADSs

        For U.S. federal income tax purposes, a U.S. Holder of SGL ADSs or Sibanye-Stillwater ADSs generally will be treated as the owner of the corresponding number of SGL Shares or Sibanye-Stillwater Shares, respectively, held by the ADS Depositary, and references herein to SGL Shares or Sibanye-Stillwater Shares refer also to the SGL ADSs or Sibanye-Stillwater ADSs, respectively, representing the SGL Shares or Sibanye-Stillwater Shares, respectively.

  Certain U.S. Federal Income Tax Considerations of the Scheme

        It is intended that, for U.S. federal income tax purposes, the Scheme qualifies as a transaction described in Section 351(a) of the Code. In addition, the Scheme may also qualify as a reorganisation within the meaning of Section 368(a) of the Code. However, no opinion of counsel has been obtained, and Sibanye-Stillwater does not intend to seek a ruling from the IRS regarding the characterisation of the transaction for U.S. federal income tax purposes. There can be no assurance that the IRS will not disagree with or challenge the intended characterisation of the transaction for U.S. federal income tax purposes. The remainder of this discussion assumes that the Scheme qualifies as a transaction described in Section 351(a) of the Code. U.S. Holders should consult their tax advisers regarding the characterisation of the Scheme for U.S. federal income tax purposes.

        In general, a U.S. Holder of SGL Shares should not recognise gain or loss upon the exchange of SGL Shares for Sibanye-Stillwater Shares pursuant to the Scheme. However, any U.S. Holder that will own (directly, indirectly or constructively) 5% or more of the stock (by vote or value) of Sibanye-Stillwater immediately following the Scheme may need to enter into a gain recognition agreement in accordance with applicable U.S. Treasury regulations in order to avoid recognising any gain realised on the exchange. U.S. Holders that will own 5% or more of the stock of Sibanye-Stillwater immediately following the Scheme should consult their tax advisers regarding such requirements.

        The basis of the Sibanye-Stillwater Shares received in the Scheme should be equal to the basis of the SGL Shares exchanged therefor. The holding period of the Sibanye-Stillwater Shares received in the Scheme should include the holding period of the SGL Shares exchanged therefor. U.S. Holders that acquired different blocks of SGL Shares at different times or different prices should consult their tax advisers as to the determination of their particular bases and holding periods of the Sibanye-Stillwater Shares received in the Scheme.

        To the extent a U.S. Holder incurs a South African securities transfer tax in connection with the exchange of SGL Shares for Sibanye-Stillwater Shares pursuant to the Scheme, such tax will not be a creditable tax for U.S. foreign tax credit purposes.

Certain U.S. Federal Income Tax Considerations Relating to the Ownership and Disposition of Sibanye-Stillwater Shares or Sibanye-Stillwater ADSs Received in the Scheme

U.S. Holders of Sibanye-Stillwater ADSs

        As discussed above, for U.S. federal income tax purposes, a U.S. Holder of Sibanye-Stillwater ADSs generally will be treated as the owner of the corresponding number of Sibanye-Stillwater Shares held by the ADS Depositary. Accordingly, deposits and withdrawals of Sibanye-Stillwater Shares by a U.S. Holder in exchange for Sibanye-Stillwater ADSs will not result in the realisation of gain or loss for U.S. federal income tax purposes. Such U.S. Holder's tax basis in withdrawn Sibanye-Stillwater Shares will be the same as its tax basis in the Sibanye-Stillwater ADSs surrendered, and the U.S. Holder's holding period for the Sibanye-Stillwater Shares will include the holding period of the Sibanye-Stillwater ADSs.

Distributions

        Distributions paid by Sibanye-Stillwater out of current or accumulated earnings and profits (as determined for U.S. federal income tax purposes), before reduction for any South African withholding tax paid with respect thereto, generally will be taxable to a U.S. Holder as dividend income, and will not be eligible for the dividends received deduction allowed to corporations. Distributions in excess of current and accumulated earnings and profits will be treated as a non-taxable return of capital to the extent of the U.S. Holder's basis in the Sibanye-Stillwater Shares and thereafter as capital gain. However, Sibanye-Stillwater will not maintain calculations of its earnings and profits in accordance with U.S. federal income tax accounting principles. U.S. Holders should therefore assume that any distribution by Sibanye-Stillwater with respect to Sibanye-Stillwater Shares will be reported as ordinary dividend income. Dividends paid by Sibanye-Stillwater generally will be taxable to a non-corporate U.S. Holder at the reduced rate normally applicable to long-term capital gains, provided that certain holding period requirements are satisfied.

        Dividends paid in Rand will be included in the income of a U.S. Holder in a U.S. dollar amount calculated by reference to the exchange rate in effect on the day the dividends are received by the U.S.

Holder (or the ADS Depositary, in the case of Sibanye-Stillwater ADSs), regardless of whether the dividends are converted into U.S. dollars at that time. If dividends received in Rand are converted into U.S. dollars on the day they are received, the U.S. Holder generally will not be required to recognise foreign currency gain or loss in respect of the dividend income. U.S. Holders should consult their own tax advisers with respect to the appropriate U.S. federal income tax treatment of any distribution received from the Company.

Effect of South African Withholding Taxes

        A U.S. Holder will generally be entitled, subject to certain limitations, to a foreign tax credit against its U.S. federal income tax liability, or a deduction in computing its U.S. federal taxable income, for South African income taxes withheld by Sibanye-Stillwater. The rules governing foreign tax credits are complex. U.S. Holders should consult their tax advisers concerning the foreign tax credit implications of the payment of South African withholding taxes.

Sale or Other Disposition

        Upon a sale or other disposition of Sibanye-Stillwater Shares (other than an exchange of Sibanye-Stillwater Shares for Sibanye-Stillwater ADSs, or vice versa), a U.S. Holder generally will recognise capital gain or loss for U.S. federal income tax purposes equal to the difference, if any, between the amount realised on the sale or other disposition and the U.S. Holder's adjusted tax basis in the Sibanye-Stillwater Shares, in each case as determined in U.S. dollars. This capital gain or loss will be long-term capital gain or loss if the U.S. Holder's holding period in the Sibanye-Stillwater Shares exceeds one year. Any gain or loss generally will be U.S. source. The deductibility of capital losses is subject to limitations. U.S. Holders should consult their own tax advisers about how to account for proceeds received on the sale or other disposition of Sibanye-Stillwater Shares that are not paid in U.S. dollars.

        To the extent a U.S. Holder incurs a South African securities transfer tax in connection with a sale or other disposition of Sibanye-Stillwater Shares, such tax will not be a creditable tax for U.S. foreign tax credit purposes.

Backup Withholding and Information Reporting

        Payments of dividends and other proceeds with respect to Sibanye-Stillwater Shares by a U.S. paying agent or other U.S. intermediary will be reported to the IRS and to a U.S. Holder as may be required under applicable U.S. Treasury Regulations. Backup withholding may apply to these payments if the U.S. Holder fails to provide an accurate taxpayer identification number or certification of exempt status or fails to comply with applicable certification requirements. Certain U.S. Holders are not subject to backup withholding. U.S. Holders should consult their tax advisers about these rules and any other reporting obligations that may apply to the ownership or disposition of Sibanye-Stillwater Shares, including reporting obligations related to the holding of certain foreign financial assets and reporting obligations related to transactions described in Section 351(a) of the Code.

Material South African Tax Considerations

Introduction

        The following general discussion summarises the South African tax consequences of the ownership and disposition of the SGL Shares and the subsequent acquisition of the Sibanye-Stillwater Shares. This summary is based on current South African law and practice, the Treaty and in part upon representations by the ADS Depositary. Amendments to law may change the tax treatment of the transactions described herein, which changes may possibly occur on a retrospective basis. The following summary is not a comprehensive description of all of the tax considerations that may be relevant to the transactions described below and does not cover the tax consequences that depend on the specific circumstances of a SGL Shareholder. This summary does not constitute tax advice and is not intended to deal with the specific circumstances of each SGL Shareholder.

        The summary specifically does not address the tax consequences for U.S. holders of SGL Shares or SGL ADS Holders who are not residents of South Africa for tax purposes, whose holding of SGL Shares or SGL ADSs is effectively connected with a permanent establishment in South Africa through which such U.S. holder carries on business activities or who is not otherwise entitled to the full benefits under the Treaty.

        It should be expressly noted that South African tax law does not specifically address the treatment of ADSs. However, it is reasonable to assume (although no assurance can be made) that the tax treatment of U.S. holders of Shares is also applicable to U.S. holders of ADSs.

        SGL Shareholders are urged to consult with their own tax advisers concerning the tax consequences of the transactions as indicated below and as they apply to their specific situations as this summary is not intended to deal with the specific circumstances of each SGL Shareholder.

        The summary as set out below assumes that SGL Shares are held on capital account (that is for investment purposes) as opposed to being on revenue account or as trading stock. It was recently indicated by the courts in South Africa that gains will be on revenue account if they are derived as part of a business in carrying out a scheme of profit-making.

Asset-For-Share Transaction

        Section 42 of the Income Tax Act provides for rollover relief to the extent that an asset-for-share transaction is entered into. The following requirements must be met in order for the rollover relief provisions to be applicable:

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  a person (i.e. a SGL Shareholder) must dispose of an asset (being the SGL Shares);

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  the market value of the SGL Shares must be equal to or exceed their base cost to the extent that the SGL Shares are held as a capital asset;

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  the disposal must take place to a company which is a resident of South Africa, being Sibanye-Stillwater;

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  the disposal of the SGL Shares must take place in exchange for the issue of the Sibanye-Stillwater Shares, being ordinary shares in Sibanye-Stillwater; and

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  the seller must at the close of the day upon which the SGL Shares are disposed of, hold a qualifying interest in Sibanye-Stillwater. A qualifying interest is among others defined as an equity share held by a person in a company which is a listed company or will become a listed company within 12 months after the transaction as a result of which that person holds that share.

        Generally, the rollover provisions contained in Section 42 of the Income Tax Act will thus apply to South African resident SGL Shareholders as all SGL Shares are disposed of by SGL Shareholders in exchange for the issue to them of Sibanye-Stillwater Shares by Sibanye-Stillwater and no cash consideration will be given to SGL Shareholders by Sibanye-Stillwater. The only consideration will be Sibanye-Stillwater Shares. SGL Shareholders will generally also hold a qualifying interest in Sibanye-Stillwater given the fact that the shares in Sibanye-Stillwater Shares are listed on the Implementation Date of the Scheme. The rollover relief transaction provisions will not be applicable to the extent that the SGL Shareholder has held the SGL Shares as trading stock, amongst others, given the fact that Sibanye-Stillwater will acquire the SGL Shares on capital account.

        In the case of South African resident SGL Shareholders to which Section 42 of the Income Tax Act will be applicable, the implementation of the Scheme will result in the following South African tax consequences:

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  the SGL Shareholders are deemed to have disposed of the SGL Shares for an amount equal to the base cost (on the basis that the SGL Shares are held on capital account) on the date of disposal. No capital gains tax will thus arise for the SGL Shareholders pursuant to the disposal of the SGL Shares;

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  Sibanye-Stillwater is deemed to have acquired the SGL Shares on the date upon which the SGL Shareholders acquired their shares in SGL and for a cost equal to the base cost that the SGL Shareholders held their SGL Shares; and

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  Sibanye-Stillwater and the SGL Shareholders are deemed to be one and the same person from a capital gains tax perspective and on the basis that the SGL Shares are held on capital account with reference to:

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  the date of acquisition of the SGL Shares and the amount incurred in respect thereof; and

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  any valuation of the SGL Shares for CGT purposes.

        Should a SGL Shareholder dispose of any Sibanye-Stillwater Shares within a period of 18 months after the date of acquisition of the Sibanye-Stillwater Shares and immediately prior to the disposal of more than 50% of the market value of the SGL Shares was attributable to allowance assets or trading stock or both, such a SGL Shareholder must include that amount in its income to the extent that any amount received by or accrued to such SGL Shareholder is less than or equal to the market value of the Sibanye-Stillwater Shares at the beginning of such period of 18 months.

        Should Sibanye-Stillwater dispose of any SGL Shares within a period of 18 months after acquiring same, so much of any capital gain in respect of the disposal of the SGL Shares as does not exceed the amount that would have been determined had the SGL Shares been disposed of at the beginning of the 18 month period for proceeds equal to the market value thereof as at the date, may not be set-off against any assessed loss or balance of assessed loss of Sibanye-Stillwater.

        It should be specifically noted that the rollover provisions of Section 42 of the Income Tax Act are not applicable in the following instances:

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  where the market value of the SGL Shares is not equal to or does not exceed the base cost of the SGL Shares held by the SGL Shareholder concerned;

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  where the SGL Shares have been held as trading stock, amongst others, given the fact that Sibanye-Stillwater will acquire the SGL Shares on capital account; and

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  in the case of a SGL Shareholder that is not a South African tax resident and which is not otherwise subject to tax in South Africa in respect of the transaction.

        To the extent that the transaction is taxable in South Africa and the rollover provisions in Section 42 of the Income Tax Act do not apply, SGL Shareholders will realise either a capital/revenue loss or gain depending on the purpose with which the SGL Shares are held and whether the proceeds on disposal thereof would be less than the base cost or cost of the SGL Shares. Given the fact that the rollover provisions are not applicable if the SGL Shares are held on revenue account or as trading stock, SGL Shareholders must specifically consider these consequences as their gains would thus be taxable on revenue account.

Non-resident SGL Shareholders

        Non-South African resident SGL Shareholders are generally not subject to tax in South Africa, whether or not the SGL Shares are held on capital or revenue account. However, the proceeds from the disposal of the SGL Shares will be regarded as being from a South African source if the proceeds constitute an amount received or accrued in respect of the disposal of an asset that constitutes immovable property held by that person or any interest or right of whatever nature of that person to or in immovable property as indicated below and the property is situated in South Africa. The source will also be deemed to be in South Africa if the amount is received or accrued in respect of the disposal of an asset if the asset is attributable to a permanent establishment of the non-resident which is situated in South Africa. However, if the transaction is subject to tax in South Africa, the rollover provisions contained in Section 42 of the Income Tax Act may be applicable. It should be noted that a person specifically excludes a foreign partnership and a foreign partnership will thus not be able to rely upon the rollover provisions contained in Section 42 of the Income Tax Act to the extent that it has a permanent establishment in South Africa.

        As indicated above, the Income Tax Act provides that an amount received or accrued in respect of the disposal of an asset that constitutes immovable property held by that person or any interest or right of whatever nature of that person to or in immovable property where that property is situated in South Africa, is deemed to have been sourced in South Africa and subject to South African income tax. This is the case where:

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  80% or more of the market value of the equity shares, ownership or right to ownership or vested interest, as the case may be, in a company at the time of disposal thereof is attributable directly or indirectly to immovable property held otherwise as trading stock (in this context, 80% or more of the market value of the SGL Shares is attributable directly or indirectly to immovable property); and

  •
  such shareholder directly or indirectly holds at least 20% of the equity shares in a company (together with any connected person in relation thereto) (in the context of Scheme, the SGL Shareholders holding 20% or more of the SGL Shares). It is thus important that the holders of ADSs are not seen to be connected in relation to each other.

        The provisions of the Treaty override the deemed source rules to the extent applicable. Article 13 of the Treaty provides that South Africa is entitled to tax a gain that is attributable to the alienation of real property situated in South Africa, which concept includes the equivalent of a U.S. real property interest, even if the real property is held by a company of which the taxpayer is the shareholder.

Step Up in Base Cost

        Even though the rollover provisions of Section 42 of the Income Tax Act will apply to the SGL Shareholders in the circumstances as described below, it is arguable that Sibanye-Stillwater is nevertheless deemed to have acquired the SGL Share at market value (and not at the base cost at which the SGL Shareholders held the SGL Shares) given the fact that Sibanye-Stillwater acquires 100% of the SGL Shares and at a stage where those shares are still listed on the JSE. In these circumstances Section 40CA of the Income Tax Act provides that, where the SGL Shares are acquired by Sibanye-Stillwater in exchange for the issue of Sibanye-Stillwater Shares, Sibanye-Stillwater is deemed to have actually incurred an amount of expenditure equal to the market value of those SGL Shares immediately after the acquisition. Sibanye-Stillwater will thus have a base cost for the SGL Shares in an amount equal to the market value of the Sibanye-Stillwater Shares issued to the SGL Shareholders. Its contributed tax capital (effectively its share capital) will also increase by the market value of the SGL Shares acquired.

        Section 24BA of the Income Tax Act could have been applicable to the extent that the market value of the Sibanye-Stillwater Shares is different from the market value of the SGL Shares that are disposed of by the SGL Shareholders. Should that have been the case, there could either have been a capital gain in the hands of the SGL Shareholders or a deemed dividend on the part of Sibanye-Stillwater. However, these deeming provisions are only applicable to the extent that one is not dealing with a transaction entered into between independent parties dealing at arm's length. Given the fact that one Sibanye-Stillwater Share will be issued for one SGL Share and no other consideration is given, the relevant provisions should not have any impact upon SGL Shareholders.

Capital Gains Tax

        In the absence of rollover provisions of Section 42 of the Income Tax Act being applicable, South African residents are taxed on their world-wide income, whereas non-shareholders of South Africa are only taxed on South African sourced income. CGT is not a separate tax to income tax, as a percentage of the net capital gain of a taxpayer is included in its taxable income on which it is taxed at the normal income tax rates.

        Gains realised on the sale of ordinary shares are automatically deemed to be on capital account and therefore subject to CGT if the ordinary shares have been held for a continuous period of at least three years. Therefore, in circumstances where the rollover relief provisions of Section 42 of the Income Tax Act are not applicable by virtue of the fact that the market value of the SGL Shares does not exceed the base cost thereof or where the SGL Shares are held as trading stock, the gains realised by South African resident SGL Shareholders on the sale of SGL Shares that have been held by them will still be on capital account if they have been held for a continuous period of three years. This deeming provision does not extend to ADSs.

Securities Transfer Tax

        STT is payable in respect of the transfer of any security issued by a South African company. STT is levied at the rate of 0.25% of the taxable amount of the security concerned, generally the market value. A security includes a depositary receipt in a company, being an ADR.

        STT is not payable on the issue of any security, even though it is payable on redemption of a security.

        STT is payable by the broker or a participant if a transaction is effected through a stockbroker or an exchange participant. It may nevertheless be recovered from the person that acquires beneficial ownership of the security.

        To the extent that a transaction is governed by Section 42 of the Income Tax Act, dealing with rollover relief provisions or similar thereto, no STT would be payable. In circumstances where Section 42 of the Income Tax Act is not applicable, an exemption from STT still applies to the extent that the public officer of SGL has made a sworn affidavit or solemn declaration that the acquisition of the shares in SGL would comply with the provisions of the relevant exemptions.

Value-Added Tax

        Value-added tax is not levied in respect of the issue or transfer of any shares. The transfer or issue of shares constitutes an exempt supply in terms of Section 12 of the Value-Added Tax Act, 1991.

General South African Tax Consequences of Holding Sibanye-Stillwater Shares or Sibanye-Stillwater ADSs

        Subject to certain exemptions in terms of South African domestic law, South African residents are taxed on their worldwide income whereas non-residents are only taxed on South African sourced income (subject to the provisions of the Treaty). The concept of a resident from a South African perspective is different for individuals and corporations. A corporation is deemed to be a South African resident if it is incorporated, established or formed in South Africa or if it has its place of effective management in South Africa. A natural person is in turn deemed to be a resident of South Africa if he or she is ordinarily resident in South Africa or meets minimum requirements of having stayed in South Africa. To the extent that the tests to determine residency in a South African context differs from that in a United States context, the Treaty will prevail. The Treaty contains a tiebreaker clause or mechanism to determine residency if a holder of Sibanye-Stillwater Shares or Sibanye-Stillwater ADSs is a resident in both South Africa and another country. Pursuant to the Treaty, a U.S. holder of Sibanye-Stillwater Shares or Sibanye-Stillwater ADSs will not be subject to capital gains tax on the disposal of securities held as capital assets unless such securities are linked to a permanent establishment in South Africa of such Sibanye-Stillwater Shareholder or Sibanye-Stillwater ADS Holder. To the extent that the aforesaid securities are held by a Sibanye-Stillwater Shareholder or Sibanye-Stillwater ADS Holder on revenue account, if such Sibanye-Stillwater Shareholder or Sibanye-Stillwater ADS Holder is a U.S. resident, he or she will not be subject to income tax in South Africa, unless the proceeds from holding such securities are linked to a business carried on in South Africa, by the U.S. resident Sibanye-Stillwater Shareholder or Sibanye-Stillwater ADS Holder, through a permanent establishment situated therein.

        The proceeds from the disposal of Sibanye-Stillwater Shares or Sibanye-Stillwater ADSs will be:

  •
  on capital account if such proceeds are derived from the realisation of an investment;

  •
  on revenue account if the Sibanye-Stillwater Shares or the Sibanye-Stillwater ADSs have been held for speculative purposes or are disposed of as part of a business in carrying out a profit-making scheme; or

  •
  automatically deemed to be on capital account if the Sibanye-Stillwater Shares, being ordinary shares, which are being disposed of were held for a continuous period of at least three years by the holder thereof. This deeming provision is limited to ordinary shares and does not extend to the Sibanye-Stillwater ADSs.

        Capital gains tax is not a separate tax to income tax. A percentage of a taxpayer's net capital gain is included in its taxable income on which it is taxed at the applicable income tax rates.

        Irrespective of whether a U.S. resident Sibanye-Stillwater Shareholder or Sibanye-Stillwater ADS Holder has a permanent establishment in South Africa, such U.S. resident Sibanye-Stillwater Shareholder or Sibanye-Stillwater ADS Holder will still be taxed on the proceeds of the disposal of Sibanye-Stillwater or Sibanye-Stillwater ADSs in South Africa, if such proceeds are received or accrued in respect of the disposal of an asset that constitutes immovable property held by that person or any interest or right of whatever nature of that person to or any immovable property where the property is situated in South Africa. As indicated above, this is the case where 80% or more of the market value of the of equity shares, ownership or right to ownership or vested interest, as the case may be, in a company at the time of disposal thereof is attributable directly or indirectly to immovable property held otherwise than as trading stock (which is the case with reference to Sibanye-Stillwater). In addition, a shareholder must directly or indirectly hold at least 20% of the equity shares in a company (together with any connected person in relation thereto). Article 13 of the Treaty provides that South Africa is entitled to tax a gain that is attributable to the alienation of real property situated in South Africa, which concept includes the equivalent of a U.S. real property interest, even if the real property is held by a company of which the taxpayer is the shareholder.

        The effective marginal rate in the case of capital gains for South African residents is 36% for trusts, 18% for individuals and 22.4% for companies. The income rate applicable in each instance is 45% for trusts, 45% for individuals and 28% for companies.

        South Africa currently imposes a Dividends Tax at the rate of 20% on the amount declared by a resident company. Dividends Tax is generally imposed on the beneficial holder. Dividends Tax could be reduced to a lower rate pursuant to the provisions of the Treaty. In the case of dividends paid to a U.S. resident that holds Sibanye-Stillwater Shares or Sibanye-Stillwater ADSs, the Treaty would generally limit the Dividends Tax rate to 5% of the gross amount of the dividends if a corporate U.S. holder holds directly at least 10% of the voting stock of the South African company. In all other cases the maximum withholding tax rate is 15% of the gross amount of the dividend. There are certain South African compliance requirements that must be met in order to access the double-taxation relief, among others the completion of a declaration and undertaking by the recipients in favour of the South African company. In terms of the latest proposed legislation, the declaration and undertaking entitling the holder to a reduced dividend must be renewed at least every three years unless the regulated intermediary applies the Financial Intelligence Centre Legislation for the Common Reporting Standard Regulations in relation to the declarations.

        STT is payable upon the transfer or redemption of both shares as well as ADSs. STT is levied at the rate of 0.25% of the taxable amount of the transfer of every security issued by a South African company incorporated in South Africa, or a company incorporated outside South Africa, but which is listed on an exchange in South Africa, subject to certain exemptions. Generally, the central securities depository that has been accepted as a participant is liable as a payment agent for the payment of STT, on the basis that it is recoverable from the person to whom the security is transferred. The taxable amount on which STT is calculated is the greater of the consideration for the security declared by the transferee or the closing price of that security as traded on the stock exchange concerned.

 DESCRIPTION OF SIBANYE-STILLWATER SHARES, DESCRIPTION OF SIBANYE-STILLWATER'S MEMORANDUM OF INCORPORATION AND RELATED REGULATION

        The rights of Sibanye-Stillwater Shareholders are governed by South African law and the Sibanye-Stillwater Memorandum of Incorporation. Unless stated otherwise, the following is a description of the material terms of Sibanye-Stillwater Shares and of material provisions of the Sibanye-Stillwater Memorandum of Incorporation as these will be in effect following the implementation of the Scheme, and South African law and U.S. laws as in effect on the date of this prospectus. This description is a summary only and is not a complete description of such terms or provisions and is qualified in its entirety by reference to the Sibanye-Stillwater Memorandum of Incorporation and the relevant South African laws and regulations and U.S. laws as in force on the date of this prospectus. A copy of the Sibanye-Stillwater Memorandum of Incorporation is attached as Exhibit 3.1 to the registration statement on Form F-4 of which this prospectus forms a part.

Share Capital

        For a description of Sibanye-Stillwater's authorised and issued share capital, please see the section entitled "Information about Sibanye-Stillwater, the Group and the Companies Involved in the Scheme" beginning on page 84 of this prospectus.

Sibanye-Stillwater Shares and Share Capital

        For a description of the terms of the Sibanye-Stillwater Shares, please refer to the Sibanye-Stillwater Memorandum of Incorporation, a copy of which is attached as Exhibit 3.1 to the registration statement on Form F-4 of which this prospectus forms a part. Please refer to the section entitled "Information about Sibanye-Stillwater, the Group and the Companies Involved in the Scheme" beginning on page 84 of this prospectus.

Description of Sibanye-Stillwater's Memorandum of Incorporation

        Sibanye-Stillwater is a public company registered in South Africa under the Companies Act, which limits the liability of the Sibanye-Stillwater Shareholders, and is governed by the Sibanye-Stillwater Memorandum of Incorporation. Sibanye-Stillwater was registered as a public company in South Africa on July 6, 2018. Sibanye-Stillwater's registration number is 2014/243852/06. The Sibanye-Stillwater Memorandum of Incorporation is not required to include, and does not include, the details of the objects and purposes of Sibanye-Stillwater.

Dividends and Payments to Sibanye-Stillwater Shareholders

        Sibanye-Stillwater may make payments (including the payment of dividends) to the Sibanye-Stillwater Shareholders from time to time in accordance with provisions of the Companies Act, the JSE Listings Requirements and the Sibanye-Stillwater Memorandum of Incorporation. The Companies Act prohibits any payment (including the payment of any dividend) to a company's shareholders if there are reasonable grounds for believing that:

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  the company is, or would be, after the payment, unable to pay its debts as they become due in the ordinary course of business for a period of twelve (12) months after the date of making such payment; or

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  the consolidated assets of the company fairly valued would, after the payment, be less than the consolidated liabilities of the company, fairly valued.

        Subject to the above requirements and, in certain circumstances, approval of Sibanye-Stillwater Shareholders by way of an ordinary resolution, the Sibanye-Stillwater Board may from time to time declare a dividend or any other payment to be paid to Sibanye-Stillwater Shareholders and to the holders of share warrants (if any) in proportion to the number of the Sibanye-Stillwater Shares held by them.

        All unclaimed dividends or other payments to Sibanye-Stillwater Shareholders must be held in trust by the Sibanye-Stillwater Directors for the benefit of Sibanye-Stillwater indefinitely, provided that any dividend or bonus or other payment to Sibanye-Stillwater Shareholders remaining unclaimed for a period of not less than three years from the date on which it became payable may be released by the Sibanye-Stillwater Directors. Sibanye-Stillwater shall be entitled at any time to delegate its obligations in respect of unclaimed dividends or other unclaimed distributions to any of its bankers from time to time.

        The Sibanye-Stillwater Directors may resolve that any return of capital made to all or any shareholders whose registered addresses are outside South Africa will, subject to any exchange control regulations then in force, be paid in such other currencies as may be stipulated by the Sibanye-Stillwater Directors. The Sibanye-Stillwater Directors may also stipulate the date for converting Rand to those currencies and the provisional rate of exchange, provided that the date for conversion must be within a period of thirty (30) days prior to the date of payment.

Voting Rights

        Every Sibanye-Stillwater Shareholder, or representative of a Sibanye-Stillwater Shareholder, who is present at a Sibanye-Stillwater Shareholders meeting has one (1) vote on a show of hands, regardless of the number of Sibanye-Stillwater Shares he or she holds or represents or, in the case of a proxy, the number of Sibanye-Stillwater Shareholders he or she represents, unless a poll is demanded. Every Sibanye-Stillwater Shareholder is, on a poll, entitled to one (1) vote per Sibanye-Stillwater Share held. A poll may be demanded by: (i) not less than five (5) persons having the right to vote on that matter; or (ii) a person or persons entitled to exercise not less than one-tenth of the total voting rights entitled to vote on that matter; or (iii) the chairperson of the meeting. Neither the Companies Act nor the Sibanye-Stillwater Memorandum of Incorporation provide for cumulative voting.

        A Sibanye-Stillwater Shareholder is entitled to appoint a proxy to attend, speak and vote at any meeting on his or her behalf. The proxy need not be a Sibanye-Stillwater Shareholder.

Issue of Additional Sibanye-Stillwater Shares and Pre-emptive Rights

        Sibanye-Stillwater Shareholder approval is required for any issuance of additional Sibanye-Stillwater Shares, other than in the following circumstances:

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  a pro rata rights offer to all Sibanye-Stillwater Shareholders, provided that the Sibanye-Stillwater Shares subject to the offer are less than 30% of Sibanye-Stillwater's issued share capital;

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  a capitalisation issue in accordance with Section 47 of the Companies Act;

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  an issue for the acquisition of assets (including another company) or an amalgamation or merger in terms of the Companies Act, provided that the relevant transaction is not otherwise required by the JSE Listings Requirements to be approved by Sibanye-Stillwater Shareholders and the Sibanye-Stillwater Shares to be issued are less than 30% of the Sibanye-Stillwater's share capital; and

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  Sibanye-Stillwater Shares issued in terms of option or conversion rights.

        Sibanye-Stillwater Shareholders, by ordinary or special resolution passed by a 75% majority, may either convey a general or specific authority to the Sibanye-Stillwater Board to issue Sibanye-Stillwater Shares for cash. Such authority is valid for the period provided in the applicable resolution, but may be revoked by ordinary or special resolution, as the case may be, at any time. General authority may only be valid until the earlier of the next annual general meeting and fifteen (15) months after the authority was granted.

        The JSE Listings Requirements as read with the Sibanye-Stillwater Memorandum of Incorporation require that any new issue of equity shares by Sibanye-Stillwater must first be offered to existing Sibanye-Stillwater Shareholders in proportion to their shareholding in Sibanye-Stillwater unless, among other things, the issuance to new Sibanye-Stillwater Shareholders is:

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  pursuant to a Sibanye-Stillwater Shareholder approved employee share incentive scheme;

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  to raise cash through a general issuance at the discretion of the Sibanye-Stillwater Board to the general public (but not to related parties) of up to 30% of the issued share capital in any one (1) fiscal year at an issue price with a discount not exceeding 10% of the 30 business day weighted average trading price prior to the date that the application is made to the JSE to list the shares, provided that a 75% majority of the votes cast by Sibanye-Stillwater Shareholders at a general meeting must approve the granting of such authority to the Sibanye-Stillwater Board;

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  to raise cash through a specific issuance of Sibanye-Stillwater Shares for cash, provided that 75% of majority of votes cast by Sibanye-Stillwater Shareholders, other than parties and their associates participating in the specific issue for cash, vote in favour of the resolution to issue the shares;

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  a capitalisation issue, an issue for an acquisition of assets (including another company) or an amalgamation or merger in terms of the Companies Act; or

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  in terms of option or conversion rights.

        In terms of the Companies Act, an issue of equity shares by Sibanye-Stillwater must be approved by a special resolution of Sibanye-Stillwater Shareholders if the Sibanye-Stillwater Shares are issued, among other things, to approve:

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  a Sibanye-Stillwater Director, future director, prescribed officer or future prescribed officer of Sibanye-Stillwater;

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  a person related or inter-related to Sibanye-Stillwater, or to a Sibanye-Stillwater Director or prescribed officer of Sibanye-Stillwater.

        Unless the issue of Sibanye-Stillwater Shares is, among other things:

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  under an agreement underwriting the Sibanye-Stillwater Shares;

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  in proportion to existing holdings, and on the same terms and conditions that have been offered to all Sibanye-Stillwater Shareholders;

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  pursuant to an employee share scheme that satisfies the requirements of Section 97 of the Companies Act; or

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  pursuant to an offer to the public as defined in Section 95(1)(h), read with Section 96 of the Companies Act.

        Furthermore, in terms of the Companies Act, an issue of shares requires approval of the shareholders by special resolution if the voting power of the class of shares that are issued or issuable as a result of the transaction will be equal to or exceed 30% of the voting power of all the shares of that class held by shareholders immediately before the transaction.

Transfer of Sibanye-Stillwater Shares

        The transfer of any Sibanye-Stillwater certificated share will be implemented in accordance with the provisions of the Companies Act using the then common form of transfer. Dematerialised Sibanye-

Stillwater Shares which have been traded on the JSE are transferred on the Strate system and delivered five (5) business days after each trade. The transferor of any Sibanye-Stillwater Share is deemed to remain the holder of that Sibanye-Stillwater Share until the name of the transferee is entered in Sibanye-Stillwater's Register for that Sibanye-Stillwater Share. Since Sibanye-Stillwater Shares are traded through STRATE, only shares which have been Dematerialised may be traded on the JSE. Accordingly, Sibanye-Stillwater Shareholders who hold Sibanye-Stillwater Shares in certificated form will need to Dematerialise their Sibanye-Stillwater Shares in order to trade on the JSE.

General Meetings of Sibanye-Stillwater Shareholders

        The Sibanye-Stillwater Board may convene general meetings of Sibanye-Stillwater Shareholders and a general meeting may also be convened on a requisition by Sibanye-Stillwater Shareholders made pursuant to the Companies Act. Sibanye-Stillwater is obligated to hold an annual general meeting once in every calendar year, but no more than fifteen (15) months after the date of the previous annual general meeting.

        All general meetings require fifteen (15) business days' notice in writing of, among other things, the place, day and time of the meeting to Sibanye-Stillwater Shareholders.

        Business may be transacted at any meeting of Sibanye-Stillwater Shareholders only while a quorum of Sibanye-Stillwater Shareholders is present. Sibanye-Stillwater Shareholders representing at least 25% of the voting rights which are entitled to be exercised in respect of at least one matter to be decided at that Sibanye-Stillwater Shareholders' meeting present personally or by representative and entitled to vote constitute a quorum for a general meeting and an annual general meeting. However, a shareholders' meeting may not begin unless there are three Sibanye-Stillwater Shareholders present at a meeting.

        The annual general meeting deals with and disposes of all matters prescribed by the Sibanye-Stillwater Memorandum of Incorporation and the Companies Act, including:

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  the consideration of the audited financial statements and report of the independent accountants; and

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  the election of Sibanye-Stillwater Directors.

Annual Report and Accounts

        Sibanye-Stillwater is required to keep the accounting records and books of accounts as are necessary to present the state of affairs of Sibanye-Stillwater and to explain the financial position of Sibanye-Stillwater as prescribed by the Companies Act. Apart from the Sibanye-Stillwater Shareholders and holders of a beneficial interest in Sibanye-Stillwater, no person has the right to inspect any account or book or document of Sibanye-Stillwater (other than the share register), except as conferred by the Companies Act or authorised by the Sibanye-Stillwater Directors.

        The Sibanye-Stillwater Directors will cause to be prepared annual financial statements and an annual report as required by the Companies Act and the JSE Listings Requirements. Sibanye-Stillwater will make the same available to every shareholder who so requests a copy of the annual report and annual financial statements. Not later than three (3) months after the first six (6) months of its fiscal year, Sibanye-Stillwater will make available to every Sibanye-Stillwater Shareholder an interim report for the previous six-month period.

Changes in Capital or Objects and Powers of Sibanye-Stillwater

        The Sibanye-Stillwater Shareholders may, by the passing of a special resolution:

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  increase Sibanye-Stillwater's authorised share capital;

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  divide all or any part of Sibanye-Stillwater's share capital into Sibanye-Stillwater Shares of larger amounts than Sibanye-Stillwater's existing shares or consolidate and reduce the number of the issued no par value Sibanye-Stillwater Shares, if any;

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  subdivide all or any portion of Sibanye-Stillwater Shares into shares of a smaller amount than is fixed by the Sibanye-Stillwater Memorandum of Incorporation;

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  reduce Sibanye-Stillwater's authorised share capital and, if required by law, its issued share capital, stated capital and any capital redemption reserve fund or any share premium account;

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  alter the provisions of the Sibanye-Stillwater Memorandum of Incorporation with respect to the objects and powers of Sibanye-Stillwater; and

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  subject to the provisions of the Companies Act or any other South African law governing companies and the JSE Listings Requirements and any other stock exchange upon which the shares of Sibanye-Stillwater may be quoted or listed from time to time, allow Sibanye-Stillwater to acquire shares issued by itself or in any subsidiary of Sibanye-Stillwater from time to time.

Variation of Rights

        All or any of the rights, privileges or conditions attached to the Sibanye-Stillwater Shares may be varied by a special resolution of Sibanye-Stillwater Shareholders passed in accordance with the provisions of the Companies Act, provided that, in circumstances where a Sibanye-Stillwater Shareholder dissents to such variation which materially and adversely affects his or her rights, that Sibanye-Stillwater Shareholder shall be entitled to be paid the fair value for his or her shares in accordance with the provisions of Section 37(8) of the Companies Act as read with the appraisal remedies provided for in Section 164 of the Companies Act.

Distribution of Assets on Liquidation

        In the event of a voluntary or compulsory liquidation, dissolution or winding-up, the assets remaining after payment of all the debts and liabilities of Sibanye-Stillwater, including the costs of liquidation, shall be dealt with by a liquidator who may, with the sanction of a special resolution, among other things, divide among Sibanye-Stillwater Shareholders any part of the assets of Sibanye-Stillwater, and may vest any part of the assets of Sibanye-Stillwater as the liquidator deems fit in trustees for the benefit of Sibanye-Stillwater Shareholders. The division of assets is not required to be done in accordance with the legal rights of Sibanye-Stillwater Shareholders in their capacities as shareholders of Sibanye-Stillwater. In particular, any class may be given preferential or special rights or may be partly or fully excluded.

Corporate Objects and Interests

        The Memorandum of Incorporation of Sibanye-Stillwater is not required to, and does not, include the details of the objects and purposes of Sibanye-Stillwater.

Purchase of Sibanye-Stillwater Shares

        The Companies Act and the JSE Listings Requirements permit the establishment of share incentive schemes for the purpose of purchasing shares of a company for the benefit of its employees, including salaried directors. These share incentive schemes are permitted to extend loans to company employees, other than non-salaried Sibanye-Stillwater Directors, for the purpose of purchasing or subscribing for Sibanye-Stillwater Shares.

        Sibanye-Stillwater may, if authorised by special resolution, acquire its own shares, provided that there are no reasonable grounds for believing that Sibanye-Stillwater is, or would be, after the payment, unable to pay its debts or that Sibanye-Stillwater's consolidated assets would, after the payment, be less than its consolidated liabilities. The procedure for acquisition of shares by Sibanye-Stillwater is regulated by the Sibanye-Stillwater Memorandum of Incorporation, the Companies Act and the JSE Listings Requirements.

Directors

        The minimum number of Sibanye-Stillwater Directors shall be four (4) and the maximum shall be fifteen (15). However, the failure by Sibanye-Stillwater to have the prescribed number of Sibanye-Stillwater Directors shall not invalidate anything done by the Sibanye-Stillwater Board. One-third of the Sibanye-Stillwater Board shall be required to retire from office at the annual general meeting held each year. The retiring Sibanye-Stillwater Director shall be eligible for re-election.

        There are no qualifications prescribed by Sibanye-Stillwater for a person to serve as a Sibanye-Stillwater Director or alternate director, other than the requirements stipulated in the Companies Act.

        Sibanye-Stillwater Directors may be paid their travelling and other expenses which are necessarily incurred by them in connection with the business of Sibanye-Stillwater. In addition, Sibanye-Stillwater Directors shall be entitled to receive a fixed remuneration, which amount is to be determined by a quorum of disinterested Sibanye-Stillwater Directors. The relevant quorum of disinterested directors shall comprise a quorum of Sibanye-Stillwater Directors, excluding any Sibanye-Stillwater Director whose remuneration would, or may, be affected by the relevant resolution.

        If a Sibanye-Stillwater Director has a personal financial interest in a matter to be considered by the Sibanye-Stillwater Board, the Sibanye-Stillwater Director must disclose such personal financial interest before the matter is considered at the meeting and must, inter alia, disclose any information relating to the matter, and known to the Sibanye-Stillwater Director, disclose any insights and not take part in the decision or execute any documents on behalf of Sibanye-Stillwater in relation to the matter. However, a decision by the Sibanye-Stillwater Board or a transaction/agreement approved by the Sibanye-Stillwater Board will be valid despite any personal financial interest of a Sibanye-Stillwater Director or a person related to a director if it was ratified or approved by ordinary resolution of the Sibanye-Stillwater Shareholders or declared valid by a court of law.

Borrowing Powers

        The Sibanye-Stillwater Board may exercise all the powers of Sibanye-Stillwater to borrow money and to give all or any part of its property as security whether outright or as security for any debt, liability or obligation of Sibanye-Stillwater or of any third party. Sibanye-Stillwater has unlimited borrowing powers. Furthermore, the Sibanye-Stillwater Board may create and issue debt instruments, as contemplated in Section 43(1)(a) of the Companies Act, on such terms and conditions and in such manner as the Sibanye-Stillwater Board may from time to time determine, in accordance with the requirements of Section 43 of the Companies Act, provided that, for so long as Sibanye-Stillwater is listed on the JSE, a debt instrument issued by Sibanye-Stillwater may not grant special privileges regarding attending and voting at general meetings and the appointment of Sibanye-Stillwater Directors, as contemplated in the JSE Listings Requirements.

        The Sibanye-Stillwater Board's borrowing powers may only be changed by special resolution of the Sibanye-Stillwater Shareholders amending the Sibanye-Stillwater Memorandum of Incorporation.

Non-South African Shareholders

        There are no limitations imposed by South African law or by the Sibanye-Stillwater Memorandum of Incorporation on the rights of non-South African shareholders to hold or vote Sibanye-Stillwater Shares.

Rights of Minority Shareholders and Directors' Duties

        Majority shareholders of South African companies have no fiduciary obligations under South African common law to non-controlling shareholders. However, under the Companies Act, a shareholder may, under certain circumstances, seek relief from the court if he or she has been unfairly prejudiced by the company. There may also be common law personal actions available to a shareholder of a company.

        In South Africa, the common law and the Companies Act impose on directors duties to, among other things, act with care, skill and diligence and to conduct the company's affairs honestly and in the best interests of the company.

Description of SGL's Memorandum of Incorporation

        For a description of SGL's Memorandum of Incorporation, which was approved at a shareholder meeting in 2012 and amended at SGL's annual general meeting held on April 25, 2017, please refer to the section entitled "Further Information—Additional Information—Memorandum of Incorporation" in the 2018 Form 20-F, which is incorporated by reference in this prospectus.

Disclosure of Information by Sibanye-Stillwater

        Upon the implementation of the Scheme, Sibanye-Stillwater, as a public company listed on the Main Board of the JSE and listed on the NYSE, will be subject to certain disclosure obligations under South African and U.S. laws. The following is a description of the general disclosure obligations of public companies under South African and U.S. laws as such laws and rules exist as of the date of this prospectus, and should not be viewed as legal advice for specific circumstances.

Disclosure Requirements under the JSE Listings Requirements

        Under the JSE Listings Requirements and the Companies Act, as the case may be, as a public company listed on the JSE, Sibanye-Stillwater will be required to disclose, among other things, beneficial interests in Sibanye-Stillwater Shares that amount to 5% or more, as described in the section entitled "—Disclosure of Interest in Sibanye-Stillwater Shares" below, and will be required to publish accounting records as part of its annual reporting obligations, as described in the section entitled "Description of Sibanye-Stillwater Shares, Description of Sibanye-Stillwater's Memorandum of Incorporation and Related Regulation—Annual Report and Accounts" above.

Disclosure of Interest in Sibanye-Stillwater Shares

        Under South African law, a registered holder of Sibanye-Stillwater Shares who is not the beneficial owner of such shares is required to disclose the identity of the person on whose behalf that security is held and the identity of each person with a beneficial interest in the securities so held, the number and class of securities held for each such person with a beneficial interest, and the extent of each such person with a beneficial interest, and the extent of each such beneficial interest. This information must be disclosed in writing to Sibanye-Stillwater within five (5) business days after the end of every month during which a change has occurred in the information or more promptly or frequently to the extent so provided by the requirements of a central securities depository or otherwise be provided on payment of a prescribed fee charged by the registered holder of securities. Moreover, Sibanye-Stillwater may, by notice in writing, require a person who is a registered Sibanye-Stillwater Shareholder, or whom Sibanye-Stillwater knows or has reasonable cause to believe has a beneficial interest in Sibanye-Stillwater Shares, to confirm or deny whether or not such person holds the Sibanye-Stillwater Shares or beneficial interest and, if the Sibanye-Stillwater Shares are held for another person, to disclose to Sibanye-Stillwater the identity of the person on whose behalf the Sibanye-Stillwater Shares are held. Sibanye-Stillwater may also require the person to give particulars of the extent of the beneficial interest held during the three years preceding the date of the notice. Sibanye-Stillwater is obligated to establish and maintain a register of the disclosures described above and to publish in its annual financial statements a list of the persons who hold a beneficial interest equal to or in excess of 5% of the total number of ordinary shares issued by Sibanye-Stillwater, together with the extent of those beneficial interests. Further, in terms of Section 122 of the Companies Act, a shareholder is required to notify Sibanye-Stillwater within three (3) business days if its shareholding crosses a 5% multiple measured against the issued shares at that time. Sibanye-Stillwater is then required to disclose this notification to the South African Takeover Regulation Panel and deliver to the Sibanye-Stillwater Shareholders such notification by means of a SENS announcement, unless it relates to the disposal of any beneficial interest of less than 1% of the issued Sibanye-Stillwater Shares at that time.

Periodic and Beneficial Ownership Reporting under U.S. Securities Laws

        Under the Exchange Act, for so long as Sibanye-Stillwater continues to qualify as a "foreign private issuer", Sibanye-Stillwater will be required to publicly file with the SEC annual reports on Form 20-F within four (4) months of the end of the financial year covered by the report. As a foreign private issuer, Sibanye-Stillwater would also be required to publicly file with the SEC on Form 6-K material information that it makes or is required to make public pursuant to South African law, files or is required to file with any stock exchange on which the Sibanye-Stillwater Shares trade and which was made public by that exchange, or is otherwise distributed or required to be distributed to Sibanye-Stillwater Shareholders.

        Any person who acquires more than 5% of Sibanye-Stillwater Shares (whether in the form of Sibanye-Stillwater Shares or Sibanye-Stillwater ADSs) at any time after registration will be subject to an obligation to file reports of beneficial ownership with the SEC, the NYSE and Sibanye-Stillwater. Generally, these reports are filed on a Schedule 13D. However, a short form, Schedule 13G, may be filed in lieu of a Schedule 13D in certain circumstances. A Schedule 13D must be filed within ten (10) days after an acquisition of securities that brings the acquirer above the 5% level, and must be amended promptly after any material change in the facts disclosed in the filing. As a general rule, a Schedule 13G must be filed (by the shareholder, as it is the individual responsibility of each beneficial owner of more than 5% of company shares to make the filing and not Sibanye-Stillwater's responsibility) within forty-five (45) calendar days of the end of each calendar year, although shareholders who are the beneficial owner of 20% or less of a relevant class of equity securities, and who did not acquire the securities with the purpose or effect of changing or influencing control of the issuer must file within ten (10) days of the acquisition of securities that triggers the obligation. "Beneficial owner", a technical term defined in Rule 13d-3 under the Exchange Act, generally encompasses not only the record owner of securities, but also any person who has the power to either direct the investment of, or exercise the power to vote, such securities. In addition, a person is deemed to be a beneficial owner of a security if he or she has the right to acquire beneficial ownership of the security, including through the exercise of an option, within sixty (60) days.

DESCRIPTION OF SIBANYE-STILLWATER AMERICAN DEPOSITARY SHARES

        Unless stated otherwise, the following is a summary of the material terms and rights of Sibanye-Stillwater ADSs as those terms and rights will exist as of the implementation of the Scheme. Because it is a summary and not a complete description of such terms and rights, it does not contain all the information that may be important to you and is subject to and qualified in its entirety by reference to the Sibanye-Stillwater Deposit Agreement, a form of which will be attached as Exhibit 4.1 to the registration statement on Form F-4 of which this prospectus forms a part. In addition, this summary should be read together with, and is qualified by, the description of Sibanye-Stillwater Shares under the section entitled "Description of Sibanye-Stillwater Shares, Description of Sibanye-Stillwater's Memorandum of Incorporation and Related Regulation" beginning on page 128 of this prospectus.

Sibanye-Stillwater ADSs

        Each Sibanye-Stillwater ADS will represent four (4) Sibanye-Stillwater Shares (or a right to receive four (4) Sibanye-Stillwater Shares), which will be deposited with the principal Johannesburg offices of either of FirstRand Bank or Standard Bank of South Africa, as custodians for the ADS Depositary. Each Sibanye-Stillwater ADS will also represent any other securities, cash or other property which may be held by the ADS Depositary under the Sibanye-Stillwater Deposit Agreement. The ADS Depositary's office at which the Sibanye-Stillwater ADSs will be administered is located at 240 Greenwich Street, New York, New York 10286. The ADS Depositary's principal executive office is located at 240 Greenwich Street, New York, New York, 10286.

Holding Sibanye-Stillwater ADSs

        You may hold the Sibanye-Stillwater ADSs either:

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  (A) directly (i) by having an American Depositary Receipt, also referred to as an ADR, which is a certificate evidencing a specific number of Sibanye-Stillwater ADSs, registered in your name, or (ii) by having Sibanye-Stillwater ADSs registered in your name in the Direct Registration System (or DRS); or

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  (B) indirectly by holding a security entitlement in Sibanye-Stillwater ADSs through your broker or other financial institution.

        If you hold Sibanye-Stillwater ADSs directly, you are a registered Sibanye-Stillwater ADS Holder, also referred to as a Sibanye-Stillwater ADS Holder. This description assumes you will be a Sibanye-Stillwater ADS Holder. If you hold the Sibanye-Stillwater ADSs indirectly, you must rely on the procedures of your broker or other financial institution to assert the rights of Sibanye-Stillwater ADS Holders described in this section. You should consult with your broker or financial institution to find out what those procedures are.

        The DRS is a system administered by The Depository Trust Company (or the DTC) pursuant to which the ADS Depositary may register the ownership of uncertificated Sibanye-Stillwater ADSs, which ownership shall be evidenced by periodic statements sent by the ADS Depositary to the registered holders of uncertificated Sibanye-Stillwater ADSs.

        South African law governs shareholder rights. The ADS Depositary will be the holder of the Sibanye-Stillwater Shares underlying your Sibanye-Stillwater ADSs. As a registered holder of Sibanye-Stillwater ADSs, you will have Sibanye-Stillwater ADS Holder rights.

        In connection with the establishment of an ADR facility in respect of Sibanye-Stillwater Shares, Sibanye-Stillwater will enter into the Sibanye-Stillwater Deposit Agreement with the ADS Depositary among Sibanye-Stillwater, the ADS Depositary, you, as a Sibanye-Stillwater ADS Holder, and all owners and holders from time to time of Sibanye-Stillwater ADSs issued thereunder. The Sibanye-

Stillwater Deposit Agreement will set out Sibanye-Stillwater ADS Holders' rights, as well as the rights and obligations of the ADS Depositary. New York law governs the Sibanye-Stillwater Deposit Agreement and the Sibanye-Stillwater ADSs.

        The following is a summary of the material provisions of the Sibanye-Stillwater Deposit Agreement. For more complete information, you should read the entire Sibanye-Stillwater Deposit Agreement and the form of Sibanye-Stillwater ADS.

Share Dividends and Other Distributions

How will you receive dividends and other distributions on the Sibanye-Stillwater Shares?

        The ADS Depositary will pay to you the cash dividends or other distributions it or the custodian receives on the Sibanye-Stillwater Shares or other deposited securities, after deducting its fees and expenses. You will receive these distributions in proportion to the number of Sibanye-Stillwater Shares your Sibanye-Stillwater ADSs represent.

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  Cash.  The ADS Depositary will convert any cash dividend or other cash distribution Sibanye-Stillwater pays on the Sibanye-Stillwater Shares, other than any dividend or distribution paid in U.S. dollars, into U.S. dollars. If that is not possible or if any government approval is needed and cannot be obtained, the Sibanye-Stillwater Deposit Agreement allows the ADS Depositary to distribute the foreign currency only to those Sibanye-Stillwater ADS Holders to whom it is possible to do so. It will hold the foreign currency it cannot convert for the account of the Sibanye-Stillwater ADS Holders who have not been paid. It will not invest the foreign currency and it will not be liable for any interest. Before making a distribution, the ADS Depositary will deduct any withholding taxes that must be paid. It will distribute only whole U.S. dollars and U.S. cents and will round fractional amounts to the nearest whole cent. If the exchange rates fluctuate during a time when the ADS Depositary cannot convert the foreign currency, you may lose some or all of the value of the distribution.

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  Shares.  The ADS Depositary may, and will, if Sibanye-Stillwater so requests, distribute new Sibanye-Stillwater ADSs representing any Sibanye-Stillwater Shares Sibanye-Stillwater distributes as a dividend or capitalisation issue. The ADS Depositary will only distribute whole Sibanye-Stillwater ADSs. It will sell Sibanye-Stillwater Shares which would require it to issue a fractional Sibanye-Stillwater ADS and distribute the net proceeds to the Sibanye-Stillwater ADS Holders entitled to those Sibanye-Stillwater Shares. If the ADS Depositary does not distribute additional cash or Sibanye-Stillwater ADSs, each Sibanye-Stillwater ADS will also represent the new Sibanye-Stillwater Shares. The ADS Depositary may sell a portion of the distributed Sibanye-Stillwater Shares sufficient to pay its fees and expenses in connection with the distribution.

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  Rights to purchase additional Sibanye-Stillwater Shares.  If Sibanye-Stillwater offers holders of securities any rights, including rights to subscribe for additional Sibanye-Stillwater Shares, the ADS Depositary may make these rights available to you. Sibanye-Stillwater must first instruct the ADS Depositary to do so and furnish it with satisfactory evidence that it is legal to do so. If Sibanye-Stillwater does not furnish this evidence and/or give these instructions, and the ADS Depositary determines that it is practical to sell the rights, the ADS Depositary may sell the rights and distribute the proceeds to holders' accounts. The ADS Depositary will allow rights that are not distributed or sold to lapse. In that case, you will receive no value for them.

    If the ADS Depositary makes rights available to you, upon instruction from you, it will exercise the rights and purchase the Sibanye-Stillwater Shares on your behalf. The ADS Depositary will then deposit the Sibanye-Stillwater Shares and deliver Sibanye-Stillwater ADSs to the persons entitled to them. It will only exercise rights if you pay the ADS Depositary the exercise price and any other charges the rights require you to pay.

    U.S. securities laws may restrict the sale, deposit, cancellation and transfer of the Sibanye-Stillwater ADSs issued after exercise of rights. For example, you may not be able to trade the Sibanye-Stillwater ADSs freely in the United States. In this case, the ADS Depositary may deliver Sibanye-Stillwater ADSs that will contain the same provisions as the Sibanye-Stillwater ADSs except for changes needed to put the necessary restrictions in place. The ADS Depositary will not offer you rights unless those rights and the securities to which the rights relate are either exempt from registration or have been registered under the Securities Act with respect to a distribution to all Sibanye-Stillwater ADS Holders.

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  Other distributions.  The ADS Depositary will send to you anything else Sibanye-Stillwater distributes on deposited securities by any means that the ADS Depositary thinks is legal, fair and practical. If it cannot make the distribution in that way, the ADS Depositary may decide to sell what Sibanye-Stillwater distributed, for example by public or private sale and distribute the net proceeds, in the same way as it does with cash, or it may decide to hold what Sibanye-Stillwater distributed, in which case, Sibanye-Stillwater ADSs will also represent the newly distributed property. The ADS Depositary may sell a portion of the distributed securities or property sufficient to pay its fees and expenses in connection with the distribution.

    The ADS Depositary is not responsible if it decides that it is unlawful or impractical to make a distribution available to any Sibanye-Stillwater ADS Holder. Sibanye-Stillwater will have no obligation to take any other action to permit the distribution of Sibanye-Stillwater ADSs, shares, rights or anything else to Sibanye-Stillwater ADS Holders. This means that you may not receive the distribution Sibanye-Stillwater makes on Sibanye-Stillwater Shares or any value for them if it is illegal or impractical for Sibanye-Stillwater to make them available to you.

Deposit, Withdrawal and Cancellation

How are Sibanye-Stillwater ADSs issued?

        The ADS Depositary will deliver the Sibanye-Stillwater ADSs that you are entitled to receive in the offer against deposit of the underlying Sibanye-Stillwater Shares. The ADS Depositary will deliver additional Sibanye-Stillwater ADSs if you or your broker deposit Sibanye-Stillwater Shares with the custodian. You must also deliver evidence satisfactory to the ADS Depositary of any necessary approvals of the governmental agency in South Africa, if any, which is responsible for regulating currency exchange at that time. If required by the ADS Depositary, you must, in addition, deliver an agreement transferring your rights as a Sibanye-Stillwater Shareholder to receive dividends or other property. Upon payment of its fees and of any taxes or charges, the ADS Depositary will register the appropriate number of Sibanye-Stillwater ADSs in the names you request and will deliver the Sibanye-Stillwater ADSs to the persons you request.

How do Sibanye-Stillwater ADS Holders cancel Sibanye-Stillwater ADSs and obtain Sibanye-Stillwater Shares?

        You may submit a written request to withdraw Sibanye-Stillwater Shares and turn in your Sibanye-Stillwater ADSs at the office of the ADS Depositary. Upon payment of its fees and of any taxes or charges, such as stamp taxes or stock transfer taxes, the ADS Depositary will deliver the deposited securities underlying the Sibanye-Stillwater ADSs to an account designated by you at the South African securities settlement system. At your request, risk and expense, the ADS Depositary may deliver at its office any dividends or distributions with respect to the deposited securities represented by the Sibanye-Stillwater ADSs, or any proceeds from the sale of any dividends, distributions or rights, which may be held by the ADS Depositary.

How do Sibanye-Stillwater ADS Holders interchange between certificated Sibanye-Stillwater ADSs and uncertificated Sibanye-Stillwater ADSs?

        You may surrender your Sibanye-Stillwater ADS to the ADS Depositary for the purpose of exchanging your Sibanye-Stillwater ADS for uncertificated Sibanye-Stillwater ADSs. The ADS Depositary will cancel that Sibanye-Stillwater ADS and will send to the Sibanye-Stillwater ADS Holder a statement confirming that the Sibanye-Stillwater ADS Holder is the registered holder of uncertificated Sibanye-Stillwater ADSs. Alternatively, upon receipt by the ADS Depositary of a proper instruction from a registered holder of uncertificated Sibanye-Stillwater ADSs requesting the exchange of uncertificated Sibanye-Stillwater ADSs for certificated Sibanye-Stillwater ADSs, the ADS Depositary will execute and deliver to the Sibanye-Stillwater ADS Holder a Sibanye-Stillwater ADS evidencing those Sibanye-Stillwater ADSs.

Record Dates

        Whenever any distribution of cash, rights or other securities, change in the number of Sibanye-Stillwater Shares represented by the Sibanye-Stillwater ADSs or notice of a meeting of holders of Sibanye-Stillwater Shares is made, the ADS Depositary will fix a record date for the determination of the owners entitled to receive that distribution or to give instructions for voting at that meeting.

Voting Rights

How do you vote?

        If you are a Sibanye-Stillwater ADS Holder on a record date fixed by the ADS Depositary, you may instruct the ADS Depositary how to exercise the voting rights of the Sibanye-Stillwater Shares represented by your Sibanye-Stillwater ADSs. Otherwise, you will not be able to exercise your right to vote unless you withdraw the Sibanye-Stillwater Shares. However, you may not know about the meeting far enough in advance to withdraw the Sibanye-Stillwater Shares. If Sibanye-Stillwater asks for your instructions, the ADS Depositary will notify you of the upcoming meeting and arrange to deliver certain materials to you. The materials will: (1) include all information included with the meeting notice sent by Sibanye-Stillwater to the ADS Depositary; (2) explain how you may instruct the ADS Depositary to vote the Sibanye-Stillwater Shares or other deposited securities underlying your Sibanye-Stillwater ADSs as you direct if you vote by mail or by proxy; and (3) include a voting instruction card and any other information required under South African law that Sibanye-Stillwater and the ADS Depositary will prepare. For instructions to be valid, the ADS Depositary must receive them on or before the date specified in the instructions. The ADS Depositary will try, to the extent practical, subject to applicable law and the provisions of the by-laws of Sibanye-Stillwater, to vote or have its agents vote the underlying Sibanye-Stillwater Shares as you instruct. The ADS Depositary will only vote, or attempt to vote, as you instruct. However, if Sibanye-Stillwater gives notice to the ADS Depositary on or before the first date when it gives notice, by publication or otherwise, of any meeting of Sibanye-Stillwater Shareholders, and if the ADS Depositary does not receive your voting instructions, the ADS Depositary will give a proxy to vote your Sibanye-Stillwater Shares to a designated representative of Sibanye-Stillwater, unless Sibanye-Stillwater informs the ADS Depositary that: (A) it does not want the proxy issued; (B) substantial opposition exists; or (C) the matter materially and adversely affects the rights of Sibanye-Stillwater Shareholders.

        Sibanye-Stillwater cannot assure that you will receive the voting materials in time to ensure that you can instruct the ADS Depositary to vote your Sibanye-Stillwater Shares. In addition, the ADS Depositary and its agents are not responsible for failing to carry out voting instructions or for the manner of carrying out voting instructions. This means that you may not be able to exercise your right to vote and there may be nothing you can do if your Sibanye-Stillwater Shares are not voted as you requested.

Inspection and Transfer of Books

        The ADS Depositary will keep books for the registration and transfer of Sibanye-Stillwater ADSs. These books will be open at all reasonable times for inspection by you, provided that you are inspecting the books for a purpose related to Sibanye-Stillwater or the Sibanye-Stillwater Deposit Agreement or the Sibanye-Stillwater ADSs.

Fees and Expenses

        The ADS Depositary, as the ADS Depositary, will charge any party depositing or withdrawing Sibanye-Stillwater Shares or any party surrendering Sibanye-Stillwater ADSs or to whom Sibanye-Stillwater ADSs are issued:

Persons depositing or withdrawing Sibanye-Stillwater Shares or Sibanye-Stillwater ADS Holders must pay	For
$5.00 (or less) per 100 Sibanye-Stillwater ADSs (or portion of 100 Sibanye-Stillwater ADSs)	Issuance of Sibanye-Stillwater ADSs, including issuances resulting from a distribution of Sibanye-Stillwater Shares or rights or other property or cancellation of Sibanye-Stillwater ADSs for the purpose of withdrawal, including if the deposit agreement terminates
$.05 (or less) per Sibanye-Stillwater ADS (or a portion thereof)	Any cash distribution pursuant to the Sibanye-Stillwater Deposit Agreement

A fee equivalent to the fee that would be payable if securities distributed to you had been Sibanye-Stillwater Shares and those Sibanye-Stillwater Shares had been deposited for issuance of Sibanye-Stillwater ADSs	Distribution of securities distributed to holders of deposited securities which are distributed by the ADS Depositary to Sibanye-Stillwater ADS Holders
$.05 (or less) per Sibanye-Stillwater ADS per calendar year	Depositary services
Registration or transfer fees	Transfer and registration of shares on Sibanye-Stillwater Share Register to or from the name of the ADS Depositary or its agent when you deposit or withdraw Sibanye-Stillwater Shares
Expenses of the ADS Depositary	Cable, telex and facsimile transmissions (when expressly provided in the deposit agreement) converting foreign currency to U.S. dollars

Taxes and other governmental charges the ADS Depositary or the custodian have to pay on any Sibanye-Stillwater ADS or Sibanye-Stillwater Shares underlying a Sibanye-Stillwater ADS, for example, stock transfer taxes, stamp duty or withholding taxes	As necessary
Any charges incurred by the ADS Depositary or its agents for servicing the deposited securities	As necessary

        The ADS Depositary collects its fees for delivery and surrender of Sibanye-Stillwater ADSs directly from investors depositing shares or surrendering Sibanye-Stillwater ADSs for the purpose of withdrawal or from intermediaries acting for them. The ADS Depositary collects fees for making distributions to investors by deducting those fees from the amounts distributed or by selling a portion of distributable property to pay the fees. The ADS Depositary may collect its annual fee for depositary services by deduction from cash distributions or by directly billing investors or by charging the book-entry system accounts of participants acting for them. The ADS Depositary may generally refuse to provide fee-attracting services until its fees for those services are paid.

        From time to time, the ADS Depositary may make payments to Sibanye-Stillwater to reimburse and/or share revenue from the fees collected from Sibanye-Stillwater ADS Holders, or waive fees and expenses for services provided, generally relating to costs and expenses arising out of establishment and maintenance of the Sibanye-Stillwater ADS program. In performing its duties under the Sibanye-Stillwater Deposit Agreement, the ADS Depositary may use brokers, dealers or other service providers that are affiliates of the ADS Depositary and that may earn or share fees or commissions.

        The ADS Depositary may convert currency itself or through any of its affiliates and, in those cases, acts as principal for its own account and not as agent, adviser, broker or fiduciary on behalf of any other person and earns revenue, including, without limitation, transaction spreads, that it will retain for its own account. The revenue is based on, among other things, the difference between the exchange rate assigned to the currency conversion made under the Sibanye-Stillwater Deposit Agreement and the rate that the ADS Depositary or its affiliate receives when buying or selling foreign currency for its own account. The ADS Depositary makes no representation that the exchange rate used or obtained in any currency conversion under the Sibanye-Stillwater Deposit Agreement will be the most favourable rate that could be obtained at the time or that the method by which that rate will be determined will be the most favourable to Sibanye-Stillwater ADS Holders, subject to the ADS Depositary's obligations under the Sibanye-Stillwater Deposit Agreement. The methodology used to determine exchange rates used in currency conversions is available upon request.

Payment of Taxes

        You will be responsible for any taxes or other governmental charges payable on your Sibanye-Stillwater ADSs or on the deposited securities underlying your Sibanye-Stillwater ADSs. The ADS Depositary may deduct the amount of any taxes owed from any payments to you. It may also restrict or refuse the transfer of your Sibanye-Stillwater ADSs or restrict or refuse the withdrawal of your underlying deposited securities until you pay any taxes owed on your Sibanye-Stillwater ADSs or underlying securities. It may also sell deposited securities to pay any taxes owed.

        You will remain liable if the proceeds of the sale are not enough to pay the taxes. If the ADS Depositary sells deposited securities, it will, if appropriate, reduce the number of Sibanye-Stillwater ADSs held by you to reflect the sale and pay to you any proceeds, or send to you any property, remaining after it has paid the taxes.

Reclassifications, Recapitalisations and Mergers

If Sibanye-Stillwater	Then
Reclassifies, splits up or consolidates any of the Sibanye-Stillwater Shares
Distributes securities on any of the Sibanye-Stillwater Shares that are not distributed to you
The cash, ordinary shares or other securities received by the ADS Depositary will become new deposited securities under the Sibanye-Stillwater Deposit Agreement. Each Sibanye-Stillwater ADS will automatically represent the right to receive a proportional interest in the new deposited securities.
Recapitalises, reorganises, merges, consolidates, sells its assets or takes any similar action
The ADS Depositary may, and will, if Sibanye-Stillwater asks it to, deliver new Sibanye-Stillwater ADSs representing the new deposited securities or ask you to surrender your outstanding Sibanye-Stillwater ADSs in exchange for new Sibanye-Stillwater ADSs identifying the new deposited securities.

Amendment and Termination

How may the Sibanye-Stillwater Deposit Agreement be amended?

        Sibanye-Stillwater may agree with the ADS Depositary to amend the Sibanye-Stillwater Deposit Agreement and the Sibanye-Stillwater ADSs without your consent for any reason. If the amendment adds or increases fees or charges, except for taxes and governmental charges or prejudices an important right of Sibanye-Stillwater ADS Holders, it will only become effective thirty (30) days after the ADS Depositary notifies you of the amendment. At the time an amendment becomes effective, you are considered, by continuing to hold your Sibanye-Stillwater ADSs, to agree to the amendment and to be bound by the agreement as amended. However, no amendment will impair your right to receive the deposited securities in exchange for your Sibanye-Stillwater ADSs.

How may the Sibanye-Stillwater Deposit Agreement be terminated?

        The ADS Depositary will terminate the Sibanye-Stillwater Deposit Agreement if Sibanye-Stillwater asks it to do so, in which case it must notify you at least thirty (30) days before termination. The ADS Depositary may also terminate the agreement after notifying you if the ADS Depositary informs Sibanye-Stillwater that it would like to resign and Sibanye-Stillwater does not appoint a new depositary bank within ninety (90) days.

        If any Sibanye-Stillwater ADSs remain outstanding after termination, the ADS Depositary will stop registering the transfer of Sibanye-Stillwater ADSs, will stop distributing dividends to Sibanye-Stillwater ADS Holders and will not give any further notices or do anything else under the Sibanye-Stillwater Deposit Agreement other than:

collect dividends and distributions on the deposited securities, sell rights and other property offered to holders of deposited securities; and deliver Sibanye-Stillwater Shares and other deposited securities upon surrender of Sibanye-Stillwater's ADSs. At any time after four months after termination of the Sibanye-Stillwater Deposit Agreement, the ADS Depositary may sell any remaining deposited securities by public or private sale. After that, the ADS Depositary will hold the money it received on the sale, as well as any cash it is holding under the Sibanye-Stillwater Deposit Agreement for the pro rata benefit of the Sibanye-Stillwater ADS Holders that have not surrendered their Sibanye-Stillwater ADSs. It will not invest the money and has no liability for interest. The ADS Depositary's only obligations will be to account for the money and cash. After termination, Sibanye-Stillwater's only obligations will be with respect to indemnification of, and to pay specified amounts to, the ADS Depositary.

Limits on the Obligations of Sibanye-Stillwater and the ADS Depositary; Limits on Liability to Sibanye-Stillwater ADS Holders

        The Sibanye-Stillwater Deposit Agreement expressly limits the obligations of Sibanye-Stillwater and the ADS Depositary. It also limits the liability of Sibanye-Stillwater and the ADS Depositary. Sibanye-Stillwater and the ADS Depositary:

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  are only obligated to take the actions specifically set forth in the Sibanye-Stillwater Deposit Agreement without negligence or bad faith, and the ADS Depositary will not be a fiduciary or have any fiduciary duty to Sibanye-Stillwater ADS Holders;

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  are not liable if either of them is prevented or delayed by law, or by events or circumstances beyond their control, from performing their obligations under the Sibanye-Stillwater Deposit Agreement;

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  are not liable if either of them exercises discretion permitted under the Sibanye-Stillwater Deposit Agreement;

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  are not liable for the inability of any Sibanye-Stillwater ADS Holder to benefit from any distribution on deposited securities that is not made available to Sibanye-Stillwater ADS Holders under the terms of the Sibanye-Stillwater Deposit Agreement, or for any special, consequential or punitive damages for any breach of the terms of the Sibanye-Stillwater Deposit Agreement;

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  have no obligation to become involved in a lawsuit or proceeding related to the Sibanye-Stillwater ADSs or the Sibanye-Stillwater Deposit Agreement on your behalf or on behalf of any other person;

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  may rely upon any documents either of them believes or believes in good faith to be genuine and to have been signed or presented by the proper person;

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  are not liable for the acts or omissions of any securities depository, clearing agency or settlement system; and

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  the ADS Depositary has no duty to make any determination or provide any information as to Sibanye-Stillwater's tax status, or any liability for any tax consequences that may be incurred by Sibanye-Stillwater ADS Holders as a result of owning or holding Sibanye-Stillwater ADSs or be liable for the inability or failure of a Sibanye-Stillwater ADS Holder to obtain the benefit of a foreign tax credit, reduced rate of withholding or refund of amounts withheld in respect of tax or any other tax benefit.

        In the Sibanye-Stillwater Deposit Agreement, Sibanye-Stillwater and the ADS Depositary agree to indemnify each other under specified circumstances.

Requirements for ADS Depositary Actions

        Before the ADS Depositary will deliver or register the transfer of a Sibanye-Stillwater ADS, make a distribution on a Sibanye-Stillwater ADS or permit withdrawal of Sibanye-Stillwater Shares, the ADS Depositary may require:

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  production of satisfactory proof of the identity of the person presenting Sibanye-Stillwater Shares for deposit or Sibanye-Stillwater ADSs upon withdrawal, and of the genuineness of any signature; and

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  compliance with regulations the ADS Depositary may establish, consistent with the Sibanye-Stillwater Deposit Agreement, including presentation of transfer documents.

        The ADS Depositary may refuse to deliver, transfer, or register transfer of Sibanye-Stillwater ADSs generally when the transfer books of the ADS Depositary are closed or at any time if the ADS Depositary or Sibanye-Stillwater thinks it advisable to do so.

Your Right to Receive the Sibanye-Stillwater Shares Underlying Your Sibanye-Stillwater ADSs

        You have the right to cancel your Sibanye-Stillwater ADSs and withdraw the underlying Sibanye-Stillwater Shares at any time, except:

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  due to temporary delays caused by the ADS Depositary or Sibanye-Stillwater closing its transfer books, the transfer of Sibanye-Stillwater Shares being blocked in connection with voting at a shareholders' meeting or Sibanye-Stillwater paying dividends;

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  when you or other Sibanye-Stillwater ADS Holders seeking to withdraw Sibanye-Stillwater Shares owe money to pay fees, taxes and similar charges; or

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  when it is necessary to prohibit withdrawals in order to comply with any laws or governmental regulations that apply to Sibanye-Stillwater ADSs or to the withdrawal of Sibanye-Stillwater Shares or other deposited securities.

        This right of withdrawal may not be limited by any provision of the Sibanye-Stillwater Deposit Agreement.

Direct Registration System

        In the Sibanye-Stillwater Deposit Agreement, all parties to the Sibanye-Stillwater Deposit Agreement acknowledge that the DRS and Profile Modification System (Profile) will apply to uncertificated Sibanye-Stillwater ADSs upon acceptance thereof to DRS by DTC. DRS is the system administered by DTC pursuant to which the ADS Depositary may register the ownership of uncertificated Sibanye-Stillwater ADSs, which ownership shall be evidenced by periodic statements sent by the ADS Depositary to the registered holders of uncertificated Sibanye-Stillwater ADSs. Profile is a required feature of DRS which allows a DTC participant, claiming to act on behalf of a registered holder of Sibanye-Stillwater ADSs, to direct the ADS Depositary to register a transfer of those Sibanye-Stillwater ADSs to DTC or its nominee and to deliver those Sibanye-Stillwater ADSs to the DTC account of that DTC participant without receipt by the ADS Depositary of prior authorisation from the Sibanye-Stillwater ADS Holder to register that transfer.

        In connection with and in accordance with the arrangements and procedures relating to DRS/Profile, the parties to the Sibanye-Stillwater Deposit Agreement understand that the ADS Depositary will not verify, determine or otherwise ascertain that the DTC participant which is claiming to be acting on behalf of a Sibanye-Stillwater ADS Holder, in requesting registration of transfer and delivery described in the paragraph above, has the actual authority to act on behalf of the Sibanye-Stillwater ADS Holder (notwithstanding any requirements under the Uniform Commercial Code). In the Sibanye-Stillwater Deposit Agreement, the parties agree that the ADS Depositary's reliance on and compliance with instructions received by the ADS Depositary through the DRS/Profile System and in accordance with the Sibanye-Stillwater Deposit Agreement shall not constitute negligence or bad faith on the part of the ADS Depositary.

Shareholder Communications; Inspection of Register of Holders of ADSs

        The ADS Depositary will make available for your inspection at its office all communications that it receives from Sibanye-Stillwater as a holder of deposited securities that Sibanye-Stillwater makes generally available to holders of deposited securities. The ADS Depositary will send you copies of those communications if Sibanye-Stillwater asks it to. You have a right to inspect the Register of Sibanye-Stillwater ADS Holders, but not for the purpose of contacting those holders about a matter unrelated to Sibanye-Stillwater's business or the Sibanye-Stillwater ADSs.

Governing Law

        The Sibanye-Stillwater Deposit Agreement is governed by the law of the State of New York.

Jury Trial Waiver

        The Sibanye-Stillwater Deposit Agreement provides that, to the extent permitted by law, Sibanye-Stillwater ADS Holders waive the right to a jury trial of any claim they may have against Sibanye-Stillwater or the ADS Depositary arising out of or relating to the Sibanye-Stillwater Shares, the Sibanye-Stillwater ADSs or the Sibanye-Stillwater Deposit Agreement, including any claim under U.S. federal securities laws. If Sibanye-Stillwater or the ADS Depositary opposed a jury trial demand based on the waiver, the court would determine whether the waiver was enforceable in the facts and circumstances of that case in accordance with applicable case law.

        You will not, by agreeing to the terms of the Sibanye-Stillwater Deposit Agreement, be deemed to have waived Sibanye-Stillwater's or the ADS Depositary's compliance with U.S. federal securities laws or the rules and regulations promulgated thereunder.

COMPARISON OF RIGHTS OF SGL SHAREHOLDERS AND SIBANYE-STILLWATER SHAREHOLDERS

        The following discussion summarises the differences in a SGL Shareholder's rights that will result from the implementation of the Scheme. This summary is not complete and does not set forth all of the differences between the SGL Memorandum of Incorporation and the Sibanye-Stillwater Memorandum of Incorporation. This summary is subject to the complete text of the relevant provisions of the Companies Act, the SGL Memorandum of Incorporation and the Sibanye-Stillwater Memorandum of Incorporation. We encourage you to read the Companies Act, the SGL Memorandum of Incorporation, which is incorporated by reference in this prospectus and the Sibanye-Stillwater Memorandum of Incorporation, a copy of which is attached as Exhibit 3.1 to the registration statement on Form F-4 of which this prospectus forms a part. Please refer to the section entitled "Where You Can Find More Information" beginning on page 150 of this prospectus.

        SGL and Sibanye-Stillwater are public limited liability companies incorporated under the laws of South Africa. SGL Shareholders' rights are currently governed by the SGL Memorandum of Incorporation and South African law. If the Scheme becomes unconditional and is implemented, the rights of SGL Shareholders who become Sibanye-Stillwater Shareholders will be governed by South African law and the Sibanye-Stillwater Memorandum of Incorporation. For a description of the Sibanye-Stillwater Memorandum of Incorporation, please refer to the section entitled "Description of Sibanye-Stillwater Shares, Description of Sibanye-Stillwater's Memorandum of Incorporation and Related Regulation" beginning on page 128 of this prospectus.

        The rights of Sibanye-Stillwater Shareholders following the implementation of the Scheme and the rights of SGL Shareholders prior to the implementation of the Scheme will be substantially the same. The Sibanye-Stillwater Memorandum of Incorporation is based on the current SGL Memorandum of Incorporation, as amended to reflect the capital structure of Sibanye-Stillwater, and as updated and aligned with South African law and current market practices. The principal attributes of the SGL Shares (including the SGL Shares represented by the SGL ADSs) and of the Sibanye-Stillwater Shares (including the Sibanye-Stillwater Shares to be represented by the Sibanye-Stillwater ADSs) will be substantially the same.

 LEGAL MATTERS

        The legality of the securities being registered pursuant to this registration statement will be passed upon for Sibanye-Stillwater by Edward Nathan Sonnenbergs Inc., acting in its capacity as South African Legal Adviser to Sibanye-Stillwater. Certain U.S. tax matters will be passed upon for Sibanye-Stillwater by Linklaters LLP and certain South African tax matters will be passed upon for Sibanye-Stillwater by Cliffe Dekker Hofmeyr Incorporated.

 EXPERTS

        The financial statements of Sibanye-Stillwater as at December 31, 2018, 2017 and 2016 and for each of the years then ended have been included in this prospectus and in the registration statement, in reliance upon the report of KPMG Inc., independent registered public accounting firm appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.

        The consolidated financial statements of SGL and its subsidiaries as at December 31, 2018, 2017 and 2016 and for each of the years then ended, and management's assessment of the effectiveness of internal control over financial reporting as at December 31, 2018 have been incorporated by reference herein and in the registration statement in reliance upon the reports of KPMG Inc., independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

        The audit report on the effectiveness of internal control over financial reporting as at December 31, 2018, expresses an opinion that SGL and its subsidiaries did not maintain effective internal control over financial reporting as at December 31, 2018 because of the effect of a material weakness on the achievement of the objectives of the control criteria and contains an explanatory paragraph that the material weaknesses resulting from an ineffective risk assessment process in respect of deferred taxes in the U.S. operations and an ineffective exchange of information and communication between certain functional areas within the corporate office and with the U.S. tax department, in respect of deferred taxes and certain period end closing entries, have been identified and included in management's assessment.

        The consolidated financial statements of Lonmin and its subsidiaries as at September 30, 2018, 2017, and 2016 and for the years then ended have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG LLP, independent auditors, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

 LIMITATIONS ON ENFORCEMENT OF U.S. LAWS AGAINST SIBANYE-STILLWATER, SIBANYE-STILLWATER MANAGEMENT AND OTHERS

        Sibanye-Stillwater is incorporated in South Africa. Most of the directors and executive officers will reside outside of the United States. Substantially all of the assets of these persons and approximately 46% of the assets of Sibanye-Stillwater will be located outside the United States. As a result, it may not be possible for investors to enforce against these persons or Sibanye-Stillwater a judgement obtained in a U.S. court predicated upon the civil liability provisions of the federal securities or other laws of the United States or any state thereof. In addition, investors in other jurisdictions outside South Africa may face similar difficulties.

        Investors should be aware that it is the policy of South African courts to award compensation for the loss or damage actually sustained by the person to whom the compensation is awarded. Although the award of punitive damages is generally unknown to the South African legal system, it does not mean that such awards are necessarily contrary to public policy. Whether a judgement is contrary to public policy will depend on the facts of each case. Exorbitant, unconscionable or excessive awards will generally be contrary to public policy and contractually stipulated penalties are subject to and limited by the provisions of the Conventional Penalties Act, 1962. South African courts cannot enter into the merits of a foreign judgement and cannot act as a court of appeal or review over the foreign court. South African courts will usually implement their own procedural laws and, where an action based on an international contract is brought before a South African court, the capacity of the parties to the contract will usually be determined in accordance with South African law. However, a South African court may, in certain circumstances, require expert evidence in relation to the law of the jurisdiction which governs the contract in question. It is doubtful whether an original action based on U.S. federal securities laws or the laws of other jurisdictions outside South Africa may be brought before South African courts. Further, a plaintiff who is not resident in South Africa may be required to provide security for costs in the event of proceedings being initiated in South Africa. In addition, the Rules of the High Court of South Africa require that documents executed outside South Africa must be authenticated for the purpose of use in South Africa.

        As such, there can be no assurance that Sibanye-Stillwater Shareholders or Sibanye-Stillwater ADS Holders will be able to enforce any judgements obtained in U.S. courts in civil and commercial matters, including judgements under the U.S. federal securities laws, against Sibanye-Stillwater or members of the Sibanye-Stillwater Board, executive officers or certain experts named in this prospectus who are residents of South Africa or countries other than the United States.

 WHERE YOU CAN FIND MORE INFORMATION

        SGL makes and Sibanye-Stillwater will make, their annual and other information available on their website https://www.sibanyestillwater.com. Information included in or otherwise accessible through this website is not a part of, and is not incorporated by reference in, this prospectus.

        SGL is a "foreign private issuer" and, under the rules adopted under the Exchange Act, is exempt from certain requirements of the Exchange Act, including the proxy and information provisions of Section 14 of the Exchange Act and the reporting liability provisions applicable to officers, directors and shareholders under Section 16 of the Exchange Act. SGL files annual reports on Form 20-F with the SEC and also furnishes reports on Form 6-K to the SEC.

        You may read and copy any document that SGL files at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the public reference room. The SEC also maintains a website that contains reports, proxy and information statements and other information regarding issuers that file electronically with SEC, including SGL. The SEC's website can be found at https://www.sec.gov.

        Investors may also consult the Group's website for more information about the Group. The website is https://www.sibanyestillwater.com. The information provided on the Group's website, or on websites accessible from hyperlinks on the Group's website, is not part of this prospectus and is not incorporated by reference in this prospectus.

        Sibanye-Stillwater has filed with the SEC on October 4, 2019, the 2019 Form F-4 of which this prospectus forms a part. The registration statement registers the Sibanye-Stillwater Shares to be issued to SGL Shareholders and Sibanye-Stillwater ADS Holders in the Scheme. The registration statement, including the attached exhibits, contains additional relevant information about Sibanye-Stillwater and Sibanye-Stillwater Shares. This prospectus does not contain all of the information set forth in the registration statement because certain parts of the registration statement are omitted in accordance with the rules and regulations of the SEC.

        In addition, Sibanye-Stillwater has incorporated by reference certain information of SGL filed with the SEC by SGL into this prospectus, which means that Sibanye-Stillwater can disclose important information to you by referring you to another document that SGL has filed separately with the SEC. You should read the information incorporated by reference because it is an important part of this prospectus, except for any information superseded by information in, or incorporated by reference in, this prospectus, and includes important information about SGL and its financial condition, business and results. The following documents, which have been filed with the SEC by SGL, are incorporated by reference in this prospectus:

  •
  SGL's 2018 Form 20-F (File No: 001-35785) for the financial year ended December 31, 2018, which was filed with the SEC on April 9, 2019;

  •
  SGL's 2019 half-year results on Form 6-K (File No: 001-35785) containing the unaudited condensed consolidated interim financial statements of SGL as at and for the six-month periods ended June 30, 2019 and 2018, which was filed with the SEC on October 4, 2019;

  •
  Lonmin's consolidated financial statements on Form 6-K (File No: 001-35785) containing the consolidated financial statements of Lonmin and its subsidiaries as at and for the years ended September 30, 2018, 2017 and 2016, which was filed with the SEC on October 4, 2019; and

  •
  Lonmin's 2019 half-year results on Form 6-K (File No: 001-35785) containing the unaudited condensed consolidated interim financial statements of Lonmin and its subsidiaries as at and for the six-month periods ended March 31, 2019 and 2018, which was filed with the SEC on October 4, 2019.

        All annual reports on Form 20-F that SGL files with the SEC, and certain reports on Form 6-K that SGL furnishes to the SEC indicating, to the extent designated therein, that they are so incorporated by reference in this prospectus, in each case, after the date of the initial registration statement on Form F-4 of which this prospectus forms a part and prior to effectiveness of the registration statement on Form F-4 of which this prospectus forms a part shall be deemed to be incorporated by reference in this prospectus. In addition, all annual reports on Form 20-F that SGL files with the SEC and certain reports on Form 6-K that SGL furnishes to the SEC indicating, to the extent designated therein, that they are so incorporated by reference in this prospectus, in each case, after the date of this prospectus and prior to the date of the Scheme Meeting, will also be incorporated by reference in this prospectus. Such documents filed or furnished by SGL are considered to be a part of this prospectus, effective as of the date such documents are filed or furnished.

        You can obtain any of these documents from the SEC, through the SEC's website at the address described above, or you may request a paper copy of these filings, at no cost, by writing to or telephoning SGL at the following address:

Constantia Office Park
Bridgeview House, Building 11, Ground Floor
Cnr 14th Avenue & Hendrik Potgieter Road
Weltevreden Park, 1709
South Africa.
011-27-11-278-9600

        In the event of conflicting information in this prospectus in comparison to any document incorporated by reference in this prospectus, or among documents incorporated by reference, the information in the latest filed document controls.

        You should rely only on the information contained in or incorporated by reference in this prospectus. No one has been authorised to provide you with information that is different from that contained in, or incorporated by reference in, this prospectus. This prospectus is dated          , 2019. You should not assume that the information contained in this prospectus is accurate as of any date other than that date. You should not assume that the information incorporated by reference in this prospectus is accurate as of any date other than the date of such incorporated document. Neither the mailing of this prospectus to SGL Shareholders with a registered address in the United States or SGL ADS Holders will create any implication to the contrary.

Unaudited Condensed Interim Financial Statements	Page
Unaudited condensed statement of financial position	F-7
Notes to the unaudited condensed interim financial statements	F-8

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholder and Board of Directors

Sibanye Stillwater Limited

Opinion on the Financial Statements

        We have audited the accompanying statements of financial position of Sibanye Stillwater Limited (the Company) as of 31 December 2018, 2017 and 2016, and the related notes (collectively, the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of 31 December 2018, 2017 and 2016, in conformity with International Financial Reporting Standards as issued by the International Accounting Standards Board.

Basis for Opinion

        These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

        We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ KPMG Inc

We have served as the Company's auditor since 2015.

Johannesburg
South Africa
4 October 2019

SIBANYE STILLWATER LIMITED
STATEMENT OF FINANCIAL POSITION
as at 31 December 2018, 2017 and 2016

		As at 31 December
	Note	2018	2017	2016
		(Figures in SA Rand)
ASSETS
Current assets
Cash and cash equivalents	3	1	1	1

Total assets		1	1	1

EQUITY
Total equity and reserves
Stated capital	4	1	1	1

Total equity and liabilities		1	1	1

SIBANYE STILLWATER LIMITED
NOTES TO THE FINANCIAL STATEMENTS
as at and for the years ended 31 December 2018, 2017 and 2016

1      Accounting policies

        The principal accounting policies applied in the preparation of these financial statements are set out below. Where an accounting policy is specific to a note, the policy is described in the note which it relates to. These policies have been consistently applied to all the years presented, except for the adoption of new and revised standards and interpretations, none of which had a material impact on these financial statements.

1.1   Basis of preparation

  The financial statements of the Company have been prepared in accordance with International Financial Reporting Standards (IFRS) as issued by the International Accounting Standards Board (IASB). The financial statements have been prepared under the historical cost convention, except for certain financial assets and liabilities, which are measured at fair value through profit or loss. They are also prepared on the going concern basis.

  The financial statements are presented in South African Rand (SA Rand), which is the Company's functional currency.

  The Company has not yet commenced trading.

  The financial statements were authorised for issue by the Company's directors on 4 October 2019.

  Standards, interpretations and amendments to published standards which are not yet effective

  In terms of IFRS, the Company is required to include in its financial statements disclosure about the future impact of standards and interpretations issued but not yet effective at the reporting date.

  At the date of authorisation of the financial statements, the directors have reviewed the standards and interpretations issued but not yet effective and noted that none of the applicable standards and interpretations will have a material impact on these financial statements of the Company.

2      Statement of profit or loss, statement of changes in equity, statement of cash flows, segment report and earnings per share

        No statements of profit or loss, changes in equity and cash flows are presented as the Company did not trade since its incorporation. All administrative costs and expenses were borne by Sibanye Gold Limited, the Company's ultimate holding company. In addition, there was no flow of cash during the 2018, 2017 and 2016 financial years.

        As the Company did not trade, earnings per share and diluted earnings per share are not presented. The Company also had no segments and accordingly a segment report is not applicable.

SIBANYE STILLWATER LIMITED
NOTES TO THE FINANCIAL STATEMENTS
as at and for the years ended 31 December 2018, 2017 and 2016 (Continued)

3      Cash and cash equivalents

Accounting policy

        Cash is measured at amortised cost which is deemed to be the fair value.

	2018	2017	2016
	(Figures in SA Rand)
Petty cash	1	1	1

4      Stated capital

Accounting policy

        Ordinary shares are classified as equity. Incremental costs directly attributable to the issue of ordinary shares are recognised as a deduction from equity, net of any tax effects.

Authorised share capital

        The Company has 10 billion ordinary no par value shares (2016 & 2017: 1,000 ordinary no par value shares).

Issued share capital

	2018	2017	2016
	(Figures in SA Rand)
1 ordinary share (2016 & 2017: 1 ordinary share)	1	1	1

5      Events subsequent to year end

        Sibanye Gold Limited is proposing a scheme of arrangement whereby Sibanye Stillwater Limited will acquire all of the Sibanye Gold Limited shares in exchange for Sibanye Stillwater Limited shares, resulting in Sibanye Stillwater Limited becoming the holding company of Sibanye Gold Limited.

6      Related party transactions

Significant relationships

Holding company	Sibanye Gold Limited

        None of the directors of the Company or, to the knowledge of the Company, their families, had any interest, direct or indirect, in any transaction during the last three fiscal years or in any proposed transaction which has affected or will materially affect the Company.

        None of the directors of the Company or any associate of such director is indebted to the Company.

SIBANYE STILLWATER LIMITED
NOTES TO THE FINANCIAL STATEMENTS
as at and for the years ended 31 December 2018, 2017 and 2016 (Continued)

6      Related party transactions (Continued)

Key management remuneration

        The directors of the Company were paid the following remuneration during the years ended 31 December 2018, 2017 and 2016:

For services rendered as employees of the Sibanye Group and paid by the Group

	Salary	Annual bonus accrued for the year and paid in following year	Share proceeds and dividends on bonus shares	Pension scheme total contributions	Expense allowance	Total for the year
	(Figures in thousand—SA Rand)
2018
Key management remuneration	4,534	2,806	4,788	649	44	12,821
2017
Key management remuneration	5,518	7,775	9,354	758	35	23,440
2016
Key management remuneration	4,292	2,090	19,266	605	46	26,299

SIBANYE STILLWATER LIMITED
Registration no. 2014/243852/06
UNAUDITED CONDENSED STATEMENT OF FINANCIAL POSITION
as at 30 June 2019

	Note	Jun 2019	Dec 2018
	(Figures in SA Rand)
ASSETS
Current assets
Cash and cash equivalents	3	1	1

Total assets		1	1

EQUITY
Total equity and reserves
Stated capital	4	1	1

Total equity and liabilities		1	1

SIBANYE STILLWATER LIMITED
NOTES TO THE UNAUDITED CONDENSED INTERIM FINANCIAL STATEMENTS
as at and for the six months ended 30 June 2019

1      Basis of accounting and preparation

        The unaudited condensed interim financial statements are prepared in accordance with IAS 34 Interim Financial Reporting, the South African Institute of Chartered Accountants Financial Reporting Guides as issued by the Accounting Practices Committee and Financial Pronouncements as issued by Financial Reporting Standards Council. The accounting policies applied in the preparation of these unaudited condensed interim financial statements are in terms of International Financial Reporting Standards (IFRS) and are consistent with those applied in the previous annual financial statements.

Standards, interpretations and amendments to published standards

        The directors assessed the standards, interpretations and amendments to published standards that are effective from 1 January 2019 and concluded that no new interpretations or amendments had an impact on the Company's unaudited condensed interim financial statements.

        At the date of authorisation of the unaudited condensed interim financial statements, the directors have reviewed the standards and interpretations issued but not yet effective and noted that none of the applicable standards and interpretations will have a material impact on these unaudited condensed interim financial statements of the Company.

2      Statement of profit or loss, statement of changes in equity, statement of cash flows, segment report and earnings per share

        No statements of profit or loss, changes in equity and cash flows are presented as the Company did not trade during the period. Any administrative expenses were borne by Sibanye Gold Limited, the Company's ultimate holding company. In addition, there was no flow of cash during the period.

        As the Company did not trade, earnings per share and diluted earnings per share are not presented. The Company also had no segments and accordingly a segment report is not applicable.

3      Cash and cash equivalents

Accounting policy

        Cash comprises cash on hand and is measured at amortised cost which is deemed to be the fair value.

	Jun 2019	Dec 2018
	(Figures in SA Rand)
Petty cash	1	1

4      Stated capital

Accounting policy

        Ordinary shares are classified as equity. Incremental costs directly attributable to the issue of ordinary shares are recognised as a deduction from equity, net of any tax effects.

SIBANYE STILLWATER LIMITED
NOTES TO THE UNAUDITED CONDENSED INTERIM FINANCIAL STATEMENTS
as at and for the six months ended 30 June 2019 (Continued)

4      Stated capital (Continued)

Authorised share capital

        The Company has 10 billion ordinary no par value shares (2018: 10 billion ordinary no par value shares).

Issued share capital

	Jun 2019	Dec 2018
	(Figures in SA Rand)
1 ordinary share (2016 & 2017: 1 ordinary share)	1	1

5      Events subsequent to year end

        Sibanye Gold Limited is proposing a scheme of arrangement whereby Sibanye Stillwater Limited will acquire all of the Sibanye Gold Limited shares in exchange for Sibanye Stillwater Limited shares, resulting in Sibanye Stillwater Limited becoming the holding company of Sibanye Gold Limited.

6      Related party transactions

Significant relationships

Holding company	Sibanye Gold Limited

        The directors of the Company during the accounting period and up to the date of this report were as follows:

PJ Carstens	Appointed 21 May 2018	Resigned 15 May 2019
A Brink	Appointed 21 May 2018	Resigned 13 August 2019
CA van Zyl	Appointed 21 May 2018
MPL van der Walt	Appointed 13 August 2019
PH Henning	Appointed 15 May 2019
PL van der Westhuizen	Appointed 21 May 2018

        None of the directors of the Company or, to the knowledge of the Company, their families, had any interest, direct or indirect, in any transaction during the last two fiscal periods or in any proposed transaction which has affected or will materially affect the Company.

        None of the directors of the Company or any associate of such director is indebted to the Company.

INDEX TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
FINANCIAL INFORMATION

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

        The following unaudited pro forma condensed consolidated financial information, which includes the unaudited pro forma condensed consolidated income statements for the year ended December 31, 2018 and for the six months ended June 30, 2019, and the unaudited pro forma condensed consolidated statement of financial position as at June 30, 2019, is based on the historical financial position and results of operations of Sibanye-Stillwater, SGL and Lonmin, and has been prepared on the basis set out in the notes below to illustrate the following:

  •
  SGL's acquisition of Lonmin; and

  •
  the Scheme.

Lonmin Acquisition

        On December 14, 2017, the boards of SGL and Lonmin announced that they had reached agreement on the terms of a recommended all-share offer pursuant to which SGL, and/or a wholly-owned subsidiary of SGL, would acquire the entire issued and to be issued ordinary share capital of Lonmin, which is a major mine-to-market producer of PGMs with core operations in South Africa. Under the terms of the Lonmin Acquisition, each Lonmin shareholder received one (1) new SGL Share for each Lonmin ordinary share that they held. The Lonmin Acquisition was effected by means of a scheme of arrangement between Lonmin and Lonmin's shareholders under Part 26 of the U.K. Companies Act, which was sanctioned by the High Court of Justice in England & Wales on June 7, 2019 and became effective on that date, with the new SGL Shares being admitted to trading on the Main Board of the JSE on June 10, 2019.

        The pro forma adjustments reflecting the Lonmin Acquisition have been based on the principles of IFRS 3 "Business Combinations". The purchase price allocation (PPA) was accounted for in SGL's unaudited condensed consolidated interim financial statements as at and for the six-month period ended June 30, 2019, on a provisional basis, and therefore no pro forma adjustments are reflected on the unaudited pro forma statement of financial position as at June 30, 2019. Further, in accordance with IFRS 3 "Business Combinations", if new information obtained within one year of the acquisition date, about facts and circumstances that existed at the acquisition date, identifies adjustments to the purchase price allocation or any additional provisions that existed at the date of acquisition, then the accounting for the acquisition will be revised. Therefore, the determination of the final acquisition accounting and actual results may differ materially from the assumptions, estimates and adjustments reflected in the unaudited pro forma condensed consolidated financial information.

        The accompanying unaudited pro forma condensed consolidated income statements do not reflect the financial impact of any expected costs savings, synergies, integration costs or non-recurring activities and one-time transaction costs that may be realized or incurred in current or subsequent reporting periods.

The Scheme

        The SGL Board is proposing a Scheme of Arrangement under Section 114 of the South African Companies Act between SGL and SGL Shareholders in order to create a more efficient corporate structure and to facilitate SGL's growth strategy by reorganising its operations under a new parent company, Sibanye-Stillwater. If the Scheme becomes unconditional and is implemented:

  •
  Sibanye-Stillwater will acquire all of the SGL Shares (including the SGL Shares represented by the SGL ADSs) from the Scheme Participants, with each Scheme Participant receiving one (1) Sibanye Stillwater-Share for each SGL Share held by a Scheme Participant (including the SGL Shares represented by the SGL ADSs), with no entitlement to cash;

  •
  the ADS Depositary will separately call for the surrender of all outstanding SGL ADSs (each representing four (4) SGL Shares) on a mandatory basis and, upon the surrender of the SGL ADSs, the ADS Depositary will separately deliver, on a one-for-one basis, Sibanye-Stillwater ADSs (each representing four (4) Sibanye-Stillwater Shares), resulting in each former SGL ADS Holder receiving one (1) Sibanye-Stillwater ADS for each SGL ADS, with no entitlement to cash;

  •
  Sibanye-Stillwater will hold all of the issued SGL Shares;

  •
  SGL will become a wholly-owned subsidiary of Sibanye-Stillwater;

  •
  the Scheme Participants will become Sibanye-Stillwater Shareholders and former SGL ADS Holders will become Sibanye-Stillwater ADS Holders;

  •
  the SGL Shares will be thereafter delisted from the JSE in terms of Section 1.17(b) of the JSE Listings Requirements;

  •
  the Sibanye-Stillwater ADSs will be listed on the NYSE, subject to the NYSE's approval; and

  •
  the SGL ADSs will be delisted from the NYSE.

        The acquisition of SGL does not represent a business combination as defined by IFRS 3 "Business Combinations". This is because neither party to the Scheme can be identified as an accounting acquirer in the transaction, and post the implementation there is no change of economic substance or ownership in the group. The existing SGL Shareholders will have the same commercial and economic interest as they have prior to the implementation of the Scheme and no additional new ordinary shares of SGL will be issued as part of the Scheme. The consolidated financial statements of Sibanye-Stillwater therefore reflect that the arrangement is in substance a continuation of the existing SGL group. Sibanye-Stillwater's comparative information will be presented as if the reorganisation had occurred before the start of the earliest period presented.

General

        The unaudited pro forma condensed consolidated financial information has been prepared for illustrative purposes only. The unaudited pro forma condensed consolidated financial information is not necessarily indicative of what Sibanye-Stillwater's financial position or results of operations actually would have been had the Lonmin Acquisition and/or the Scheme been completed as of the dates indicated. In addition, the unaudited pro forma condensed consolidated financial information does not purport to project the future financial position or operating results of Sibanye-Stillwater. The unaudited pro forma condensed consolidated financial information and adjustments have been prepared based upon currently available information and certain assumptions, which are described in the accompanying notes thereto. The unaudited pro forma condensed consolidated financial information should be read in conjunction with:

  •
  Sibanye-Stillwater's audited financial statements as at and for the year ended December 31, 2018 and the related notes thereto, contained elsewhere in this prospectus, and the unaudited condensed interim financial statements as at and for the six-month period ended June 30, 2019, contained elsewhere in this prospectus, and the section entitled "The Companies involved in the Scheme";

  •
  SGL's consolidated financial statements as at and for the year ended December 31, 2018 and the related notes thereto contained in the 2018 Form 20-F, which are incorporated herein by reference in this prospectus, and SGL's unaudited condensed consolidated interim financial statements as at and for the six-month period ended June 30, 2019 contained in SGL's 2019 half-year results filed with the SEC on Form 6-K on October 4, 2019, which are incorporated by reference in this prospectus; and

  •
  Lonmin's consolidated financial statements as at and for the year ended September 30, 2018 and the related notes thereto, filed with the SEC on Form 6-K on October 4, 2019, which are incorporated by reference in this prospectus, and Lonmin's unaudited condensed consolidated interim financial statements as at and for the six-month period ended March 31, 2019, filed with the SEC on Form 6-K on October 4, 2019, which are incorporated by reference in this prospectus.

Unaudited Pro Forma Condensed Consolidated Statement of Financial Position as at June 30, 2019

	Before the Scheme		Adjustments relating to the Scheme		After the Scheme
	Sibanye Stillwater historical(1)	SGL historical(1)	Sibanye Stillwater shares issued and cancelled(5)	Scheme transaction costs(6)	Sibanye Stillwater after the Scheme
	(R in millions, unless otherwise stated)
ASSETS
Non-current assets	—	73,515.5	—	—	73,515.5

Property, plant and equipment	—	56,735.0	—	—	56,735.0
Right-of-use asset	—	382.3	—	—	382.3
Goodwill	—	6,894.2	—	—	6,894.2
Equity-accounted investments	—	3,840.8	—	—	3,840.8
Other investments	—	398.6	—	—	398.6
Environmental rehabilitation obligation funds	—	4,402.3	—	—	4,402.3
Other receivables	—	786.2	—	—	786.2
Deferred tax assets	—	76.1	—	—	76.1

Current assets	0.0	25,787.8	(0.0)	—	25,787.8

Inventories	—	14,167.8	—	—	14,167.8
Trade and other receivables	—	5,122.9	—	—	5,122.9
Other receivables	—	49.4	—	—	49.4
Tax receivable	—	326.6	—	—	326.6
Non-current assets held for sale	—	120.7	—	—	120.7
Cash and cash equivalents	0.0	6,000.4	(0.0)	—	6,000.4

Total assets	0.0	99,303.3	(0.0)	—	99,303.3

EQUITY AND LIABILITIES
Stated share capital	0.0	40,662.0	(10,470.1)	—	30,191.9
Other reserves	—	4,093.1	—	—	4,093.1
Restructuring reserve	—	—	10,470.1	—	10,470.1
Accumulated loss	—	(15,761.0)	—	(48.8)	(15,809.8)
Non-controlling interest	—	1,271.4	—	—	1,271.4

Total equity	0.0	30,265.5	(0.0)	(48.8)	30,216.7

Non-current liabilities	—	48,613.7	—	—	48,613.7

Borrowings	—	21,676.8	—	—	21,676.8
Derivative financial instrument	—	950.6	—	—	950.6
Lease liabilities	—	287.8	—	—	287.8
Environmental rehabilitation obligation and other provisions	—	8,154.4	—	—	8,154.4
Post-retirement healthcare obligation	—	5.2	—	—	5.2
Occupational healthcare obligation	—	1,080.2	—	—	1,080.2
Share-based payment obligations	—	178.6	—	—	178.6
Other payables	—	2,919.0	—	—	2,919.0
Deferred revenue	—	6,096.9	—	—	6,096.9
Deferred tax liabilities	—	7,264.2	—	—	7,264.2

Current Liabilities	—	20,424.1	—	48.8	20,472.9

Borrowings	—	5,441.3	—	—	5,441.3
Lease liabilities	—	104.9	—	—	104.9
Occupational healthcare obligation	—	251.2	—	—	251.2
Share-based payment obligations	—	59.7	—	—	59.7
Trade and other payables	—	11,189.3	—	48.8	11,238.1
Other payables	—	669.5	—	—	669.5
Deferred revenue	—	2,145.8	—	—	2,145.8
Tax and royalties payable	—	562.4	—	—	562.4

Total equity and liabilities	0.0	99,303.3	(0.0)	—	99,303.3

Unaudited Pro Forma Condensed Consolidated Income Statement for the Six Months Ended June 30, 2019

	Before the Lonmin Acquisition and Scheme		SGL Pro Forma adjustments		Lonmin Acquisition Pro Forma adjustments				Scheme Pro Forma adjustments	After the Lonmin Acquisition and Scheme
										A+B+C+D
				B						Sibanye Stillwater after the Lonmin Acquisition and Scheme
	A							C	D
				Sub-total: SGL excluding Lonmin		Lonmin consolidation adjustments (3(B)&3(E))
	Sibanye Stillwater historical(1)	SGL historical(1)	Less: Lonmin(1A)		Lonmin results for six months(2)		Lonmin transaction costs(4)	Sub-Total Lonmin only	Scheme transaction costs(6)
	(R in millions, unless otherwise stated)
Revenue	—	23,534.9	(1,369.2)	22,165.7	8,733.0	—	—	8,733.0	—	30,898.7
Cost of sales, before amortisation and depreciation	—	(20,662.1)	1,220.2	(19,441.9)	(7,108.6)	—	—	(7,108.6)	—	(26,550.5)

	—	2,872.8	(149.0)	2,723.8	1,624.4	—	—	1,624.4	—	4,348.2
Amortisation and depreciation	—	(2,924.7)	22.2	(2,902.5)	(145.2)	42.6	—	(102.6)	—	(3,005.1)
Interest income	—	287.3	(44.2)	243.1	269.8	—	—	269.8	—	512.9
Finance expense	—	(1,571.3)	58.8	(1,512.5)	(507.4)	—	—	(507.4)	—	(2,019.9)
Share-based payments	—	(163.0)	—	(163.0)	(56.8)	—	—	(56.8)	—	(219.8)
(Loss)/gain on financial instruments	—	(535.5)	9.0	(526.5)	—	—	—	—	—	(526.5)
Gain on foreign exchange differences	—	52.6	81.5	134.1	196.4	—	—	196.4	—	330.5
Share of results of equity-accounted investees after tax	—	255.7	—	255.7	—	—	—	—	—	255.7
Net other costs	—	(743.1)	(39.5)	(782.6)	(553.8)	—	—	(553.8)	—	(1,336.4)
(Loss)/gain on disposal of property, plant and equipment	—	(4.9)	(1.1)	(6.0)	—	—	—	—	—	(6.0)
Impairments	—	(93.1)	62.7	(30.4)	(221.0)	—	—	(221.0)	—	(251.4)
Gain on acquisition	—	1,092.5	—	1,092.5	—	(1,092.5)	—	(1,092.5)	—	—
Restructuring costs	—	(633.2)	246.8	(386.4)	(7.6)	—	—	(7.6)	—	(394.0)
Transaction costs	—	(97.5)	(36.7)	(134.2)	(49.2)	—	84.7	35.5	2.3	(96.4)

(Loss)/profit before royalties and tax	—	(2,205.4)	210.5	(1,994.9)	549.6	(1,049.9)	84.7	(415.6)	2.3	(2,408.2)
Royalties	—	(117.3)	7.3	(110.0)	(42.6)	—	—	(42.6)	—	(152.6)

(Loss)/profit before tax	—	(2,322.7)	217.8	(2,104.9)	507.0	(1,049.9)	84.7	(458.2)	2.3	(2,560.8)
Mining and income tax	—	2,141.5	38.2	2,179.7	(14.2)	—	—	(14.2)	—	2,165.5

(Loss)/profit for the period	—	(181.2)	256.0	74.8	492.8	(1,049.9)	84.7	(472.4)	2.3	(395.3)

(Loss)/profit for the period attributable to:
Owners of Sibanye-Stillwater	—	(265.2)	243.8	(21.4)	379.4	(1,051.9)	84.7	(587.8)	2.3	(606.9)
Non-controlling interests	—	84.0	12.2	96.2	113.4	2.0	—	115.4	—	211.6

Earnings per ordinary share (cents)
Basic EPS	—	(11)	—	—	—	—	—	—	—	(23)
Diluted EPS	—	(11)	—	—	—	—	—	—	—	(23)
Weighted average number of shares ('000)(7)	0	2,341,567	—	—	—	261,675	—	—	—	2,603,242
Diluted weighted average number of shares ('000)(7)	0	2,341,567	—	—	—	261,675	—	—	—	2,603,242

Unaudited Pro Forma Condensed Consolidated Financial Information for the Year Ended December 31, 2018

	Before the Lonmin Acquisition and Scheme		Lonmin Acquisition Pro Forma adjustments				Scheme Pro Forma adjustments	After the Lonmin Acquisition and Scheme
								A+B+C+D
								Sibanye Stillwater after Lonmin Acquisition and Scheme
	A	B				C	D
			Lonmin adjusted historical information(2)	Lonmin consolidation adjustments (3(B))
	Sibanye Stillwater historical(1)	SGL historical(1)			Lonmin transaction costs(4)	Sub-Total Lonmin only	Scheme transaction costs(6)
	(R in millions, unless otherwise stated)
Revenue	—	50,656.4	17,807.8	—	—	17,807.8	—	68,464.2
Cost of sales, before amortisation and depreciation	—	(41,488.4)	(15,265.7)	—	—	(15,265.7)	—	(56,754.1)

	—	9,168.0	2,542.1	—	—	2,542.1	—	11,710.1
Amortisation and depreciation	—	(6,640.6)	(185.4)	85.2	—	(100.2)	—	(6,740.8)
Interest income	—	482.1	489.9	—	—	489.9	—	972.0
Finance expense	—	(3,134.7)	(376.3)	—	—	(376.3)	—	(3,511.0)
Share-based payments	—	(299.4)	(13.2)	—	—	(13.2)	—	(312.6)
Gain on financial instruments	—	1,704.1	—	—	—	—	—	1,704.1
Gain on foreign exchange differences	—	1,169.1	(135.1)	—	—	(135.1)	—	1,034.0
Foreign exchange arising on acquisition of Pandora	—	—	(317.8)	—	—	(317.8)	—	(317.8)
Share of results of equity-accounted investees after tax	—	344.2	278.0	—	—	278.0	—	622.2
Net other costs	—	(490.6)	(556.1)	—	—	(556.1)	—	(1,046.7)
Gain on disposal of property, plant and equipment	—	60.2	—	—	—	—	—	60.2
Impairments	—	(3,041.4)	(230.1)	—	—	(230.1)	—	(3,271.5)
Gain on acquisition	—	—	—	—	—	—	—	—
Restructuring costs	—	(142.8)	(197.3)	—	—	(197.3)	—	(340.1)
Transaction costs	—	(402.5)	(305.8)	—	186.9	(118.9)	12.2	(509.2)

(Loss)/profit before royalties and tax	—	(1,224.3)	992.9	85.2	186.9	1,265.0	12.2	52.9
Royalties	—	(212.6)	(92.7)	—	—	(92.7)	—	(305.3)

(Loss)/profit before tax	—	(1,436.9)	900.2	85.2	186.9	1,172.3	12.2	(252.4)
Mining and income tax	—	(1,083.8)	(79.4)	—	—	(79.4)	—	(1,163.2)

(Loss)/profit for the period	—	(2,520.7)	820.8	85.2	186.9	1,092.9	12.2	(1,415.6)

(Loss)/profit for the period attributable to:
Owners of Sibanye-Stillwater	—	(2,499.6)	767.8	81.2	186.9	1,035.9	12.2	(1,451.5)
Non-controlling interests	—	(21.1)	53.0	4.0	—	57.0	—	35.9

Earnings per ordinary share (cents)
Basic EPS	—	(110)	—	—	—	—	—	(57)
Diluted EPS	—	(110)	—	—	—	—	—	(57)
Weighted average number of shares ('000)(7)	—	2,263,857	—	290,395	—	—	—	2,554,252
Diluted weighted average number of shares ('000)(7)	—	2,263,857	—	290,395	—	—	—	2,554,252

Notes to the unaudited pro forma condensed consolidated financial information

Basis of Presentation

        All financial data in the unaudited pro forma condensed consolidated financial information is presented in South African Rand and have been prepared in accordance with accounting policies that conform to IFRS and Regulation S-X.

        The unaudited pro forma condensed consolidated financial information was prepared in accordance with Article 11 of Regulation S-X and gives effect to pro forma events that are: (i) directly attributable to the Lonmin Acquisition and the Scheme; (ii) factually supportable; and (iii) with respect to the unaudited pro forma condensed consolidated income statement, are expected to have a continuing impact. Pursuant to Article 3-05 of Regulation S-X, Lonmin's consolidated financial statements as at and for the year ended September 30, 2018 and the related notes thereto, filed with the SEC on Form 6-K on October 4, 2019, have been incorporated by reference in this prospectus, and Lonmin's unaudited condensed consolidated interim financial statements as at and for the six-month period ended March 31, 2019, filed with the SEC on Form 6-K on October 4, 2019, have been incorporated by reference in this prospectus.

        The unaudited pro forma condensed consolidated financial information gives effect to the Scheme as if it had taken place on June 30, 2019 for purposes of the unaudited pro forma condensed consolidated statement of financial position and the Lonmin Acquisition and the Scheme as if each had taken place on January 1, 2018 for purposes of the pro forma condensed consolidated income statements. All pro forma adjustments and their underlying assumptions are described in the notes to the unaudited pro forma condensed consolidated financial information. The unaudited pro forma condensed consolidated financial information does not include adjustments for other acquisitions completed by SGL and Lonmin during the period presented, as these acquisitions were not considered significant individually or in the aggregate.

        Sibanye-Stillwater's and SGL's fiscal year end is on December 31 and Lonmin's fiscal year end is September 30. The financial year ends of Sibanye-Stillwater and Lonmin differ by less than 93 days. As such, the unaudited pro forma condensed consolidated financial information is based upon: (i) the audited financial statements of Sibanye-Stillwater and the consolidated financial statements SGL as at and for the financial year ended December 31, 2018; (ii) the unaudited condensed interim financial statements of Sibanye-Stillwater and the unaudited condensed consolidated interim financial statements of SGL as at and for the six months ended June 30, 2019; (iii) the consolidated financial statements of Lonmin as at September 30, 2018; and (iv) the unaudited condensed consolidated interim financial statements of Lonmin as at and for the six months ended March 31, 2019.

Note 1—Historical financial information of Sibanye Stillwater and SGL

        Financial information in the "Before the Scheme" columns for Sibanye Stillwater and SGL in the unaudited pro forma condensed consolidated statement of financial position represents the historical unaudited condensed statement of financial position of Sibanye-Stillwater and the historical unaudited condensed consolidated statement of financial position of SGL as at June 30, 2019. No financial information is presented in the "Before the Lonmin Acquisition and the Scheme" column for Sibanye-Stillwater as it did not trade during the periods presented. Financial information presented in the "Before the Lonmin Acquisition and the Scheme" column for SGL in the unaudited pro forma condensed consolidated income statements represents the historical consolidated income statement of SGL for the year ended December 31, 2018 and the unaudited condensed consolidated income statement of SGL for the six months ended June 30, 2019.

  (A)
  The Lonmin acquisition date in terms of IFRS 3 "Business Combinations" was June 7, 2019. Subsequent to this date, Lonmin was consolidated in the condensed consolidated interim

Notes to the unaudited pro forma condensed consolidated financial information (Continued)

Note 1—Historical financial information of Sibanye Stillwater and SGL (Continued)

    financial results of SGL. This pro forma adjustment gives effect to removing the Lonmin consolidated results for the period form the acquisition to June 30, 2019 to reflect the historical financial information for SGL excluding Lonmin.

Note 2—Adjusted historical financial information of Lonmin

        The financial statements below illustrate the impact of adjustments made to Lonmin's historical financial statements as prepared in order to present them on a basis consistent with Sibanye-Stillwater's financial statement presentation.

        The Lonmin income statements were obtained from the consolidated financial statements of Lonmin as at and for the year ended September 30, 2018, filed with the SEC on Form 6-K on October 4, 2019, which are incorporated by reference in this prospectus, and the unaudited condensed consolidated interim financial statements of Lonmin as at and for the six-month period ended March 31, 2019, filed with the SEC on Form 6-K on October 4, 2019, which are incorporated by reference in this prospectus.

        Sibanye-Stillwater performed a review of accounting policies as part of the purchase price allocation and found no significant differences that require to be reflected, other than the adoption of IFRS 16 "Leases" and certain reclassifications included in the tables below. The historical Lonmin financial statements were presented in United States dollars which was Lonmin's functional currency for the historical periods. For the purpose of the unaudited pro forma condensed consolidated income statement for the year ended December 31, 2018 and six months ended June 30, 2019, the income statements are translated from United States Dollar to South African Rand using the ZAR/U.S.$

Notes to the unaudited pro forma condensed consolidated financial information (Continued)

Note 2—Adjusted historical financial information of Lonmin (Continued)

exchange rate of R13.24/U.S.$1 and R14.20/U.S.$1, being the average rates for the periods ended December 31, 2018 and June 30, 2019, respectively.

	Year ended September 30, 2018		Reclassification journals(A)	Lonmin adjusted historical information
	(U.S.$)	(R)	(R)	(R)
	(in millions, unless otherwise stated)
Revenue	1,345.0	17,807.8	—	17,807.8
Cost of sales	(1,153.0)	(15,265.7)	—	(15,265.7)

	192.0	2,542.1	—	2,542.1
Finance income	37.0	489.9	—	489.9
Finance expenses	(67.0)	(887.1)	510.8	(376.3)
Share-based payments	(1.0)	(13.2)		(13.2)
Foreign exchange gains	11.0	145.6	(280.7)	(135.1)
Other costs	(42.0)	(556.1)	—	(556.1)
Restructuring costs	(38.0)	(503.1)	305.8	(197.3)
Transaction costs	—	—	(305.8)	(305.8)
Depreciation and amortisation	(14.0)	(185.4)		(185.4)
Impairment	—	—	(230.1)	(230.1)
Foreign exchange arising on acquisition of Pandora	(24.0)	(317.8)	—	(317.8)
Fair value adjustment	—	—	—	—
Share of profit of equity accounted investment	21.0	278.0	—	278.0

Profit before royalties and tax	75.0	992.9	—	992.9
Royalties	(7.0)	(92.7)	—	(92.7)

Profit before taxation	68.0	900.2	—	900.2
Income tax charge	(6.0)	(79.4)	—	(79.4)

Profit for the period	62.0	820.8	—	820.8

Attributable to:
Equity shareholders of Lonmin Plc	58.0	767.8	—	767.8
Non-controlling interests	4.0	53.0	—	53.0

Notes to the unaudited pro forma condensed consolidated financial information (Continued)

Note 2—Adjusted historical financial information of Lonmin (Continued)

	Six months ended March 31, 2019		Reclassification journals(B)	IFRS 16 "Lease" adjustment(C)	Lonmin adjusted historical information
	(U.S.$)	(R)	(R)	(R)	(R)
	(in millions, unless otherwise stated)
Revenue	615.0	8,733.0	—	—	8,733.0
Cost of sales	(502.0)	(7,128.4)	—	19.8	(7,108.6)

	113.0	1,604.6	—	19.8	1,624.4
Finance income	19.0	269.8	—	—	269.8
Finance expense	(52.0)	(738.4)	237.6	(6.6)	(507.4)
Share-based payments	(4.0)	(56.8)	—	—	(56.8)
Foreign exchange gains	15.0	213.0	(16.6)	—	196.4
Other costs	(39.0)	(553.8)	—	—	(553.8)
Restructuring costs	(4.0)	(56.8)	49.2	—	(7.6)
Transaction costs	—	—	(49.2)	—	(49.2)
Depreciation and amortisation	(9.0)	(127.8)	—	(17.4)	(145.2)
Impairment	—	—	(221.0)		(221.0)

Profit before royalties and tax	39.0	553.8	—	(4.2)	549.6
Royalties	(3.0)	(42.6)	—	—	(42.6)

Profit before taxation	36.0	511.2	—	(4.2)	507.0
Income tax charge	(1.0)	(14.2)	—	—	(14.2)

Profit for the period	35.0	497.0	—	(4.2)	492.8
Attributable to:
Equity shareholders of Lonmin Plc	27.0	383.4	—	(4.0)	379.4
Non-controlling interests	8.0	113.6	—	(0.2)	113.4

Notes:

(A)
Expenses amounting to R305.8 million, included as Restructuring costs, were reclassified to Transaction costs; foreign exchange losses amounting to R280.7 million, included in Finance expense, were reclassified to Foreign exchange (gains)/losses; and impairment of loans amounting to R230.1m, included in Finance expense, were reclassified to Impairments.

(B)
Expenses amounting to R49.2 million, included as Restructuring costs, were reclassified to Transaction costs; foreign exchange losses amounting to R16.6 million, included in Finance expense, were reclassified to Foreign exchange (gains)/losses; and impairment of loans amounting to R221.0 million, included in Finance expense, were reclassified to Impairments.

(C)
SGL adopted IFRS 16 "Leases" with effect from January 1, 2019. The resulting right of use assets and liabilities were determined on acquisition and accounted in SGL's unaudited condensed interim financial statements for the six-month period ended June 30, 2019. This adjustment reflects the pro forma adjustment to the Lonmin income statement as if the lease standard was adopted effective October 1, 2018. SGL applied the modified retrospective transition method, and consequently comparative information was not restated, and hence no pro forma adjustments are made to the income statement for the year ended December 31, 2018.

Notes to the unaudited pro forma condensed consolidated financial information (Continued)

Note 3—Acquisition of Lonmin

        The acquisition of Lonmin became effective on June 7, 2019, and has been accounted for in the unaudited condensed consolidated financial statements of SGL as at and for the six-month period ended June 30, 2019. The pro forma consolidation adjustments to the pro forma income statements, are derived from the provisional purchase price allocation determined at the effective date.

Initial Accounting for a Business Combination Is Incomplete and Amounts Recognised Have Been Determined Only Provisionally

        In accordance with IFRS 3 "Business Combinations", the estimated fair values of assets acquired and liabilities assumed are provisional and are based on the information that was available as of the acquisition date to estimate the fair value of assets acquired and liabilities assumed. If new information obtained within one year of the acquisition date, about facts and circumstances that existed at the acquisition date, identifies adjustments to the purchase price allocation or any additional provisions that existed at the date of acquisition, then the accounting for the acquisition could be revised.

(R in millions)
The fair value of the consideration is as follows:
Equity instruments (290,394,531 ordinary shares)	4,306.6

Total consideration	4,306.6

Fair value of assets acquired and liabilities assumed(A)
Property, plant and equipment(B)	3,527.1
Right-of-use assets	133.3
Other investments	269.0
Environmental rehabilitation obligation funds	299.2
Other non-current assets	517.3
Inventories(C)	5,177.3
Trade and other receivables	946.6
Other current assets	15.0
Cash and cash equivalents	3,035.0
Lease liabilities	(133.3)
Environmental rehabilitation obligation and other provisions	(1,826.3)
Other non-current liabilities	(933.0)
Borrowings(D)	(2,605.7)
Trade and other payables	(2,662.5)
Other current liabilities	(90.4)

5,668.6

Notes to the fair value of assets acquired and liabilities assumed:

(A)
The fair value of assets and liabilities excluding property, plant and equipment, inventories and borrowings approximate the carrying value.

(B)
The fair value of property, plant and equipment was based on the expected discounted cash flows of the expected ore reserves and costs to extract the ore discounted at a real discount rate of 13.5% for the Marikana operations, an average platinum price of U.S.$1,025/oz and an average palladium price of U.S.$1,170/oz. The fair value of the

Notes to the unaudited pro forma condensed consolidated financial information (Continued)

Note 3—Acquisition of Lonmin (Continued)

  property, plant and equipment was lower than the carrying value recorded by Lonmin, this resulted in a pro forma adjustment to amortisation of R85.2 million and R42.6 million for the year ended December 31, 2018 and for the six months ended June 30, 2019, respectively.

(C)
The fair value of inventories was based on the estimated selling price less costs to complete and costs to sell. The increase in the fair value of inventories, compared to the historical cost recorded in the Lonmin statement of financial position, is not reflected in the unaudited condensed consolidated pro forma income statements as it does not have a continuing impact.

(D)
Lonmin planned the restructure of its funding arrangements prior to acquisition to allow for settlement shortly after acquisition. Given the restructuring, on acquisition, the fair value of borrowings was based on the settlement price, which resulted in an increase in the value of borrowing by R54 million compared to the carrying value on the Lonmin statement of financial position. The adjustment did not result in any pro forma adjustments.

Gain on acquisition
(R in millions)
Fair value of consideration	4,306.6
Fair value of assets acquired and liabilities assumed	(5,668.6)
Non-controlling interest, based on the proportionate interest in the recognised amounts of assets and liabilities	269.5

Gain on acquisition(E)	(1,092.5)

Notes to the gain on acquisition:

(E)
In accordance with Regulation S-X, the bargain purchase of R1,092.5 million recognised as a result of the provisional purchase allocation has not been recognised within the unaudited pro forma condensed consolidated income statement as at June 30, 2019 given that it is not expected to have a continuing impact on the future results of operations. A pro forma adjustment has been made to remove the bargain purchase recorded in the unaudited historical income statement of SGL for the six-month period ended June 30, 2019.

Note 4—Transaction costs related to the acquisition of Lonmin

        The once-off transaction costs, directly attributable to SGL's acquisition of Lonmin, expensed by Lonmin in its consolidated income statement for the year ended September 30, 2018 and for the six months ended March 31, 2019 amounted to R69.7 million and R27.9 million, respectively.

        The once-off transaction costs, directly attributable to SGL's acquisition of Lonmin, expensed by SGL in its consolidated income statement for the year ended December 31, 2018 and for the six months ended June 30, 2019 amounted to R117.2 million and R56.8 million, respectively.

        An adjustment has been made to remove these expenses from the unaudited pro forma condensed consolidated income statement for the year ended December 31, 2018 and the six-month period ended

Notes to the unaudited pro forma condensed consolidated financial information (Continued)

Note 4—Transaction costs related to the acquisition of Lonmin (Continued)

June 30, 2019, as they are not expected to have a continuing impact on the results of operations of Sibanye-Stillwater. There is no tax effect on these once-off costs as they are capital in nature, and not deductible for income tax purposes.

Note 5—Acquisition of SGL by Sibanye-Stillwater

        Under the Scheme, Sibanye-Stillwater will acquire all the Scheme Shares, being all the SGL Shares (including SGL Shares represented by SGL ADSs), from the Scheme Participants. The Scheme Participants will receive Sibanye Stillwater Shares in exchange for their Scheme Shares in accordance with the Entitlement Ratio, being 1 (one) Sibanye Stillwater Share for every 1 (one) SGL Share held by a Scheme Participant on the Scheme Record Date, with no entitlement to cash. The ADS Depositary will separately call for the surrender of all outstanding SGL ADSs (each representing four (4) SGL Shares) on a mandatory basis and, upon the surrender of the SGL ADSs, the ADS Depositary will separately deliver, on a one-for-one basis, Sibanye-Stillwater ADSs (each representing four (4) Sibanye-Stillwater Shares), resulting in each former SGL ADS Holder receiving one (1) Sibanye-Stillwater ADS for each SGL ADS, with no entitlement to cash.

        Under the Scheme, Sibanye-Stillwater acquires SGL and its controlled entities. Sibanye-Stillwater determined that the acquisition of SGL will not represent a business combination as defined by IFRS 3 "Business Combinations". Sibanye-Stillwater will be established as a new parent company to the SGL group, in a group reorganisation. The group reorganisation will result in Sibanye Stillwater obtaining control of SGL by issuing equity instruments in exchange for existing equity instruments of SGL, repurchasing and cancelling the one (1) Sibanye-Stillwater share in issue prior to the reorganisation. The assets and liabilities of Sibanye-Stillwater and SGL will be the same immediately before and after the reorganisation (albeit under a new parent); and the shareholders of SGL before the reorganisation will have the same absolute and relative interests in the net assets of the SGL and Sibanye-Stillwater immediately before and after the reorganisation, given the one-for-one share exchange, with no entitlement to cash.

        Sibanye-Stillwater will measure the cost of SGL, and the corresponding issue of share capital, at the carrying amount of its share of the equity items shown in the separate financial statements of SGL at the date of the reorganisation. Given that Sibanye Stillwater will acquire 100% of the equity interests in SGL, its share of the equity items equates to the net asset value of SGL at the date of the reorganisation.

        On consolidation, the resulting difference between the historical stated share capital of SGL, and the stated share capital of Sibanye-Stillwater, after the implementation of the Scheme is reflected as a restructuring reserve on the unaudited pro forma statement of financial position. The following table illustrate the resulting pro forma adjustment:

(R in million)
Sibanye-Stillwater Stated Capital, being its interest in the equity items shown in the separate financial statements of SGL at June 30, 2019	30,191.9
SGL stated capital at June 30, 2019	40,662.0

Restructuring reserve	(10,470.1)

Notes to the unaudited pro forma condensed consolidated financial information (Continued)

Note 6—Transaction costs related to the acquisition of SGL by Sibanye-Stillwater

        The transaction costs directly attributable to the Scheme, expensed by SGL in its consolidated income statement for the year ended December 31, 2018 and its unaudited condensed consolidated interim financial statements for the six months ended June 30, 2019 amount to R12.2 million and R2.3 million, respectively. An adjustment has been made to remove these expenses from the unaudited pro forma condensed consolidated income statement for the year ended December 31, 2018 and the six-month period ended June 30, 2019, as they are not expected to have a continuing impact on the results of operations of Sibanye-Stillwater. There is no tax effect on these once-off costs as they are capital in nature, and not deductible for income tax purposes.

        No pro forma adjustment has been made to the unaudited pro forma condensed consolidated income statements for the remaining costs of R48.8 million expected to be incurred to complete the Scheme, as they are not expected to have a continuing impact on the results of operations of Sibanye-Stillwater. A pro forma adjustment has been made to "Trade and other payables" to accrue for the remaining costs of R48.8 million in the unaudited pro forma condensed consolidated statement of financial position.

Note 7—Pro forma basic and diluted earnings per share

        The pro forma basic and diluted earnings per share calculations are based on the basic and diluted weighted average shares of SGL including the shares issued as part of the Lonmin Acquisition. The weighted average number of shares outstanding has been adjusted to give effect to shares issued as if the Lonmin Acquisition took place at the beginning of the period presented.

        The Scheme had no impact on the overall number of issued shares as the exchange ratio is a one-for-one exchange of shares with no entitlement to cash.

        The pro forma basic and diluted weighted average shares outstanding are as follows:

	Number of shares
	Six months ended June 30, 2019	Year ended December 31, 2018
	(in million)
Weighted average shares outstanding per historical information	2,341,567	2,263,857
Add back: Weighting impact of shares issued for acquisition of Lonmin (refer note 3)	(28,720)	—
Lonmin acquisition shares issued	290,395	290,395

	2,603,242	2,554,252

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 20.    Indemnification of Directors and Officers

        The Sibanye-Stillwater Memorandum of Incorporation provides that, subject to the provisions of the Companies Act, Sibanye-Stillwater may purchase insurance to protect its directors, former directors, alternate directors, prescribed officers and members of committees of the Sibanye-Stillwater Board against any liability or expense for which Sibanye-Stillwater is permitted to indemnify its directors, former directors, alternate directors, prescribed officers and members of committees of the Sibanye-Stillwater Board (as detailed in the Sibanye-Stillwater Memorandum of Incorporation), which includes:

  (i)
  defending any litigation in any proceedings arising out of his or her service to Sibanye-Stillwater; or

  (ii)
  certain liabilities and expenses, as detailed in the Sibanye-Stillwater Memorandum of Incorporation.

        Under the Companies Act, a company may not indemnify a director or officer in respect of any liability for any loss, damages or costs arising as a direct or indirect consequence of, among other things, the following:

  •
  the director or officer having acted in the name of the company, signed anything on behalf of the company, or purported to bind the company or authorise the taking of any action by or on behalf of the company, despite knowing that he or she lacked the authority to do so;

  •
  the director or officer having acquiesced in the carrying on of the company's business despite knowing that it was being conducted recklessly, with gross negligence, with intent to defraud any person or for any fraudulent purposes;

  •
  the director or officer having been a party to an act or omission by the company despite knowing that the act or omission was calculated to defraud a creditor, employee or shareholder of the company, or had another fraudulent purpose; or

  •
  wilful misconduct or wilful breach of trust on the part of the director or officer, and a company may not indemnify a director in respect of any fine that may be imposed on a director as a consequence of that director having been convicted of an offense, unless the conviction was based on strict liability.

        A company may claim reimbursement from any director or officer of the company for any money paid directly or indirectly to or on behalf of such director or officer in any manner inconsistent with the provisions of Section 78 of the Companies Act.

        The Companies Act provides that, except to the extent that the memorandum of incorporation of a company disallows it, a company may purchase insurance to protect a director or officer against any liability or expense for which the company may indemnify a director or officer and any expenses that the company is permitted to advance to a director or officer.

        The Group has purchased directors' and officers' liability insurance coverage for its directors and officers and those of its subsidiaries.

        Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Item 21.    Exhibits and Financial Statements

        The exhibits listed below in the "Exhibit Index" are part of this registration statement and are numbered in accordance with Item 601 of Regulation S-K.

Item 22.    Undertakings

  (a)
  In accordance with Item 512 of Regulation S-K, the undersigned registrant hereby undertakes:

  (1)
  To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

  (i)
  To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

  (ii)
  To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total U.S. dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

  (iii)
  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

  (2)
  That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

  (3)
  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

  (4)
  To file a post-effective amendment to this registration statement to include any financial statements required by Item 8.A of Form 20-F at the start of any delayed offering or throughout a continuous offering;

  (5)
  That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed by the registrant pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference in the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use;

    (6)
    That, for the purpose of determining any liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

    (i)
    Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

    (ii)
    Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

    (iii)
    The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

    (iv)
    Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

  (b)
  The undersigned registrant hereby undertakes: (i) to respond to requests for information that is incorporated by reference in the prospectus pursuant to Items 4, 10(b), 11 or 13 of this Form, within one Business Day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means, and (ii) to arrange or provide for a facility in the United States for the purpose of responding to such requests. The undertaking in subparagraph (i) above includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

  (c)
  The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

EXHIBIT INDEX

Exhibit Number	Description
2.1	Scheme Implementation Agreement between SGL and Sibanye-Stillwater, concluded on October 4, 2019†
3.1	Memorandum of Incorporation of Sibanye-Stillwater
4.1	Form of Deposit Agreement among Sibanye-Stillwater, The Bank of New York Mellon, as depositary and the holders and the beneficial owners from time to time of Sibanye-Stillwater ADSs issued thereunder*
5.1	Opinion of Edward Nathan Sonnenbergs Incorporated regarding legality of securities being registered
8.1	Opinion of Linklaters LLP regarding certain U.S. tax matters
8.2	Opinion of Cliffe Dekker Hofmeyr Incorporated regarding certain South African tax matters
21.1	List of subsidiaries of the Group
23.1	Consent of KPMG Inc., independent registered public accounting firm of Sibanye-Stillwater
23.2	Consent of KPMG Inc., independent registered public accounting firm of SGL
23.3	Consent of KPMG LLP, independent auditors of Lonmin
23.4	Consent of Edward Nathan Sonnenbergs Incorporated for opinion regarding the legality of securities being registered (included in the opinion filed as Exhibit 5.1 to this Registration Statement)
23.5	Consent of Linklaters LLP for opinion regarding certain U.S. tax matters (included in the opinion filed as Exhibit 8.1 to this Registration Statement)
23.6	Consent of Cliffe Dekker Hofmeyr Incorporated regarding certain South African tax matters (included in the opinion filed as Exhibit 8.2 to this Registration Statement)
99.1	Consents of Persons Named to Become Directors
99.2	Extract of Section 164 of the Companies Act
99.3	Copy of Applicable South African Exchange Control Regulations Provisions
99.4	Form of Surrender and Transfer*
99.5	Form of Notice of Scheme Meeting*
99.6	Form of Proxy*
99.7	Form of the notice and instructions provided by the ADS Depositary*

*
To be filed by amendment

†
Confidential portions of this exhibit have been omitted

SIGNATURES

        Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorised, in Weltevreden Park, South Africa on October 4, 2019.

Sibanye Stillwater Limited,
By:	/s/ PIETER HENNING
	Name:	Pieter Henning
	Title:	Executive Director

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

By:	/s/ MARTHINUS VAN DER WALT
	Name:	Marthinus van der Walt
	Title:	Executive Director
	Date:	October 4, 2019
By:	/s/ PIETER HENNING
	Name:	Pieter Henning
	Title:	Executive Director
	Date:	October 4, 2019
By:	/s/ PHILIP-LOUIS VAN DER WESTHUIZEN
	Name:	Philip-Louis van der Westhuizen
	Title:	Executive Director
	Date:	October 4, 2019
By:	/s/ CHERYL ANN VAN ZYL
	Name:	Cheryl Ann van Zyl
	Title:	Executive Director
	Date:	October 4, 2019

 SIGNATURE OF AUTHORISED REPRESENTATIVE OF THE REGISTRANT

        Pursuant to the requirements of the Securities Act, as amended, the undersigned, a duly authorised representative of Sibanye Stillwater Limited in the United States, has signed this registration statement in the City of Newark, Delaware, on October 4, 2019.

By:	/s/ DONALD J. PUGLISI
	Name:	Donald J. Puglisi
	Title:	Managing Director, Puglisi & Associates